As filed with the Securities and Exchange Commission on March 24, 2017

Investment Company Act File No. 811-21964

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☐   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐                                       PRE-EFFECTIVE AMENDMENT NO.

☐                                       POST-EFFECTIVE AMENDMENT NO.

AND/OR

☒   REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒                                       AMENDMENT NO. 16

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

400 Park Avenue
New York, New York 10022

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(800) 245-9888

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

F. Michael Gozzillo
Chief Compliance Officer
City National Rochdale, LLC
400 Park Avenue
New York, New York 10022

(NAME AND ADDRESS OF AGENT FOR SERVICE)

COPIES OF COMMUNICATIONS TO:

Paul B. Raymond
Morgan, Lewis & Bockius, LLP
One Federal Street
Boston, Massachusetts 02110

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NO.		LOCATION IN OFFERING MEMORANDUM AND STATEMENT OF ADDITIONAL INFORMATION
1.	Outside Front Cover Page	Outside Front Cover Page
2.	Cover Page; Other Offering Information	Inside Front and Outside Back Cover Page; Table of Contents
3.	Fee Table and Synopsis	Summary of Fund Expenses; Summary; Fees and Expenses
4.	Financial Highlights	Not Applicable
5.	Plan of Distribution	Not Applicable
6.	Selling Shareholders	Not Applicable
7.	Use of Proceeds	Use of Proceeds
8.	General Description of the Registrant	Outside Front Cover Page; Summary; Investment Objective and Strategies; General Information
9.	Management	Management of TEI Fund and the Master Fund
10.	Capital Stock, Long-Term Debt, and Other Securities	General Information
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Legal Proceedings
13.	Table of Contents of the Statement of Additional Information	Table of Contents of SAI
14.	Cover Page of SAI	Cover Page (SAI)
15.	Table of Contents of SAI	Table of Contents (SAI)
16.	General Information and History	Not Applicable
17.	Investment Objective and Policies
Investment Objective and Strategies; Management Strategy; Additional Information on Investment Techniques and Operations of TEI Fund and Related Risks (SAI); Additional Information on Investment Techniques of Private Funds and Related Risks (SAI)

18.	Management	Management of TEI Fund; Directors and Officers (SAI)
19.	Control Persons and Principal Holders of Securities	Control Persons; Control Persons (SAI)
20.	Investment Advisory and Other Services	Management of TEI Fund and the Master Fund; Investment Management and Other Services (SAI)
21.	Portfolio Managers	Portfolio Managers (SAI)
22.	Brokerage Allocation and Other Practices	Portfolio Transactions; Portfolio Transactions (SAI)
23.	Tax Status	Taxes; Tax Status (SAI)
24.	Financial Statements	Financial Statements (SAI)

Name: ________________________________________	Copy No.________

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

400 Park Avenue
New York, New York 10022

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

Manager:

City National Rochdale, LLC

March 24, 2017

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

City National Rochdale High Yield Alternative Strategies Fund TEI LLC (formerly, Rochdale High Yield Alternative Strategies Fund TEI LLC, and prior to that, Rochdale Core Alternative Strategies Fund TEI LLC) (“TEI Fund”) is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (“1940 Act”), as a continuously offered non-diversified, closed-end management investment company.  The Units (as defined below) of TEI Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in accordance with an exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  TEI Fund’s investment objective is to generate income from investments in fixed income investments with lower credit ratings that pay higher yield to compensate for greater risk and higher volatility than investment grade fixed income securities.  There is no guarantee, however, that such “higher yield” investments will in fact generate a higher yield than other fixed income investments.  “Lower credit quality” in this objective means investments rated below BBB- by Standard & Poor’s Ratings Services or rated below Baa3 by Moody’s Investors Service.  “Higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities.

TEI Fund invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Fund (Cayman) LDC (the “Offshore Fund”), a Cayman Islands limited duration company (“LDC”) with the same investment objective as TEI Fund.  The Offshore Fund in turn invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Master Fund LLC (formerly, Rochdale High Yield Alternative Strategies Master Fund LLC, and prior to that, Rochdale Core Alternative Strategies Master Fund LLC) (the “Master Fund”), a Delaware limited liability company registered under the 1940 Act as a non-diversified, closed-end management investment company with the same investment objective as the Offshore Fund and TEI Fund. The Offshore Fund serves solely as an intermediate entity through which TEI Fund invests in the Master Fund.  The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the investable assets.  The Offshore Fund is classified as a corporation under tax laws of the United States and the Cayman Islands.  TEI Fund does not have any intentions to sell or transfer its shares of the Offshore Fund.  City National Rochdale, LLC (the “Manager” or “City National Rochdale”) is the investment adviser to TEI Fund and the Master Fund and performs related services with respect to the assets of TEI Fund and the Offshore Fund.  The above structure, as discussed in this Confidential Private Offering Memorandum (this “Offering Memorandum”), is designed to enable tax-deferred and tax-exempt investors (“TEI”) to invest in TEI Fund without receiving certain income in a form that would otherwise be taxable to such investors regardless of their tax-deferred or tax-exempt status.

The Master Fund generally seeks to achieve its objective by investing substantially all of its assets in a number of privately placed investment vehicles, including hedge funds or private equity funds that pursue a variety of high yield income generating strategies.  In addition, in order to achieve its investment objective, the Master Fund may allocate assets to separately managed accounts (collectively, with the privately placed investment vehicles, the “Private Funds”).  Certain of the Private Funds, including the private equity funds and certain of the hedge funds in which the Master Fund may invest, may have longer term investment outlooks and be less liquid than other investment funds.  The Master Fund may also make direct investments in various credit and income generating investments, including emerging market fixed or variable rate income securities from international countries, including Latin America, Asia, Europe, Africa and the Middle East, debt funds from international markets, asset backed yielding investment strategies, collateralized income securities, real estate loans, and other income generating strategies as the Manager determines is appropriate.  To the extent that the Master Fund makes any direct investments, the discussions herein regarding the investment activities of the Private Funds will be deemed to refer to the direct investment activities of the Master Fund.  Under normal circumstances, at least 80% of the Master Fund’s total net assets will be invested either directly, or indirectly through the Private Funds, in a variety of high yield income generating investments.  An investment in TEI Fund presents a heightened risk of total loss of investment because the Private Funds in which TEI Fund indirectly invests are subject to special risks and loss of investment.  (See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds” in this Offering Memorandum.)

This Offering Memornadum applies to the offering of Units (“Units”) of TEI Fund.1  The Units will be offered at net asset value plus any applicable sales charge as described herein.  No person who is admitted as an investor in TEI Fund (a “Member”) will have the right to require TEI Fund to redeem any Units.  No person whose investment is rejected will incur a sales charge.

If you purchase Units of TEI Fund, you will become bound by the terms and conditions of the Third Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “Operating Agreement”), including limits on the transferability of the Units.  A copy of a form of the Operating Agreement is attached as Appendix A to this Offering Memorandum and the material terms of this agreement are described in this Offering Memorandum.

Each investor will be required to certify that the Units purchased are being acquired directly or indirectly for a “Qualified Investor”.  A “Qualified Investor” must be all of the following: (a) a “U.S. person” for Federal income tax purposes, (b) a tax-deferred or tax-exempt entity for Federal tax purposes, (c) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended) and (d) a “qualified client” under Federal securities law. The categories of Qualified Investors are set forth in the investor application that each investor must sign in order to invest initially or additionally in TEI Fund.

A tax-defered or tax-exempt entity includes: (1) a pension, profit sharing, or other employee benefit trust that is exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of qualification under Section 401 of the Code; (2) an employee benefit plan or other program established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) individual retirement accounts (“IRAs”) (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities.

1          “Unit” or “Units” refers to an investor’s limited liability company interest in TEI Fund.
v

Qualified Investors also must meet certain additional “qualified client” criteria, such as being individuals or companies (other than investment companies) that have a net worth of at least $1,000,000 (or in the case of individuals, a joint net worth with their spouse of more than $2,000,000), or persons who have immediately after the time of purchase at least $1,000,000 under the Manager’s or its affiliates’ management, including any amount invested in TEI Fund, or that they meet certain other qualification requirements.

TEI Fund Units are an illiquid investment.  The Units will neither be listed on any securities exchange nor will they trade in a secondary market.  The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement of TEI Fund.  Although TEI Fund may offer to repurchase Units from time to time, Units will not be redeemable at an investor’s option nor will they be exchangeable for interests or Units of any other fund.  As a result, an investor may not be able to sell or otherwise liquidate his or her Units. (See “Principal Risk Factors Relating to TEI Fund’s Structure – Closed-End Fund; Limited Liquidity; Units Not Listed; Repurchase of Units” in this Offering Memorandum.)  The Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

An investment in TEI Fund should be considered speculative and entails substantial risk.

This Offering Memorandum provides information that you should know about TEI Fund before investing.  You are advised to read this Offering Memorandum carefully and to retain it for future reference.  Additional information about TEI Fund, including TEI Fund’s statement of additional information (the “SAI”), dated as of the same date as this Offering Memorandum, has been filed with the U.S. Securities and Exchange Commission (the “SEC”).  Copies of TEI Fund’s annual report and semi-annual report to Unitholders will be distributed to Unitholders within sixty (60) days of the end of each such fiscal period.  You can request a copy of the SAI, the annual report to shareholders and the semi-annual report to shareholders without charge by writing to TEI Fund’s “Sales Agent”: RIM Securities LLC, 400 Park Avenue, New York, New York 10022; or by calling the Sales Agent at 1-800-245-9888.  The SAI is incorporated by reference into this Offering Memorandum in its entirety.  The table of contents of the SAI appears at the end of this Offering Memorandum.  You can obtain the SAI, and other information about TEI Fund, on the SEC’s website (http://www.sec.gov).  TEI Fund does not make its Offering Memorandum, SAI, annual report or semi-annual report available over its internet site because it is a private offering not available to the general public.

Neither the SEC nor any state securities commission has determined whether this Offering Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The Units are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any government agency.

Prospective investors should not construe the contents of this Offering Memorandum as legal, tax or financial advice. Each prospective investor should consult with his or her own professional advisors as to the legal, tax, financial, or other matters relevant to the suitability of an investment in TEI Fund.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement of TEI Fund.

TEI FUND’S SALES AGENT IS RIM SECURITIES LLC AT 1-800-245-9888.

The date of this Offering Memorandum is March 24, 2017.

STRUCTURAL DIAGRAM

This diagram and the accompanying text are intended as a simplified illustration of the master-feeder structure of which TEI Fund forms a part.  Please refer to the body of this Offering Memorandum for a more complete discussion of TEI Fund and its investment program, as well as details regarding the fees, expenses and risks to which an investment in the Interests is subject.
As further described in this Offering Memorandum, TEI Fund is a feeder fund in a master-feeder structure.  TEI Fund invests substantially all of its investable assets into the Offshore Fund with the same investment objective as TEI Fund.  The Offshore Fund will in turn invest all of its investable assets into the Master Fund.  The Master Fund has the same investment objective as TEI Fund and the Offshore Fund. The Master Fund invests principally in Private Funds managed by third-party investment managers who employ a variety of alternative investment strategies.  The Master Fund has investors other than TEI Fund.  City National Rochdale High Yield Alternative Strategies Fund LLC, which is a City National Rochdale investment company for taxable investors, also invests in the Master Fund.

SUMMARY

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in City National Rochdale High Yield Alternative Strategies Fund TEI LLC (“TEI Fund”).  Before investing, a prospective investor in TEI Fund should carefully read the more detailed information appearing elsewhere in this Confidential Private Offering Memorandum (this “Offering Memorandum”) and TEI Fund’s SAI and the terms and conditions of the Operating Agreement, each of which should be retained by any prospective investor.

TEI FUND
TEI Fund is a Delaware limited liability company that is registered under the 1940 Act as a continuously offered non-diversified, closed-end management investment company.  In March 2013, TEI Fund changed its name from Rochdale Core Alternative Strategies Fund TEI LLC to Rochdale High Yield Alternative Strategies Fund TEI LLC and in September 2013, it changed its name to City National Rochdale High Yield Alternative Strategies Fund TEI LLC.

TEI Fund invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Fund (Cayman) LDC (the “Offshore Fund”), which is a limited duration company organized under the laws of the Cayman Islands that has the same investment objective as TEI Fund.  The Offshore Fund in turn  invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Master Fund LLC (the “Master Fund”), a Delaware limited liability company, which is a separate non-diversified, closed-end management investment company with the same investment objective as TEI Fund.  TEI Fund is part of a structure designed to enable tax-deferred and tax-exempt investors to invest in a “fund of private funds” and other direct investments without receiving certain income that would be taxable to such investors regardless of their tax-deferred or tax-exempt status.  TEI Fund does not have any intentions to sell or transfer its shares of the Offshore Fund.  See “Taxes.”

A “fund of hedge private funds” provides a means for investors to participate in investments in a variety of privately placed investment vehicles, typically referred to as hedge funds or private equity funds, and other separately managed private accounts (collectively referred to herein as “Private Funds”), that are managed by third-party investment managers (“Fund Managers”).  Through its investment in the Master Fund, through the Offshore Fund, TEI Fund is intended to afford its Members access to a number of Fund Managers, the benefits of reduced risk through exposures to multiple Private Funds, and the benefits of professional portfolio managers. An investment in a professionally managed investment vehicle that provides access to several underlying Fund Managers eliminates the need for investors to invest in individual Private Funds with individual high minimums and potentially concentrated manager risks.  Certain of the Private Funds in which the Master Fund may invest may have longer term investment outlooks and be less liquid than other investment funds.  TEI Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Master Fund may also make direct investments in various credit and income generating investments, including emerging market fixed or variable rate income securities from international countries, including Latin America, Asia, Europe, Africa and the Middle East, debt funds from international markets, asset backed yielding investment strategies, collateralized income securities, real estate loans, and other income generating strategies as the Manager (as defined below) determines is appropriate.  To the extent that the Master Fund makes any direct investments, the discussions herein regarding the investment activities of the Private Funds will be deemed to refer to the direct investment activities of the Master Fund.

THE OFFSHORE FUND
The Offshore Fund is interposed between TEI Fund and the Master Fund and serves as an intermediate entity with the objective that a Member does not ultimately incur any unrelated business taxable income (“UBTI”) that would otherwise result from certain investment activities of the Private Funds held by, or attributable to, the Master Fund.  The Offshore Fund is organized as a company with limited liability in the Cayman Islands.  The Offshore Fund has two members:  TEI Fund, which serves as the managing member, and City National Rochdale, LLC (the “Manager” or “City National Rochdale”), which holds only a nominal non-voting interest in the Offshore Fund.  TEI Fund and the Manager have delegated all management of the Offshore Fund to TEI Fund, and TEI Fund is the managing member of the Offshore Fund.  The Offshore Fund has no independent investment discretion or other decision-making capabilities and effectively is controlled by the Board of TEI Fund.  The Offshore Fund offers its members limited liability and is treated as a corporation under the taxation laws of the Cayman Islands and the United States.

THE OFFERING
TEI Fund is continuously offered.  Purchases generally are accepted quarterly.  Subject to an Expense Limitation (see “Summary of Expenses”), the Manager (as defined below) will be entitled to recover expenses incurred by it on behalf of TEI Fund and the Master Fund during each of TEI Fund’s and the Master Fund’s three fiscal years following the fiscal year in which such expenses were incurred.

USE OF PROCEEDS
TEI Fund will invest the proceeds of the offering in accordance with investment objective and principal strategies that are the same for TEI Fund, the Offshore Fund and the Master Fund as soon as practicable (taking into account the availability of investment opportunities, cash management and other administrative factors) after each quarter-end closing of such offering.  Pending the investment of the proceeds of any offering pursuant to these investment policies, a portion of the proceeds of the offering that is not invested in the Private Funds may be invested in short-term, high quality debt securities or money market funds.  In addition, TEI Fund, by investing all or substantially all of its investable assets, through the Offshore Fund in the Master Fund, may maintain a portion of the proceeds in cash to meet operational needs.  Further, as part of the general and continuous process of monitoring and evaluating Private Funds in the Master Fund’s portfolio, investable assets may be reallocated by the Manager among Private Funds, existing investments in Private Funds may be terminated, reduced and/or additional Private Funds may be selected by the Manager in accordance with the investment objective.  (See “The Manager,” “Use of Proceeds” and “Investment Process” in this Offering Memorandum.  Also see “Risk Factors” for the difficulties in reducing or terminating a Private Fund investment at net asset value.)

INVESTMENT OBJECTIVE
The investment objective of each of TEI Fund, the Offshore Fund and the Master Fund is to generate income from investments in fixed income investments with lower credit ratings that pay higher yield to compensate for greater risk and higher volatility than investment grade fixed income securities.  There is no guarantee, however, that such “higher yield” investments will in fact generate a higher yield than other fixed income investments.  “Lower credit quality” in this objective means investments rated below BBB- by Standard & Poor’s Ratings Services or rated below Baa3 by Moody’s Investors Service, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with the than investment grade fixed income securities.  TEI Fund seeks to achieve its objective by investing all or substantially all of its investable assets, through the Offshore Fund, in the Master Fund, which invests primarily in a variety of Private Funds that are managed by Fund Managers that employ a variety of high yield income generating strategies.  Under normal circumstances, at least 80% of the Master Fund’s total net assets will be invested, either directly or indirectly, through Private Funds in a variety of high yield income generating investments.  The Manager will seek to invest in Private Funds with correlation to the high yield credit and mortgage markets.  The Master Fund’s portfolio may consist of a concentrated group of Private Funds (i.e., 50% or more of the Master Fund’s portfolio may be allocated to a single Private Fund, and the Master Fund may at any time only be invested in a small number of Private Funds).  It is expected that liquidity will be restricted and subject to the terms and conditions herein.  TEI Fund is non-diversified, and in seeking to generate income, TEI Fund may choose to hold (indirectly through the Offshore Fund and the Master Fund) substantial levels of cash or cash equivalents or short term investment grade fixed income investments under circumstances of uncertainty.  (See “Principal Risk Factors Relating to TEI Fund’s Structure –Non-Diversified Status” in this Offering Memorandum.)

The instruments in which the various Private Funds may invest, depending on the investment strategy of the Private Funds, include, without limitation, collateralized loan obligations, residential mortgages and mortgage derivatives, non-investment grade fixed income securities, asset backed loans, foreign trade finance loans, emerging market high yield fixed and floating rate loans, other asset backed or structured credit instruments, real estate loans, cash and equivalents, futures, options, over the counter derivative instruments (such as swaps), securities that lack a public market, preferred stocks, convertible stocks, real estate related debt securities, and other financial instruments (collectively, “Financial Instruments”).  Investments in the Private Funds will likely be leveraged.

The Manager anticipates that the Private Funds will normally provide exposure to a concentrated set of non-diversified strategies (i.e., 50% or more of the Master Fund’s portfolio may be directly or indirectly exposed to the same or similar strategies) that have historically exhibited higher volatility than investment grade fixed income securities, and fall within the high yield and structured credit investment strategies.

The Manager currently intends to invest the Master Fund’s assets in a non-diversified combination of Private Funds that in the aggregate, in the view of the Manager, are focused on generating higher income yields with greater volatility and less liquidity than an investment in investment grade fixed income securities.  The specific allocation will depend on the expected risk/return characteristics offered by each investment strategy over time.  The Manager will not limit the Master Fund’s exposure to any specific strategy or sub-strategy and any Private Fund may represent more than 50% of the Master Fund’s total investment value.  As a result, in the discretion of the Manager, any one strategy or sub-strategy could represent a significantly large portion of the Master Fund’s assets.

For information about how the Manager will choose Private Funds representing various investment strategies, see “Investment Objective and Strategies - Investment Process” in this Offering Memorandum.

There can be no assurance that this investment objective will be achieved or that substantial losses will be avoided.  The investment objective may be changed by the board of directors (the “Board”) of TEI Fund (also acting for the Offshore Fund) or of the Master Fund without the vote of a majority of TEI Fund’s, the Offshore Fund’s or the Master Fund’s outstanding voting securities, as the case may be.  Notice will be provided to Members prior to any such change.  (See “Investment Objective and Strategies” in this Offering Memorandum.)

RISK FACTORS	TEI Fund’s investment program is speculative and entails substantial risks. Units in TEI Fund are not traded on any securities exchange, are not expected to trade on any other market, and are subject to substantial restrictions on transferability and resale. TEI Fund may offer to repurchase Units, but the Units will not be redeemable at a Member’s option nor will they be exchangeable for interests or units of any other fund, because TEI Fund is a closed-end investment company. TEI Fund may repurchase less than the full amount of Units that a Member requests to be repurchased. If TEI Fund does not repurchase a Member’s Units, the Member may not be able to dispose of his or her Units, even during periods of TEI Fund underperformance, due to the substantial restrictions on the transferability and resale of the Units. Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from one Member to a new Member. There can be no assurance that such transfers will be available or approved.

The circumstances under which the Board may suspend, postpone or terminate this offering include the following: (1) any period during which an emergency exists as a result of which it is not reasonably practicable for the Master Fund to purchase the securities it plans for its portfolio or to determine the value of TEI Fund’s or Master Fund’s net assets; (2) any other periods that the SEC permits by order for the protection of Members; or (3) other unusual circumstances as the Board deems advisable for the Master Fund, TEI Fund and its Members.

The Master Fund’s performance depends upon the performance of the Private Funds, and the Manager’s ability to effectively select, allocate, and reallocate the Master Fund’s assets among Private Funds.  The Private Funds generally will not be registered as investment companies under the 1940 Act, and, therefore, the Master Fund, and indirectly TEI Fund, will not be entitled to the protections of the 1940 Act with respect to the Private Funds, including, without limitation, the requirement to have an independent board of directors, the requirement for shareholder approval of advisory agreements; limitations on the use of leverage and requirements regarding the custody of assets.  A Fund Manager may use investment strategies that differ from its past practices and that are not fully disclosed to the Manager, and that involve risks not anticipated by the Manager.  Private Funds may have a limited operating history and Fund Managers may have limited experience in managing assets.

The various Private Funds in which the Master Fund may invest are expected to utilize different strategies, however it is expected that a significant portion of the Private Funds will have strategies related in whole or part to “credit strategies” and “structured credit strategies.”  (See “Management Strategy – Primary Strategy Descriptions” in this Offering Memorandum.)  Investments in these strategies entail various risks, as more fully described under the section “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”  In particular, Private Funds using these strategies are expected to invest in Mortgage-Backed Securities, Collaterized Loan Obligations and/or other asset backed securities and income generating assets, which entail special risks, including the following:

Mortgage-Backed Securities

The performance of any investment in Mortgage-Backed Securities assets may be impacted by delinquencies, defaults and foreclosures on underlying mortgage loans.  In addition to other risks, fraudulent mortgage applications, below normal equity contributions and mortgage loans supported by properties acquired for investment, and the financial health and stability of businesses occupying commercial property and rental rates, may increase the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.  Mortgage-Backed Securities are also generally sensitive to economic factors, including declining property values and interest rate fluctuations.  Certain Mortgage-Backed Securities assets may be relatively illiquid investments, and at times, Fund Managers may be unable to dispose of certain assets or only do so at disadvantageous prices.

Collaterized Loan Obligations

Collaterized Loan Obligations (“CLOs”) are subject to credit, liquidity and interest rate risks.  Private Fund portfolios will often include investments in the most subordinated classes and low investment-grade classes of CLOs, which potentially have greater possibilities that adverse changes in the financial conditions of an obligor of the collateral underlying such CLO or in general economic conditions or both may impair the ability of such obligor to make payments of principal or interest, and thus will in turn adversely impact the economics of such classes.  The subordinated classes, particularly the equity class, will have the last priority of payment in a CLO structure, as such, have the greatest risk of loss relating to defaults in the collateral underlying such CLO.  CLO securities are generally illiquid and the mark-to-market value may be volatile.  Loans, the predominant holding in CLOs, are generally prepayable, in whole or in part at any time.  Prepayments on loans held by a CLO issuer may severely impact the performance of subordinated classes of CLOs as certain loans may have been purchased by the CLO issuer at a price greater than par and such prepayment will result in a capital loss, and in turn limits the amount of capital flow from the underlying collateral pool to the subordinated classes.

Asset Backed Securities and Other Income Generating Assets

Investments in other asset backed securities and other income generating assets are similarly subject to many risks, including, but not limited to, credit, liquidity, interest rate, commercial real estate, and various other risks.  Prepayment, fraud, documentation and structuring are also risks prevalent in structured assets.  The value of structured credit assets generally fluctuates with, among other things, the financial condition of the obligors or issuers of the structured securities underlying portfolio of assets, general economic conditions, the condition of certain financial or other asset markets, political developments, trends in any particular industry or sector and changes in prevailing interest rates.  Structured assets are generally limited recourse obligations of the issuer, so holders of these securities generally must rely on cash flow distributions on the collateral pool or proceeds thereof for payment in respect of such securities.  In addition, for insurance linked assets, prices may be severely impacted by natural disasters and various types of insurance events.

See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds” for additional risks related to these and other strategies in which the Private Funds may invest.

The value of TEI Fund’s net assets will fluctuate primarily based on the fluctuation in the value of the Private Funds in which the Master Fund invests.  To the extent that the portfolio of a Private Fund is concentrated in securities of a single issuer or issuers in a single industry or market, the risk associated with the Master Fund’s investment in that Private Fund is increased.  Private Funds may be more likely than other types of funds to engage in the use of leverage, short sales, and derivative transactions.  A Private Fund’s use of such transactions is likely to cause the value of the Private Fund’s portfolio to appreciate or depreciate at a greater rate than if such techniques were not used.  The investment environment in which the Private Funds invest may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity, technological, and regulatory change.

TEI Fund and the Master Fund will compute their respective net asset values (i.e., each entity’s total assets less each entity’s total liabilities, including accrued fees and expenses) as of the last business day of each month.  As the Manager and the Board anticipate that market prices will not be readily available for most Private Funds in which the Master Fund invests, the Master Fund’s valuation procedures provide that the fair value of investments in Private Funds ordinarily will be the value determined for each Private Fund in accordance with such Private Fund’s valuation policies.  A substantial number of Fund Managers will only provide determinations of the net asset value of Private Funds on a monthly basis, in which event it will not be possible to determine the net asset value of TEI Fund or the Master Fund more frequently.  Prospective TEI Fund investors should be aware that situations involving uncertainties as to the value of the Master Fund’s investment positions could have an adverse effect on TEI Fund’s net assets if the judgments of the Board, the Manager, or the Fund Managers should prove incorrect.  (See “Net Asset Valuation” in this Offering Memorandum.)

The interests in the Private Funds in which the Master Fund invests or plans to invest will generally be illiquid.  The Master Fund may not be able to dispose of Private Fund interests that it has purchased at a time and/or price that it wishes. Thus, TEI Fund Units may be similarly illiquid, and the ability of the Board to offer to repurchase Units through a tender offer may be limited in such circumstances.

Each Private Fund will generally be charged or subject to an asset-based fee and performance-based allocations or fees payable or allocated to the Fund Manager.  By investing in Private Funds through the Master Fund, an investor in TEI Fund indirectly bears asset-based management fees and expenses at the Master Fund level, plus all asset-based and performance-based management fees and expenses at the Private Fund level in addition to the operating expenses of TEI Fund itself.  While the operating expenses of the Offshore Fund are borne by the Manager, nevertheless, an investor in TEI Fund will be subject to higher operating expenses than if he or she invested directly in Private Funds.  The performance-based compensation received by a Fund Manager also may create an incentive for that Fund Manager to overvalue the Private Fund’s assets or to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based compensation.  That compensation may be based on calculations of realized and unrealized gains made by the Fund Manager without independent oversight.

Investments by the Private Funds in foreign financial markets, including markets in developing countries, present political, regulatory, and economic risks that are significant and that may differ in kind and degree from risks presented by investments in the United States.  The Master Fund may be invested in Private Funds organized outside of the United States.  Thus, in the case of offshore Private Funds, they may not generate information required by U.S. holders of Units to file their U.S. federal income tax returns.  Further, it may be more difficult or impossible to: effect service of process, enforce judgments obtained in U.S. courts against offshore Private Funds based on U.S. securities law, bring an original action in foreign court to enforce liability against an offshore Private Fund based on U.S. securities law, and bring Member claims or Master Fund claims on behalf of Members.

Applicable rules and interpretations may limit the percentage of voting or non-voting securities of any Private Fund that may be held by the Master Fund.  To the extent the Master Fund purchases non-voting securities of, or the Manager contractually foregoes on behalf of the Master Fund the right to vote in respect of, a Private Fund, it will not be able to vote on matters that require the approval of the investors of the Private Fund, including a matter that could adversely affect TEI Fund’s indirect investment in it.  There is no specific percentage limit on non-voting security investments by the Master Fund.

Special tax risks are associated with an investment in TEI Fund.  (See “Principal Risk Factors Relating to TEI Fund’s Structure — Distributions to Members and Payment of Tax Liability” and “Taxes” in this Offering Memorandum.)

MANAGEMENT
The TEI Fund Board and the Master Fund Board have overall responsibility for the management and supervision of the operations of each of these entities, respectively.  The Offshore Fund has two members:  TEI Fund, which serves as the managing member, and the Manager, which holds only a nominal non-voting interest in the Offshore Fund.  TEI Fund and the Manager have delegated all management of the Offshore Fund to TEI Fund, and TEI Fund is the managing member of the Offshore Fund.  The Offshore Fund has no independent investment discretion or other decision-making capabilities and effectively is controlled by the Board of TEI Fund.  See “Management of TEI Fund, the Offshore Fund and the Master Fund.”

THE MANAGER
Under the supervision of TEI Fund’s and the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), City National Rochdale, LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the investment adviser (the “Manager”) for TEI Fund and the Master Fund.  The Manager has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Private Funds, performing due diligence and review of those Private Funds and their Fund Managers, selecting Private Funds, allocating and reallocating the Master Fund’s assets among Private Funds, and providing risk management services.

The Manager is a wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly-owned subsidiary of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada.

THE ADMINISTRATOR AND TRANSFER AGENT
U.S. Bancorp Fund Services, LLC (the “Administrator”) serves as administrator to provide services to TEI Fund, the Offshore Fund and the Master Fund including preparing, coordinating and/or supervising reports, filings, marketing materials and tax returns, among other services for TEI Fund and the Master Fund.  The Administrator also monitors and oversees the activities of TEI Fund’s, the Offshore Fund’s and the Master Fund’s servicing agents (i.e., custodian, fund accountants, etc.); handles expense accruals; and performs such additional services as may be agreed upon by each company and the Administrator.  The Administrator also serves as TEI Fund’s and the Master Fund’s transfer and dividend disbursing agent and maintains and preserves certain books and records of TEI Fund, the Offshore Fund and the Master Fund.  The Administrator is compensated by TEI Fund and the Master Fund for providing these services to TEI Fund and to the Master Fund proportionately based on TEI Fund’s investment (through the Offshore Fund) in the Master Fund, while the Manager or an affiliate pays the cost for such services incurred by the Offshore Fund.

FEES AND EXPENSES
Investment Management Fee.  The Master Fund pays the Manager an investment management fee at an annual rate equal to 0.75% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by TEI Fund of Units.  The investment management fee accrues monthly and is payable at the end of each quarter.  The investment management fee is paid to the Manager out of the Master Fund’s assets.  TEI Fund pays a pro rata portion of the operating expenses of the Master Fund.

Administration Servicing Fee.  TEI Fund also pays the Administrator a fee for administrative and transfer agency services at an annual rate equal to 0.12% of the first $150 million, 0.10% of the next $150 million and 0.08% of the balance over $300 million of TEI Fund’s month-end net assets, before giving effect to any repurchases by TEI Fund of Units.  (See “Fees and Expenses -- Administrative Fee” in this Offering Memorandum.)

Sales Expenses.  Investors purchasing Units in TEI Fund may be charged a sales load of 1.50% of the amount of the investor’s subscription on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000, subject to waiver by the Sales Agent for certain types of investors.  (See “Purchase of Units” in this Offering Memorandum.)  Pursuant to an agreement between the Sales Agent and TEI Fund (the “Selling Agreement”), the Sales Agent bears all of its expenses of providing its services under that agreement.  (See “Fees and Expenses -- Sales Expenses” in this Offering Memorandum.)

Investor Servicing Fee.  TEI Fund pays a fee to the Sales Agent to reimburse it for payments made to broker-dealers and certain financial advisers that have agreed to provide ongoing investor services to investors in TEI Fund that are their customers (“Investor Service Providers”).  This fee is paid quarterly and is in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.25% (on an annualized basis) of the aggregate value of outstanding Units held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar month (before any repurchases of Units); or (ii) the Sales Agent’s actual payments to the Investor Service Provider.  (See “Management of TEI Fund, the Offshore Fund and the Master Fund—Investor Servicing Arrangements” in this Offering Memorandum.)

CONFLICTS OF INTEREST
The investment activities of the Manager, the Fund Managers and their respective affiliates, and their directors, trustees, managers, shareholders, partners, officers, and employees, for their own accounts and other accounts they manage, may give rise to conflicts of interest in relation to TEI Fund and the Master Fund.  TEI Fund’s and the Master Fund’s operations may give rise to other conflicts of interest.  Although the Manager is a subsidiary of a publicly held company that engages in various business activities, the Manager itself does not directly engage in related businesses, such as brokerage, administration and custody with any Private Fund.  In view of this, the Manager believes it has fewer direct conflicts of interest within the Private Fund community, thus enabling it to be relatively unbiased in its selection from the pool of Private Funds.  (See “Conflicts of Interest” in this Offering Memorandum.)

PURCHASE OF UNITS
TEI Fund may accept both initial and additional applications by investors to purchase Units at such times as TEI Fund may determine, subject to the receipt of cleared funds two business days prior to the acceptance date set by TEI Fund.  Pending investment in TEI Fund, the proceeds of the offering (less any applicable sales load) will be placed by the Sales Agent in an interest-bearing escrow account in U.S. Bank, N.A., TEI Fund’s escrow agent, pending the closing of such offering.  After any closing, the balance in the escrow account, including any interest earned, will be invested pursuant to TEI Fund’s and the Master Fund’s investment policies.  (See “Use of Proceeds” in this Offering Memorandum.)  Purchases are generally accepted quarterly.  TEI Fund reserves the right to reject in its complete and absolute discretion any application for Units in TEI Fund.  No person whose investment is rejected will incur a sales charge.

TEI Fund also reserves the right to suspend purchases of Units at any time. Generally, the minimum initial investment in TEI Fund is $25,000 and the minimum additional investment is $10,000.  Brokers selling Units may establish higher minimum investment requirements than TEI Fund, and may independently charge you transaction fees and additional amounts (which may vary) in return for their services in addition to receiving a portion of the sales charge.  (See “Purchase of Units,” “Net Asset Valuation,” and “Qualified Investors.”)

REPURCHASES OF UNITS
No Member will have the right to require TEI Fund to redeem its Units.  TEI Fund from time to time may offer to repurchase Units by means of a tender offer.  These repurchases will be made at such times and on such terms as may be determined by the TEI Fund Board from time to time in its complete and absolute discretion.  The TEI Fund Board expects to repurchase Units on a periodic basis, provided that a Member owns the Units for at least six calendar months after initial purchase (or for an additional six calendar months as described below, each, a “six-month lock-up period”).  Members must hold Units for at least six calendar months before being eligible to request that TEI Fund repurchase Units during a tender offer.  If a Member does not submit such a request during a tender offer that is made after the expiration of the initial six-month lock-up period (but before the expiration of the second six-month lock-up period), such Member must hold Units for a second six-month period (which is measured from end of the first six-month lock-up period) before submitting an initial request.  TEI Fund’s assets consist primarily of its interest in the Master Fund, which is held through the Offshore Fund.  Therefore, in order to finance the repurchase of Units pursuant to the repurchase offers, TEI Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund.  TEI Fund controls the Offshore Fund and, because interests in the Master Fund may not be transferred, TEI Fund may withdraw a portion of its interest only pursuant to repurchase offers by the Master Fund made to the Offshore Fund, and a distribution from the Offshore Fund to TEI Fund of the proceeds.  TEI Fund will not conduct a repurchase offer for Units unless the Master Fund simultaneously conducts a consistent repurchase offer for Master Fund interests.  A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $25,000.  To the extent consistent with the Securities Exchange Act of 1934, as amended, including the rules thereunder, and any other applicable laws, TEI Fund reserves the right to reduce the amount to be repurchased from a Member so that the required account balance is maintained. (See “Repurchases of Units” in this Offering Memorandum.)

TRANSFER OF UNITS
A Member may transfer his, her or its Units only with the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.  Each transferring Member and each transferee agrees to pay all expenses, including, but not limited to, attorneys and accountants’ fees, incurred by TEI Fund in connection with the transfer.  If a Member transfers Units with the approval of the Board, TEI Fund shall promptly take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to TEI Fund as a Member.  Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from a Member to a new investor.  (See “Transfers of Units” in this Offering Memorandum for more details.)

INVESTOR SUITABILITY
An investment in TEI Fund involves a considerable amount of risk.  It is possible that you may lose some or all of your money.  Before making an investment decision, you should, among other things: (i) consider the suitability of the investment with respect to your investment objectives and personal situation; and (ii) consider other factors including your personal net worth, income, age, risk tolerance, tax situation, and liquidity needs.  An investment in TEI Fund is unlikely to be suitable for charitable remainder trusts and may also be unsuitable for other tax-exempt organizations.  See also “Taxes – Investment By Qualified Retirement Plans and Other Tax-Exempt Investors” and “ERISA Considerations.”  You should invest in TEI Fund only money that you can afford to lose and you should not invest in TEI Fund money to which you will need access in the short-term or on a frequent basis. In addition, you should be aware of how the Master Fund’s investment strategies fit into your overall investment portfolio because an indirect interest in the Master Fund by holding Units of TEI Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

MANDATORY REDEMPTION
By purchasing Units of TEI Fund, each new Member will be bound by the Operating Agreement. Under the Operating Agreement, TEI Fund may cause a mandatory redemption of Units of a Member or any person acquiring Units from or through a Member if the Board or, on behalf of the Board, the Manager determines or has reason to believe that:

•          Units have been transferred or vested in any person by operation of law, such as by death, dissolution, bankruptcy, or incompetence of a Member;

•          A Member’s ownership of Units will cause TEI Fund to be in violation of applicable law, or subject TEI Fund or the Manager to additional registration or regulation;

•          Continued ownership of Units may be harmful or injurious to the business or reputation of TEI Fund or the Manager, or may subject TEI Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

•          Any representation or warranty made by a Member in connection with the purchase of Units was not true when made or has ceased to be true; or

•          It would be in the best interests of TEI Fund to cause a mandatory redemption of Units.

•          Members whose Units are redeemed by TEI Fund will not be entitled to a return of any amount of sales load that was charged in connection with the Member’s purchase of the Units.

TAXES
TEI Fund intends to be treated as a partnership and not as an association or a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes.  Assuming such treatment is respected, TEI Fund should not be subject to U.S. federal income tax, and each Member is required to report on the Member’s own annual U.S. federal income tax return, to the extent required, the Member’s distributive share of TEI Fund’s items of income, gain, deduction and loss as determined for U.S. federal income tax purposes.  If TEI Fund were determined to be an association or a publicly traded partnership taxable as a corporation, the taxable income of TEI Fund would be subject to corporate income tax, any distributions of profits from TEI Fund would be treated as dividends to the extent of the current and accumulated earnings and profits of TEI Fund, and a Member would not be entitled to include the Member’s share of TEI Fund’s items of income, gain, deduction and loss on its own Federal income tax returns.  (See “Taxes” in this Offering Memorandum.)

Offshore Fund earnings may be distributed to TEI Fund as dividend income.  It is the intention of TEI Fund that such dividend income will not constitute unrelated business taxable income (“UBTI”) to its Members.  Provided that Qualified Investors do not borrow to finance investment in TEI Fund, they should not receive from TEI Fund UBTI that would be taxable to them despite their tax-defered or tax-exempt status.  There can be no assurance that the tax authorities will accept the position of TEI Fund relating to the consequences of its investment transactions.  The “Taxes” section of the Memorandum describes the tax risks posed by an investment in TEI Fund.  See “Offshore Fund” and “Taxes.”

ERISA AND OTHER PLANS
Qualified Investors who are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRA”), and 401(k) and Keogh plans and entities in which they invest (collectively, “Plans”) may purchase Units in TEI Fund.  Because TEI Fund will be registered as an investment company under the 1940 Act, the underlying assets of TEI Fund should not be considered to be “plan assets” of the Plans investing in TEI Fund for purposes of the fiduciary responsibility or prohibited transaction rules under ERISA or Code Section 4975.  Thus, the Manager will not be a fiduciary within the meaning of ERISA with respect to the assets of any Plan subject to ERISA that is a Qualified Investor and becomes a holder of Units of TEI Fund, solely as a result of such Plan’s investment in TEI Fund.  See “ERISA Considerations.”

Because the Master Fund, in which TEI Fund invests substantially all of its investable assets through investment in the Offshore Fund, and the Private Funds, may use leverage, tax-exempt investors subject to ERISA, and other tax-deferred and tax-exempt investors could incur income tax liability to the extent that the Master Fund’s transactions are treated as giving rise to UBTI if such investor were to invest directly in the Master Fund or in a partnership that invests directly in the Master Fund.  However, the structure of which TEI Fund and the Offshore Fund are a part is intended to prevent UBTI from being passed on to TEI Fund’s tax-exempt and tax-deferred Qualified Investors, provided such investors do not incur debt to purchase Units.  See “Taxes.”

TERM	TEI Fund’s term is perpetual unless TEI Fund is otherwise terminated under the terms of the Operating Agreement.
REPORTS TO MEMBERS
TEI Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete Federal and state income tax or information returns along with any other tax information required by law.  TEI Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as required by the 1940 Act.  (See “General Information” in this Offering Memorandum.)

FISCAL YEAR
For accounting purposes, TEI Fund’s fiscal year is the period ending on March 31. TEI Fund’s taxable year is the period ending December 31.

No broker-dealer, salesperson, or other person is authorized to give an investor any information or to represent anything not contained in this Offering Memorandum.  As an investor, you must not rely on any unauthorized information or representations that anyone provides to you.  This Offering Memorandum is an offer to sell or a solicitation of an offer to buy the securities it describes, but only under the circumstances and in jurisdictions where and to persons to which it is lawful to do so.  The information contained in this Offering Memorandum is current only as of the date of this Offering Memorandum.

The Private Funds in which TEI Fund invests through the Master Fund may pursue various investment strategies and are subject to special risks.  The Units will neither be listed on any securities exchange nor trade in a secondary market.  The Units are also subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement of TEI Fund.  The Units will not be redeemable at an investor’s option nor will they be exchangeable for interests of any other fund because TEI Fund is a closed-end investment company.  As a result, an investor generally will not be able to sell or otherwise liquidate his or her Units.  The Units are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

SUMMARY OF EXPENSES

The following fee table and example summarize the aggregate expenses of TEI Fund and the Master Fund and are intended to assist Members and potential Members in understanding the various costs and expenses associated with investing in TEI Fund.  Each figure below relates to a percentage of TEI Fund’s average net asset value at month-end over the course of a year.

The expenses associated with investing in a “fund of private funds,” such as the Master Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles.  This is because all fund investors, including the Master Fund, generally bear a share of the fees and expenses, including performance-based compensation and interest expense, of the private fund vehicles in which they invest.  The caption “Acquired Fund Fees and Expenses” in the table below sets forth an estimate of the Master Fund’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Acquired Fund Fees and Expenses are not collected by or paid to the Manager, TEI Fund or the Master Fund.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Private Funds in which the Master Fund invests and are generally common to all private fund investors.

MEMBER TRANSACTION EXPENSES
Maximum Sales Charge (Load) (as a percentage of the offering price) (1)	1.50%
Maximum Sales Charge on Reinvested Distributions	None

ANNUAL EXPENSES (as a percentage of net assets attributable to Units)

Investment Management Fee (2)	0.75%

Other Expenses (3)	1.00%

Acquired Fund Fees and Expenses (fees collected and expenses assessed by the underlying Private Funds) (4)(5)	2.68%

Total Annual Expenses (inclusive of Acquired Fund Fees and Expenses collected and assessed by the underlying Private Funds)	4.62%

(1)
Investors purchasing Units in TEI Fund may be charged a sales load of 1.50% of the amount of the investor’s subscription on subscriptions of less than $500,000 and 1.00% on subscriptions equal to or greater than $500,000.  The sales charge is subject to waivers for certain types of investors.  See “Purchase of Units.”

(2)	This fee is paid to the Manager at the Master Fund level. See “Management of TEI Fund, the Offshore Fund and the Master Fund” and “Fees and Expenses” for additional information.

(3)
Included within “Other Expenses” are: (a) an administrative fee of 0.12% payable by TEI Fund, under an administration agreement, to the Administrator for acting in the capacity of administrator and supervising administrative service providers to TEI Fund and to the Master Fund proportionately based on TEI Fund’s investment in the Master Fund; (b) an investor servicing fee of 0.25% payable by TEI Fund, under an investor servicing agreement, to the Sales Agent to retain broker-dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Members that are their customers; and (c) other customary fees incurred by TEI Fund, such as, but not limited to, legal fees, audit fees, transfer agency fees, fund accounting fees, custodian fees, and  insurance fees, including TEI Fund’s proportionate share of such customary fees incurred by the Master Fund.  See “Fees and Expenses” for more information.

(4)
The figure shown is TEI Fund’s pro-rata share of the operating fees and expenses of a portfolio of Private Funds in which the Master Fund invests.  These fees and expenses are paid by Private Funds into which the Master Fund invests.  This figure also reflects the Master Fund’s pro rata share of the fees and expenses associated with its “cash equivalents” held in highly liquid investments, such as money market funds.  Hence, these operating expenses and fees are not a direct expense or direct cost of investors in this Fund.  The breakdown of these fees is as follows:

ACQUIRED FUND FEES AND EXPENSES

Management Fees, Operating Fees and Other Expenses (legal fees, audit fees, etc.)	1.14%
Incentive and Performance Fees	0.07%
Interest Expense (a)	1.47%
Total Acquired Fund Fees and Expenses	2.68%

(a)
Interest Expense is generally the product of the trading strategies of the Private Fund investments.  A portion of the Interest Expense may be offset by Interest Income, which is not represented in the tables above.

(5)
The information used to determine the Acquired Fund Fees and Expenses is generally based upon the most recent set of available audited financial statements.  In addition, interest expense relating to certain fixed income arbitrage strategies and trading strategies is included in the expense ratio of the Private Funds.  The Acquired Fund Fees and Expenses are based on historic fees and expenses.  It should be noted that future Private Fund fees and expenses may fluctuate over time and may be substantially higher or lower with respect to future periods.  Management Fees payable to the managers of the Private Funds in which the Master Fund may invest typically range from 0.0% to 1.5% (annualized) of the average net asset value of the Private Fund involved.  Incentive allocations or fees payable to the managers of the Private Funds in which the Master Fund may invest typically range from 10% to 20% of a Private Fund’s net profits.  The Acquired Fund Fees and Expenses are not collected by or paid to the Manager, TEI Fund or the Master Fund.  The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers of those Private Funds in which the Master Fund invests and are generally common to all private fund investors.

The Manager has contractually agreed to reduce and/or reimburse expenses to the extent necessary so that TEI Fund’s expenses and TEI Fund’s proportionate share of the Master Fund’s combined annualized expenses do not exceed 1.75% (“Expense Limitation”).  The expense limit will not apply to any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, or extraordinary expenses, such as litigation, and the Acquired Fund Fees and Expenses.  Such exclusions have no effect on the expenses table above.  The Manager is contractually obligated to continue to reduce and/or reimburse expenses in accordance with the Expense Limitation through August 31, 2017, and from year-to-year thereafter, subject to annual approval by the Manager unless sooner terminated by the Board of TEI Fund.  If the Manager determines not to reduce or reimburse expenses in accordance with the Expense Limitation, then the expenses borne by Members may be higher.  Subject to the Expense Limitation, the Manager will be entitled to recover expenses incurred by it on behalf of TEI Fund and the Master Fund during each of TEI Fund’s and the Master Fund’s three fiscal years following the fiscal year in which such expenses were incurred.

The following hypothetical example is intended to help you compare the cost of investing in TEI Fund and the Master Fund with the cost of investing in other funds.  The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Units. See “Fees and Expenses” for a more complete description of TEI Fund’s and the Master Fund’s costs and expenses.

THE FOLLOWING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES, BECAUSE ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

Based on the operating expenses of TEI Fund listed above (which includes the fees and expenses of the underlying private funds, an indirect fee to you), you would pay the following expenses on a $1,000 investment (note, however, that this amount is solely for illustrative purposes, and Members must generally maintain a minimum investment of $25,000), assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$59	$147	$236	$464

USE OF PROCEEDS

The proceeds of the offering will be invested by the Manager in accordance with an investment objective and strategies that are the same for TEI Fund, the Offshore Fund and the Master Fund as soon as practicable (taking into account the availability of investment opportunities, cash management and other administrative factors) after each quarter-end closing of such offering.  See “Purchase of Units – Offering.”  This investment period reflects the fact that these Private Funds will be privately offered and may provide limited opportunities to purchase their securities.

Pending the investment of the proceeds of the offering in Private Funds pursuant to this investment objective and the primary investment strategies, a portion of the proceeds of the offering that is not invested in Private Funds, which may be a substantial portion of the proceeds of the offering, may be invested in short-term, high quality debt securities or money market funds for the Master Fund by the Manager. In addition, a portion of the proceeds may be maintained in cash to meet operational needs. Further, as part of the Manager’s general and continuous process of monitoring and evaluating Private Funds in the Master Fund’s portfolio, its assets may be reallocated by the Manager among Private Funds, existing investments in Private Funds may be terminated, and reduced and/or additional Private Funds may be chosen by the Manager in accordance with the investment objective.  The objective may not be achieved during any time in which investable assets are not substantially invested in accordance with these primary investment strategies.  Please see “Temporary and Defensive Measures” and “Investment Objective and Strategies - Evaluation and Monitoring of Private Funds” for further information about when assets may not be substantially invested in accordance with these primary investment strategies.

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVE

TEI Fund’s, the Offshore Fund’s and the Master Fund’s investment objective is to generate income from investments in fixed income investments with lower credit ratings that pay higher yield to compensate for greater risk  and higher volatility than the investment grade fixed income securities.  There is no guarantee, however, that such “higher yield” investments will in fact generate a higher yield that other fixed income investments.  “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities.  There can be no assurance that the investment objective will be achieved or that substantial losses will be avoided.  The investment objective may be changed by the Board of TEI Fund (also acting for the Offshore Fund) or of the Master Fund without the vote of a majority of TEI Fund’s, the Offshore Fund’s or the Master Fund’s outstanding voting securities, as the case may be.  Notice will be provided to Members prior to any such change.

PRIMARY INVESTMENT STRATEGIES

TEI Fund will attempt to achieve its objective by investing substantially all of its investable assets in the Offshore Fund, which has the same investment objective as TEI Fund and the Master Fund.  The Offshore Fund in turn invests substantially all of its investable assets in the Master Fund, which seeks to achieve its objective by investing primarily in a variety of Private Funds that are managed by Fund Managers that employ a variety of high yield income generating strategies.  Under normal circumstances, at least 80% of the Master Fund’s total net assets will be invested either directly, or indirectly through Private Funds, in a variety of high yield income generating investments.  The Manager will seek to invest in Private Funds with correlation to the high yield credit and mortgage markets.  There will be a concentrated group of Private Funds within the Master Fund’s portfolio (i.e., 50% or more of the Master Fund’s portfolio may be allocated to a single Private Fund, and the Master Fund may at any time only be invested in a small number of Private Funds).  It is expected that liquidity will be restricted and subject to the terms and conditions herein.  TEI Fund will be non-diversified, and in seeking to generate income TEI Fund may choose to hold (indirectly through the Offshore Fund and the Master Fund) substantial levels of cash or cash equivalents or short term investment grade fixed income investments under circumstances of uncertainty.  See “Principal Risk Factors Relating to TEI Fund’s Structure – Non-Diversified Status”.

The instruments in which the various Private Funds may invest, depending on the investment strategy of the Private Fund, include, without limitation, collateralized loan obligations, residential mortgages and mortgage derivatives, non-investment grade fixed income securities, asset backed loans, cash and equivalents, futures, options, over the counter derivative instruments (such as swaps), securities that lack a public market, preferred stocks, convertible stocks, real estate related debt securities, and other financial instruments (collectively, “Financial Instruments”).  Investments in Private Funds will likely be leveraged.

The Manager anticipates that the Private Funds will generally provide exposure to a concentrated set of non-diversified strategies (i.e., 50% or more of the Master Fund’s portfolio may be directly or indirectly exposed to the same or similar strategies) that have historically exhibited higher volatility than investment grade fixed income securities, and fall within the high yield and structured credit investment strategies.

The Manager currently intends to invest the Master Fund’s assets in a non-diversified combination of Private Funds that in the aggregate, in the view of the Manager, are focused on generating higher income yields with greater volatility and less liquidity than an investment in investment grade fixed income securities.  The specific allocation will depend on the expected risk/return characteristics offered by each investment strategy over time.  The Manager will not limit the Master Fund’s exposure to any specific strategy or sub-strategy and any Private Fund may represent more than 50% of the Master Fund’s total investment value.  As a result, in the discretion of the Manager, any one strategy or sub-strategy could represent a significantly large portion of the Master Fund’s assets.

The Master Fund may also make direct investments in various credit and income generating investments, including emerging market fixed or variable rate income securities from international countries, including Latin America, Asia, Europe, Africa and the Middle East, debt funds from international markets, asset backed yielding investment strategies, collateralized income securities, real estate loans, and other income generating strategies as the Manager determines is appropriate.  To the extent that the Master Fund makes any direct investments, the discussions herein regarding the investment activities of the Private Funds will be deemed to refer to the direct investment activities of the Master Fund.

Subject to the Board’s supervision, the Manager will pursue the investment objective primarily by investing in Private Funds that the Manager believes will help achieve the investment objective.  The Manager’s approach to making Private Fund selections is described below.

INVESTMENT PROCESS

The Manager seeks to create a portfolio designed to capitalize on the experience and talent of Fund Managers.  The Manager intends to invest the Master Fund’s assets consistent with its investment objective, policies, restrictions and applicable laws and regulations.  The Manager anticipates employing an investment process, a general description of which follows. Nevertheless, under the Investment Management Agreement, the Manager has the flexibility to employ other investment processes in its discretion, subject to the oversight of the Master Fund’s Board.

The Manager has a group of experienced investment professionals who are responsible for, among other things, finding and evaluating new Private Funds, reviewing on-going performance, analyzing various strategies used by Fund Managers and monitoring risk management.  The Manager has in place a disciplined approach to choosing and maintaining investments, which will be used to select the Private Funds. The investment process described herein is dynamic and is subject to change and review by the Manager.

Sourcing

The Manager may supplement its existing set of Private Funds by seeking out additional Private Funds, which may be concentrated in a specific industry, region or investment strategy, and which are expected to positively impact the Master Fund’s risk and return profile.

The primary means of discovering new Private Funds are (1) investment relationships, (2) trade conferences and networking events, (3) the legal and accounting community, and (4) the private fund investment community.

In evaluating new Private Funds, the Manager does an initial screen to determine a priority level based on key elements of the proposed Fund Manager’s strategy. The initial screen focuses on:

•	the Fund Manager’s experience and length of track record;

•	the durability and adaptability of the strategy over time;
•	the ability of a Fund Manager’s principals to execute the strategy;
•	how the Fund Manager differs from its competitors;
•	the liquidity provided to investors and the liquidity of the underlying portfolio;
•	the potential portfolio fit, if any, of the Private Fund being examined; and
•	the risk and return profile of the strategy.
In a typical year, the Manager expects to screen approximately one hundred Private Fund opportunities.

Evaluation and Investment

After the initial sourcing and screening process, a relatively small number of Private Funds are categorized as high priority and a personal visit by the Manager to the Fund Manager’s office is normally organized. After this meeting takes place, the Manager will determine whether to continue with the due diligence process based on its findings. A large percentage of the proposed Fund Managers that passed the initial sourcing and screening process are eliminated at this stage.

Asset and Strategy Allocation

The Manager analyzes how recent or anticipated market trends are expected to impact major strategies and considers various factors in determining strategy allocation and reallocation.

Monitoring

Primary Considerations. The Manager is aware of the many risks involved with Fund Managers and Private Funds and, at a minimum, regularly monitors the following factors:

•	use of leverage and related risks within the context of a Private Fund’s portfolio and investment strategies being employed;
•	liquidity of Financial Instruments in a portfolio within the context of a Private Fund’s assets and liabilities;
•	crowded trade risk that can arise when multiple market participants seek to execute similar trading strategies or trade in similar Financial Instruments;
•	corporate event risk associated with strategies that seek to benefit from anticipated corporate actions;
•	interest rate and credit risk associated with Financial Instruments held by a Private Fund;
•	currency risk associated with the currency denomination of Financial Instruments utilized;

•	counterparty risk resulting from a Private Fund’s trade related contractual relationships such as financing, stock loan or derivative transactions with third parties;
•	a Private Fund’s valuation of Financial Instruments that do not trade actively in the public markets;
•
trade analyses conducted, where feasible and relevant, on a periodic basis to monitor a sample of a Private Fund’s trades to gauge the relative risk and return attributes of representative trades being executed;

•	exposure by sub-strategy, sector and geography;
•	attribution of a Private Fund’s performance across strategies employed;
•	a Fund Manager’s near-term outlook and response to changing market environments; and
•	a Fund Manager’s discipline in managing the asset flows into its own fund within the context of anticipated organizational and trading strategy capacity constraints.
The Manager monitors the Master Fund’s investment in each Private Fund in view of the investments of the Master Fund as a whole. Generally, the Manager receives monthly performance statements and, at a minimum, quarterly Fund Manager risk reports and commentaries.  The Manager targets quarterly discussions with each Fund Manager or, as circumstances dictate, more frequently.

Redemption of Investments

From time to time, the Manager recommends the redemption of investments from a Private Fund. These recommendations can be for structural or strategic reasons (e.g., to emphasize a certain strategy based on market conditions) or for specific reasons (e.g., strategy/style drift, departure of key personnel, underperformance relative to peers and/or expectations).

The identity and number of Private Funds may change over time. The Manager may withdraw from or invest in different Private Funds. The Manager reserves the right to recommend to the appropriate Board or Boards: (a) alteration or modification of some or all of the Master Fund’s investment strategies or (b) investment in additional strategies where the Manager concludes that such alterations or modifications are consistent with seeking to achieve the Master Fund’s investment objective, subject to what the Manager considers an acceptable level of risk.

Certain of the Fund Managers chosen for the Master Fund may be registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar state statutes. However, the Manager will not require all Fund Managers it selects for the Master Fund to be so registered, unless required by law.

The Master Fund may not be able to maintain any certain number of Private Funds in its portfolio at all times or any specific allocation of its assets in any single Private Fund.  In particular, the proceeds of the offering may not be invested in Private Funds immediately upon receipt of the proceeds from TEI Fund. See “Use of Proceeds.” Pending the closing of any offering, the proceeds will be placed in an interest-bearing escrow account and will not be invested by TEI Fund into the Master Fund until after such closing.

Impediments to monitoring the performance of a Private Fund include, but are not limited to: (1) late or incorrect information coming from the Private Fund; (2) the Private Fund may use investment strategies/policies that differ from its past practices and are not fully and/or timely disclosed to the Manager; and (3) the Private Fund may have a limited operating history and/or limited experience in producing valuations and unaudited reports.

PERCENTAGE LIMITATIONS

Unless otherwise specified, percentage limitations on investments will be applied at the time of investment. Therefore, these percentages could be exceeded due to fluctuations in the value of the Master Fund’s portfolio securities or liquidation of portfolio securities to fulfill repurchase requests (which the Board, in its sole discretion, may authorize) or to pay expenses.  The percentage limitations applicable to the Master Fund set forth in this Offering Memorandum and SAI apply at the time of purchase to direct investments made by the Master Fund.  Accordingly, the Master Fund’s investment limitations are not applied to the portfolio securities held by the Private Funds in which the Master Fund may invest.

MANAGEMENT STRATEGY

The Private Funds in which the Master Fund expects to invest may invest in various Financial Instruments.  It is expected that the Private Funds will likely be leveraged.  The various Private Funds in which the Master Fund may invest are expected to utilize different strategies, however it is expected that a significant portion of the Private Funds will have strategies related in whole or part to “credit strategies” and “structured credit strategies.”

PRIMARY STRATEGIES

Credit.  The credit strategy involves investing in the securities of companies that are non-investment grade, high yield and or distressed. At times, a corporate event results in the re-pricing of these securities.  A non-investment grade bond generally has a Standard & Poor's rating of lower than BBB- or a Moody's rating lower than Baa3.  In the event of a corporate event such as bankruptcy or default, bonds that rank higher in the capital structure of the issuers, such as first lien bank loan or a senior secured bond have priority over other bonds deemed junior in ranking in the capital structure.  Distressed and high-yield investing involves the securities (e.g., bank loans and bonds) of companies experiencing financial or operational difficulties or otherwise having below investment grade credit ratings.  These securities may trade at substantial discounts to par value, because, in part, certain classes of investors who cannot hold non-investment grade, high yield or distressed bonds are forced to sell at discounted prices.  Profits can be made based on two kinds of mispricings:  (1) fundamental or intrinsic value, and (2) relative value between comparable securities.  Fund Managers may also take long/short positions throughout the capital structure of leveraged companies to implement a negative or positive credit view in the marketplace with the intention to offer better risk adjusted returns than being outright long or short the market.

Structured Credit. The structured credit strategy generically refers to debt instruments issued by a bankruptcy-remote entity, such as a special purpose vehicle (“SPV”).  The capital raised from the debt issuance (i.e., liabilities) is used in purchasing a pool of assets.  The debt issuance, form a capital structure of claims known as tranches, against the pool of assets purchased.  All the cash flows from the collateral pool are used to service the liabilities issued by the SPV.  The liabilities (i.e., tranches of debt) have different maturities and ratings ranging from triple-A, double-A, single-A, triple-B to equity.  The credit worthiness and the value of the bonds depend solely on the amount and frequency of cash flows generated from the pool of underlying collateral.  The structure’s tranches with higher ratings achieve such ratings through subordination and over-collateralization and prioritization of cash flow payments.  The higher rated securities (senior securities) have lower coupon than the lower rated securities (subordinate securities).  Cash flow payment prioritization schemes are used such that the senior tranches receive all principal payments first and are structurally protected by the junior tranches that absorb all losses first.  In general, the collateral includes securities such as Residential Mortgages, Bank Loans or Commercial Mortgages.

The structured credit strategy invests in stressed/distressed non-corporate fixed income asset classes in non-traditional markets such as residential real estate, commercial real estate and asset backed lending that have become distressed and/or undergoing structural changes, with anticipated improvement in the fundamental value of the underlying asset. Economic downturns and fundamental uncertainties can cause forced selling of securitized assets associated with such markets. In general, profits are made by identifying and investing in securities priced significantly below their intrinsic values where the strategy can maximize long-term capital appreciation from earning interest income and cash flows from current amortizing principal payments, cash flows from liquidations and from the fundamental appreciation of the underlying assets. Investing in structured credit requires deep fundamental analysis of the underlying assets and the behavior of the borrowers. Managers may invest in structured credit securities at deep discounts to fair value. Profits can be realized if these securities converge to or above fair value with fundamental improvements in underlying borrowers, assets or improved technical behavior. The following discusses the major asset classes associated with securitized assets:

•	Collateralized Loan Obligations (“CLO”):
○
The collateral for a CLO consists primarily of leveraged loans. Leveraged loans are generally syndicated bank loans made to borrowers (corporations) with non-investment grade ratings. A CLO issues various classes of rated term debt (with ratings ranging from triple-A to non-investment grade) and an un-rated equity tranche. The proceeds of the issuance finance the purchase of a diversified collateral portfolio consisting of mostly bank loans. The cash flows generated by the collateral portfolio cover expenses, pay down the debt and accrued interest of the issued security, and make distributions to the equity tranche of the CLO. The CLO tranches rated AAA retain seniority through over-collateralization and senior/subordinate structuring. An experienced credit investment professional, the collateral manager, actively manages the CLO’s collateral portfolio to ensure compliance with the rules of the CLO indenture and continues to manage it during a reinvestment period, to service the debt tranches and seeks to generate high risk-adjusted return for the equity tranche. CLO Equity tranche investors gain leveraged exposure to the collateral of bank loans via non-recourse term financing. The CLO Equity tranche investors seek to capitalize on the potential arbitrage between the after-default yield on the underlying portfolio and the financing cost of the liability tranches. With non-recourse liability financing, the CLO Equity investors are not exposed to losses greater than the size of the Equity tranche. Private Funds can invest in multiple CLOs, traded in both primary and secondary markets, across a variety of tranches and collateral managers based on the Fund Manager’s investment ability to identify top quality collateral mangers.  Typically the Fund Managers will focus on various factors including, but not limited to, historical performance and management type of collateral managers, quality of the underlying collateral, risk/return potential of the security, cash flow characteristics, investment policy of the portfolio, and nuances with respect to the structure.

•	Residential Mortgage-Backed Securities (“RMBS”):
○
RMBS are created from the securitization of residential mortgage-backed loans. In the U.S., there are two types of RMBS: Agency and Non-Agency RMBS. Agency RMBS are the securitization of U.S. residential single-family home loans by the U.S. government-sponsored agencies Fannie Mae, Freddie Mac and Ginnie Mae (“GSEs”). The pools of collateral – home loans - have to conform to the guidelines of the GSEs. The GSEs, through direct and implicit guarantees from the U.S. government, provide credit guarantees on the debt issued; as such, the cash flows from underlying mortgage collateral, net of fees, are paid to the RMBS securities holders. Accordingly, Agency RMBS are called pass-through securities. The Non-Agency securities are the securitization backed by single-family residential properties loans where the underlying borrower characteristics do not fit the GSEs guidelines (typically larger sized homes or borrowers with irregular income streams among other factors).  Private financial entities, mostly dealer banks are involved in securitizing Non-Agency RMBS.  Unlike the Agency RMBS, there is no direct or implicit guarantee by the U.S. government; as such, senior/subordinate structuring of the tranches are used in the attempt to ensure the senior tranches, which offer lower coupons, have stable cash flow profile and are protected from collateral losses by the subordinate tranches.  There are four types of underlying mortgage loans within the Non-Agency sector including: Prime, Alt-A, Pay-Option ARMs, and Subprime. Although, Private Funds can utilize both Agency and/or Non-Agency securities in implementing their strategy, they primarily target the Non-Agency RMBS sector.

○
Mortgage Derivatives: These are instruments structured from an existing fixed rate Agency RMBS or Non-Agency RMBS where the original interest and principal cash flows of the RMBS are separated into Interest cash flows and Principal cash flows. The interest cash flows service the coupon requirements of an Interest-Only (“IO”) security. The principal cash flows serve the needs of Principal-Only (“PO”) security. Also the cash flows can be structured to serve the needs of a security that pays Interest-Only coupons, however, the coupon formula is linked to a floating rate index such as 1 month Libor (“Index”), such that the coupon payment increases when the Index rate decreases; the coupon rate is set to a maximum rate – this security is called an Inverse IO (“IIO”).  The IO and IIO securities have prepayment sensitivities and negative convexities to changes in interest rates much higher than the underlying fixed rate RMBS; accordingly, they may compensate investors with higher returns.  Negative convexities generally means that the price of the security falls more rapidly and increases more slowly than the duration would suggest.  These instruments are often used by Fund Managers with skills to attempt to forecast the expected refinancing risks within pools of RMBS securities resulting in the pools generating lower prepayments than the market’s expectation.  If this occurs the investor may earn the higher returns generated by IO and IIO securities.  The IO and IIO values tend to increase (decrease) when prepayments decrease (increase).  A PO behaves exactly opposite to an IO and is typically used as a hedging instrument.

•	Commercial Mortgage-Backed Securities (“CMBS”):
○
CMBS are securitizations backed by mortgages on commercial and multi-family real estate properties that include multi-family homes, shopping malls, office buildings, hotels, apartments, warehouses, industrial complexes, and other commercial properties. Investors usually depend on the collateral for ultimate repayment. CMBS can be issued with ratings across the entire credit spectrum. The collateral consists of 20- and 30-year fixed rate loans that have a mix of 5-, 7-, and 10-year balloon payments; it also contains partial amortizing and IO loans. Unlike RMBS, the loans cannot refinance in the first 2- to 5- year period. Similar to the Non-Agency, CMBS relies on the senior/subordinate structure to provide credit support, with the AAA-rated bond tranche typically accounting for about 80% of the CMBS structure.

•	Consumer and Commercial Loans and Asset-Backed Securities (“ABS”):

○
Similar to an RMBS, an ABS is a structured security collateralized by loans that include: auto loans, student loans, credit cards, aircrafts, franchise loans, auto floor plans, legal settlements and others. Fund Managers conduct analyses on the underlying assets to determine mispricings and the fundamental stability in the securities.  An emphasis is placed on the underlying security’s ability to generate consistent cash flow.

•	Other Income Generating Assets:
○	Other credit and income generating investments to be considered would include, but not limited to the following:
▪	European-focused RMBS and CLOs
▪	Emerging Market Credit
▪	Direct Lending
▪	Legal settlements
▪	Whole Loans - residential and commercial real estate loans not securitized
○	With the exception of European RMBS and CLOs and Emerging Market Credit, most of these strategies will generate high income from portfolios of actual loans that are neither securitized nor structured.
EMERGING MARKETS FIXED INCOME

The Master Fund may invest up to 25% of its net assets (including any borrowings for investment purposes) directly in bonds, loans, short term fixed or floating rate fixed income securities, that are issued by companies or governments that are located or listed in, or conduct the predominant part of their business activities in, the emerging market countries of Latin America, Asia, Europe, Africa and the Middle East.

These emerging market bonds are expected to be issued in emerging market foreign currency or U.S. dollar.  The Master Fund does not generally attempt to cushion the impact of non-U.S. currency fluctuations against the U.S. dollar.  Although the Master Fund expects to generally maintain an intermediate-term weighted average maturity (between three and ten years), there are no maturity restrictions on the overall portfolio or on individual securities purchased by the Master Fund.  Most of the Master Fund investments are expected to be rated from as high as investment grade to as low as below investment-grade (BB or lower, or an equivalent rating) by a major credit rating agency.  Emerging market fixed income securities in which the Master Fund invests may also be unrated.  However, the Master Fund may purchase bonds of any credit quality and there are no overall limits on the fund’s holdings that are unrated or rated below investment-grade.  Investments in below investment-grade corporate bonds, also known as “junk” bonds, should be considered speculative.

The Master Fund may sell holdings for a variety of reasons, such as to alter geographic or currency exposure, to adjust its average maturity, duration, or credit quality, or to shift assets into or out of higher-yielding securities.

Buying emerging market bonds can be difficult and costly for the individual investor, and gaining access to many foreign markets can be complicated.  Few investors have the time, the expertise, or the resources to evaluate foreign markets effectively on their own.  The Manager believes that it has the global reach and experience to invest in emerging market bonds.

Interest rates vary from country to country depending on local economic conditions and monetary and fiscal policies.  The Manager believes that by investing in foreign emerging market bond markets, investors can benefit from potentially higher yields than U.S. bond markets provide.  Therefore, diversifying internationally across various countries is expected to help reduce portfolio volatility and smooth out returns.

The Manager uses various tools to try to reduce risks associated with emerging markets fixed income investments including:

•	The use of credit research by its internal analysts.

•	Analysis of industry, country, and regional fundamentals.

•
Adjusting duration of the Master Fund’s credit investments, and use of certain types of derivatives that are consistent with the Master Fund’s overall investment program.  The Master Fund may occasionally use forward currency exchange contracts, credit default swaps, or futures.

The Manager’s security selection relies on research, which analyzes political and economic trends as well as the creditworthiness of particular issuers.  This analysis seeks to identify shifts in country fundamentals, and considers the risk adjusted attractiveness of various emerging market countries.

TEMPORARY AND DEFENSIVE MEASURES

The Master Fund may, from time to time, take temporary or defensive positions in cash or cash equivalents to attempt to avoid losses.  Temporarily, for example, in anticipation of, or in response to, adverse market, economic, political or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases, TEI Fund or the Master Fund (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.  In addition, the liquidity of the Master Fund’s investments is limited and the subscription terms for Private Funds can be restrictive, so the Master Fund’s ability to invest in Private Funds is also limited.  Any such temporary or defensive positions also could prevent achievement of the investment objective.  In addition, pending the full investment of the offering proceeds in Private Funds, the Master Fund may invest in these instruments.  See “Use of Proceeds.”

BORROWING

From time to time and subject to the limitations set forth below, the Master Fund and TEI Fund may borrow money to purchase portfolio securities, to meet repurchase requests, and for operational or portfolio management purposes.  The Master Fund and TEI Fund may also borrow money to pay operating expenses if either entity does not generate sufficient cash flow from operations.  Borrowing may be facilitated by entering into a line of credit.  The use of borrowings for investment purposes involves a high degree of risk.  Generally borrowing is intended only in limited circumstances when the Manager believes attractive investment opportunities are available and sufficient cash or other liquid resources are not otherwise available, or where the Manager believes it would not be prudent to sell existing portfolio holdings.  It is anticipated that such borrowing will be on a short-term basis.  No Member will have the right to require TEI Fund to redeem Units.  If TEI Fund borrows to finance repurchases of its Units, interest on that borrowing will negatively affect Members who do not have all of their Units repurchased by TEI Fund, by increasing TEI Fund’s expenses and reducing any net investment income.

Asset Coverage Requirements.  Borrowing is not permitted for any purposes if, immediately after such borrowing, TEI Fund or the Master Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The 1940 Act also provides that neither TEI Fund nor the Master Fund may declare distributions, or purchase its stock (including repurchase offers) if, immediately after doing so; it will have asset coverage of less than 300% or 200%, as applicable.  For this purpose, the asset coverage (that is, total assets including borrowings, less liabilities excluding borrowings) requirements mean that either entity’s total assets equal 300% or 200%, as applicable, of the total outstanding principal balance of indebtedness.  Also TEI Fund and the Master Fund each must limit its borrowings and leverage practices to the extent necessary to permit it to repurchase securities pursuant to any offer by either entity to repurchase Units, at such times and on such terms as may be determined by each entity’s Board, in its complete and absolute discretion, without causing TEI Fund or the Master Fund to have an asset coverage of less than 300% or 200%, as applicable.  Lenders may require either entity to agree to more restrictive asset coverage requirements as a condition to providing credit.  For example, the Master Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the Master Fund’s total asset level below what is required by the 1940 Act or the Master Fund’s loan agreements.  In certain cases, this may be impossible.

In the case of both the Master Fund and TEI Fund, its willingness to borrow money, and the amount it will borrow, will depend on many factors, the most important of which are the Manager’s investment outlook, market conditions, and interest rates.  Successful use of borrowing will depend on the ability of the Manager to analyze interest rates and market movements, and there is no assurance that a borrowing strategy will be successful during any period in which it is employed.

Subject to the maximum limits on borrowing under the 1940 Act mentioned above, either entity’s Board may modify its borrowing policies, including the percentage limitations, the purposes of borrowings, and the length of time that it may hold portfolio securities purchased with borrowed money.  The rights of any lenders to either entity to receive payments of interest or repayments of principal will be senior to those of the Members, and the terms of any borrowings may contain provisions that limit certain activities of TEI Fund or the Master Fund.

The “Asset Coverage Requirements” described above do not apply to the Private Funds in the Master Fund’s portfolio.  Therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Private Funds.  The Master Fund will consider a Private Fund’s use of leverage as part of the “Investment Process” described above and monitor it as described under “Evaluation and Monitoring of Private Funds”, subject to the impediments to obtaining timely and accurate information mentioned therein.  Due to these impediments, Members should not expect compliance with the asset coverage requirements by a Private Fund in the Master Fund’s portfolio.

Neither TEI Fund nor the Master Fund expects to issue debt or preferred Units.

FUTURES AND OPTIONS TRANSACTIONS

If the Master Fund makes an indirect investment in a Private Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Private Fund, such investment by the Master Fund may be subject to additional regulations.  Futures and related options transactions by the Master Fund (and indirectly TEI Fund) must constitute permissible transactions pursuant to regulations promulgated by the U.S. Commodity Futures Trading Commission (“CFTC”).  As a general matter, the Master Fund (and indirectly TEI Fund) currently intends to conduct operations in compliance with applicable exemptions under the Commodity Exchange Act in order to avoid regulation by the CFTC as a commodity pool.  The Manager has requested temporary relief from registration with the CFTC that is available to operators of “funds-of-funds.”  Upon the expiration of such relief the Manager will determine whether the Master Fund (and indirectly TEI Fund) can continue to operate in compliance with the exemptions set forth in CFTC Rule 4.5 (or any other applicable exemptions) or the Manager may determine to register with the CFTC as a commodity pool operator, in which case the Master Fund and TEI Fund will be regulated by the CFTC as commodity pools.  Pursuant to regulations and/or published positions of the SEC, the Master Fund and TEI Fund may be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

TEI FUND, THE OFFSHORE FUND, THE MASTER FUND AND ANY PRIVATE FUND IT INVESTS IN MAY CHANGE ITS NAME, INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS, STRATEGIES, AND TECHNIQUES

To the extent permitted by applicable regulations or as expressly provided in this Offering Memorandum or the SAI, neither the name of TEI Fund, the Offshore Fund, the Master Fund nor any aspect of the investment program used by these entities, nor the portfolio allocation range mentioned herein is a fundamental investment policy.  The investment objective of the TEI Fund, the Offshore Fund and the Master Fund is non-fundamental and may be changed by TEI Fund’s Board (also acting for the Offshore Fund) and the Master Fund’s Board, respectively.  Except as otherwise stated in its Offering Memorandum or in its SAI, the investment policies and restrictions of TEI Fund, the Offshore Fund and the Master Fund are not fundamental and may be changed by the Board (also acting for the Offshore Fund) and the Master Fund’s Board, respectively.  TEI Fund’s, the Offshore Fund’s and the Master Fund’s fundamental investment policies are listed in the SAI.  Sixty days’ advanced notice will be provided to Members prior to any such change.  A Private Fund in the Master Fund’s portfolio may change its name, objective, policies, restrictions, strategies and techniques without any advanced notice to Members.  The Private Funds held by the Master Fund may pursue various investment strategies and are subject to special risks.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”

PRINCIPAL RISK FACTORS RELATING TO TEI FUND’S STRUCTURE

The following are the principal risk factors that relate to the operations and structure of TEI Fund which also involves the Offshore Fund and the Master Fund.  The investments of the Private Funds in which the Master Fund invests are also subject to special risks.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds.”

CLOSED-END FUND; LIMITED LIQUIDITY; UNITS NOT LISTED; REPURCHASES OF UNITS

TEI Fund is registered as a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle.  You should not invest in TEI Fund if you need a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that shareholders of a closed-end fund do not have the right to redeem their Units on a daily basis at a price based on net asset value.  In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds.  In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities.  The Manager believes that unique investment opportunities exist in the market for Private Funds.  However, these investments are often illiquid, and an open-end fund’s ability to make such investments is limited.  For this reason, among others, TEI Fund and the Master Fund have been organized as closed-end funds so that each entity can invest more than 15% of its net assets in illiquid securities.

TEI Fund’s Units are not traded on any national securities exchange.  There is no secondary trading market for the Units, and none is expected to develop.  The Units are, therefore, not marketable.  Because TEI Fund is a closed-end investment company, its Units will not be redeemable at the option of Members and they will not be exchangeable for interests of any other fund.  Although the Board, in its complete and absolute discretion, may cause TEI Fund to offer to make repurchase offers by way of a tender offer for outstanding Units at their net asset value, the Units are illiquid when compared to shares of funds that trade on a stock exchange, or shares of open-end investment companies.  In addition, in extreme cases, TEI Fund may not be able to complete repurchases if the Master Fund is unable to repurchase a portion of TEI Fund’s interest in the Master Fund, held through the Offshore Fund, due to such occurrences as the inability to redeem from one or more Private Funds.  Members may only be able to sell Units if they are able to find a Qualified Investor willing to purchase the Units.  Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and must be approved by the Board.  For these reasons Members may not be able to “cut their losses” if the TEI Fund performs poorly.  The Board in its complete and absolute discretion determines the amount that TEI Fund offers to repurchase during any repurchase offer, and such repurchase amount may be a portion of TEI Fund’s outstanding Units and will be limited to Units that have been held for at least six calendar months (or in certain cases as described under “Repurchases of Units,” at least two six-month periods) after their initial purchase.  Members whose Units are accepted for repurchase bear the risk that TEI Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the effective date of the repurchase (i.e., the Repurchase Valuation Date), normally at least three months.  It typically takes another month after the Repurchase Valuation Date to pay at least 90% of the value for the Units accepted for repurchase, with the balance (if any) paid following the audit of TEI Fund for the year in which the Repurchase Valuation Date occurs.  Further, repurchases of Units, if any, may be suspended or postponed in the complete and absolute discretion of the Board.  An investment in TEI Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Units and the underlying investments of the Master Fund.  See “Investor Suitability” and “Repurchases of Units.”  Also, because the Units will not be listed on any securities exchange, TEI Fund is not required, and does not intend, to hold annual meetings of its Members.

UNRELATED BUSINESS TAXABLE INCOME

It is the intention of TEI Fund that the structure of which TEI Fund and the Offshore Fund are a part ought to prevent TEI Fund’s investors from realizing unrelated business taxable income (“UBTI”) from TEI Fund, other than to the extent that investor’s borrow to fund their investment in TEI Fund.  Therefore, Qualified Investors should not receive UBTI that would be taxable to them despite their tax-deferred or tax-exempt status.  There can be no assurance that the tax authorities will accept the position of TEI Fund relating to the consequences of its investment transactions.  See “Offshore Fund” and “Taxes” sections of this Offering Memorandum that describe the tax risks posed by an investment in TEI Fund.

NON-DIVERSIFIED STATUS

TEI Fund and the Master Fund are registered as non-diversified, closed-end management investment companies for purposes of the 1940 Act.  Consistent with applicable securities laws, rules and interpretations, the Master Fund intends to limit investments in any one Private Fund to less than 5% of the outstanding voting securities of such Private Fund, unless voting for such securities can be waived or limited or non-voting securities are available.

SPECIAL RISKS OF FUND OF PRIVATE FUNDS STRUCTURE, INCLUDING INVESTING IN UNREGISTERED FUNDS

PRIVATE FUNDS NOT REGISTERED

The Private Funds will not be registered as investment companies under the 1940 Act and, therefore, the Master Fund (and in turn TEI Fund) will not be entitled to the protections of the 1940 Act with respect to the Private Funds, including, without limitation, the requirement to have an independent board of directors, the requirement for shareholder approval of advisory agreements; limitations on the use of leverage and requirements regarding the custody of assets.  In addition, the investment advisers to, or general partners of, the Private Funds may not be registered as investment advisers under the Advisers Act.

ILLIQUID INVESTMENTS HELD BY A PRIVATE FUND; SIDE POCKETS; LIQUIDITY RESTRICTIONS

Fund Managers may invest in Financial Instruments for which no liquid market exists or which are long-term investments and may require several years before they are suitable for sale.  Realization of value from such investments may be difficult in the short-term, or may have to be made at a substantial discount compared to freely-tradable investments.  Furthermore, the market prices, if any, for such Financial Instruments may be volatile and a Fund Manager may not be able to sell such Financial Instruments when it desires to do so or to realize what it perceives to be their fair value in the event of a sale.  The sale of illiquid Financial Instruments often requires more time and may result in higher brokerage charges or dealer discounts and other selling expenses than does the sale of freely marketable investments.

Illiquid investments held by a Private Fund may be separately accounted for by such Private Fund in “side pockets” and may be valued by the Fund Manager, in its discretion, at cost, the lower of cost or market, or any other valuation method employed by the Fund Manager until it is able to dispose of such illiquid investments.  If consistent with the method for valuation of investments described in this Offering Memorandum, TEI Fund and the Master Fund may rely on the valuations provided by the Fund Manager and to the extent that the actual value of such investments is greater or less than the value provided by the Fund Manager, the net asset value of a Member’s Units will be less or greater.  Certain Private Funds may provide that new investors in such a Private Fund will not participate in such illiquid investments.  However, new investors in TEI Fund will participate in the Master Fund’s other illiquid investments in such a Private Fund.  In addition, certain Private Funds may not permit investors, including the Master Fund, to redeem the portion of their investment in such Private Fund that has been designated as a side pocket investment until such investment is disposed of or is determined to have readily ascertainable market value.  As a result, such investments in illiquid Financial Instruments may impact the Master Fund’s (and in turn TEI Fund’s) ability to satisfy repurchase requests and to reallocate its investments among Private Funds.  Furthermore, in the event that a Member desires to have its Units repurchased at a time when a Private Fund side pockets or illiquid investments exist in one or more Private Funds, the proceeds payable to an investor may be less or more than they would have been had the Private Fund realized or disposed of the side pocket investment or illiquid investment.

A Private Fund affected by adverse market conditions or for other reasons may seek to impose certain limitations on withdrawals from such Private Fund for prolonged periods by, for example: (i) suspending the determination of the Private Fund’s net asset value, (ii) suspending withdrawals in whole or in part, (iii) imposing “gates” or restrictions on withdrawal amounts above a certain level, and/or (iv) extending the period for payment of withdrawal proceeds.  In addition, a Private Fund may seek to, among other things, (i) wind up the Private Fund, including at times and under conditions where the disposition of its securities and other assets may not be at prices deemed favorable to the TEI Fund and other investors therein, (ii) assign certain illiquid or similar assets held by the relevant Private Fund to “special situation” or “side pocket” accounts (as discussed above), from which redemptions and withdrawals are prohibited, (iii) distribute certain securities or other assets held by the relevant Private Fund into a liquidating trust or similar account or vehicle, in which case payment to the TEI Fund and other investors in such Private Fund of the portion of their withdrawals attributable to the securities or other assets held in such liquidating trust or similar account or vehicle may be delayed until such time as such securities and other assets are liquidated or become freely tradable, and/or (iv) distribute certain securities and other assets held by such Private Fund in-kind to the TEI Fund and other investors therein, in which case the TEI Fund may not be able to liquidate such securities and other assets during certain periods and/or at prices deemed favorable to its investors, including the TEI Fund.  The occurrence of any one or more of the events described above may render the TEI Fund’s investment in a Private Fund illiquid and/or may substantially impair the value of one or more investments of the TEI Fund, including any investment in a Private Fund.

Although the TEI Fund may reallocate its investments among the Private Funds, its ability to do so may be constrained by the withdrawal limitations imposed by the Private Funds.  These withdrawal limitations may prevent the TEI Fund from reacting rapidly to market changes should a Fund Manager fail to effect portfolio changes consistent with such market changes and the expectations of the TEI Fund.  Such withdrawal limitations may also restrict the TEI Fund’s ability to terminate investments in Private Funds that are poorly performing or have otherwise had adverse changes.

MULTIPLE MEMBERS REQUESTING LARGE REPURCHASES

TEI Fund may not be able to meet all repurchase requests.  In the event TEI Fund receives a request for repurchase in excess of its ability to cover repurchase amounts during a tender offer, the Board has the discretion to allocate a proportionate share of such Member’s request to the Member.

PRIVATE FUND OPERATIONS NOT TRANSPARENT

A Private Fund may use investment strategies that differ from its past practices and are not fully disclosed to the Manager and that involve risks that are not anticipated by the Manager.  Private Funds may have limited operating history and investment advisers of Private Funds may have limited experience in managing assets.

VALUATION OF INVESTMENTS

The net asset value of TEI Fund, the Offshore Fund and the Master Fund will equal the value of the assets of TEI Fund, the Offshore Fund, and the Master Fund, respectively, less all of each entity’s liabilities, including accrued fees and expenses.  It is expected that the assets of TEI Fund will consist of its interest in the Offshore Fund.  In computing its net asset value, TEI Fund will value its interest in the Offshore Fund at the value of the Offshore Fund’s interest in the Master Fund, and the Offshore Fund will value its interest in the Master Fund at the net asset value provided by the Master Fund to the Offshore Fund and TEI Fund.

The Manager and the Board anticipate that market prices will not be readily available for the Private Funds in which the Master Fund invests.  In this situation, Congress has mandated that registered investment company directors, in good faith, use their best business judgment to determine the fair value of such securities.  Consistent with this mandate, the Master Fund’s and TEI Fund’s valuation procedures (which may use estimated valuations) were adopted.  The valuation procedures provide that the fair value of investments in Private Funds ordinarily will be the value determined for each Private Fund in accordance with the Private Fund’s valuation policies and provided to the Master Fund.  See “Net Asset Valuation.”  Although the Manager will review the valuation procedures used by the Fund Managers, the Manager and the Board of TEI Fund or the Master Fund’s Board will have little or no means of independently verifying valuations provided by such Fund Managers.  In calculating net asset value, although TEI Fund’s and the Master Fund’s procedures require the Manager to review other relevant factors, these entities will rely significantly on values of Private Funds that are reported by the Fund Managers themselves.  While pricing information generally is available for many of the Financial Instruments in which the Fund Managers invest, observable pricing inputs may not always be available from any source.  Valuations of Financial Instruments for which observable pricing information cannot be obtained will be made based upon unobservable data that reflect the Fund Managers’ own assumptions about the factors that a market participant would use in pricing the Financial Instruments.  Prices quoted by different sources are subject to material variation.  While it is anticipated that the Fund Managers will make reasonable efforts in good faith to evaluate such information, there can be no assurance that the value of an asset owned by Private Fund will be realized upon its disposition.  The Fund Managers may rely upon pricing services reasonably selected by the Fund Managers and will not, in the absence of fraud or willful misconduct, be liable for any loss suffered by a Private Fund by reason of any error in calculation resulting from any inaccuracy in the information provided by any pricing service.  See “Estimates” and “Net Asset Valuation” for more information on the valuation of investments, including the valuation of its investments in Private Funds and related risks.

ESTIMATES

As mentioned above, in most cases, TEI Fund and the Master Fund will have little ability to assess the accuracy of the valuations received from a Fund Manager regarding a Private Fund.

Furthermore, these valuations may be estimates only, subject to revision based on each Private Fund’s annual audit.  Revisions to TEI Fund’s and the Master Fund’s gain and loss calculations will be an ongoing process, and no appreciation or depreciation figure can be considered final until the annual audits of the Private Funds are completed.  Certain securities in which Private Funds invest may not have readily ascertainable market prices.  These securities will nevertheless generally be valued by Fund Managers, which valuations will be conclusive with respect to TEI Fund, even though Fund Managers will generally face a conflict of interest in valuing such securities because the values given to the securities will affect the compensation of the Fund Managers.  It is possible that the valuation of the Master Fund’s investment in a Private Fund as provided by a Fund Manager as of a specific date will vary materially from the fair value of the investment as determined under procedures adopted by the Board of TEI Fund and the Master Fund’s Board.  In such event, the Master Fund (and in turn TEI Fund) might receive substantially less than the fair value of its investment in connection with its withdrawal of its investment from a Private Fund.  Either Board’s Valuation Committee will attempt to resolve any conflicts between valuations assigned by a Fund Manager and fair value as determined by either Board by seeking information from the Fund Manager and reviewing all relevant available information.  Such review may result in a determination to change the fair value of the Master Fund’s (and in turn TEI Fund’s) investment.  Members should recognize that valuations of illiquid securities, such as interests in Private Funds, involve various judgments and consideration of factors that may be subjective.  As a result, the net asset value of the Master Fund (and in turn that of TEI Fund), as determined based on the fair value of its interests in Private Funds, may vary materially from the amount each entity would realize on the withdrawal of its investments from the Private Funds.  This could adversely affect materially the Master Fund, TEI Fund, new Members and Members who’s Units are repurchased.  See “Valuation of Investments” and “Net Asset Valuation” for more information on the valuation of investments.

MULTIPLE LEVELS OF FEES AND EXPENSES

Although in many cases investor access to the Private Funds may be limited or unavailable, an investor who meets the conditions imposed by a Private Fund may be able to invest directly with the Private Fund.  By investing in Private Funds indirectly through TEI Fund, the investor indirectly bears an asset-based management fee as well as expenses at the Master Fund level in addition to all asset-based and performance-based management fees and expenses at the Private Fund level.  Moreover, an investor in TEI Fund (and in turn the Master Fund) bears a proportionate share of the fees and expenses of this structure (including operating costs, distribution expenses, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Private Funds.  Thus, an investor in TEI Fund (and in turn the Master Fund) may be subject to higher operating expenses than if he or she invested directly in Private Funds.

Each Private Fund generally will be subject to a performance-based fee or allocation, regardless of the performance of other Private Funds and the Master Fund generally.  Accordingly, an investment adviser to a Private Fund with positive performance may receive performance-based compensation from the Private Fund, and thus indirectly from the Master Fund, TEI Fund and its Members, even if the Master Fund’s overall performance is negative.  Generally, fees payable to investment advisers of the Private Funds will range from 0.0% to 1.5% (annualized) of the average net asset value of the Private Fund, and incentive allocations or fees generally range from 10% to 20% of a Private Fund’s net profits.  The performance-based compensation received by a Fund Manager also may create an incentive for that investment adviser to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation.  That compensation may be based on calculations of realized and unrealized gains made by the investment adviser without independent oversight.

DUPLICATIVE TRANSACTION COSTS

A Fund Manager makes investment decisions independently from another Fund Manager.  As a result, at any particular time, one Private Fund may be purchasing securities of an issuer whose securities are being sold by another Private Fund.  Consequently, on the one hand, the Master Fund (and in turn TEI Fund) could incur indirectly transaction costs without advancing its investment strategy or accomplishing any net investment result, if each Private Fund had economic reasons for its transaction that cancelled each other out.  On the other hand, if the purchasing Private Fund had a good economic reason to buy and the selling Private Fund had a good economic reason to sell that did not economically cancel the first, the Master Fund and TEI Fund would benefit.

TURNOVER

The Master Fund’s activities involve investment in the Private Funds, which may invest on the basis of short-term market considerations.  The turnover rate within the Private Funds may be significant, potentially involving substantial brokerage commissions and fees.  The Master Fund will have no control over this turnover.  As a result of this turnover, it is anticipated that the Master Fund’s (and in turn TEI Fund’s) income and gains, if any, will be primarily derived from ordinary income and short-term capital gains.  In addition, the withdrawal of the Master Fund from a Private Fund could involve expenses to the Master Fund (and TEI Fund) under the terms of investment.

EXPENSE OF THE MASTER FUND’S WITHDRAWAL FROM A PRIVATE FUND

The withdrawal of the Master Fund from a Private Fund could involve expenses to it under the terms of the investment because, in some situations, the Master Fund may be required to pay an additional amount to terminate or reduce a position in a Private Fund.

INABILITY TO VOTE OR EXERCISE CONTROL

The Master Fund may elect to hold non-voting securities in Private Funds or waive the right to vote in respect of a Private Fund.  In such cases, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Private Fund, including matters adverse to the Master Fund’s interests.  The Master Fund does not intend to acquire a sufficient percentage of the economic interests in any Private Fund to cause it to control the Private Fund.  Applicable securities rules and interpretations may limit the percentage of voting or non-voting securities of any Private Fund that may be held by the Master Fund.  For this reason, the Master Fund will keep its investments to less than 5% of any one Private Fund’s outstanding voting securities, unless voting for such securities can be waived or limited or non-voting securities are available.  The Master Fund intends to generally waive or limit its voting rights when non-voting securities are not available.

Although the Fund Managers will be subject to certain fiduciary duties, there can be no assurances against fraud, misappropriation or other misconduct by the Fund Managers.  Such misconduct by a Fund Manager could adversely affect the performance of the Master Fund.

INABILITY TO INVEST IN PRIVATE FUNDS

In the event that the Master Fund is able to make investments in Private Funds only at certain times and in certain minimum amounts, the Master Fund may invest any portion of its assets that is not invested in Private Funds, in money market securities, or other liquid assets pending investment in Private Funds.  During this time that the Master Fund’s assets are not invested in Private Funds, that portion of the Master Fund’s assets will not be used to pursue the investment objective.  See “Use of Proceeds” for other situations in which the Master Fund may not be able to invest in Private Funds for a period of time, such as when a cash reserve is maintained for operational needs or during the reallocation process when undesirable Private Funds are sold and desirable Private Fund purchases are pending.

INDEMNIFICATION OF PRIVATE FUNDS

The Master Fund, as an investor in a Private Fund, may be required to indemnify a Private Fund and its Fund Manager from liability, damage, cost or expense arising out of various matters where the Private Fund or Fund Manager has been adversely affected by the Master Fund’s actions or has incurred liabilities arising from the Master Fund’s actions.  In addition, the Master Fund may agree to indemnify the Fund Manager for certain matters, subject to limitations imposed by the 1940 Act.

INDIRECT INVESTMENT IN PRIVATE FUNDS

Any transaction by which the Master Fund indirectly gains exposure to a Private Fund by the purchase of a structured note, swap, or other contract is subject to special risks.  The Master Fund’s use of such instruments can result in volatility, and each type of instrument is subject to special risks.  See “Principal Risk Factors, Types of Investments, and Investment Strategies of the Private Funds — Special Investment Instruments and Techniques, Including Derivative Instruments.”  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s investment.  There can be no assurance that the Master Fund’s indirect investment in a Private Fund will have the same or similar results as a direct investment in the Private Fund, and the Master Fund’s value may decrease as a result of such indirect investment.

PRIVATE FUND IN-KIND DISTRIBUTIONS

Generally, a Private Fund expects to distribute cash to the holders of its interests that are redeemed.  However, there can be no assurance that a Private Fund will have sufficient cash to pay for its interests that are being redeemed or that a Private Fund will be able to liquidate portfolio investments at favorable prices to pay for redemptions.  Private Funds may be permitted to redeem their interests in-kind.  Thus, upon the Master Fund’s (and in turn TEI Fund’s) withdrawal of all or a portion of its interest in a Private Fund, the Master Fund may receive securities that are illiquid or difficult to value.  In these circumstances, the Manager would seek to dispose of these securities in a manner that is in the best interests of the Master Fund.

PRIVATE FUNDS ORGANIZED OUTSIDE OF UNITED STATES

The Master Fund may be invested in Private Funds organized outside of the United States.  Investments in Private Funds organized in, and investments by the Private Funds in, foreign financial markets, including markets in developing countries, present political, regulatory, and economic risks that are significant and that may differ in kind and degree from risks presented by investments in the United States.  For example, it may be more difficult for the Master Fund to enforce its rights offshore and the regulations applicable to those jurisdictions may be less stringent.  Thus, it may be more difficult or impossible to: effect service of process, enforce judgments obtained in U.S. courts against offshore Private Funds based on U.S. securities law, bring an original action in foreign court to enforce liability against an offshore Private Fund based on U.S. securities law, and bring Master Fund interest holder claims on behalf of Members.

CHANGE IN FUND MANAGER’S ASSETS

The Master Fund may invest with Fund Managers who may experience increases or decreases in the assets they manage, which may impair the ability of their strategies and operations to perform up to historical levels.  Fund Managers with significant reductions in assets may not be able to fully execute their investment strategies.  Alternatively, Fund Managers faced with a significant increase in assets to invest may divert from stated strategies into strategies or markets with respect to which they may have little or no experience.  This could result in serious losses to the Private Fund managed by the Fund Manager and, accordingly, the Master Fund.

DISADVANTAGES OF REPLACING FUND MANAGERS

A Fund Manager generally is required to recoup previous trading losses (at least to an extent) before it can earn performance-based compensation or be allocated investment profits.  However, the Manager may elect to replace or allocate assets away from a Fund Manager that has a “loss carryforward.”  The Portfolio would lose the “free ride” of any potential recoupment of the prior losses.  The new Fund Manager would earn performance-based compensation on the first dollars of investment profits.  The effect of the replacement of or the reallocation of assets away from Fund Managers therefore could be significant.

COMPETITION

The investment industry is extremely competitive.  In pursuing their investment and trading methods and strategies, Fund Managers will compete with many of the larger investment advisory and private investment firms, as well as institutional investors and, in certain circumstances, market-makers, banks and broker-dealers.  In relative terms, a Fund Manager may have little capital and may have difficulty in competing in markets in which its competitors have substantially greater financial resources, larger research staffs and more investment professionals than a Fund Manager has or expects to have in the future.  Additionally, the number of Private Funds and Fund Managers has grown in recent years, many of which are seeking the same investment opportunities, thus increasing the competition for investment opportunities.

BORROWING

To the extent that the Master Fund borrows money, the value of its net assets will tend to increase or decrease at a greater rate than if no borrowing occurred due to the resultant leverage.  If the Master Fund’s investments decline in value, TEI Fund Members’ loss will be magnified if the Master Fund has borrowed money to make its investments.  Subject to the Master Fund’s investment restrictions with respect to borrowing, the Master Fund may borrow money or issue debt obligations to finance its repurchase obligation with respect to any TEI Fund repurchase offer.

If the Master Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings within one year of incurring them, or it may be forced to sell investments at disadvantageous times in order to repay borrowings.  The Master Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continued interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings.  If the Master Fund is forced to sell investments to repay borrowings (including borrowings incurred to finance the repurchase of TEI Fund Units) the Master Fund’s portfolio turnover rate will increase.

The rights of any lenders to the Master Fund (and indirectly to TEI Fund) to receive payments of interest or repayments of principal will be senior to those of the Members, and the terms of any borrowings may contain provisions that limit certain activities of the Master Fund, including distributions (if any) to TEI Fund for Members.  Interest payments and fees incurred in connection with borrowings will increase the Master Fund’s expense ratio and will reduce any income TEI Fund otherwise has available for distributions.  The Master Fund’s obligation to make interest or principal payments on borrowings may prevent the Master Fund from taking advantage of attractive investment opportunities.

Borrowing is not permitted for any purposes if, immediately after such borrowing, TEI Fund or the Master Fund would have asset coverage (as defined in the 1940 Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The 1940 Act also provides that neither TEI Fund nor the Master Fund may declare distributions, or purchase its stock (including repurchase offers) if, immediately after doing so; it will have asset coverage of less than 300% or 200%, as applicable.  For this purpose, the asset coverage (that is, total assets including borrowings, less liabilities excluding borrowings) requirements mean that either entity’s total assets equal 300% or 200%, as applicable, of the total outstanding principal balance of indebtedness.  Also TEI Fund and the Master Fund each must limit its borrowings and leverage practices to the extent necessary to permit it to repurchase securities pursuant to any offer by either entity to repurchase Units, at such times and on such terms as may be determined by each entity’s Board, in its complete and absolute discretion, without causing TEI Fund or the Master Fund to have an asset coverage of less than 300% or 200%, as applicable.  Lenders may require either entity to agree to more restrictive asset coverage requirements as a condition to providing credit.  For example, the Master Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the Master Fund’s total asset level below what is required by the 1940 Act or the Master Fund’s loan agreements.  In certain cases, this may be impossible.

PRINCIPAL RISK FACTORS, TYPES OF INVESTMENTS,
AND INVESTMENT STRATEGIES OF THE PRIVATE FUNDS

GENERAL

This section discusses the types of investments generally made by the Private Funds in which the Master Fund invests and the related risk factors with respect to such investments for both TEI Fund and the Master Fund.  It is possible that a Private Fund will make an investment that is not described below, which would be subject to its own particular risks.  Unless expressly stated otherwise herein, an investor’s determination to invest in TEI Fund should not be based on a belief that the Private Funds will not make a certain type of investment.  The impact of a particular risk in a Private Fund will, in turn, have a corresponding impact on TEI Fund and the Master Fund.  While the following discussion may mention the Master Fund primarily, readers should understand that mention of the Master Fund encompasses the structure involving TEI Fund’s investment through the Offshore Fund into the Master Fund.

The Master Fund’s investment program entails substantial risks.  You should expect the value of the Master Fund’s net assets to fluctuate.  Due to the types of investments and investment strategies to be used by the Private Funds, fluctuations in the net asset value of the Master Fund may be more volatile than is typical for most funds.  There can be no assurance that the Master Fund’s or the Private Funds’ investment objectives will be achieved or that their investment programs will be successful.  In particular, each Private Fund’s use of leverage, short sales, and derivative transactions, and limited diversification can, in certain circumstances, may cause the value of a Private Fund’s portfolio to appreciate or depreciate at a greater rate than if such techniques were not used, which, in turn, could result in significant losses to the Master Fund.

All securities investments are subject to the risk of loss of capital.  The value of the Master Fund’s net assets will fluctuate based on the fluctuation in the value of the Private Funds in which it invests.  To the extent that the portfolio of a Private Fund is concentrated in a transaction with one counter party or in securities of a single issuer or issuers in a single industry or market sector, the risk of the Master Fund’s investment in that Private Fund is increased.  The investment environment in which the Private Funds invest may be influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity, and technological and regulatory change.  Investors should consider the Master Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved.  You may experience a significant decline in the value of your investment and could lose money.  You should consider the Master Fund a speculative investment, and you should invest in the Master Fund only if you can sustain a complete loss of your investment.

EQUITY SECURITIES

Private Funds’ portfolios may include long and short positions in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers.  Private Funds also may invest directly in foreign securities or in depositary receipts relating to foreign securities.  (See “Foreign Securities” below.)  Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities.

Private Funds may invest in equity securities without restriction as to the market capitalization of issuers, including securities of companies with market capitalizations that are small or medium compared to other publicly traded companies (including micro-cap companies).  Smaller companies may have limited product lines, markets, or financial resources or may depend on a small-inexperienced management group.  Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies.  They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity.  These securities may therefore be more vulnerable to adverse market developments than securities of larger companies.  Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies, and it may take longer, without any assurance of success, for the prices of the securities of a small company to reflect the full value of that company’s earnings potential or assets.

FIXED-INCOME SECURITIES

Private Funds may invest in fixed-income securities.  Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity.

Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government Securities”) or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities.  These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations.  Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

STRUCTURED CREDIT

Mortgage-Backed Securities

Private Fund portfolios will make investments in Agency and Private Label (“Non-Agency”) RMBS and CMBS.  The performance of any investment in RMBS and CMBS assets may be impacted by delinquencies, defaults and foreclosures on underlying mortgage loans.  Particularly, performance in certain RMBS may be affected by mortgages originated in geographic locations with a higher concentration of Alt-A and sub-prime loans.  These mortgage loans are generally made to borrowers with lower credit scores, incomplete application documents, higher loan balances and higher loan-to-value (“LTV”) ratios.  Also, fraudulent mortgage applications, below normal equity contributions and mortgage loans supported by properties acquired for investment, may increase the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.  In addition, adjustable rate mortgage loans that have or will enter their adjustment period where the home owner is likely to experience an increase in their monthly payments could increase the likelihood of default.  Similarly, CMBS securities have risks pertaining to the financial health and stability of the underlying businesses occupying the commercial property and rental rates.

Declining property values are likely to have a significant impact on RMBS securities.  Generally, these assets are sensitive to economic factors that could affect the ability of a homeowner to pay its obligations under the mortgage loan terms.  Economic trends such as increasing unemployment rates, a decline in consumer spending, and reduced disposable income may impair a borrower’s ability to makes payments, refinance or sell their properties which may contribute to higher delinquencies and default rates.  Moreover, declining property values may lead to higher LTV ratios which could potentially result in lower recoveries upon foreclosure and an increase in net losses to RMBS securities.

The prices of RMBS and CMBS securities tend to be sensitive to interest rate fluctuations.  Unexpected changes in interest rates could cause the corresponding prices of long and short portions of a position to have adverse effects on performance, particularly in IO securities which gives the Private Fund portfolio rights to the interest payments from a pool of mortgages.  Typically as interest rates decline, prepayments will increase.  IO securities have extreme sensitivity to the prepayment behavior of the underlying loans.  In the event of a prepayment, the IO holder loses its rights to the interest cash flow from the underlying loan.  IO securities exhibit negative convexity to changes in interest rates.  This generally means the price of the security falls more rapidly and increases more slowly than the duration would suggest.  In turn as prepayments increase, it will subject the Private Fund portfolio to reinvestment risks.

Generally, Non-Agency RMBS and CMBS assets are relatively illiquid investments.  Under certain market conditions when volatility is high or when the RMBS asset class or the general bond market is impaired, there may be no trading market for the securities.  During such times, Fund Managers may be unable to dispose of certain assets or only do so at disadvantageous prices.

Legal and regulatory changes can have significant impacts on the price of these securities as well as government initiatives that may be put in place, from time to time, to assist distressed homeowners and to support the mortgage market as a whole.

Collaterized Loan Obligations

CLOs are subject to credit, liquidity and interest rate risks.  Private Funds may invest in CLOs without restrictions as to where in the capital structure the investments may be.  Private Fund portfolios will often include investments in the most subordinated classes and low investment-grade classes of CLOs, which potentially have greater possibilities that adverse changes in the financial conditions of an obligor of the collateral underlying such CLO or in general economic conditions or both may impair the ability of such obligor to make payments of principal or interest, and thus will in turn adversely impact the economics of such classes.  In addition, such subordinated holders will have limited remedies available upon the default of an obligor of the collateral underlying such CLO.  The subordinated classes, particularly the equity class, will have the last priority of payment in a CLO structure, as such, have the greatest risk of loss relating to defaults in the collateral underlying such CLO.  Additionally, if distributions on the underlying collateral are insufficient to make payments on the CLO securities, no other asset will be available for payment of the deficiency and following realization of the underlying assets, the obligations of the CLO issuer to pay such deficiency will be extinguished.

CLO securities are generally illiquid and the mark-to-market value may be volatile.  The value of the securities will generally fluctuate with the financial condition of the obligors or issuers of the underlying collateral, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and changes in interest rates.  A CLO may be out of compliance as a result of fluctuations in the price of securities. The collateral manager’s inability to manage the CLO and bring it back to compliance may result in significant losses to the equity tranche holders of the CLO and/or other subordinate tranches. Adverse market conditions can also impact the trading liquidity of the underlying loans, affecting the manager’s ability to trade and keep the CLO in compliance with indentures.

Private Fund portfolios invested in these securities must rely on distributions from the payments received from the collateral pool or proceeds from sales of collateral for payment.  Collateral will consist predominantly of loans, but may consist of high yield debt and other assets which may be rated below investment-grade.  These distributions may be uncertain as underlying assets may become impaired, thus limiting the ability for the collateral pool to make sufficient cash flow distributions.

Loans, the predominant holding in CLOs, are generally prepayable, in whole or in part at any time.  Prepayments on loans held by a CLO issuer may severely impact the performance of subordinated classes of CLOs as certain loans may have been purchased by the CLO issuer at a price greater than par and such prepayment will result in a capital loss, and in turn limits the amount of capital flow from the underlying collateral pool to the subordinated classes.  In addition, principal proceeds received from prepayments may be subject to reinvestment risk.  There is a heavy reliance on CLO managers and their ability to successfully operate and manage a CLO and the respective underlying collateral portfolio.

A significant portion of the Master Fund’s assets may be invested in a single Private Fund that invests in CLO investments, including substantial amounts of CLO Equity tranche investments.  CLO Equity tranches are the most subordinated tranches in a CLO structure and represent the first loss position in the CLO.  Such investment will be subject to a lock-up period, is expected to have limited liquidity, and while Private Funds investing in CLO equity tranche investments may in their discretion distribute current income from their CLO investments from time to time, the underlying CLO investments and the Private Fund Managers of such Private Funds both have the discretion to reinvest income for certain “reinvestment periods.”  As a result of the foregoing, the Master Fund’s, and thus TEI Fund’s, ability to repurchase Shares may be limited.

ABS and Other Income Generating Assets

Private Fund portfolios may contain investments in structured credit assets other than CLOs, RMBS and CMBS.  Such investments are also generally subject to many risks, including, but not limited to, credit, liquidity, interest rate, commercial real estate, and various other risks.  Prepayment, fraud, documentation and structuring are also risks prevalent in structured assets.  The value of structured credit assets generally fluctuates with, among other things, the financial condition of the obligors or issuers of the structured securities underlying portfolio of assets, general economic conditions, the condition of certain financial or other asset markets, political developments, trends in any particular industry or sector and changes in prevailing interest rates.  The value of the structured asset may also depend on the skill and experience of the collateral manager.  Structured assets are generally limited recourse obligations of the issuer, so holders of these securities generally must rely on cash flow distributions on the collateral pool or proceeds thereof for payment in respect of such securities.

In addition, for insurance linked assets, prices may be severely impacted by natural disasters and various types of insurance events.  The different risks are based on a vast amount of historical and actuarial data/analysis.  There are no guarantees that the actual insurance losses incurred will turn out to be in line with expectations.

Emerging Market Loans

Private Funds may invest in credit driven investments in countries other than the G-7 nations, including investments in fixed income securities issued by sovereign entities and private companies, currencies and various types of structured products.  Investing in financial instruments of companies and governments outside the U.S. and other developed nations involved certain political and economic considerations such as greater risks of expropriation, nationalization and general social, economic and political stability.  There are also risks including imposition of withholding and other taxes on dividends, interest, capital gains and other income.  The relatively small size of security markets in such countries and the low volume of trading can potentially result in lack of liquidity and price volatility.  In addition, there are potential risks involving government policies that may restrict Fund Manager’s investment opportunities or ability to repatriate funds.  Financial reporting standards that prevail outside the U.S. may vary by country, less information is typically available concerning companies located outside the U.S.  See “Emerging Market Fixed Income” below for additional risks related to the emerging market related investments that the Master Fund may make, which may also apply to the investments made by Private Funds.

DEVELOPMENTS IN THE MORTGAGE-BACKED SECURITIES (“MBS”) MARKET

In recent years, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of MBS and issuers backed by MBS.  Delinquencies, defaults and losses with respect to residential mortgage loans generally increased during such period and may continue to increase, particularly in the sub-prime sector.    A decline or an extended flattening of housing prices and appraisal values could result in additional increases in delinquencies and losses on MBS generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  At times, the MBS markets and these securities may exhibit increased illiquidity.  As a result, Private Funds may not be able to readily dispose of certain of their investments in MBS or may not be able to dispose of such positions at the values they seek to obtain.

SUBORDINATED SECURITIES

Fund Managers may invest in MBS, ABS and other securities that are subordinate to one or more senior classes.  Investments in subordinated securities involve greater credit risk of default than the senior classes of the issue or series.  Default risks may be further pronounced in the case of MBS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying mortgage loans.

Certain subordinated securities (“first loss securities”) absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement or equity.  Such securities therefore possess some of the attributes typically associated with equity investments.  As a result, changes in the value of the performance of subordinated securities are expected to be greater than the change in the value or payment performance of the underlying mortgages or other collateral.  In the event of a default, proceeds from any realization on the underlying mortgages or other collateral will first be allocated to the senior classes of securities in accordance with the priority of payments prior to any allocation to the subordinated securities held by the Fund Managers.

SUB-PRIME MORTGAGE MARKET

A Fund Manager may buy and sell sub-prime mortgage loans secured by residential real estate wherein the borrowers may not meet conforming underwriting guidelines because of unusual loan-to-value ratios, the nature or absence of income documentation, limited credit histories, high levels of consumer debt, and/or past credit difficulties.

A Fund Manager may also purchase and sell loans secured by commercial real estate.  Such loans may be sub-prime or investment grade.  The collateral for such loans could include any type of commercial real estate including, without limitation, office buildings, research parks, industrial real estate, “big box” malls, local and regional shopping malls, outlet malls, parking lots and/or garages, and apartment complexes.

These types of sub-prime mortgage loans generally have higher delinquency and default rates than prime or ordinary course loans.  Delinquency interrupts the flow of projected interest income from a loan and default can ultimately lead to a loss if the net realizable value of the property securing the loan is insufficient to cover the principal and interest due on the loan.  Also, the cost of financing and servicing a delinquent or defaulted loan is generally higher than for a performing loan.  In addition, because sub-prime mortgage loans frequently have a higher loan-to-value ratio than ordinary course loans, a decrease in the underlying property values increases the probability that a holder of a loan will receive less than the full amount due in the event of a default.  A Fund Manager investing in such loans, and in turn the Master Fund, bear the risk of delinquency and default on loans beginning when purchased until collection.

CREDIT RATINGS AND CREDIT RISK

Credit ratings of debt securities are not a guarantee of quality.  A credit rating represents only the applicable rating agency’s opinion regarding credit quality based on the rating agency’s evaluation of the safety of the principal and interest payments.  In determining a credit rating, rating agencies do not evaluate the risks of fluctuations in market value.  As a result, a credit rating may not fully reflect the risks inherent in the relevant security.  Rating agencies may fail to make timely changes to credit ratings in response to subsequent events.  In addition, to the extent that a rating agency rates a security at the request of an issuer, the rating agency has a conflict of interest in providing such rating.  Recently, several rating agencies have downgraded the ratings of certain Financial Instruments which precipitated sharp reductions in the market values of the downgraded Financial Instruments and other similar issues.

Credit risk is the risk that an issuer of a debt security will default (fail to make scheduled payments.  This risk is increased when a portfolio security is downgraded or the perceived creditworthiness of an issuer or counterparty deteriorates.  The risk of default is much greater for emerging market bonds and securities rated as below investment-grade.

Companies and governments issuing lower-rated bonds are typically not as strong financially as those with higher credit ratings, and their bonds are often viewed as speculative investments.  Such issuers are more vulnerable to real or perceived business setbacks and to changes in the economy, such as a recession, that might impair their ability to make timely interest and principal payments.  Certain emerging market governments and corporations have in the past defaulted on payment of interest and principal on debt they have issued.

HIGH-YIELD SECURITIES

High-yield securities are generally not exchange-traded and, as a result, these instruments may trade in a smaller secondary market than exchange-traded bonds.  In addition, a Fund Manager may invest in bonds of issuers that do not have publicly traded equity securities, making it more difficult to hedge the risks associated with such investments.  High-yield securities face ongoing uncertainties and exposure to adverse business, financial or economic conditions which could lead to the issuer’s inability to make timely interest and principal payments.  The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities.  Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing.  It is possible that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities.  In addition, it is possible that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities.

DISTRESSED SECURITIES

Certain Financial Instruments in which Fund Managers may invest may be issued by companies in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation.  As a result, these Financial Instruments are likely to be particularly risky investments, though they also may offer the potential for correspondingly high returns.  Such companies’ Financial Instruments may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry, or specific developments within such companies.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) established the Orderly Liquidation Authority (the “OLA”), an insolvency regime for large, interconnected financial companies, including broker-dealers, whose failure poses a significant risk to the financial stability of the United States.  The Private Funds may invest in such large, interconnected financial companies and therefore may face losses if such financial companies are put into receivership and then liquidated upon a determination by the FDIC and the board of governors of the Federal Reserve.  If a financial company becomes liquidated by the OLA, a Private Fund’s investments in such a financial company could be adversely affected.  Unlike bankruptcy proceedings, creditors, shareholders and contract counterparties will not have any input into or advanced notice about the liquidation or reorganization of the financial company.  As procedural rules for the OLA continue to be written and put into practice it remains unclear how financial companies that become subject to liquidation proceedings will be fully affected.

FOREIGN SECURITIES

Private Funds may invest in securities of foreign issuers and in sponsored depositary receipts, such as American Depositary Receipts (“ADRs”) that represent indirect interests in securities of foreign issuers.  Investing in foreign securities involves special risks and considerations not typically associated with investing in U.S. securities.  Foreign securities in which the Private Funds may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets.  Foreign securities markets generally are not as developed or efficient or as strictly regulated as securities markets in the United States.  Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers.  Similarly, volume and liquidity in most foreign securities markets are lower than in the United States and, at times, volatility of prices can be greater than in the United States.  The Master Fund, to the extent of its holdings of Private Funds with foreign investments or offshore Private Funds, will be subject to risks of possible adverse political and economic developments, seizure or nationalization of foreign deposits, or adoption of governmental restrictions that might adversely affect or restrict the payment of principal and interest on foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.  Since foreign securities often are purchased with and payable in currencies of foreign countries, their value may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

To the extent that Private Funds invest in emerging market countries, the political, regulatory, and economic risks inherent in such investments are significant and may differ in kind and degree from the risks presented by investments in major securities markets in developed countries.  Additional risks of emerging markets countries may include: greater social, economic, and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of certain currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems.

FOREIGN CURRENCY TRANSACTIONS

A Private Fund may engage in foreign currency transactions for a variety of purposes, including locking in the U.S. dollar price of security (i) between trade and settlement date or (ii) that it has agreed to buy or sell, or (iii) to hedge the U.S. dollar value of a security that the Private Fund owns.  A Private Fund may also engage in foreign currency transactions for non-hedging purposes to generate returns.  Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies.  Foreign currency transactions may involve a Private Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date.  A Private Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Private Fund has contracted to receive in the exchange.  An investment adviser’s success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

EMERGING MARKET FIXED INCOME

The emerging market countries bonds in which the Master Fund will invest are expected to be selected from the MSCI/Barra designation as to emerging market countries.  The Master Fund expects to focus its investments on bonds issued by emerging market using both government and corporate issuers.

Funds that invest overseas generally carry more risk than funds that invest strictly in U.S. assets.  Some particular risks affecting the Master Fund’s investment in emerging market fixed income securities include the following:

Emerging Markets Risk Generally

Investments in emerging markets, which include Africa, parts of Europe and much of Asia, the Middle East, and Central and South America, are subject to the risk of abrupt and severe price declines.  The economic and political structures of emerging market countries, in most cases, do not compare favorably with the U.S. or other developed countries in terms of wealth and stability, and their overly reliant on particular industries and more vulnerable to the ebb and flow of international trade, trade barriers, and other protectionist or retaliatory measures.

Governments in many emerging market countries participate to a significant degree in their economies and securities markets.  Foreign investments may be restricted and subject to greater government control, including repatriation of sales proceeds.  Some countries have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment.  Investments in countries or regions that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

While some countries have made progress in economic growth, liberalization, fiscal discipline, and political and social stability, there is no assurance these trends will continue.  Significant risks, such as war and terrorism, currently affect some emerging market countries.  TEI Fund’s performance will likely be hurt by exposure to nations in the midst of hyperinflation, currency devaluation, trade disagreements, sudden political upheaval, or interventionist government policies.  The volatility of emerging markets may be heightened by the actions (such as significant buying or selling) of a few major investors.  For example, substantial decreases in cash flows of mutual funds investing in these markets could significantly affect local securities prices.  All of these factors make investing in such countries significantly riskier than in other countries and any one of these could cause TEI Fund’s share price to decline.

Currency Risk

Currency risk is the risk of a decline in the value of a foreign currency versus the U.S. dollar, which reduces the dollar value of securities denominated in that foreign currency.  The overall impact on a fund’s holdings can be significant and long lasting depending on the currencies represented in the portfolio, how each currency appreciates or depreciates in relation to the U.S. dollar, and whether currency positions are hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time, particularly with respect to emerging markets currencies.

Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or by currency controls or political developments.

Although bonds held by the Master Fund may be denominated in U.S. dollars to improve their marketability, this does not protect them from substantial price declines in the face of political and economic turmoil.  Currency trends are unpredictable, and to the extent the Master Fund purchases and sells currencies, it will also be subject to the risk that its trading strategies, including efforts at hedging, will not succeed.  Furthermore, hedging and trading costs can be significant and reduce the Master Fund’s net asset value, and many emerging market currencies cannot be effectively hedged.

Political and Economic Risks

Other risks of foreign investing can result from varying stages of economic and political development, differing regulatory environments, trading days and accounting standards, uncertain tax laws, and higher transaction costs of non-U.S. markets.  Investments outside the U.S. could be subject to governmental actions such as capital or currency controls, nationalization of a company or industry, expropriation of assets, or imposition of high taxes.  A trading market may close without warning for extended time periods, preventing a fund from buying or selling securities in that market.

Liquidity Risk

Liquidity risk is the risk that the Master Fund may not be able to sell a holding in a timely manner at a desired price. Sectors of the bond market can experience sudden downturns in trading activity.  During periods of reduced market liquidity, the markets often lack liquidity.  The Master Fund may not be able to sell a holding readily at a price that reflects what the Manager believes it should be worth.  Less liquid securities can also become more difficult to value.  Emerging market bonds are generally less liquid than higher-quality bonds issued by companies and governments in developed countries.  Consequently, large purchases or sales of certain high-yield, emerging market debt issues may cause significant changes in their prices. Because many of these bonds do not trade frequently, and when they do trade, their prices may be substantially higher or lower than had been expected.  A lack of liquidity also means that more subjectivity will be used in establishing the fair value of the securities.

Interest Rate Risk

Interest rate risk is the risk that interest rates will increase, causing a decline in bond prices.  (Bond prices and interest rates usually move in opposite directions.)  Prices fall because the bonds become less attractive to other investors when securities with higher yields become available.  Generally, the longer the maturity of a security or the longer a bond fund’s weighted average maturity, the greater its interest rate risk.  Because the Master Fund may invest in debt securities of any maturity, it carries more interest rate risk than a fund that invests in shorter-term securities.  Interest rates in the U.S. have been at historically low levels and should be expected to go up.  TEI Fund faces a heightened risk that interest rates may rise.

Risks Related to Company Fundamentals

Several factors affect the prices of lower quality bonds.  Because the credit quality of the issuer is typically lower, such bonds are more sensitive to developments affecting the issuer’s underlying fundamentals (for example, changes in financial condition or a particular country’s general economy).  In addition, the entire bond market in an emerging market can experience sudden and sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large or sustained sales by institutional investors, a high-profile default, a political upheaval of some kind, or just a change in the market’s psychology.  This type of volatility is usually associated more commonly with stocks than bonds, but investors in lower-quality bonds should also anticipate it.  Since mutual funds can be a major source of demand in certain markets, substantial cash flows into and out of these funds can affect high-yield and emerging market bond prices.  If, for example, a significant number of funds were to sell bonds to meet shareholder redemptions, bond prices could fall more than underlying fundamentals might justify.

Debt Securities

The Master Fund’s investments may be in fixed-rate and floating rate debt securities and may include, but shall not be limited to:

(1) debt obligations issued or guaranteed by:  (a) a foreign sovereign government or one of its agencies, authorities, instrumentalities, or political subdivisions, including a foreign state, province, or municipality, or (b) supranational organizations such as the World Bank, Asian Development Bank, European Investment Bank, and European Economic Community;

(2) debt obligations: (a) of foreign banks and bank holding companies, or (b) of domestic banks and corporations issued in non-U.S. dollar denominations; and

(3) foreign corporate debt securities, asset-backed securities, and commercial paper. Such securities may take a variety of forms including those issued in the local currency of the issuer, U.S. dollar-denominated bonds,

Below Investment-Grade Bonds

The price and yield of lower-quality (high yield, high-risk) bonds, commonly referred to as “junk” bonds and below investment-grade emerging market bonds, can be expected to fluctuate more than the price and yield of higher-quality bonds.  Investment-grade bonds are those rated from the highest quality (AAA or equivalent) to medium quality (BBB or equivalent), and below investment-grade bonds are those rated BB (or equivalent) and lower. Below investment-grade bonds should be regarded as high risk because they are considered speculative with respect to the issuer’s continuing ability to meet principal and interest payments since their issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers.  Even BBB rated bonds may have speculative elements as well.  The values of below investment-grade bonds often fluctuate more in response to political, regulatory, or economic developments than higher quality bonds. Successful investment in lower-medium-and low-quality bonds involves greater investment risk and is highly dependent on careful credit analysis.

CONCENTRATION OF INVESTMENTS; NON-DIVERSIFIED PORTFOLIOS

Private Funds may target or concentrate their investments in particular markets, sectors, or industries.  Private Funds also may be considered to be non-diversified and invest without limit in a single issuer.  As a result of any such concentration of investments or non-diversified portfolios, the portfolios of such Private Funds are subject to greater volatility than if they had non-concentrated and diversified portfolios.  Those Private Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but not be limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings.

LEVERAGE

Some or all of the Private Funds may borrow money from brokers and banks for investment purposes.  This practice, which is known as engaging in “leverage” or making purchases on “margin” is speculative and involves certain risks.

Trading equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security’s value with respect to transactions in U.S. markets and varying (typically lower) percentages with respect to transactions in foreign markets.  Borrowings to purchase equity securities typically will be secured by the pledge of those securities.  The financing of securities purchases may also be affected through reverse repurchase agreements with banks, brokers, and other financial institutions.

Although leverage will increase investment return if a Private Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease investment return if a Private Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds.  The use of leverage will therefore magnify the extent of the changes in the value of the Master Fund’s investment in the Private Fund.  Because acquiring and maintaining positions on margin or by the use of other leverage allows a Private Fund to control positions worth significantly more than its investment in those positions, the amount that such Private Fund stands to lose in the event of adverse price movements is high in relation to the amount of its investment.  In the event that a Private Fund’s equity or debt instruments decline in value, the Private Fund could be subject to a “margin call” or “collateral call,” pursuant to which the Private Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a sudden, precipitous drop in value of a Private Fund’s net assets, the Private Fund’s investment adviser might not be able to liquidate assets quickly enough to pay off the Private Fund’s borrowing.  Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased.  The Private Fund also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit, either of which requirements would increase the cost of borrowing over the stated interest rate.  In addition, since interest will be an expense of a Private Fund using margin or other leverage and interest rates can fluctuate, any such Private Fund is at risk that interest rates will increase, thereby increasing the relevant Private Fund’s expenses.  The Master Fund will indirectly bear the foregoing financial risks by investing in Private Funds which may choose to employ leverage.

Private Funds generally will not be subject to the same or similar asset coverage requirements that the 1940 Act imposes in connection with borrowing.  Therefore, Private Funds may be able to achieve greater levels of indebtedness and, consequently, greater risk due to leveraging or high interest payments, than would be permitted for a registered investment company.

In order to obtain “leveraged” market exposure in certain investments and to increase overall returns, a Private Fund may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of any applicable or self-imposed asset coverage requirement.  These instruments may nevertheless involve significant economic leverage and therefore may, in some cases, involve significant risks of loss.  See also “Principal Risk Factors Relating to TEI Fund’s Structure.”

SHORT SALES

Fund Managers may effect short sales of securities as part of their hedging strategy in a given investment or in those instances when a Fund Manager is of the belief that a given security is over-priced.  Short sales are transactions in which a Fund Manager sells a security which a Private Fund does not own (by borrowing such security), in anticipation of a decline in the market value of the security.  Although the gain is limited by the price at which the Fund Manager sold the security short, losses from short sales may be unlimited if the price of the security sold short continues to appreciate.  Additionally, even though a Fund Manager secures a “good borrow” of the security sold short at the time of execution, the lending institution may recall the lent security at any time, thereby forcing a Fund Manager to purchase the security at the then prevailing market price which may be higher than the price at which such security was originally sold short by a Fund Manager.   Market turmoil in recent years, combined with the perception that short selling is one of the potential causes of market fragility, has led to regulations restricting the use of short sales.    As a result, Fund Managers may be prohibited from using short sales to hedge certain positions.  Certain Fund Managers may employ investment strategies (for example, short-biased equity and convertible arbitrage) which cannot be properly effected without the use of short sales.  In the event of such a prohibition, the performance of the applicable Private Funds is expected to suffer.  In addition, these regulations may lead to crowded shorts and increased borrowing costs.  The specific regulations in effect at any given time vary with regulators’ perceptions of market risk and it is not possible to gauge what, if any, regulations will be in effect in the future.

REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

Fund Managers may enter into repurchase and reverse repurchase agreements.  Repurchase agreements entail the purchase of a security from a bank or broker-dealer that agrees to repurchase the security at the Private Fund’s cost plus interest within a specified time.  If the party agreeing to repurchase should default, as a result of bankruptcy or otherwise, the Private Fund may seek to sell the securities which it holds, which action could involve costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.  If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Private Fund’s ability to dispose of the underlying securities may be restricted.  Similarly, the entering into of reverse repurchase agreements involves certain risks.  A reverse repurchase agreement involves the sale of a security by the Private Fund and its agreement to repurchase the security at a specified time and price.  Under a reverse repurchase agreement, the Private Fund continues to receive any principal and interest payments on the underlying security during the term of the agreement.

MONEY MARKET AND OTHER LIQUID INSTRUMENTS

Private Funds may invest, for defensive purposes or otherwise, some or all of their assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as their investment advisers deem appropriate under the circumstances.  Pending allocation of the offering proceeds and thereafter, from time to time, the Master Fund also may invest in these instruments.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit, and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.  Nonetheless, money market instruments are subject to risk, including default risk, depreciation risk and liquidity risk.  For example, commercial paper is not backed by collateral.  Issuers of commercial paper are required to have high credit ratings and defaults have been rare but they have nonetheless occurred, including commercial paper issued by Lehman Brothers.  An investment in a money market fund is not a bank deposit, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  As a result, they are subject to a risk of loss.  The investment objective may not be achieved during any time in which investable assets are not substantially invested in accordance with the primary investment strategies.

PURCHASING INITIAL PUBLIC OFFERINGS

Private Funds may purchase securities of companies in initial public offerings or shortly thereafter.  Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history.  These factors may contribute to substantial price volatility for the shares of these companies.  Such volatility can affect the value of the Master Fund’s investment in Private Funds that invest in such shares.  The limited number of shares available for trading in some initial public offerings may make it more difficult for a Private Fund to buy or sell significant amounts of shares without having an unfavorable impact on prevailing market prices.  In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors.  Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

HIGHLY VOLATILE MARKETS

The prices of commodities contracts and all derivative instruments, including futures and options prices, are highly volatile.  Price movements of forward contracts, futures contracts and other derivative contracts in which the Master Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and interest rate-related futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  Moreover, since there is generally less government supervision and regulation of foreign stock exchanges and clearinghouses than in the United States, Fund Managers also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

RESTRUCTURINGS

Fund Managers may make certain speculative purchases of Financial Instruments.  Such purchases may include Financial Instruments of companies that are involved in, or which such Fund Managers believe will be involved in, corporate restructurings, that they believe are undervalued because of an extraordinary event, or that are expected to undergo a change in value because of an expected occurrence.  Fund Managers may also make concentrated investments in Financial Instruments of companies that may be or may become targets for takeovers.  If those Fund Managers purchase Financial Instruments in anticipation of an acquisition attempt or reorganization or with the intention to influence the management and policies of the issuer of the Financial Instruments, and an acquisition attempt or reorganization does not in fact occur or they are not able to so influence the issuer of the Financial Instruments, those Fund Managers may sell the Financial Instruments at a material loss to the Master Fund.

In most forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, for failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new Financial Instrument the value of which will be less than the purchase price to a Fund Manager of the Financial Instruments in respect of which such distribution was made.

INCORRECTLY VALUED FINANCIAL INSTRUMENTS

Financial Instruments that a Fund Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame a Fund Manager anticipates.  As a result, the Master Fund may lose all or substantially all of its investment in any particular instance.  In addition, there is no minimum credit standard that is a prerequisite to a Fund Manager’s investment in any instrument and some obligations and preferred stock in which a Fund Manager invests may be less than investment grade.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES, INCLUDING DERIVATIVE INSTRUMENTS

Private Funds may utilize a variety of special investment instruments and techniques (described below) to hedge their portfolios against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue their investment objectives.  These strategies may be executed through transactions in derivative instruments (“Derivatives”).  The instruments the Private Funds may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur.  Certain of the special investment instruments and techniques that the Private Funds may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Some or all of the Private Funds may invest in, or enter into transactions involving Derivatives.  These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate.  Examples of Derivatives include, but are not limited to, options contracts, futures contracts, options on futures contracts, interest rate swaps, caps and floors both for investment purposes and risk management purposes.  A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future.  An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.  A description of these and other Derivatives that the Private Funds may use is provided in TEI Fund’s SAI.

A Private Fund’s use of Derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular Derivative and the Private Fund’s portfolio as a whole.  Derivatives permit an Private Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Private Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on a Private Fund’s performance.  If a Private Fund invests in Derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Private Fund’s return or result in a loss.  A Private Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if a Private Fund is unable to liquidate its position because of an illiquid secondary market.  The market for many Derivatives is, or suddenly can become, illiquid.  Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for Derivatives.

Engaging in these transactions involves risk of loss to the Private Funds that could adversely affect the value of TEI Fund’s and the Master Fund’s net assets.  No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.  Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day.  Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day.  Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Private Funds to substantial losses.

Successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

As a result of the Dodd-Frank Act, the SEC and CFTC will require a substantial portion of derivative transactions that are currently executed on a bilateral basis in the over the counter markets to be executed through a regulated securities, futures or swap exchange or execution facility.  For example, certain interest rate swaps, including certain foreign exchange forwards defined as swaps by the CFTC, and credit default index swaps are required by the CFTC to be submitted for clearing if traded by such persons.  Certain CFTC-regulated derivatives trades are expected also to be subject to these rules.  It is not yet clear when the parallel SEC requirements will go into effect.

Among other things, in the U.S., trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements.  Regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to derivatives dealers’ holding of customer collateral.  Derivatives dealers may require the Private Funds to give them the right unilaterally to increase collateral requirements for cleared OTC trades beyond regulatory and clearinghouse minima.  These factors may increase the amount of collateral the Private Funds are required to provide and the costs associated with providing it.

FORWARD CONTRACTS

A Private Fund may enter into a forward contract, which is a purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date.  Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract.

A Private Fund may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns) to pursue its investment objective.  Forward contracts are transactions involving a Private Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price.  Forward contracts may be used by a Private Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when a Fund Manager anticipates purchasing or selling a foreign security.  This technique would allow the Private Fund to “lock in” the U.S. dollar price of the security.  Forward contracts may also be used to attempt to protect the value of a Private Fund’s existing holdings of foreign securities.  There may be, however, imperfect correlation between a Private Fund’s foreign securities holdings and the forward contracts entered into with respect to those holdings.  Forward contracts also may be used for non-hedging purposes to pursue a Private Fund’s investment objective, such as when a Private Fund’s investment adviser anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Private Fund’s investment portfolio.  There is no general requirement that the Private Funds hedge all or any portion of their exposure to foreign currency risks.

Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable.  The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade, and these markets can experience periods of illiquidity, sometimes of significant duration.

SWAPS

The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary securities transactions.  Whether a Fund Manager’s use of swap agreements will be successful will depend on the ability of a Fund Manager properly to value and trade swaps in light of interest rates and other applicable factors.  Even if a Fund Manager is correct, there is the risk that a swap position may correlate imperfectly with the price of the asset or liability being hedged.  Moreover, the Fund Manager bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.

Traditionally, such transactions were privately-negotiated bilateral contracts entered into between two counterparties under which each swap counterparty was subject to the risk of non-performance by the other swap counterparty, including risks relating to the creditworthiness of such swap counterparty. However, under certain rules and regulations of the CFTC promulgated pursuant to Title VII of the Dodd-Frank Act, certain categories of swap transactions must be cleared through central counterparties and, under certain circumstances, executed on certain designated swap execution facilities or other regulated trading platforms.  In addition, the CFTC and other regulators have proposed rules that would impose certain margin requirements in the case of uncleared swap transactions.  Similar rules have been proposed or adopted in other jurisdictions and may be applicable to swaps entered into by the Private Funds.  Thus, depending on the type of swap transaction, the nature of the counterparty and the market in which a swap transaction is executed, swap transactions may present a variety of risks, including counterparty credit risk and illiquidity.  In addition the full effect of current and future swaps regulations remains unclear, and it is possible that these regulations may make swaps less desirable.  As a result, the Private Funds’ investments in swaps may be reduced and the Private Funds’ returns may be negatively impacted.  It is possible that further developments in the swap markets, including additional government regulation, could adversely affect the Private Funds’ ability to utilize swap transactions, to terminate existing swap transactions or to realize amounts to be received under such transactions.

CREDIT DEFAULT SWAPS

Some of the Private Funds are expected to enter into credit default swap (“CDS”) agreements.  The “buyer” in a CDS contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract in return for a contingent payment upon the occurrence of a credit event with respect to an underlying reference obligation.  Generally, a credit event means bankruptcy, failure to pay, obligation acceleration or modified structuring.  A Private Fund may either be the buyer or the seller in the transaction.  As a seller, the Private Fund receives a fixed rate of income throughout the term of the contract, which typically is between one month and five years, provided that no credit event occurs.  If a credit event occurs, the Private Fund typically must pay the contingent payment to the buyer, which typically is the “par value” (full notional value) of the reference obligation.  The contingent payment may be a cash settlement or by physical delivery of the reference obligation in return for payment of the face amount of the obligation.  If the Private Fund is a buyer and no credit event occurs, the Private Fund may lose its investment and recover nothing.  However, if a credit event occurs, the buyer typically receives full notional value for a reference obligation that may have little or no value.

CDS agreements may involve greater risks than if the Private Fund had invested in the reference obligation directly.  CDS agreements are subject to general market risk, liquidity risk, counterparty risk and credit risk.  As noted above, if the Private Fund is a buyer and no credit event occurs, it will lose its investment.  In addition, the value of the reference obligation received by the Private Fund as a seller if a credit event occurs, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Private Fund and thus, the Master Fund and the TEI Fund.

Recent events in the financial markets resulting in the failure of large institutions that serve as counterparties to many CDS transactions have resulted in greater illiquidity of such transactions and heightened concern for counterparty risk.  There can be no assurance for a Private Fund who buys a CDS that its CDS counterparty will be able to satisfy any obligation to make payments under the CDS to the Private Fund.  Certain Private Funds rely on the use of CDS transactions to hedge their exposure to the debt and equity of underlying issuers.  The recent dislocation in the financial markets makes it more difficult for Private Funds to enter these CDS transactions, increases the costs of hedging their exposures, or results in Private Funds’ inability to hedge such exposures, potentially resulting in lower returns and/or greater risk to their portfolios.

WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES

Some or all of the Private Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes.  These transactions involve a commitment by a Private Fund to purchase or sell securities at a future date (ordinarily one or two months later).  The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date.  No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Private Fund.  When-issued securities and forward commitments may be sold prior to the settlement date.  If a Private Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss.  There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Private Fund on a forward basis will not honor its purchase obligation.  In such cases, a Private Fund may incur a loss.

LENDING PORTFOLIO SECURITIES

Some or all of the Private Funds may lend securities from their portfolios to brokers, dealers, and other financial institutions needing to borrow securities to complete certain transactions.  The lending portfolio continues to be entitled to payments of amounts equal to the interest, dividends, or other distributions payable on the loaned securities which afford it an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral.  Private Funds may not be subject to the same borrowing limitations that apply to registered investment companies.  A Private Fund might experience loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Private Fund.

RESTRICTED AND ILLIQUID INVESTMENTS

Private Funds may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid.  Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Where registration is required to sell a security, a Private Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Private Fund may be permitted to sell a security under an effective registration statement.  If, during such period, adverse market conditions were to develop, the Private Fund might obtain a less favorable price than prevailed when it decided to sell.  Private Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

STRADDLES

In straddle writing, where a Fund Manager writes both a put and a call on the same underlying security or commodity interest at the same exercise price in exchange for a combined premium on the two writing transactions, the potential risk of loss is unlimited.  To the extent the price of the underlying security or commodity interest is either above or below the exercise price by more than the combined premium, the writer of a straddle will incur a loss when one of the options is exercised.  If the writer is assigned an exercise on one option position in the straddle and fails to close out the other position, subsequent fluctuations in the price of the underlying security or commodity interest could cause the other option to be exercised as well, causing a loss on both writing positions.

RISK ARBITRAGE TRANSACTIONS

Fund Managers may engage in risk arbitrage transactions where they will purchase or sell short securities at prices below or above the anticipated value of the cash, securities or other consideration to be paid or exchanged for such securities in a proposed merger, exchange offer, tender offer or other similar transaction.  If such transactions are delayed, appear, or actually are, not consummated, the price of the security purchased may fall.  In the alternative, such transactions may be consummated at a price in excess of that anticipated when the security was optioned or sold short.  In either case, the result could be a substantial loss for the Fund Manager and the Master Fund.  In certain transactions, the Master Fund may not be “hedged” against market fluctuations.  This can result in losses, even if the proposed transaction is consummated.  In addition, a security to be issued in a merger or exchange offer may be sold short by Fund Managers in the expectation that the short position will be covered by delivery of such security when issued.  If the merger or exchange offer is not consummated, Fund Managers may be forced to cover their short position at a higher price than its short sale price, resulting in a loss.

CONVERTIBLE ARBITRAGE INVESTMENT

The convertible arbitrage strategy used by Fund Managers presents certain market and other risks.  In general, the sensitivity of the price of a convertible security to changes in the price of the underlying stock, commonly known as its Delta, is less than one.  Thus, if the common stock rises by a certain percentage, the related convertible security should rise by less.  Equally, if the common stock were to decline, the convertible should fall by a lesser amount.  A convertible arbitrage strategy generally further reduces the effect of overall market appreciation or depreciation (market risk) on a given equity security and corresponding convertible debt instrument as a result of the offsetting nature of the matched positions.

Nevertheless, a convertible arbitrage strategy will still be sensitive to price changes in the underlying securities markets.  Convertible arbitrage is, in essence, most often a defensive strategy, as it forsakes much or all of the benefit of a rising market in order to be protective in a declining market.  However, the return profile from convertible arbitrage in a falling market is generally superior to its return generated in a rising market; assuming the underlying convertible issue to be still creditworthy, at some point its income or redemption characteristics become more important determinants of its price and further limit its decline relative to the underlying equity.

There are a number of other potential risks associated with convertible arbitrage.  Normally, because of its additional yield characteristics, it is necessary for a buyer of convertibles to pay a conversion premium over the underlying equity.  There are circumstances when the conversion premium can erode more quickly than anticipated, such as when a takeover bid is announced for the underlying equity or, on occasion, when the convertible security is redeemed.  Any one of these factors could prove detrimental to the Master Fund’s value or its liquidity.  Liquidity of convertibles is not always assured, and there can be periods of temporary market dislocation when prices and arbitrage positions may be distorted.

COUNTERPARTY RISK

Private Funds are subject to the risk of the insolvency of their counterparties (such as broker-dealers, futures commission merchants (“FCMs”), banks or other financial institutions, exchanges or clearinghouses).

A Private Fund’s assets could be lost or impounded during a counterparty’s bankruptcy or insolvency proceedings and a substantial portion or all of the Private Fund’s assets may become unavailable to them either permanently or for a matter of years.  Were any such bankruptcy or insolvency to occur, the Fund Manager might decide to liquidate the Private Fund or suspend, limit or otherwise alter trading, perhaps causing the Private Fund to miss significant profit opportunities.

There are increased risks in dealing with offshore brokers and unregulated trading counterparties, including the risk that assets may not benefit from the protection afforded to “customer funds” deposited with regulated brokers and dealers.  A Private Fund may be required to post margin for their foreign exchange transactions with foreign exchange dealers who are not required to segregate customer funds.  In the case of a counterparty’s bankruptcy or inability to satisfy substantial deficiencies in other customer accounts, a Private Fund may recover, even in respect of property specifically traceable to their accounts, only a pro rata share of all property available for distribution to all of such counterparty’s customers.

FCMs are required to segregate assets pursuant to CFTC regulations.  If the assets of a Private Fund were not so segregated by its FCM, the Private Fund would be subject to the risk of the failure of such FCM.  Even given proper segregation, in the event of the insolvency of an FCM, a Private Fund may be subject to a risk of loss of its funds and would be able to recover only a pro rata share (together with all other commodity customers of such FCM) of its assets, such as U.S. Treasury bills, specifically traceable to the account of the Private Fund.  In certain past commodity broker insolvencies, customers have, in fact, been unable to recover from the broker’s estate the full amount of their “customer” funds.  In addition, under certain circumstances, such as the inability of another client of an FCM or the FCM itself to satisfy substantial deficiencies in such other client’s account, a Private Fund may be subject to a risk of loss of the assets on deposit with the FCM, even if such assets are properly segregated.  In the case of any such bankruptcy or client loss, a Private Fund might recover, even in respect of property specifically traceable to the Private Fund, only a pro rata share of all property available for distribution to all of the FCM’s clients.

Many of the markets in which the Private Funds effect their transactions are “over-the-counter” or “inter-dealer” markets.  The participants in these markets typically are not subject to the type of strict credit evaluation and regulatory oversight applicable to members of “exchange-based” markets, and transactions in these markets typically are not settled through exchanges or clearinghouses that guarantee the trades of their participants.  Rather, the responsibility for performing under a particular transaction rests solely with the counterparty to such transactions.  To the extent a Private Fund invests in swaps, derivatives or synthetic instruments or other over-the-counter transactions in these markets, its accounts are subject to the credit risk of the parties with which it trades and deposit collateral.  The Private Fund accounts are also subject to the risk that a counterparty may not settle a transaction because such counterparty is unwilling or unable to do so (for example, because of a credit or liquidity problem affecting the counterparty), potentially resulting in significant losses — perhaps in respect of an offsetting position on which the Private Fund’s account remains obligated to perform.

MARKET DISLOCATION

Developments in the U.S. and global financial markets in recent years have illustrated the uncertainty and instability in the market for all market participants, including financial services companies and real estate investors.  The insolvencies of certain large participants in the financial markets resulted in a temporary systemic breakdown in the normal operation of financial markets, and could adversely affect certain of the Private Funds’ investments.  It is unclear what resulting legal, regulatory, reputational and other unforeseen risks market participants will become subject to in the future.  The impact of such risks on the markets in which Private Funds and the Master Fund will operate in general cannot be determined with precision, but such risks could adversely affect the business of Private Funds and the Master Fund, restrict the ability of Private Funds and the Master Fund to acquire, sell or liquidate investments at favorable times and/or for favorable prices, restrict Private Funds’ and the Master Fund’s investment activities and impede the Master Fund’s ability effectively to achieve its investment objectives.

APPLICABLE LAW AND REGULATORY DEVELOPMENTS

The Master Fund, the Offshore Fund and TEI Fund must comply with various legal requirements, including requirements imposed by the federal securities laws and tax laws.  Should any of those laws change over the term of the Master Fund, the Offshore Fund and TEI Fund, the legal requirements to which the Master Fund, the Offshore Fund and TEI Fund may be subject could differ materially from current requirements.  These changes could be swift and adversely affect the Master Fund, the Offshore Fund and the TEI Fund.  However, governmental changes also may be viewed positively by investors because they provide additional investor protections.

The securities, futures and other derivatives markets are subject (in varying degrees) to comprehensive statutes, regulations and margin requirements.

Several events in the past several years, such as the leveraged speculation in the energy market, the mutual fund market timing investigations and ongoing investigations into corporate abuses, as well as tightening of the global credit market related to the rise in foreclosures in sub-prime mortgages, the insolvencies of certain large market participants, severe market disruptions and volatility, increases in the amount of capital allocated to alternative investment strategies, large scale financial frauds and the temporary systemic breakdown in the operation of financial markets (see “Recent Development in the MBS Market,” “Subordinated Securities,” “Sub-Prime Mortgage Market,” “Short Sales” “Counterparty Risk” and “Market Dislocation” above), and publicity surrounding U.S. federal taxation of hedge fund and private equity fund managers, have caused lawmakers and regulators to promulgate laws and issue regulations and/or to consider additional oversight of financial markets, including more stringent registration and disclosure requirements and other heightened oversight requirements with respect to private investment funds and their advisers, new or increased restrictions with respect to certain trading techniques and related Financial Instruments (e.g., short sale restrictions, clearing and trading of over-the-counter derivatives and enhanced speculative position limits), the creation of a single systemic risk regulator with regulatory oversight and authority over substantially all U.S. financial markets and other substantial changes to the broader legal and regulatory framework in which such funds operate.  In particular, the Dodd-Frank Act addressed some of these issues, including requiring investment adviser registration for many advisers that previously were exempt from registration.  The full impact of the Dodd-Frank Act remains to be seen, as the SEC and the CFTC continue to promulgate rules and regulations to implement the particulars of the legislation.  Even beyond these changes, the CFTC and SEC as well as other regulators, self-regulatory organizations and exchanges around the world continue to have the authority to implement regulations that could affect the Master Fund’s, the Offshore Fund’s and the TEI Fund’s operations to varying degrees, including the authority to take extraordinary actions in the event of market emergencies (which authority may be used more frequently if market conditions are or remain unusually turbulent).  The regulation of private investment vehicles and their transactions also is subject to future modification by further legislative, regulatory as well as judicial action.  The duration, severity, and ultimate effect of the worldwide financial crisis of the past few years and both recent and proposed governmental actions with respect to private investment funds cannot be predicted, and any resulting changes in the treatment of such funds and their investments could have a material adverse impact on the returns of the Master Fund, the Offshore Fund and the TEI Fund or the Master Fund’s, the Offshore Fund’s and the TEI Fund’s ability to conduct its business as described herein or even to continue doing business at all.

REGULATORY RISKS OF PRIVATE FUNDS

The regulatory environment for hedge funds and private equity funds is evolving and changes therein may adversely affect the ability of the Master Fund to pursue its investment strategy.  In addition, the regulatory or tax environment for derivative and related instruments is evolving and may be subject to modification by government or judicial action which may adversely affect the value of the investments held by Private Funds and indirectly by the Master Fund.  The effect of any future regulatory or tax change is impossible to predict.

LIMITS OF RISK DISCLOSURE

The above discussions and the discussions in TEI Fund’s SAI on various risks associated with TEI Fund, the Units, the Master Fund and the Private Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in TEI Fund.  Prospective investors should read this entire Offering Memorandum, TEI Fund’s SAI and the Operating Agreement and consult with their own advisors before deciding whether to invest in TEI Fund.  In addition, as the Master Fund’s investment program or market conditions change or develop over time, an investment in TEI Fund may be subject to risk factors not currently contemplated or described in this Offering Memorandum.

MANAGEMENT OF TEI FUND, THE OFFSHORE FUND AND THE MASTER FUND

THE BOARDS

The Board of TEI Fund and the Master Fund’s Board have overall responsibility to oversee the business operations of TEI Fund and the Master Fund, respectively, on behalf of the Members.  At least a majority of each Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act (“Independent Directors”).  See “Directors and Officers” in TEI Fund’s SAI for identities of the Directors and executive officers of TEI Fund and the Master Fund, brief biographical information regarding each of them, and other information regarding election of the Boards and Board membership.

The Offshore Fund has two members, TEI Fund and the Manager (which holds only a nominal non-voting interest).  TEI Fund is the managing member of the Offshore Fund and the members have delegated the day-to-day management and general oversight responsibilities of the Offshore Fund to TEI Fund.  Therefore, the Offshore Fund effectively is controlled by TEI Fund’s Board.

THE MANAGER

Under the supervision of the Board and pursuant to the Investment Management Agreement, City National Rochdale, LLC (“City National Rochdale” or the “Manager”), a registered investment adviser with headquarters at 400 Park Avenue, New York, New York 10022, makes the Master Fund’s day-to-day investment decisions, including buying and selling securities for the Master Fund and conducting research that leads to the allocation of the Master Fund’s assets among Private Funds.  The Manager is a wholly-owned subsidiary of City National Bank (“City National”).  City National is a wholly-owned subsidiary of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada.

The Sales Agent is a wholly-owned subsidiary of the Manager.

The Investment Management Agreement may be terminated by the Board, by a majority vote of the Members, or by the Manager.

PORTFOLIO MANAGERS

On behalf of the Manager, the following individual has primary responsibility for managing TEI Fund, the Offshore Fund and the Master Fund.  The SAI provides additional information about such individual’s compensation, other accounts managed by such individual, and his ownership of securities in TEI Fund.

PORTFOLIO MANAGER	SINCE	RECENT PROFESSIONAL EXPERIENCE

Thomas H. Ehrlein	2013
Mr. Ehrlein is a Director, Portfolio and Alternative Analytics Group at City National Rochdale.

Mr. Ehrlein joined the former Rochdale Investment Management (predecessor to City National Rochdale) in 2005.  He oversees a number of business segments at the firm including, investment oversight for all non-traditional investments, and the portfolio analytics & modeling processes.  He is also a key member of the firm’s asset allocation committee.  He has been involved with the investment management industry since 2000.

Previously, Mr. Ehrlein was a Senior Consultant in the Investment Management division of FactSet Research Systems, Inc., where he performed financial market and portfolio management research and quantitative analysis for institutional money management firms.  Additionally, he was a middle market lending credit analyst at ABN-Amro, North America..

FEES AND EXPENSES

INVESTMENT MANAGEMENT FEE

Pursuant to the Investment Management Agreement, the Master Fund will pay the Manager an investment management fee at an annual rate of 0.75% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases.  The investment management fee will accrue monthly and will be payable at the end of each quarter.  The investment management fee will be an expense out of the Master Fund’s assets, and will be indirectly reflected in each Member’s capital account (including capital accounts of the Manager and its affiliates, if any).  Net assets means the total value of all assets under management of the Master Fund, less all accrued debts, liabilities, and obligations of the Master Fund, calculated before giving effect to any repurchase of Units on the date of calculation.  See “Capital Accounts and Allocations.”

Prior to January 1, 2017, the Manager delegated sub-investment management responsibilities with respect to the Master Fund to a sub-adviser.  The Manager paid the sub-adviser a sub-investment management fee at an annual rate equal to 40% of the amount earned by the Manager.  In addition, TEI Fund paid the Manager an Incentive Fee equal to a percentage of each Member’s net profits.  The Manager paid 100% of the Incentive Fee to the sub-adviser.  Effective January 1, 2017, the Manager terminated the sub-investment management arrangement with the sub-adviser.  As a result, the annual rate at which the Master Fund pays the Manager an investment management fee has been reduced from 1.25% to 0.75% of the Master Fund’s month-end net assets.  In addition, the Incentive Fee that TEI Fund paid the Manager (which was ultimately paid to the sub-adviser) has been eliminated.

ADMINISTRATIVE FEE

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as administrator for TEI Fund, the Offshore Fund and the Master Fund.  The Administration Servicing Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Directors; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Member reports and other regulatory reports or filings required of TEI Fund and the Master Fund; prepare all required filings necessary to maintain TEI Fund’s ability to sell Units in all states where it intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to Members; coordinate the preparation and payment of TEI Fund and Master Fund related expenses; monitor and oversee the activities of TEI Fund’s and the Master Fund’s servicing agents (i.e., custodian, fund accountants, etc.); review and adjust as necessary TEI Fund’s and the Master Fund’s expense accruals; maintain and preserve certain books and records; calculate the net asset value of TEI Fund, the Offshore Fund and the Master Fund; and perform such additional services as may be agreed upon among TEI Fund, the Offshore Fund, the Master Fund and the Administrator.

U.S. Bancorp Fund Services, LLC also serves as TEI Fund’s, the Offshore Fund’s and the Master Fund’s transfer, distribution disbursing and Member servicing agent pursuant to the Administration Servicing Agreement and has agreed to provide the following services, among others: maintain the register of Members and enter on such register all issues, transfers, and repurchases of Units for active and closed accounts according to the 1940 Act; assist TEI Fund’s accountants in the preparation of, and mail, tax forms; handle telephone calls and correspondence of Members; control and reconcile Units; mail and tabulate proxies for Member meetings; mail prospectuses; process payments; and confirm account activity.

For its services provided to TEI Fund and to the Master Fund proportionately based on TEI Fund’s investment in the Master Fund, the Administrator receives from TEI Fund a total annual fee, accrued monthly and paid monthly, in an amount equal to 0.12% of the first $150 million, 0.10% of the next $150 million and 0.08% of the balance over $300 million of TEI Fund’s month-end net assets before giving effect to any repurchases by TEI Fund of Units.  To the extent that the Offshore Fund incurs charges for these services, the Manager, or an affiliate of the Manager, has agreed to bear all costs related to the Offshore Fund.

INVESTOR SERVICING ARRANGEMENTS

Under the terms of an investor servicing agreement between TEI Fund and the Sales Agent (the “Investor Servicing Agreement”), the Sales Agent is authorized to retain broker-dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Members that are their customers (“Investor Service Providers”).  These services include, but are not limited to, handling Member inquiries regarding TEI Fund and the structure it shares with the Offshore Fund and the Master Fund (e.g., responding to questions concerning investments in the Master Fund via TEI Fund and the Offshore Fund, and reports and tax information provided by TEI Fund ); assisting in the enhancement of relations and communications between Members and TEI Fund; assisting in the establishment and maintenance of Member accounts with TEI Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Sales Agent may reasonably request. Under the Investor Servicing Agreement, TEI Fund will pay a fee to the Sales Agent to reimburse it for payments made to Investor Service Providers.  This fee will be accrued monthly and paid monthly and will be in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.25% (on an annualized basis) of the aggregate value of outstanding Units held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar month (before any repurchases of Interests or the Incentive Allocation); or (ii) the Sales Agent’s actual payments to the Investor Service Provider. The Sales Agent will be entitled to reimbursement under the Investor Servicing Agreement for any payments it may make to any affiliated Investor Service Providers.

OTHER EXPENSES

TEI Fund pays its expenses and the expenses of the Master Fund proportionately based on TEI Fund’s investment (through the Offshore Fund) in the Master Fund, other than such expenses that the Manager assumes (pursuant to the Investment Management Agreement) or reduces and/or reimburses (under the Manager’s agreement to reduce and/or reimburse TEI Fund’s and the Master Fund’s expenses).  The expenses of TEI Fund include, but are not limited to, any fees and expenses in connection with the organization of TEI Fund, including any offering expenses; brokerage commissions; interest and fees on any borrowings by TEI Fund (directly or through the Master Fund); fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective investments by the Master Fund for TEI Fund), including foreign legal counsel; independent registered public accounting firm; fees and expenses in connection with repurchase offers and any repurchases of Units; taxes and governmental fees (including tax preparation fees); custody fees; expenses of preparing, printing, and distributing prospectuses, SAIs, and any other material (and any supplements or amendments thereto), reports, notices, other communications to Members, and proxy material; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings; expenses of corporate data processing and related services; Member record keeping and Member account services, fees, and disbursements; fees and expenses of the Directors that the Manager, the Sales Agent, or their affiliates do not employ; insurance premiums; fees for Investor Services and extraordinary expenses such as litigation expenses. TEI Fund may need to sell its holdings of the Master Fund to pay fees and expenses, which could cause TEI Fund to realize taxable gains.

U.S. Bank, N.A. (“Custodian”), whose principal business address is 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212, serves as the custodian of TEI Fund’s and the Master Fund’s assets pursuant to a custodian services agreement with these entities, under which the Custodian, among other things: opens and maintains separate accounts in each entity’s name; makes cash payments from the accounts for purposes set forth in the agreement; holds securities in, or makes book entries in, accounts; releases and delivers or exchanges securities owned by each entity as set forth in the agreement; collects and receives for the account of each entity all income, property, and similar items; settles purchased securities upon receipt; and furnishes to each entity periodic and special reports, statements, and other information.

Subject to the Expense Limitation, the Manager will be entitled to recover expenses incurred by it on behalf of TEI Fund and the Master Fund during each of TEI Fund’s and the Master Fund’s three fiscal years following the fiscal year in which such expenses were incurred, provided that prior year expenses can be recovered only if the current expense ratio is less than the prior year expense cap that was in place when such prior year expenses were waived.  The Expense Limitation is intended to limit the amount of certain expenses incurred by TEI Fund.  For the avoidance of doubt, any front-end or contingent deferred loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, or extraordinary expenses, such as litigation, the fees and expenses associated with the underlying Private Funds (as described below) and the Incentive Fee will not be limited by the Expense Limitation.  See “Summary of Expenses” and “Management of TEI Fund, the Offshore Fund and the Master Fund —Investor Servicing Arrangements” for more details.

The Private Funds will bear various fees and expenses in connection with their operations.  These fees and expenses are similar to those incurred by TEI Fund and the Master Fund.  The Private Funds will pay asset-based fees to their investment advisers and generally may pay performance-based fees or allocations to the investment advisers, which effectively reduce the investment returns of the Private Funds.  These expenses, fees, and allocations are in addition to those incurred by TEI Fund and the Master Fund.  As an investor in the Private Funds, TEI Fund through the Master Fund will bear a portion of the expenses and fees of the Private Funds.  Generally, fees payable to investment advisers of the Private Funds will range from 0.5% to 3% (annualized) of the average net asset value of TEI Fund’s investment through Master Fund, and incentive allocations or fees generally range from 10% to 30% of a Private Fund’s net profits or performance.

SALES EXPENSES

Pursuant to a selling agreement between the Sales Agent and TEI Fund (the “Selling Agreement”), the Sales Agent bears all of its expenses of providing services as described under that agreement.  TEI Fund will assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Sales Agent under the Selling Agreement.  TEI Fund will pay (or will enter into arrangements providing that others will pay), among other things: (i) all fees and expenses in connection with the registration of TEI Fund and the Units under the United States securities laws and the registration and qualification of Units for sale in the various jurisdictions in which TEI Fund shall determine it advisable to qualify such Units for sale; and (ii) the cost of preparing and printing of sufficient copies of TEI Fund’s prospectus, SAI, and any other material (and any supplements or amendments thereto) for distribution to existing Members.  Notwithstanding the foregoing, the investors purchasing Units may be charged a sales load, as described above (see “Summary of Expenses”).

The Sales Agent may enter into related selling group agreements with various broker-dealers, including affiliates of the Sales Agent that provide selling services to investors.  The Sales Agent also may provide selling services.  The Sales Agent, the Manager, or their affiliates may pay from their own resources additional compensation to brokers and dealers in connection with the sale of the Units or servicing of investors.  The Sales Agent also may reallow to broker-dealers participating in the offering up to the full applicable sales load.

PORTFOLIO TRANSACTIONS

THE MASTER FUND

It is the policy of the Master Fund to obtain the best results in connection with effecting its portfolio transactions taking into account certain factors as set forth below.  In most instances, the Master Fund will purchase securities directly from a Private Fund, and such purchases by the Master Fund may be, but are generally not, subject to transaction expenses.  Nevertheless, the Master Fund anticipates that some of its portfolio transactions may be subject to expenses.

The Master Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Master Fund may be conducted through any affiliated person of the Master Fund or any affiliated person of such person (an “M F Affiliate”).  If the Master Fund has an M F Affiliate for brokerage transactions, the Board will adopt procedures in conformity with Section 17(e) of the 1940 Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable.  As discussed below, the Private Funds may also conduct brokerage transactions through an M F Affiliate if the Master Fund ever has one.  Transactions for the Master Fund will not be effected on a principal basis with an M F Affiliate (unless permitted under the 1940 Act).  However, such entities may effect brokerage transactions for the Master Fund.  These transactions would be effected in accordance with procedures adopted by the Master Fund pursuant to Section 17(e) of the 1940 Act and rules and regulations promulgated thereunder.  Among other things, Section 17(e) and those rules and regulations provide that, when acting as broker for the Master Fund in connection with the sale of securities to or by the Master Fund, an M F Affiliate may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales.  Brokerage transactions effected by the Private Funds with an M F Affiliate (if there is one) will not be subject to the limitations imposed by Section 17(e) of the 1940 Act.  The Master Fund will bear any commissions or spreads in connection with its portfolio transactions.  In placing orders, it is the policy of the Master Fund to obtain the best results, taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved.  While an M F Affiliate generally would seek reasonably competitive spreads or commissions, the Master Fund will not necessarily be paying the lowest spread or commission available.  In executing portfolio transactions and selecting brokers or dealers, an M F Affiliate (if there is one) would seek to obtain the best overall terms available for the Master Fund.  In assessing the best overall terms available for any transaction, a M F Affiliate would consider factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  The overall reasonableness of brokerage commissions paid to an M F Affiliate would be evaluated by the Manager based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services.  Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

THE PRIVATE FUNDS

The Private Funds will incur transaction expenses in the management of their portfolios, which will decrease the value of the Master Fund’s investment in the Private Funds.  In view of the fact that the investment program of certain of the Private Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Private Funds may be substantially greater than the turnover rates of other types of investment vehicles.  In addition, the order execution practices of the Private Funds may not be transparent to the Master Fund.  Each Private Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage.  The Manager will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Private Funds.  The Manager expects that each Private Fund will generally select broker-dealers to effect transactions on the Private Fund’s behalf substantially in the manner set forth below.  The Manager will consider a Private Fund’s turnover rate as part of the “Investment Process” described above and monitor it as described under “Evaluation and Monitoring of Private Funds”, subject to the impediments mentioned therein.

It is expected that each Private Fund generally will seek reasonably competitive commission rates.  However, Private Funds will not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Master Fund.  Private Funds may not be subject to the same regulatory restrictions on principal and agency transactions.  If the Master Fund has an M F Affiliate that could handle affiliated brokerage transactions, some Private Funds may effect principal or agency transactions through such M F Affiliate.  The Master Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Private Funds.

No guarantee or assurance can be made that a Private Fund’s brokerage transaction practices will be transparent or that the Private Fund will establish, adhere to, or comply with its stated brokerage practices.  However, as the Private Funds are not investment companies registered under the 1940 Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Private Fund’s investment adviser or its affiliates rather than the Private Fund.

As with the Master Fund, Private Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

VOTING

Each Member will have the right to cast a number of votes based on such Member’s investment percentage at any meeting of Members called by the (i) Board or (ii) Members holding at least a majority of the outstanding investment percentage entitled to vote.  Members will be entitled to vote on any matter on which Members of a registered investment company organized as a limited liability company would be entitled to vote, including selection of Directors and approval of the Investment Management Agreement.  Except for the exercise of their voting privileges, Members will not be entitled to participate in the management or control of TEI Fund’s business, and may not act for or bind TEI Fund.

CONFLICTS OF INTEREST

THE MANAGER AND ITS AFFILIATES

The Manager its affiliates and their directors, officers, and employees (collectively, the “Advisory Affiliates”) carry on substantial investment activities for their own accounts and for, hedge funds, mutual funds, institutions, and individual clients (collectively, “Advisory Clients”).  TEI Fund has no interest in these activities.  The Manager and its Advisory Affiliates will be engaged in substantial activities other than on behalf of TEI Fund and the Master Fund and may have conflicts of interest (1) in allocating their time and activity between TEI Fund and such other activities and (2) in allocating investments among the Advisory Clients.

The Manager or another Advisory Affiliate may determine that an investment opportunity in a particular Private Fund is appropriate for an Advisory Client or for itself, but the Manager may determine that such investment opportunity is not appropriate for the Master Fund.  Situations also may arise in which Advisory Affiliates or Advisory Clients have made investments that would have been suitable for investment by the Master Fund but, for various reasons, were not pursued by, or available to, the Master Fund.  The investment activities of the Advisory Affiliates may disadvantage TEI Fund in certain situations if, among other reasons, the investment activities limit the Master Fund’s ability to invest for TEI Fund in a particular investment vehicle or investment.

It is the Manager’s policy to allocate investments among its various Advisory Clients in a manner it believes to be as fair and equitable as possible, considering each client’s objectives, programs, limitations and capital available for investment, but all clients may not necessarily allocate assets to the same Private Funds or in the same proportionate amounts.  Although in any particular allocation, the Master Fund may be treated more or less favorably than other Advisory Clients, the Manager seeks to treat the Master Fund and its other clients equitably on an overall basis.  However, although the goal of the Manager is to be fundamentally fair on an overall basis with respect to all of its Advisory Clients, there can be no assurance that on an overall basis that a particular client will not be treated more favorably than another.  It is the policy of the Manager to not knowingly or deliberately favor any Advisory Client over another, although various factors may result in the Master Fund and such other clients’ accounts achieving different results.

The Advisory Affiliates or Advisory Clients may have an interest in an account managed by, or enter into relationships with, a Fund Manager or its affiliates on terms, including fees and expenses, that are different than an interest in the Master Fund.  The Manager and Advisory Affiliates may own securities of issuers that are also held by the Private Funds or by the Master Fund.  However, in making investment decisions for the Master Fund, the Manager does not obtain or use material inside information acquired by any Advisory Affiliates in the course of purchasing such securities.

Although the Manager is a subsidiary of a publicly held company that engages in various business activities, the Manager itself does not directly engage in administration and custody businesses with any Private Fund.  In view of this, the Manager is of the opinion that it has fewer direct conflicts of interest within the Private Fund community and thus it is able to be relatively unbiased in its selection from a large pool of Private Funds.

INVESTMENT ADVISERS TO THE PRIVATE FUNDS

Conflicts of interest may arise from the fact that the investment advisers of the Private Funds and their affiliates generally will be carrying on substantial investment activities for other clients, including other hedge funds and private equity funds, in which the Master Fund will have no interest.  The investment advisers of the Private Funds may have financial incentives to favor certain of such accounts over the Private Funds.  Any of their proprietary accounts and other customer accounts may compete with the Private Fund for specific trades, or may hold positions opposite to positions maintained on behalf of the Private Fund.  The investment advisers of the Private Funds may give advice and recommend securities to, or buy or sell securities for, a Private Fund in which the Master Fund has invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Master Fund.

Each investment adviser of a Private Fund is expected to evaluate a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the relevant Private Fund and accounts under management at a particular time.  These factors may include, but are not limited to, the following: (i) the nature of the investment opportunity taken in the context of the other investments at the time; (ii) the liquidity of the investment relative to the needs of the particular entity or account; (iii) the availability of the opportunity (i.e., size of obtainable position); (iv) the transaction costs involved; and (v) the investment or regulatory limitations applicable to the particular entity or account.  Because these considerations may differ, the investment activities of a Private Fund, on the one hand, and other managed accounts, on the other hand, may differ considerably from time to time.  In addition, the fees and expenses of the Private Fund will differ from those of the other managed accounts.  Accordingly, prospective Members should note that the future performance of a Private Fund and its investment adviser’s other accounts would vary.

When a Fund Manager determines that it would be appropriate for a Private Fund and one or more of its other accounts to participate in an investment opportunity at the same time, it may attempt to aggregate, place, and allocate orders on a basis that the investment adviser of the Private Fund believes to be fair and equitable, consistent with its responsibilities under applicable law.  Decisions in this regard are necessarily subjective and there is no requirement that the Private Fund participates, or participates to the same extent as the other accounts, in all trades.

Situations may occur, however, where the Master Fund could be disadvantaged because of the investment activities conducted by a Fund Manager for its other accounts.  Such situations may be based on, among other things, the following: (i) legal restrictions on the combined size of positions that may be taken for a Private Fund or the other accounts, thereby limiting the size of the Private Fund’s position; (ii) the difficulty of liquidating an investment for a Private Fund or the other accounts where the market cannot absorb the sale of the combined positions; and (iii) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.

Each Fund Manager and its principals, officers, employees, and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Fund or a Private Fund.  As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees, and affiliates of the investment adviser of the Private Fund that are the same, different, or made at a different time than positions taken for the Master Fund.

A Fund Manager may invest, directly or indirectly, in the securities of companies in which the Manager and its affiliates have an equity or participation interest.  The purchase, holding, and sale of such investments by a Fund Manager may enhance the profitability of the Manager’s or its affiliates’ own investments in such companies.

Although a Fund Manager may endeavor to negotiate rates which are competitive by industry standards, a Fund Manager may select brokers on the basis that they provide brokerage commission rates, research or other services of direct or indirect financial benefit to the Fund Manager, its affiliates and/or investment accounts under its management.  In such event, a Fund Manager may pay a broker, indirectly, a commission for executing a transaction which is in excess of the amount of commission another broker would have charged for effecting that transaction if the Fund Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker.  These benefits may be available for use by a Fund Manager in connection with transactions in which the Master Fund may not necessarily participate.

The net asset value of a Private Fund may be calculated by the Fund Manager rather than by an independent third party administrator or net asset value calculating agent.  Such Fund Managers have an inherent conflict of interest in performing this function because it is in a Fund Manager’s interest to value the investments at as high a level as possible, as the management fees and performance-based compensation to be received by the Fund Manager are calculated based, in the case of a management fee, on the net asset value of the Private Fund, or in the case of performance-based compensation, on the increase in the net asset value of the Private Fund.  In addition, a Fund Manager may use its performance record to market its services to actual and prospective clients.  In calculating the Net Asset Value of the Master Fund and TEI Fund, the Administrator may rely on the Fund Manager’s calculations.  Members may therefore be entirely reliant on a Fund Manager for the valuation of a Private Fund (and thus, the Net Asset Value of the Master Fund and TEI Fund).

In general, it is the policy of the Manager, Advisory Affiliates and the investment advisers of the Private Funds, that investment decisions for the Master Fund, Advisory Clients and Private Funds be made based on a consideration of their respective investment objectives, policies and other needs and requirements affecting each managed account and that investment transactions and opportunities be fairly allocated among them.

OTHER INVESTORS IN THE MASTER FUND

Other investors in the Master Fund may alone or collectively own or acquire sufficient voting interests in the Master Fund to control matters relating to the operation of the Master Fund.  TEI Fund’s inability to control the Master Fund may adversely affect TEI Fund’s ability to meet repurchase requests, which requires the cooperation of the Master Fund’s Board.  As a result, TEI Fund may be required to withdraw its investment in the Master Fund or take other appropriate action.  Any such withdrawal could result in a distribution “in kind” of portfolio securities (as opposed to cash distribution from the Master Fund).  If securities and other non-cash assets are distributed, TEI Fund, through the Offshore Fund, could incur brokerage, tax, or other charges in converting those assets to cash.  In addition, the distribution in kind may reduce the range of investments in the portfolio or adversely affect the liquidity of TEI Fund.  Notwithstanding the above, there are other means for meeting repurchase requests, such as borrowing.

OUTSTANDING SECURITIES

Title of Class	Amount Authorized	Amount Held by Registrant for its Account	Amount Outstanding as of September 30, 2016, exclusive of Amount Shown under “Amount Held by Registrant for its Account”

Units	Unlimited	None	$20,373,776

CONTROL PERSONS

None.

PURCHASE OF UNITS

OFFERING

RIM Securities LLC, 400 Park Avenue, New York, New York 10022, 1-800-245-9888, is the Sales Agent of the Units pursuant to a Selling Agreement between TEI Fund and the Sales Agent.

Both initial and additional purchases of Units in TEI Fund may be accepted from investors at such times as the Board may determine on the terms set forth below.  The Board may, in its discretion, suspend the offering of Units at any time or permit purchases on a more frequent basis.  The Board reserves the right to reject any purchase of Units in TEI Fund.  Initial and subsequent purchases generally will be accepted quarterly, and Units will be offered at their net asset value, plus any applicable sales charge.  See “Net Asset Valuation.”  The sales charge will be added to each prospective investor’s purchase amount, and will not constitute part of the assets of TEI Fund.  All purchases are subject to the receipt of cleared funds two business days prior to the acceptance date.  Generally, the minimum initial purchase by each investor is $25,000 and the minimum additional investment is $10,000.

Except as otherwise permitted by the Board, initial and subsequent purchases of Units must be by receipt of federal or other immediately available funds (“cleared funds”).  Each initial or subsequent purchase of Units will be payable in one installment and will be due at least two business days prior to the proposed acceptance of the purchase, although the Board may accept, in its discretion, purchases prior to its receipt of cleared funds.

During the offering, Units may be purchased only from the selected broker-dealers or through the Sales Agent.  The offering may be discontinued at any time.  By purchasing Units of TEI Fund, each new Member will be bound by all of the terms of the Operating Agreement.  TEI Fund will have the sole right to accept orders to purchase Units and reserves the right to reject any order in whole or in part.

Pending investment in TEI Fund, the proceeds of the offering, will be placed in an interest-bearing escrow account by U.S. Bank, N.A., TEI Fund’s custodian and escrow agent, pending the closing of such offering.  After any closing, the balance in the escrow account will be invested pursuant to TEI Fund’s investment policies.

METHODS FOR PURCHASING UNITS

To make an investment in TEI Fund, contact the Sales Agent: RIM Securities LLC, 400 Park Avenue, New York, New York 10022, 1-800-245-9888.  Accounts may be opened only through the selected broker-dealers or through the Sales Agent.  Customers of the Sales Agent or of broker-dealers that have entered into selling group agreements with the Sales Agent or its delegate may open an account and buy Units by mailing a completed application, including complete wiring information, to: CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC.  Cash, checks, traveler’s checks, third party checks, or money orders will not be accepted.  Units are not available in certificated form.

Generally, the minimum initial purchase by each investor is $25,000 and the minimum additional investment is $10,000.  Please note that broker-dealers may establish higher minimum investment requirements than TEI Fund, and may independently charge you transaction fees and additional amounts (which may vary) in return for their services in addition to receiving a portion of the sales charge, which will reduce your return.

SALES CHARGE AND MINIMUM INVESTMENT WAIVERS

The Sales Agent may, at its discretion, waive sales charges and minimum investment requirements for the purchase of Units of TEI Fund by or on behalf of: (i) purchasers for whom the Sales Agent or the Manager or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (ii) employees, registered representatives, advisory representatives, counsel and other service providers (together, “City National Rochdale Associates”) and retired City National Rochdale Associates (including spouses, children, and parents of City National Rochdale Associates and retired City National Rochdale Associates) of the Sales Agent or the Manager and any affiliates of the Sales Agent or the Manager; (iii) Directors and retired Directors of TEI Fund (including spouses and children of Directors and retired Directors) and any affiliates thereof; (iv) purchasers who use proceeds from an account for which the Sales Agent or the Manager or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Units of TEI Fund; (v) brokers, dealers, and agents who have a selling agreement with the Sales Agent, and their employees (and the immediate family members of such individuals); (vi) investment advisers or financial planners that have entered into an agreement with the Sales Agent and that purchase Units of TEI Fund for (1) their own accounts or (2) the accounts of eligible clients and that charge a fee for their services; (vii) clients of such investment advisers or financial planners described in (vi) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a broker-dealer or agent that has entered into an agreement with the Sales Agent; and (viii) orders placed on behalf of other investment companies that the Sales Agent, the Manager or an affiliated company distributes.  To receive a sales charge or minimum investment waiver in conjunction with any of the above categories, Members must, at the time of purchase, give the Sales Agent sufficient information to permit confirmation of qualification.  Notwithstanding any waiver, investors remain subject to the eligibility requirements set forth in this Offering Memorandum.

REPURCHASES OF UNITS

NO RIGHT OF REDEMPTION

No Member will have the right to require TEI Fund to redeem its Units.  No public market exists for the Units, and none is expected to develop.  Consequently, Members will not be able to liquidate their investment other than as a result of repurchases of Units by TEI Fund, as described below.

REPURCHASES OF UNITS DURING A TENDER OFFER

The Board of TEI Fund, from time to time and in its complete and absolute discretion, may determine to cause TEI Fund to offer to repurchase Units from Members, including the Manager, by means of a tender offer.  In determining whether TEI Fund should offer to repurchase Units from Members, the Board will consider, among other things, the recommendation of the Manager and any written requests by Members.  The Board in its complete and absolute discretion determines the repurchase amount, and such repurchase amount may be a portion of TEI Fund’s outstanding Units.  TEI Fund has repurchased units in 2009, 2010, 2011 and 2012.  TEI Fund may make additional offers to repurchase Units from Members on a periodic basis, provided that the Units are owned for at least six calendar months after their initial purchase by a Member (or an additional six calendar months as described below, each, a “six-month lock-up period”).  Members must hold Units for at least six calendar months before being eligible to request that TEI Fund repurchase Units during a tender offer.  If a Member does not submit such a request during a tender offer that is made after the expiration of the initial six-month lock-up period (but before the expiration of the second six-month lock-up period), such Member must hold Units for a second six-month period (which is measured from end of the first six-month lock-up period) before submitting an initial request.  Thereafter, Members will be eligible to participate in repurchase offers by TEI Fund, subject to the terms described herein.  The Board of TEI Fund also will consider the following factors, among others, in making such determination:

●	whether any Members have requested that TEI Fund repurchase Units;
●	the liquidity of TEI Fund’s assets;
●	the investment plans and working capital requirements of TEI Fund;
●	the relative economies of scale with respect to the size of TEI Fund;
●	the history of TEI Fund in repurchasing Units;
●	the economic condition of the securities markets; and
●	the anticipated tax consequences of any proposed repurchases of Units.
TEI Fund’s assets consist primarily of its interest in the Master Fund, which is held through the Offshore Fund.  Therefore, in order to finance the repurchase of Units pursuant to the repurchase offers, TEI Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund.  TEI Fund controls the Offshore Fund and, because interests in the Master Fund may not be transferred, TEI Fund may withdraw a portion of its interest only pursuant to repurchases offers by the Master Fund made to the Offshore Fund, and a distribution from the Offshore Fund to TEI Fund of the proceeds.  TEI Fund will not conduct a repurchase offer for Units unless the Master Fund simultaneously conducts a repurchase offer for Master Fund interests.  The Master Fund’s Board of Directors (the “Master Fund’s Board”) expects that the Master Fund will conduct repurchase offers on a basis consistent with TEI Fund in order to permit TEI Fund to meet its obligations under its repurchase offers.  However, there are no assurances that the Master Fund’s Board will, in fact, decide to undertake such a repurchase offer.  TEI Fund cannot make a repurchase offer larger than a repurchase offer made by the Master Fund.  The Master Fund will make repurchase offers, if any, to all of its investors, including TEI Fund (through the Offshore Fund), on the same terms, which practice may affect the size of the Master Fund’s offers.  Subject to its investment restriction with respect to borrowings, the Master Fund or TEI Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

The Operating Agreement provides that TEI Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of the Operating Agreement, to tender all of such Member’s Units for repurchase by TEI Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period).  A Member who intends to cause TEI Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

The Board will determine that TEI Fund will offer to repurchase Units pursuant to written requests only on terms that the Board determines to be fair to TEI Fund and Members.  When the Board determines that TEI Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by TEI Fund (the “Repurchase Request Deadline”), and contains other information Members should consider in deciding whether and how to participate in such repurchase opportunity.  The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its absolute discretion.  TEI Fund will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

Promptly after the Repurchase Request Deadline, TEI Fund will give to each Member whose Units have been accepted for repurchase a payment consisting of: (i) cash or a Promissory Note (non-interest bearing and non-transferable) entitling the Member to be paid an amount equal to such percentage of the estimated value of the repurchased Units as may be determined by the TEI Fund Board as of the Repurchase Valuation Date (the “Initial Payment”); and (ii) if determined to be appropriate by the TEI Fund Board and if the Initial Payment is less than 100% of the estimated value of the repurchased Units, a Promissory Note entitling the Member to be paid an amount equal to the value of the repurchased Units determined as of the Repurchase Valuation Date and based on the results of the annual audit of TEI Fund’s financial statements (i.e., the “Post-Audit Payment” as set forth below).

The Initial Payment may be in cash and equal to an amount up to 100% of the estimated value of the repurchased Units that will equal the value of the Member’s account or portion thereof based on TEI Fund’s net asset value as of the effective date of repurchase (the “Repurchase Valuation Date”), after giving effect to all allocations, including, but not limited to, withholding tax, to be made to the Member’s capital account as of such date.  The Repurchase Valuation Date is the last business day of the quarter that immediately follows the quarter in which the Repurchase Request Deadline occurs, which will be at least 90 days after the Repurchase Request Deadline.  The Initial Payment will be made as of the later of (1) a date within 30 days after the Repurchase Valuation Date, or (2) if the Master Fund has requested withdrawals of its capital from any Private Funds in order to fund the repurchase of TEI Fund’s interests in the Master Fund (through the Offshore Fund), within ten business days after the Master Fund has received at least 90% of the aggregate amount withdrawn from such Private Funds.

In the event that it is determined to be appropriate by the TEI Fund’s Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Units, the second and final payment in respect of the Promissory Note (the “Post- Audit Payment”) will be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Repurchase Valuation Date and based upon the results of the annual audit of TEI Fund’s financial statements for the year in which the Repurchase Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of TEI Fund’s financial statements will be completed within 60 days after the end of each Fiscal Year and that the Post-Audit Payment will be made promptly after the completion of the audit.

A Member whose Units are accepted for repurchase bears the risk that TEI Fund’s net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Valuation Date.  See “Estimates” under “Special Risks of Fund of Private Funds Structure, Including Investing in Unregistered Funds” and “Net Asset Valuation” for more information about this risk of net asset value fluctuation.  Under these procedures, Members will have to decide whether to request that TEI Fund repurchase their Units, without the benefit of having current information regarding the value of Units on a date proximate to the Repurchase Valuation Date.  In addition, there will be a substantial period of time between (a) the dates as of which Members must submit a request to have their Units repurchased and (b) the dates they can expect to receive payment for their Units from TEI Fund.  This period of time is intended, in part, to assist TEI Fund in paying the amounts due to Members.  TEI Fund’s schedule with respect to repurchases of Units is based on operational considerations and various factors relating to the best interests of Members, including, but not limited to, the intent that TEI Fund pay Members their repurchase proceeds, to the extent practicable, based on redemption proceeds received by TEI Fund (through the Offshore Fund and the Master Fund) from Private Funds and to minimize the need for TEI Fund and the Master Fund to maintain cash or borrow money to meet repurchase requests.  Payments for repurchased Units may be further delayed under circumstances where TEI Fund has determined to redeem its interests in Private Funds (through the Offshore Fund and the Master Fund) to make such payments, but has experienced unusual delays in receiving payments from the Private Funds.

Payment by TEI Fund upon repurchase of Units will be made in part or in whole in cash or securities of equivalent value.  TEI Fund does not expect to distribute securities as payment for repurchased Units except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on TEI Fund or on Members not requesting that their Units be repurchased, or that TEI Fund has received distributions from Private Funds in the form of securities that are transferable to the Members.  An in-kind distribution may consist of securities that are not readily marketable and may be subject to restrictions on resale and the market risks described herein until converted into cash.  Certain Members receiving an in-kind distribution may be prohibited from receiving such a distribution.  Members receiving an in-kind distribution will incur costs, including commissions, in disposing of securities that they receive, and in the case of securities that are not readily marketable; Members may not be able to sell the securities except at prices that are lower than those at which the securities were valued by TEI Fund or without substantial delay.

TEI Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board, including a majority of the Independent Directors.  These circumstances may include the following:

●	or any period during which an emergency exists as a result of which it is not reasonably practicable for TEI Fund to dispose of securities it owns or to determine the value of TEI Fund’s net assets;
●	or any other periods that the SEC permits by order for the protection of Members; or
●	other unusual circumstances as the Board deems advisable for TEI Fund and its Members.

If Members request that TEI Fund repurchase a greater number of Units than the repurchase offer amount as of the Repurchase Request Deadline, as determined by the Board in its complete and absolute discretion, TEI Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the Repurchase Request Deadline.  If the Board determines not to repurchase more than the repurchase offer amount or if Members request that TEI Fund repurchase Units in an amount exceeding the repurchase offer amount plus 2% of the Units outstanding on the Repurchase Request Deadline, TEI Fund shall repurchase the Units pursuant to repurchase requests on a pro rata basis, disregarding fractions, according to the number of Units requested by each Member to be repurchased as of the Repurchase Request Deadline.

Payment for repurchased Units may require TEI Fund to liquidate portfolio holdings in the Master Fund which holds Private Funds earlier than the Manager otherwise would liquidate such Private Fund holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover.  TEI Fund may maintain cash or borrow money to meet repurchase requests, which would increase TEI Fund’s operating expenses and would impact the ability of TEI Fund to achieve its investment objective via the Master Fund.

The repurchase of Units is subject to regulatory requirements imposed by the SEC.  TEI Fund’s repurchase procedures are intended to comply with such requirements.  However, in the event that the Board determines that modification of these repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure TEI Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.

After the expiration of the six-month lock-up period, TEI Fund may allocate to Members whose Units are repurchased withdrawal or similar charges imposed by Private Funds if the Manager determines to withdraw from one or more Private Funds as a result of Member repurchase requests and such charges are imposed on TEI Fund.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $25,000.  To the extent consistent with the Securities Exchange Act of 1934, as amended, including the rules thereunder, and any other applicable laws, TEI Fund reserves the right to reduce the amount to be repurchased from a Member so that the required capital account balance is maintained.

For an example of a repurchase, assume for illustrative purposes only that (a) a Unit represents a limited liability company interest purchased for $5,000 and (b) there is one Member in TEI Fund who initially purchased 6 Units for $5,000 each more than six calendar months ago, the length of the lock-up period.  At a Board meeting, the Manager recommended an offer to repurchase Units.  The Board then considers this recommendation and other factors, including those mentioned above under this section.  A resolution is adopted by the Board to make an offer of repurchase and send out written notice of such offer to the sole Unit holder as follows: amount of Units to be repurchased – 20% of Member’s holdings; repurchase offer commencement date – August 29, 2014; repurchase offer request deadline (at least 20 business days later) – September 30, 2014; repurchase valuation date (the last business day of the quarter that immediately follows the quarter in which the repurchase offer deadline occurs) – December 31, 2014; and other information that the Board thinks the Member should consider in deciding whether and how to participate in such repurchase opportunity. The Member tenders 1.32 Units to TEI Fund for repurchase on September 20, 2014.  The Board determines to repurchase 1.238 Units and promptly after September 30, 2014 gives the Member a promissory note entitling him to a payment at each of two separate times and both payments will equal the value of the 1.238 Units as of December 31, 2014 based on the following considerations: while 20% of 6 Units is only 1.2 Units, TEI Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the repurchase request deadline on a pro rata basis, provided there is a remaining balance in the Member’s account of $25,000, according to the Operating Agreement. The 0.12 of an extra Unit is not more than 2% of the 6 Units outstanding on the repurchase request deadline.  However, including 0.12 of an extra Unit in the repurchase will leave a remaining balance in the Member’s account at less than $25,000.  On December 31, 2014 the value of a Unit is determined to be $5,250, times 6 Units, equals $31,500 total account value, minus the $25,000 minimum, equals $6,500, divided by $5,250 per Unit, equals 1.238 Units.  So, only 0.038 of an extra Unit is permitted beyond 1.2 Units or 20% of 6 Units.  TEI Fund via the Master Fund paid a 1% withdrawal charge to the Private Fund in the Master Fund’s portfolio from which the Master Fund withdrew money to pay for the repurchase of the 1.238 TEI Fund Units.  This money to pay for the repurchase of 1.238 Units was not received within thirty days of December 31, 2014 (the Repurchase Valuation Date) and the Master Fund had to wait until February 1, 2015 to receive at least 90% of the aggregate amount requested from the Private Funds in its portfolio.  The Master Fund forwarded this lower amount through the Offshore Fund to TEI Fund.  Therefore, within ten business days of February 1, 2015, TEI Fund will make an Initial Payment to the Member according to the Operating Agreement and the following arithmetic: 90% of the estimated value of 1.238 repurchased Units equals $5,849.55 (1.1142 Units times the estimated value per Unit of $5,250), minus 1% ($58.50), equals $5,791.05.

The annual audit of TEI Fund’s financial statements is complete on May 30, 2015 which is sixty days after March 31, 2015, the end of TEI Fund’s fiscal year in which the Repurchase Valuation Date (December 31, 2014) occurred.  During this annual audit, it was determined that the Unit value on December 31, 2014 should have been higher by an additional $10 or $5,260 per Unit.  Therefore, promptly after May 30, 2015, TEI Fund will make a Post-Audit Payment to the Member according to the Operating Agreement and the following arithmetic: 1.238 repurchased Units, times the post audit Unit value of $5,260, equals $6,511.88, minus 1% ($65.12), equals $6,446.76, minus $5,791.05 (the Initial Payment), equals a Post-Audit Payment of $655.71.

MANDATORY REDEMPTIONS

In accordance with the terms and conditions of TEI Fund’s Operating Agreement, TEI Fund may cause a mandatory redemption of Units of a Member or any person acquiring Units from or through a Member if the Board or, on behalf of the Board, the Manager determines or has reason to believe that, among other things:

●	one or more Units have been transferred, or the Units have vested in any person, by operation of law as a result of the death, dissolution, bankruptcy, or incompetence of a Member;
●
ownership of Units by such Member or other person will cause TEI Fund or the Manager to be in violation of, or subject TEI Fund or the Manager to additional registration or regulation under the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

●
continued ownership of such Units may be harmful or injurious to the business or reputation of TEI Fund or the  Manager, or may subject TEI Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

●	any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or
●	it would be in the best interests of TEI Fund for TEI Fund to cause a mandatory redemption of such Units.
Members whose Units are redeemed by TEI Fund will not be entitled to a return of any amount of sales load that was charged in connection with the Member’s purchase of the Units.

Examples of mandatory redemption situations are: (i) where a Member lied about having the required net worth or income requirements to be a Qualified Investor, and (ii) Units are transferred by operation of law to a person not in the Member’s immediate family who is a world famous criminal.

TRANSFERS OF UNITS

A Member may transfer his, her or its Units only with prior written consent of the Board, which consent may be withheld in the Board’s sole and absolute discretion.  Each transferring Member and each transferee agrees to pay all expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by TEI Fund in connection with the transfer.  If a Member transfers Units with the approval of the Board, TEI Fund shall promptly take all necessary actions so that each transferee or successor to whom the Units are transferred is admitted to TEI Fund as a Member.  Notwithstanding the foregoing, with the consent of the Manager and subsequent ratification by the Board, RIM Securities LLC may broker transfers of Units from one Member to another existing Member or from a Member to a new investor.

The Board may not consent to and/or ratify a transfer of a Unit by a Member unless such transfer is to a single transferee or after the transfer of the Unit, the balance of the account of each of the transferee and transferor is not less than $25,000.  By subscribing for a Unit, each Member agrees to indemnify and hold harmless TEI Fund, the Master Fund, each Board, the Manager or each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Operating Agreement or any misrepresentation made by that Member in connection with any such transfer.

NET ASSET VALUATION

TEI Fund and the Offshore Fund will compute net asset value as of the last business day of each month.  In determining net asset value, TEI Fund and the Offshore Fund will value investments as of such month-end.  The net asset value of TEI Fund and the Offshore Fund will equal the value of its total assets of each entity, less all of the liabilities, including accrued fees and expenses.  The assets of TEI Fund consist of its interest in the Offshore Fund.  In computing its net asset value, TEI Fund will value its interest in the Offshore Fund at the value of the Offshore Fund’s interest in the Master Fund, and the Offshore Fund will value its interest in the Master Fund at the net asset value provided by the Master Fund to the Offshore Fund and TEI Fund.  The value of a Member’s capital account will equal the net asset value of TEI Fund, multiplied by such Member’s investment percentage.

The Board has adopted written procedures pursuant to which the Master Fund will value its portfolio investments.  These procedures delegate valuation functions on a day-to-day basis to the Manager.  In general, assets for which market quotations are readily available are valued at current market value.  When a market quotation for a portfolio investment is not available, the Manager may price the asset using fair value procedures adopted by the Board.  To monitor and implement the fair valuation process and procedures, the Investment Manager has formed an internal Fair Value Committee (the “Committee”).

Market quotations are not readily available for the interests in Private Funds held by the Master Fund.  The Master Fund’s interest in each Private Fund generally will be valued at the net asset value of that interest as reported by the management of such Private Fund.  Those values generally represent the Master Fund’s proportionate share of the net assets of the Private Fund as reported by the Private Fund.

If the Master Fund does not receive a month-end value from a Private Fund on a timely basis, the Manager believes that the value reported by the Private Fund does not accurately represent the price at which the Private Fund would effect a redemption by the Master Fund if the Master Fund were to make such a request on a timely basis, or the Manager believes that an adjustment to the reported value is appropriate for any other reason, the Committee shall determine the appropriate fair value of the Master Fund’s interest in the Private Fund in accordance with the Master Fund’s fair value procedures.

The valuations reported by the Fund Managers, upon which the Master Fund calculates its month-end net asset value and net asset value may be subject to later adjustment, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Private Funds are audited by those Private Funds’ independent auditors and may be revised as a result of such audits.  Other adjustments may occur from time to time.

To the extent the Manager invests the assets of the Master Fund in securities or other instruments that are not investments in Private Funds, as set forth under “Use of Proceeds” and “Temporary and Defensive Measures”, the Master Fund will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, (including, the NASDAQ Stock Market), or the OTC Bulletin Board will be valued at their last composite sale prices as reported at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.  Securities traded on a foreign securities exchange will generally be valued at their last sale prices on the exchange where such securities are primarily traded.  If no sales of particular securities are reported on a particular day, the securities will be valued based on their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service.  Redeemable securities issued by a registered open-end investment company will be valued at the investment company’s net asset value per share.  Other securities for which market quotations are readily available will generally be valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer, or pricing service.  If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith in accordance with procedures adopted by the Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold.  In such circumstances, the Manager and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.  See “Risk Factors” under “Summary” and “Valuation of Investments” and “Estimates” under “Special Risks of Fund of Private Funds Structure, Including Investing in Unregistered Funds” for more information on asset valuation when there is no public market or possibly no market at all for an asset.

The valuations for fixed income securities are typically the prices supplied by independent third party pricing services, which may use market prices or broker-dealer quotations or other techniques and methodologies.  If independent third party pricing services are unable to supply prices for a portfolio investment, or if prices supplied are deemed by the Manager to be unreliable, a market price may be obtained by the Manager using quotations form one or more broker-dealers.  The Manager and/or the Board will monitor periodically the reasonableness of valuations provided by any pricing service.  Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service.  Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States.  Foreign exchange rates are also determined prior to such close.  On occasion, the values of securities and exchange rates may be affected by events occurring during the period between the determination of such values or exchange rates and the determination of the net asset value of the Master Fund.  When such events materially affect the values of securities held by the Master Fund or its liabilities, such securities and liabilities may be valued within a reasonable period of time at fair value as determined in good faith in accordance with procedures approved by the Board.  Ordinarily, this period will be no longer than the time between successive month-end net asset value calculations.  However, this period may be longer in certain situations described under this heading “Net Asset Valuation” and the heading “Special Risks of Fund of Private Funds Structure, Including Investing In Unregistered Funds”.  These situations include when a Private Fund does not report a month-end value to the Master Fund on a timely basis; the Board concludes that the information provided by the Fund Manager does not represent the fair value of the Master Fund’s interests in the Private Fund; the valuations reported by the investment advisers of the Private Funds, upon which the Master Fund calculates its month-end net asset value, may be subject to later adjustment, based on information reasonably available at that time, such as the Private Fund’s annual audit; and the Board decides to reevaluate either its fair value methodology or that of a third party pricing system, agent or dealer.

The Manager or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Manager or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Master Fund.  Consequently, the fees charged to the Master Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Manager’s investment management fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund’s (and in turn TEI Fund’s) net assets if the judgments of the Board, the Manager, or investment advisers to the Private Funds should prove incorrect.  Also, a substantial number of investment advisers to the Private Funds will only provide determinations of the net asset value of Private Funds on a monthly basis, in which event it will not be possible to determine the net asset value more frequently.

See “Duty of Care and Arbitration”.

UNITS AND CAPITAL ACCOUNTS

GENERAL

TEI Fund will maintain a separate capital account for each Member; this will have an opening balance equal to the Member’s initial contribution to the capital of TEI Fund (i.e., the amount of the investment less any applicable sales load).  Each Member’s capital account will be increased by the amount of any additional contributions by the Member to the capital of TEI Fund, plus any amounts credited to the Member’s capital account as described below.  Similarly, each Member’s capital account will be reduced by the sum of the amount of any repurchase by TEI Fund of the Member’s Units, or portion thereof, plus the amount of any distributions to the Member that are not reinvested, plus any amounts debited against the Member’s capital account as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each fiscal period.  Such computation is expected to occur on a monthly basis and other times, in TEI Fund Board’s discretion.  A fiscal period begins on the day after the last day of the preceding fiscal period and ends at the close of business on the first to occur of (i) the last day of each fiscal year (March 31), (ii) the last day of each taxable year (December 31), (iii) the day preceding the date as of which any contribution to the capital of TEI Fund is made, (iv) any day as of which TEI Fund repurchases any Units of any Member, (v) any day as of which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective ownership of Units, or (vi) any other day as determined by TEI Fund’s Board.

ALLOCATION OF NET PROFITS AND LOSSES

Net profits or net losses of TEI Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of Members as of the last day of each fiscal period in accordance with each Member’s respective “investment percentage” for the period.  A Member’s investment percentage will be determined by dividing the balance of the Member’s capital account as of the beginning of a fiscal period by the sum of the balances of the capital accounts of all Members at such time.  Net profits or net losses will be measured as the net change in the value of the net assets of TEI Fund including any net change in unrealized appreciation or depreciation of investments as well as realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by TEI Fund of Units.

Allocations for tax purposes generally will be made among Members so as to equitably reflect amounts credited or debited to each Member’s capital account for the current and prior taxable years.

ALLOCATION OF SPECIAL ITEMS

Withholding taxes or other tax obligations incurred by TEI Fund (either directly or indirectly through the Offshore Fund or the Master Fund) which are attributable to any Member will be debited against the capital account of that Member as of the close of the fiscal period during which TEI Fund paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes.  If the amount of those taxes is greater than the distributable amounts, then the Member or any successor to the Member’s Units is required to pay upon demand to TEI Fund, as a contribution to the capital of TEI Fund, the amount of the excess.

RESERVES

Appropriate reserves may be created, accrued, and charged against net assets for contingent liabilities as of the date the contingent liabilities become known to TEI Fund.  Reserves will be in such amounts (subject to increase or reduction) that TEI Fund may deem necessary or appropriate.  The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, against net assets.

TAXES

THIS DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING ANY FEDERAL TAX PENALTIES THAT THE INTERNAL REVENUE SERVICE MAY ATTEMPT TO IMPOSE.  EACH RECIPIENT OF THIS OFFERING MEMORANDUM SHOULD SEEK ADVICE BASED ON THAT PERSON’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain aspects of the Federal income taxation of TEI Fund, its Members, the Offshore Fund and the Master Fund that should be considered by a prospective Member.  TEI Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other Federal, state, local or foreign authority with respect to any of the tax issues affecting TEI Fund, but TEI Fund may, although it does not currently intend to, seek a ruling from the Service with respect to the question of whether or not any income allocable to a tax-exempt investor in TEI Fund would be unrelated business taxable income (“UBTI”).  Further, TEI Fund has not obtained an opinion of counsel with respect to any Federal tax issues, including the characterization of TEI Fund as a partnership for Federal income tax purposes and the absence of UBTI or with respect to any other Federal, state, local or foreign tax issues.

This summary of certain aspects of the Federal income tax treatment of TEI Fund, its Members, the Offshore Fund and the Master Fund is based upon the Code, judicial decisions, Treasury Regulations (the “Regulations”), and rulings in existence on the date hereof, all of which are subject to change, including retroactively.  This summary does not discuss the impact of various proposals to amend the Code that could change certain of the tax consequences of an investment in TEI Fund.  This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors that are subject to special treatment under the Federal income tax laws, such as insurance companies.

PROSPECTIVE MEMBERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR OWN TAX ADVISORS IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN TEI FUND.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Offering Memorandum and the SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of TEI Fund are consistent with their overall investment plans.

TAX TREATMENT OF TEI FUND OPERATIONS

It is the intention of TEI Fund that, under the provisions of the Code and the Regulations, as in effect on the date of this Offering Memorandum, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board, TEI Fund will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes.  A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof).  Units will not be traded on an established securities market.  Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof).  TEI Fund may not be eligible for any of those safe harbors.

The Section 7704 Regulations include a “redemption or repurchase agreement” safe harbor under which partnership interests can avoid being treated as readily tradable.  The Section 7704 Regulations provide that this safe harbor applies in the case of a “redemption or repurchase agreement,” which is defined as “a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner, or a person related to another partner.”  The Section 7704 Regulations provide that the transfer of an interest in a partnership pursuant to a redemption or repurchase agreement is disregarded in determining whether interests in the partnership are readily tradable if (1) the redemption or repurchase agreement provides that the redemption or repurchase cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption or repurchase right, (2) the redemption or repurchase price is established not more than four times during the partnership’s taxable year, and (3) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (excluding certain transfers), does not exceed 10 percent of the total interests in partnership capital or profits (excluding certain transfers).

The Operating Agreement establishes a redemption procedure that conforms to the first two requirements of the “redemption or repurchase agreement” safe harbor.  First, the Operating Agreement provides that TEI Fund will repurchase Units only if they have been tendered at least 90 days prior to a Repurchase Valuation Date; and it will pay the repurchase price approximately, but no earlier than, 30 days after the Repurchase Valuation Date (therefore, in no event less than 120 days after the written tender thereof).  Second, the Operating Agreement provides that Units will be valued for purposes of determining their repurchase price as of the end of each fiscal quarter that immediately follows the quarter in which a Repurchase Request Deadline occurs and TEI Fund shall not offer to repurchase Units on more than two occasions in any on Fiscal Year.

The third condition of the “redemption or repurchase agreement” safe harbor is that the repurchased interests not exceed 10 per cent per year of the total interests in partnership capital or profits.  The Operating Agreement does not contain an explicit limitation on the quantity of Units that can be repurchased in any year.  The transfer restrictions and repurchase provisions of the Operating Agreement are sufficient to meet the requirements of the “redemption or repurchase agreement” safe harbor as set forth in the Section 7704 Regulations in any year in which no more than of 10 percent of the total interests in TEI Fund’s capital or profits are transferred under the redemption provisions in the Operating Agreement or, with certain exceptions, otherwise.

In the event that, in any year, TEI Fund repurchases Units in excess of 10 percent of the total interests in TEI Fund’s capital or profits (excluding certain transfers), TEI Fund will not satisfy the “redemption or repurchase agreement” safe harbor.  The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for a safe harbor is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof).  Rather, in this event, the partnership’s status is examined to determine whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.  TEI Fund intends that it will not be treated as a publicly traded partnership taxable as a corporation for purposes of the Section 7704 Regulations due to the application of the “redemption or repurchase agreement” safe harbor in any year in which TEI Fund repurchases Units not in excess of 10 percent of the total interests in TEI Fund’s capital or profits and that, in the event that TEI Fund in any year repurchases Units in excess of 10 percent of the total interests in TEI Fund’s capital or profits, TEI Fund may still avoid being considered a publicly traded partnership if the facts and circumstances with respect to TEI Fund’s repurchases of Units, including the amount of Units being repurchased in such year and the pattern of repurchases of Units over the life of TEI Fund, indicate that TEI Fund is not providing the equivalent of a secondary market for its Units that is comparable, economically, to trading on an established securities market. Based upon the anticipated operations of TEI Fund, TEI Fund intends that Units will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, TEI Fund will not be treated as a publicly traded partnership taxable as a corporation.  (It is also expected that the Master Fund will be classified as a partnership and will not be treated as a publicly traded partnership taxable as a corporation.)

If it were determined that TEI Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the Service, changes in the Code, the Regulations, or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of TEI Fund would be subject to corporate income tax when recognized by TEI Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of TEI Fund; and Members would not be entitled to report profits or losses realized by TEI Fund on their Federal income tax returns.

Assuming it is treated as a partnership for Federal income tax purposes, TEI Fund will not itself be subject to Federal income tax.  TEI Fund will file an annual partnership information return with the Service that will report the results of operations.  Each Member, to the extent required, will be required to report separately on its income tax return its distributive share of TEI Fund’s net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss.  TEI Fund does not presently intend to make distributions of its net income, if any, to Members.  The amount and times of distributions, if any, will be determined in the sole discretion of the Board.  Except to the extent such Member is exempt from tax, each Member will be taxed on its distributive share of TEI Fund’s taxable income regardless of whether it has received or will receive a distribution from TEI Fund.  For a more detailed discussion of certain aspects of the income taxation of TEI Fund and its investments under Federal and state law, see “Tax Aspects” in the SAI.

CLASSIFICATION OF THE OFFSHORE FUND

The tax status of the Offshore Fund and its shareholders under the tax laws of the Cayman Islands and the United States is summarized below.  The summary is based on the assumption that the Offshore Fund is owned, managed and operated as contemplated and reflects consideration of the fact that shares of the Offshore Fund will be held by TEI Fund and that Units in TEI Fund will be held by U.S. tax-exempt entities.  The summary is considered to be a correct interpretation of existing laws as applied on the date of this Memorandum but no representation is made or intended by the Offshore Fund (i) that changes in such laws or their application or interpretation will not be made in the future, including retroactively, or (ii) that the Service will agree with the interpretation described below as applied to the method of operation of the Offshore Fund.  Persons interested in subscribing for Units in TEI Fund should consult their own tax advisors with respect to the tax consquences, including the Federal income tax consequences, if any, to them of the purchase, holding, redemption, sale or transfer of Units.

1.          The Offshore Fund is classified as an association taxable as a corporation for United States Federal income tax purposes.  It is intended that the Master Fund will be classified as a partnership for such purposes.

2.          The Offshore Fund generally will not be subject to taxation by the United States on net income or gain realized by the Master Fund from investing in stocks, securities, commodities or derivatives for a taxable years, provided neither the Master Fund, including by reason of investing in underlying Private Funds, nor the Offshore Fund, whether directly or by reason of its investment in the Master Fund, is engaged or deemed to be engaged in a U.S. trade or business to which such income, gain or loss of the Master Fund or the Offshore Fund is treated as effectively connected.

If neither the Master Fund nor the Offshore Fund is engaged or deemed to be engaged in a U.S. trade or business, the Offshore Fund will not be subject to any U.S. Federal income tax on its capital gains, whether from sources within or outside the United States except to the extent they are derived from securities that are classified as United States real property interests within the meaning of Section 897 of the Code.  The Offshore Fund will, however, be subject to a U.S. witholding tax at a 30% rate applicable to dividends and certain interest income or certain other income considered to be from sources within the United States.  To maximize the availability of the exemption from such withholding for “portfolio interest,” the Offshore Fund will provide the Master Fund with a statement regarding the Offshore Fund’s foreign status on IRS Form W-8BEN-E or its equivalent.

The Offshore Fund would be considered to be engaged in a U.S. trade or business if the Master Fund were, or were deemed to be, engaged in a U.S. trade or business.  The Master Fund should not be considered to be engaged in a U.S. trade or business so long as (i) the Master Fund is not considered a dealer in stock, securities or commodities and does not regularly offer to enter into, assume or otherwise terminate positions in derivatives with customers, (ii) the U.S. business activities of the Master Fund consist solely of trading stock, securities, commodoties and derivatives for its own account (and in the case of commodities, is limited to trading in commodities of a kind customarily dealt in on an organized exchange in transactions of a kind customarily consummated at such place) and (iii) each Private Fund treated as a partnership for U.S. Federal income tax purposes in which the Master Fund invests also is not, and is not deemed to be, engaged in a U.S. trade or business.  With respect to condition (iii), the Master Fund has no control over whether such Private Funds are engaged or deemed to be engaged in a U.S. trade or business.  The Master Fund intends to use reasonable efforts, and it believes that the transactions under its investment program generally should qualify, to reduce or eliminate the extent to which it allocates investment assets to Private Funds treated as partnerships for U.S. Federal income tax purposes that are engaged or deemed to be engaged in a U.S. trade or business.  There can be no assurance that the Master Fund’s efforts, or the efforts of each of its Private Fund holdings, will always be successful or that the U.S. Internal revenue Service will agree that each of the Master Fund’s, or each of the Private Funds’, transactions so qualifies.

In the event that the Master Fund were found to be engaged in a U.S. trade or business during any taxable year, the Offshore Fund would be required to file a U.S. Federal income tax return for such year on IRS Form 1120-F and pay tax at graduated U.S. rates (with a maxium current rate of 35%) on the portion of its income that is treated as effectively connected with such U.S. trade or business, and an additional 30% branch profits tax generally would be imposed.  In addition, in such event, the Master Fund would be required to withhold such taxes from the income or gain allocable to the Offshore Fund under Section 1446 of the Code.

TAX-EXEMPT U.S. INVESTORS

Qualified Investors (as defined below under “Qualified Investors”), generally are exempt from U.S. Federal income tax except to the extent that they have UBTI.  UBTI is income in excess of $1,000 (U.S.) from a trade or business that is not sufficiently related to the performance of the functions for which the entity was granted tax-exempt status.  A tax-exempt investor should consult with, and rely solely upon, its own tax adviser about UBTI before purchasing Units.  It will be the responsibility of any tax-exempt investor investing in TEI Fund to keep its own records with respect to UBTI and file its own IRS Form 990-T with respect thereto if required.

Various types of income, including dividends, interest, royalties, rents from real property (and incidental personal property) and gains from the sale of property other than inventory and property held primarily for sale to customers are excluded from UBTI so long as such income is not derived from debt-financed property.  To the extent that the Master Fund holds debt-financed property (e.g., securities purchased generally on margin or possibily through other means of leverage) or property primarily for sale to customers (“dealer” property), income attributable to such property or activity would constitute UBTI to a tax-exempt investor that held an interest in the Master Fund directly.  However, because the Offshore Fund is classified for U.S. income tax purposes as a corporation, the character of its income, including income derived from the Master Fund as UBTI, generally will not pass through to its U.S. tax-exempt shareholders.

The Code provides two taxing regimes that have the effect of taxing U.S. persons currently on some or their entire pro rata share of the income of a foreign corporation, even though such income has not actually been distributed to them.  These regimes involve the taxation of U.S. shareholders of (i) “passive foreign investment companies” (“PFICs”) and (ii) “controlled foreign corporations” (“CFCs”).  Because all of the shares of the Offshore Fund will be held by the TEI Fund, which is a “U.S. shareholder” for purposes of the CFC rules, the Offshore Fund will be considered a CFC for U.S. income tax purposes.  Because of the nature of its assets and income, the Offshore Fund will also be a PFIC.  Where income is taxable under both the PFIC rules and the CFC Subpart F rules, however, the CFC Subpart F rules are given precedence, and such income would be included in the shareholder’s income only under the CFC Subpart F rules.

A “U.S. shareholder” of a CFC generally must include in income currently its pro rata share of, among other things, the CFC’s “Subpart F income,” whether or not currently distributed to such shareholder.  “Subpart F income” includes various types of passive investment income such as dividends, interest, gains from the sale of stock or securities, and gains from futures transactions in commodities.  “Subpart F income” of a CFC that is currently taxed to a “U.S. shareholder” is not subject to tax again when actually distributed to such shareholder.

Under current law applicable to U.S. tax-exempt entities, income attributed from a CFC or PFIC to a tax-exempt entity is included in UBTI only if it is attributable to certain insurance income as defined in Section 512(b)(17) of the Code.  The Offshore Fund does not expect to generate UBTI of this type.

It is the intention of TEI Fund that under the provisions of the Code and the Regulations as in effect on the date of this Memorandum, as well as under the relevant authority interpreting the Code and the Regulations, income of TEI Fund allocable to tax-exempt investors (subject to certain exceptions) should not constitute UBTI.  TEI Fund has not sought a ruling from the Service with respect to any of the tax issues affecting TEI Fund, but TEI Fund may decide in the future to seek a ruling with respect to the question of whether or not any income allocable to a tax-exempt investor in TEI Fund would be UBTI.  The income from TEI Fund could also be UBTI to a tax-exempt investor that borrows, or is deemed to borrow, money to invest in TEI Fund

The foregoing discussion is intended to apply primarily to exempt organizations that are qualified plans.  The UBTI of certain other exempt organizations may be computed in accordance with special rules.  Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts,” which are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs and PFIC’s in a manner similar to taxable investors.  Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income.  As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or not the CFC currently distributes such income.  For these reasons, TEI Fund would not be an appropriate investment for chariable remainder trusts.

Even though income from TEI Fund should generally not generate UBTI to a tax-exempt investor, there could be reporting requirements, such as IRS Form 926, for such an investor with respect to a deemed investment in the Offshore Fund.

CAYMAN ISLANDS

There are no income, corporation, capital gains or other taxes presently applicable to the Offshore Fund in effect in the Cayman Islands.  The Offshore Fund is an exempted company under Cayman Islands law and has received from the Governor-in-Council of the Cayman Islands an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Law (as revised) which provides that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to the Offshore Fund or its operations.  No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of shares.  An annual registration fee will be payable by the Offshore Fund to the Cayman Islands government which will be calculated by reference to the nominal amount of its authorized capital.

ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

ASC 740, “Income Taxes” (in part formerly known as “FIN 48”), which is part of U.S. generally accepted accounting principles (“GAAP”), provides guidance on the recognition of uncertain tax positions.  ASC 740 may require an entity reporting in accordance with U.S. GAAP to reserve a liability for income taxes on its books.  ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements.  It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions.  A prospective investor should be aware that, among other things, ASC 740 could, directly or indirectly, have a material adverse effect on the periodic calculations of the net asset value of TEI Fund or the Master Fund, including, directly or indirectly, reducing the net asset value of TEI Fund or the Master Fund to reflect reserves for income taxes that may be payable, directly or indirectly, in respect of current and/or prior periods by TEI Fund or the Master Fund.  This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from TEI Fund.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan, individual retirement account (“IRA”), Keogh plan, or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975 (each, a “Plan”, and a Plan subject to ERISA, an “ERISA Plan”) should consider, among other things, the matters described below before determining whether to invest in TEI Fund.  ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions, and other standards.  In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment in TEI Fund, the income taxes of the investment, and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.  Before investing the assets of an ERISA Plan in TEI Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.  If a fiduciary with respect to any such ERISA Plan breaches his or her responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

Under DOL Regulations Section 2510.3-101 (the “Plan Asset Regulations”) an investing Plan’s assets will include its investment in TEI Fund Units but will not generally include any of the underlying assets of TIE Fund because there is an exception under the Plan Asset Regulations for companies such as TEI Fund that register as investment companies under the 1940 Act.   Therefore, the underlying assets of TEI Fund will not be considered to be “plan assets” of the Plans investing in TEI Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or Code Section 4975 prohibited transaction rules.  Thus, the Manager will not be a fiduciary within the meaning of ERISA or Section 4975 with respect to the assets of any Plan that becomes a Member of TEI Fund, solely as a result of the Plan’s investment in TEI Fund.

The Board will require an ERISA Plan proposing to invest in TEI Fund to represent that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand TEI Fund’s investment objective, policies, and strategies, that the decision to invest plan assets in TEI Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan, and that the decision to invest plan assets in TEI Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

Certain prospective Plan investors may currently maintain relationships with the Manager or one or more investment advisers of Private Funds in which TEI Fund invests through its indirect investment in the Master Fund, or with other entities that are affiliated with the Manager.  Each of such persons may be deemed to be a “party in interest” or “disqualified person” (within the meaning of Section 3(14) of ERISA and Code Section 4975, respectively) to, and/or a fiduciary of, any Plan to which it provides investment management, investment advisory, or other services.  ERISA and Code Section 4975 prohibit Plan assets from being used for the benefit of a party in interest or disqualified person and also prohibit a Plan fiduciary or disqualified person from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary or disqualified person has an interest would receive a fee or other consideration.  Plan investors should consult with legal counsel to determine if participation in TEI Fund is a transaction that is prohibited by ERISA or Code Section 4975.  ERISA Plan fiduciaries will be required to represent that the decision to invest in TEI Fund was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decisions, and that have not relied on any individualized advice or recommendation of such affiliated persons, with respect to the decision to invest in TEI Fund.

The provisions of ERISA and Code Section 4975 are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings.  Potential investors should consult with, and rely solely upon, their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

QUALIFIED INVESTORS

Each investor will be required to certify that the Units purchased are being acquired directly or indirectly for the account of a “Qualified Investor.”  A “Qualified Investor” must be all of the following: (a) a “U.S. person” for Federal income tax purposes, (b) a tax-deferred or tax-exempt entity for Federal tax purposes, (c) an “accredited investor” (within the meaning of Rule 501(a) under the 1933 Act) and (d) a “qualified client” (within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended).  The categories of Qualified Investors are set forth in the investor application that each investor must sign in order to invest initially or additionally in TEI Fund.

A person is considered a U.S. person for Federal income tax purposes if the person is: (i) a citizen or resident of the United States; (ii) a corporation, partnership (including an entity treated as a corporation or partnership for U.S. Federal income tax purposes) or other entity (other than an estate or trust) created or organized under the laws of the United States, any state therein or the District of Columbia; (iii) an estate (other than a foreign estate defined in Section 7701(a) (31) (A) of the Internal Revenue Code of 1986, as amended (the “Code”)); or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust.

A tax-deferred or tax-exempt entity includes (1) a pension, profit-sharing, or other employee benefit trust exempt from taxation under Section 501(a) of the Code by reason of qualification under Section 401 of the Code; (2) an employee benefit plan or other program established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) a deferred compensation plan established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) a foundation, endowment and other exempt organization under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) an individual retirement account (“IRA”) (including a regular IRA, a spousal IRA for a non-working spouse, a Roth IRA and a rollover IRA) and a 403(b)(7) Plan; and (6) a state college or university.

Qualified Investors also must meet certain additional “qualified client” criteria, such as being individuals or companies (other than investment companies) that have a net worth (or in the case of individuals, a joint net worth with their spouse) of more than $2,000,000, or persons who have immediately after the time of purchase at least $1,000,000 under the Manager’s or its affiliates’ management, including any amount invested in TEI Fund, or that they meet certain other qualification requirements.

Existing Members who purchase additional Units will be required to meet TEI Fund’s eligibility criteria at the time of the additional purchase.  Any transferee of Units must satisfy TEI Fund’s eligibility criteria at the time of transfer.  See “Transfers of Units.”

INVESTOR SUITABILITY

An investment in TEI Fund involves a considerable amount of risk.  It is possible that you may lose some or all of your money.  Before making an investment decision, among other things, you should: (i) consider the suitability of the investment with respect to your investment objectives and personal situation; and (ii) consider other factors including your personal net worth, income, age, risk tolerance, tax situation, and liquidity needs.  An investment in TEI Fund is unlikely to be suitable for charitable remainder trusts and may also be the only money that you can afford to lose, and you should not invest money in TEI Fund to which you will need access in the short-term or on a frequent basis.  In addition, you should be aware of how TEI Fund’s investment strategies fit into your overall investment portfolio because TEI Fund is not designed to be, by itself, a well-balanced investment for a particular investor.

GENERAL INFORMATION

DESCRIPTION OF TEI FUND

TEI Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company.  TEI Fund was established as a limited liability company under the laws of the State of Delaware on March 8, 2006.  On September 11, 2006, TEI Fund’s name was changed under Delaware law to Rochdale Core Alternative Strategies Fund TEI LLC; on March 13, 2013, in connection with changes to its investment objective and strategies, TEI Fund’s name was changed under Delaware law to Rochdale High Yield Alternative Strategies Fund TEI LLC; and in September 2013, it changed its name to City National Rochdale High Yield Alternative Strategies Fund TEI LLC.  TEI Fund has a limited operating history using its current investment objective and strategies.  TEI Fund’s office is located at 400 Park Avenue, New York, New York 10022.

TEI Fund’s Offering Memorandum and SAI are available upon request and without charge by writing to or calling: RIM Securities LLC, 400 Park Avenue, New York, New York 10022, 1-800-245-9888.  The telephone number of TEI Fund is also 1-800-245-9888.

TEI Fund’s fiscal year ends on March 31.

ADDITIONAL INFORMATION AND SUMMARY OF THE OPERATING AGREEMENT

An investor in TEI Fund will be a Member of TEI Fund and his or her rights in TEI Fund will be established and governed by the Operating Agreement, a form of which is included as Appendix A to this Offering Memorandum.  An investor and his or her advisors should carefully review the Operating Agreement, as each Member will agree to be bound by its terms and conditions.  The following is a summary description of additional items and of select provisions of the Operating Agreement that may not be described elsewhere in this Offering Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the Operating Agreement.

UNITS; MEMBERS

Persons who purchase Units will be Members of TEI Fund.  The Manager and its affiliates may invest in TEI Fund, and to that extent will be Members of TEI Fund.  The Manager and its affiliates may, but are under no obligation to invest in TEI Fund, and may subscribe for Units or have their Units repurchased by TEI Fund without notice to Members.  Any purchase or repurchase of Fund Units by the Manager or its affiliates will occur only on TEI Fund’s terms and conditions as set forth in this Offering Memorandum and TEI Fund’s SAI.

In addition, TEI Fund reserves the right to issue additional classes of Units in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Units offered in this Offering Memorandum.

Persons to whom Units are transferred in accordance with the Operating Agreement will be Members of TEI Fund, subject to such person meeting any transferability requirements.  The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Operating Agreement.  By subscribing for a Unit, each Member agrees to indemnify and hold harmless TEI Fund, the Board, the Manager, each other Member, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of the Operating Agreement or any misrepresentation made by that Member in connection with any such transfer.

LIABILITY OF MEMBERS

Under the Operating Agreement, to the fullest extent permitted under applicable law, a Member shall not be liable for TEI Fund’s debts, obligations, or liabilities in any amount in excess of the account balance of such Member.  A Member, in the sole discretion of the Board, may be obligated to return to TEI Fund amounts distributed to the Member in accordance with the Operating Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of TEI Fund exceed the fair market value of TEI Fund’s assets.

DUTY OF CARE AND ARBITRATION

The Operating Agreement provides that the Board and the Manager (including certain of its affiliates, among others) shall not be liable to TEI Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law.  The Operating Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Board and the Manager (including certain of its affiliates, among others) by TEI Fund (but not by the Members individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of TEI Fund.  None of these persons shall be personally liable to any Member for the repayment of any positive balance in the Member’s account or for contributions by the Member to the capital of TEI Fund or by reason of any change in the Federal or state income tax laws applicable to TEI Fund or its investors.  The rights of indemnification and exculpation provided under the Operating Agreement shall not be construed so as to limit liability or provide for indemnification of the Board and the Manager (including certain of its affiliates, among others) for any liability (including liability under applicable Federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Operating Agreement to the fullest extent permitted by law.

Under the Operating Agreement, unless otherwise agreed in writing, each Member agrees to submit all controversies arising between or among Members or one or more Members and TEI Fund in connection with TEI Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of the Operating Agreement or any other agreement, whether entered into prior to, on, or subsequent to the date of the Operating Agreement, to final arbitration and to waive the Member’s rights to seek remedies in court.

TEI Fund and each member of the TEI Fund’s Board have also entered into an indemnification agreement which generally provides that TEI Fund shall, with certain exceptions, indemnify each Board member against all liability and expenses reasonably incurred or paid by the Board member in connection with any proceeding in which the Board member is involved by virtue of being a member of the TEI Fund’s Board.

AMENDMENT OF THE OPERATING AGREEMENT

The Operating Agreement may generally be amended, in whole or in part, with the approval of the Board (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Members unless the approval of Members is required by the 1940 Act.  However, certain amendments to the Operating Agreement involving accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Units repurchased by TEI Fund.

TERM, DISSOLUTION, AND LIQUIDATION

TEI Fund shall be dissolved:

•	upon the affirmative vote to dissolve TEI Fund by: (i) the Board; or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;
•
if any Member that has submitted a written request, in accordance with the terms of the Operating Agreement, to tender all of such Member’s Units for repurchase by TEI Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period), provided, however, that a Member who intends to cause TEI Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period;

•	as required by operation of law; or
•	as set forth in the Operating Agreement.
Upon the occurrence of any event of dissolution, the Board or the Manager, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Manager to act as liquidator or is unable to perform this function) is charged with winding up the affairs of TEI Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “Capital Accounts and Allocations.”

Upon the liquidation of TEI Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of TEI Fund (other than debts to Members) including actual or anticipated liquidation expenses; (ii) next to repay debts owing to the Members; and (iii) finally to the Members proportionately in accordance with the balances in their respective capital accounts.  Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Members in facilitating an orderly liquidation.

REPORTS TO MEMBERS

TEI Fund will furnish to Members as soon as practicable after the end of each taxable year such information as is necessary for them to complete Federal and state income tax or information returns, along with any other tax information required by law.  TEI Fund anticipates sending to Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Members will receive the estimated monthly net asset value of their percentage interest free of charge.

FISCAL YEAR

For accounting purposes, TEI Fund’s fiscal year is the 12-month period ending on March 31.  The 12-month period ending December 31 of each year will be the taxable year of TEI Fund.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected EisnerAmper LLP as the independent registered public accounting firm of the Fund.  The business address of EisnerAmper LLP is One Logan Square, Suite 3000, 130 North 18th Street, Philadelphia, Pennsylvania 19103.

The law firm of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts, 02110, serves as legal counsel to TEI Fund.

PRIVACY NOTICE

TEI Fund may collect non-public personal information about you from the following sources:

•	Information we receive about you on applications or other forms;
•	Information you give us orally; and
•	Information about your transactions with us.
We do not disclose any non-public personal information about our Members or former Members without the Member’s authorization, except as required by law or in response to inquiries from governmental authorities.  We restrict access to your personal and account information to those employees who need to know that information to provide products and services to you.  We also may disclose that information to non-affiliated third parties (such as to brokers or custodians) only as permitted by law and only as needed for us to provide agreed services to you.  We maintain physical, electronic and procedural safeguards to guard your non-public personal information.

If you hold Units of TEI Fund through a financial intermediary, such as a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with unaffiliated third parties.

LEGAL PROCEEDINGS

There are no legal proceedings to which TEI Fund is subject or might reasonably be expected to be subject, as of the date of this Offering Memorandum.

APPENDIX A

FORM OF CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT of City National Rochdale High Yield Alternative Strategies Fund TEI LLC (“TEI Fund”) is made effective as of December 3, 2013, by the Manager (as defined below) and on behalf of each person reflected on the books of TEI Fund as a Member. Subsequently, this Agreement is effective with respect to each person hereinafter admitted to TEI Fund and reflected on the books of TEI Fund as a Member.

W I T N E S E T H:

WHEREAS, TEI Fund  heretofore has been formed under the name Rochdale Hedge Fund Strategies Fund as a limited liability company under the Delaware Act, pursuant to the Certificate executed, dated as of March 8, 2006, and filed by the Organizer with the Secretary of State of the State of Delaware on March 8, 2006;

WHEREAS, the name of TEI Fund was changed to Rochdale Core Alternative Strategies Fund TEI LLC under the Delaware Act, pursuant to the Certificate of Amendment executed, dated as of September 11, 2006 and filed by the Organizer with the Secretary of State of the State of Delaware on September 11, 2006; and changed to Rochdale High Yield Alternative Strategies Fund TEI LLC, pursuant to the Certificate of Amendment executed, dated as of March 13, 2013;

WHEREAS, the Organizational Member (as defined below) of TEI Fund entered into a Limited Liability Company Operating Agreement as of October 17, 2006 (the “Original Agreement”);

WHEREAS, pursuant to Sections 8.1 and 8.2 of the Original Agreement the Board (as defined below) amended and restated the Original Agreement as of July 15, 2011 (the “Amended Agreement”);

WHEREAS, pursuant to Sections 8.1 and 8.2 of the Amended Agreement the Board amended and restated the Amended Agreement as of March 13, 1013 (the “Second Amended Agreement”);

WHEREAS, the name of Rochdale High Yield Alternative Strategies Fund TEI LLC was changed to City National Rochdale Core Alternative Strategies Fund TEI LLC under the Delaware Act, pursuant to the Certificate of Amendment executed, dated as of September 10, 2013, and filed by the Manager with the Secretary of State of the State of Delaware on September 10, 2013; and

WHEREAS, pursuant to Sections 8.1 and 8.2 of the Second Amended Agreement the Board has determined to amend and restate the Second Amended Agreement to reflect the new name of TEI Fund and such other amendments as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

1.1          ADVISERS ACT means the Investment Advisers Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.2          AFFILIATE means affiliated person as such term is defined in the 1940 Act, as hereinafter defined.

1.3          AGREEMENT means this Limited Liability Company Operating Agreement, as amended and/or restated from time to time.

1.4          BOARD means the Board of Directors established pursuant to Section 2.6 and each Director on the Board shall be deemed a “Manager” of TEI Fund within the meaning of the Delaware Act.

1.5          CERTIFICATE means the Certificate of Formation of TEI Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

1.6          CLASS means any class of limited liability company interests established by the Board from time to time.

1.7          CLOSING means the closing of a subscription to purchase a Share.

1.8          CODE means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

1.9          CONFIDENTIAL INFORMATION shall have the meaning as set forth in Section 8.12(a).

1.10        DELAWARE ACT means the Delaware Limited Liability Company Act (6 DEL. Sections18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

1.11        DIRECTOR means each person who initially serves on the Board pursuant to Section 2.6 or who, from time to time, pursuant to this Agreement shall serve on the Board as indicated in the records of TEI Fund. Each Director shall be deemed a “Manager” of TEI Fund within the meaning of the Delaware Act.

1.12        FISCAL PERIOD means the period commencing on the initial Closing, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(1)          the last day of a Fiscal Year;

(2)          the day preceding any day as of which a contribution to TEI Fund is made pursuant to this Agreement;

(3)          the day as of which TEI Fund repurchases all or a portion of the Units of any Member pursuant to this Agreement;

(4)          any day as of which there is any distribution to a Member pursuant to this Agreement;

(5)          the date as of which TEI Fund terminates; or

(6)          any other date as established by the Board.

1.13        FISCAL YEAR, for accounting purposes, means the period commencing on the initial Closing and ending on March 31 and thereafter each period commencing on April 1 of each year and ending on March 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for TEI Fund that is a permissible taxable year under the Code. For tax purposes, the 12-month period ending December 31 of each year will be TEI Fund’s taxable year.

1.14        FORM N-2 means TEI Fund’s Registration Statement on Form N-2 or any successive form filed with the Securities and Exchange Commission (“SEC”), as amended from time to time.

1.15          HEDGE FUNDS means unregistered hedge funds and/or registered investment companies in which the Master Fund may invest, including a type of hedge fund investing in hedge funds.

1.16          INDEPENDENT DIRECTORS means those Directors who are not “interested persons” of TEI Fund as such term is defined in the 1940 Act.

1.17          INTEREST means the entire limited liability company interest (as defined in the Delaware Act) in TEI Fund  at any particular time of a Member or other person to whom an Interest or portion thereof has been transferred pursuant to this Agreement, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

1.18          INVESTMENT MANAGEMENT AGREEMENT means a separate written agreement between the Master Fund and the Manager pursuant to which the Manager performs certain investment advisory and supervisory services to the Master Fund.

1.19          INVESTMENT PERCENTAGE means a Member’s percentage ownership in TEI Fund determined by dividing the balance of the Member’s capital account as of the beginning of Fiscal Period by the sum of the balances of the capital accounts of all Members at such time.

1.20          MANAGER means the person who sponsors TEI Fund and at any particular time serves as the investment adviser, not a sub-investment adviser, to the Master Fund pursuant to a written agreement.

1.21          MANAGEMENT FEE means the fee paid to the Manager out of the Master Fund’s assets pursuant to an Investment Management Agreement, and indirectly debited against Members’ Accounts.

1.22          MASTER FUND means any master fund in a master-feeder structure as set forth in Section 8.10.

1.23          MEMBER means any person who shall have been admitted to TEI Fund as a Member or a substitute Member who is admitted to TEI Fund pursuant to this Agreement, in such person’s capacity as a Member until TEI Fund repurchases the entire Interest of such person as a Member pursuant to Section 4.5 hereof or a substituted Member or Members are admitted with respect to any such person’s entire Interest as a Member pursuant to Section 4.4 hereof. The Members shall constitute a single class or group of Members.

1.24          MEMBER-TO-MEMBER SALE has the meaning set forth in Section 4.4(b) hereof.

1.25          NET ASSET VALUE means the total value of all assets of TEI Fund as valued pursuant to Section 7.3, less an amount equal to all accrued debts, liabilities, and obligations of TEI Fund, calculated before giving effect to any repurchase of Units.

1.26          NET PROFITS or NET LOSSES means the amount by which the net assets attributable to a Member’s capital account as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the net assets attributable to such Member’s capital account as of the commencement of the same Fiscal Period.

1.27          1940 ACT means the Investment Company Act of 1940 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.28          1934 ACT means the Securities Exchange Act of 1934 and the rules, regulations, and orders thereunder, as amended from time to time, or any successor law.

1.29          OFFERING PERIOD means the period beginning when TEI Fund commences the sale of Units.

1.30          OFFSHORE FUND means a fund organized as a limited duration company in the Cayman Islands (or as a similar entity in a similar non-United States jurisdiction), and any successor thereto, in which TEI Fund invests or plans to invest.

1.31          ORGANIZATIONAL EXPENSES means the expenses, including initial registration fees with the SEC, incurred by TEI Fund in connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Units.

1.32          ORGANIZATIONAL MEMBER means Garrett R. D’Alessandro and ORGANIZER means Thomas F. Konop.

1.33          PERSON means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization, or unincorporated organization.

1.34          PORTFOLIO MANAGERS means portfolio managers of the Hedge Funds in which TEI Fund invests directly or through the Master Fund, among which TEI Fund or the Master Fund deploys some or all of its assets.

1.35          REPURCHASE VALUATION DATE shall have the meaning set forth in Section 4.5.

1.36          SECURITIES means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a) (36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency, or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies, or commodities, and any options thereon.

1.37          SECURITIES ACT means the Securities Act of 1933, as amended and any regulations promulgated thereunder.

1.38          SERIES means any series of limited liability company interests established by the Board relating to a distinct portfolio and having separate rights and powers with respect to the assets of TEI Fund allocated to such Series.

1.39          SUB-ADVISER means any investment adviser the Manager employs to perform sub-investment advisory services pursuant to a written agreement among such investment adviser, the Manager and/or the Master Fund.

1.40          TAX MATTERS MEMBER means the Member designated as “tax matters Member” of TEI Fund pursuant to Section 8.18 hereof.

1.41          TEI FUND means the limited liability company governed hereby; as such limited liability company may from time to time be constituted.

1.42          TRANSFER means the assignment, transfer, sale, or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

1.43          UNIT or UNITS means an interest of a Member in TEI Fund represented by a Contribution, with a net asset value determined from time to time thereafter as provided in Section 7.3.

1.44          VALUATION DATE means any date in which the Net Asset Value of TEI Fund is computed, as determined by the Board.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1           FORMATION AND CONTINUATION. TEI Fund was formed as a limited liability company under the Delaware Act, by the filing of the Certificate in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act on March 8, 2006 and the parties hereto hereby agree to continue to carry on TEI Fund pursuant to the terms of this Operating Agreement and the Delaware Act.

2.2           NAME. The name of TEI Fund shall be City National Rochdale High Yield Alternative Strategies Fund TEI LLC or such other name as the Board hereafter may adopt upon: (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act; and (ii) sending notice thereof to each Member. TEI Fund’s business may be conducted under the name of TEI Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3           PRINCIPAL AND REGISTERED OFFICE. TEI Fund shall have its principal office at the principal office of the Manager, or at such other place designated from time to time by the Board. TEI Fund shall have its registered office in the State of Delaware at 3500 South DuPont Highway, Dover, Delaware 19901, County of Kent, and its registered agent at such address is STELLAR CORPORATE SERVICES LLC for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4           DURATION. The term of TEI Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue perpetually unless and until TEI Fund is dissolved pursuant to Section 5.1hereof.

2.5           BUSINESS OF TEI FUND. The business of TEI Fund is, without limitation, to purchase, sell, invest, and trade in Securities, both directly and through the purchase of limited partnership and other interests in the Hedge Funds and to engage in any financial or derivative transactions relating thereto or otherwise and to engage in such other activities and to exercise such rights and powers as permitted by limited liability companies under the Delaware Act. On behalf of TEI Fund, the officers of TEI Fund may execute, deliver, and perform all contracts, agreements, and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out TEI Fund’s business and any amendments to any such contracts, agreements, and other undertakings, all without any further act, vote, or approval of any other person, notwithstanding any other provision of this Agreement.

2.6           THE BOARD.

(a)           Those persons listed on Schedule I who have agreed to be bound by all of the terms of this Agreement shall serve as Directors on the Board. The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of TEI Fund. The number of Directors shall be fixed from time to time by a written instrument signed by, or by resolution approved at a duly constituted meeting by vote of, a majority of the Board, provided however that the number of Directors shall at all times be at least one and no more than ten as determined, from time to time, by the Directors pursuant to this Agreement.

(b)           Each Director shall serve as a Director for the duration of the term of TEI Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, provided such appointment is in accordance with the 1940 Act. The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so when required by the 1940 Act.

(c)           In the event that no Director remains to continue the business of TEI Fund, the Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of TEI Fund and, if the business shall be continued, of electing the required number of Directors to the Board. If the Members shall determine at such meeting not to continue the business of TEI Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then TEI Fund shall be dissolved pursuant to Section 5.1 hereof and the assets of TEI Fund shall be liquidated and distributed pursuant to Section 5.2 hereof.

2.7           MEMBERS.

(a)           The Board may admit one or more Members at such times as the Board may determine. Members may be admitted to TEI Fund subject to the condition that each such Member execute an appropriate signature page of this Agreement, application, subscription agreement, or without such execution, if such Member orally, in writing, or by other action, including, but not limited to payment for Units, complies with the conditions for becoming a Member and pursuant to which such Member agrees to be bound by all the terms and provisions hereof. This Agreement shall not be unenforceable by reason of it not having been signed by a person being admitted as a Member. Subject to Section 4.4 hereof, the Board, in its sole and absolute discretion, may reject applications or subscription agreements for Units in TEI Fund. The admission of any person as a Member shall be effective upon the revision of the books and records of TEI Fund to reflect the name and the contribution to the capital of TEI Fund of such additional Member. Such record of Members shall also set forth the number of Units that each Member holds. Each Organizational Member hereby is admitted as a Member on the date hereof.

(b)           If a Member is admitted to TEI Fund prior to the initial Closing, the Account of such Member shall be adjusted by any Net Profit or Net Loss allocable to such Member for the period through the initial Closing.

2.8           BOTH DIRECTORS AND MEMBERS. A Member may at the same time be a Director or a  Manager, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act and the 1940 Act. A Director need not be a Member.

2.9           ORGANIZATIONAL MEMBER AND THE ORGANIZER. Garrett R. D’Alessandro shall be the Organizational Member of TEI Fund and Thomas F. Konop shall be the Organizer of TEI Fund.

2.10          LIMITED LIABILITY. To the fullest extent permitted under applicable law, a Member shall not be liable for TEI Fund’s debts, obligations, or liabilities in any amount in excess of the Account balance of such Member. To the fullest extent permitted under applicable law, the Organizer of TEI Fund, the Managers and Directors shall not be liable for TEI Fund’s debts, obligations, and liabilities.

2.11          SERIES. TEI Fund may create one or more Series and/or classes from time to time. With respect to any Series established by TEI Fund, the following provisions shall apply:

(a)           separate and distinct records shall be maintained for each Series, and the assets associated with any such Series shall be held and accounted for separately from the other assets of TEI Fund or any other Series;

(b)           the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of TEI Fund generally or any other Series;

(c)           the Board, in its sole and absolute discretion, shall have authority to restrict allocations or transfers of Member Accounts to or from any Series; and

(d)           notwithstanding Section 18-215 of the Delaware Act, the failure of a Series to have any Member associated with it shall not be the basis for the dissolution of the Series and the winding up of its affairs unless in accordance with the provisions of Article VI.

ARTICLE III

MANAGEMENT

3.1           MANAGEMENT AND CONTROL.

(a)           Management and control of the business of TEI Fund shall be vested in the Board, which shall have the right, power, and authority, on behalf of TEI Fund and in its name, to exercise all rights, powers, and authority of “managers” under the Delaware Act and to do all things necessary and proper to carry out the objective and business of TEI Fund and its duties hereunder. No Director shall have the authority individually to act on behalf of or to bind TEI Fund except within the scope of such Director’s authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein: (i) each Director shall be vested with the same powers, authority, and responsibilities on behalf of TEI Fund  as are customarily vested in each director of a Delaware corporation; and (ii) each Independent Director shall be vested with the same powers, authority, and responsibilities on behalf of TEI Fund  as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the 1940 Act. During any period in which TEI Fund shall have no Directors, the Manager shall continue to serve as the adviser to TEI Fund. The Directors may make contributions and own Units in TEI Fund.

(b)          Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction, or credit in a manner inconsistent with the treatment of such item by TEI Fund. The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by TEI Fund under any provisions of the Code or any other revenue laws.

(c)          Members shall have no right to participate in and shall take no part in the management or control of TEI Fund’s business, except to the extent specifically provided herein, and shall have no right, power, or authority to act for or bind TEI Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(d)          The Board may delegate to any person, including officers of TEI Fund, any rights, power, and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2          ACTIONS BY THE BOARD.

(a)          Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person, which may include any means of communication that allows all Directors participating to hear each other simultaneously during the meeting, as permitted by the SEC and/or the 1940 Act, or, if in person attendance is not required by the 1940 Act, in person or by telephone); or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b)          The Board may designate from time to time a Chairperson who shall preside at all meetings. Meetings of the Board may be called by the Chairperson or any two Directors, and may be held on such date and at such time and place, as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time, and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors then in office shall constitute a quorum at any meeting.

(c)          The Board may designate from time to time agents and employees of TEI Fund, including without limitation employees of the Manager, who shall have the same powers and duties on behalf of TEI Fund  (including the power to bind TEI Fund ) as are customarily vested in officers of a Delaware corporation, and designate them as officers of TEI Fund.

3.3          MEETINGS OF MEMBERS.

(a)          Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date, and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time, and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act: (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors; and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)          Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member’s Investment Percentage as of the record date for such meeting. The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)          A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with TEI Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to TEI Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4          CUSTODY OF ASSETS OF TEI FUND. The physical possession of all funds, Securities, or other property of TEI Fund shall at all times, be held, controlled, and administered by one or more custodians retained by TEI Fund in accordance with the requirements of the 1940 Act.

3.5          OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

(a)          The Directors shall not be required to devote full time to the affairs of TEI Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)          Any Member, Director, or Affiliate of the foregoing may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisers, or agents of other companies, partners of any partnership, Members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member shall have any rights in or to such activities of any other Member or Director, or any profits derived therefrom.

3.6          DUTY OF CARE.

(a)          A Director shall not be liable to TEI Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of the Director’s services under this Agreement, unless it shall be determined by final judicial decision in a court of competent jurisdiction on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such Director’s office or as otherwise required by law.

(b)          A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for Units shall be liable to TEI Fund, any other Member, or third parties only as required by the Delaware Act or otherwise provided in this Agreement.

3.7          INDEMNIFICATION.

(a)          To the fullest extent permitted by law, TEI Fund  shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Manager, and Tax Matters Member (including for this purpose each affiliate, Shareholder, partner, Member, officer, director, principal, employee, or agent of the Manager, and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Manager, or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director,  Manager, or the Tax Matters Member, as the case may be, of TEI Fund  or the past or present performance of services to TEI Fund  by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)          Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by TEI Fund  in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to TEI Fund  amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that: (i) such indemnitee shall provide security for such undertaking, (ii) TEI Fund  shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking; or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)          As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to TEI Fund  or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if: (i) approved as in the best interests of TEI Fund  by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee is not liable to TEI Fund  or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office; or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee is not liable to TEI Fund  or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d)          Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to TEI Fund  or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of TEI Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 TEI Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on TEI Fund (or any Member acting derivatively or otherwise on behalf of TEI Fund or its Members).

(e)          An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of TEI Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)          The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of TEI Fund to purchase and maintain liability insurance on behalf of any Director or other person.

3.8          FEES, EXPENSES, AND REIMBURSEMENT.

(a)          So long as the Manager and/or the Sub-Adviser (or each entity’s affiliates) provides management services to TEI Fund, it shall be entitled to receive fees for such services as may be agreed to by the Manager, the Sub-Adviser and TEI Fund pursuant to an Investment Management Agreement and/or Sub-Investment Management Agreement, provided however, the Board has approved such agreement and fees. The Management Fee and any incentive fee will be computed based on the Account of each Member as of the end of business on the last business day of each month, after adjustment for any subscriptions effective on such date and before giving effect to any repurchase of Units effective as of such date. The Manager and/or Sub-Adviser may waive or reduce the Management Fee and/or incentive fee calculated with respect to, and deducted from, the Account of any Member and may pay all or part of the Management Fee and/or incentive fee to third parties for services rendered in connection with the placement of Units.

(b)          The Board may cause TEI Fund to compensate each Independent Director for his or her services hereunder. In addition, TEI Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(c)          TEI Fund shall bear all of its own operating expenses incurred in the business of TEI Fund other than those specifically required to be borne by the Manager or another party pursuant to a separate written agreement with TEI Fund as contemplated by Section 3.8(a) hereof. Expenses to be borne by TEI Fund include, but are not limited to, the following:

(1)          all costs and expenses related to portfolio transactions and positions for TEI Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, and taxes withheld on foreign dividends and indirect expenses from investments in Hedge Funds;

(2)          all costs and expenses associated with the organization, operation, and registration of TEI Fund, offering costs, and the costs of compliance with any applicable Federal or state laws;

(3)          the costs and expenses of holding meetings of the Board and any meetings of Members that are regularly scheduled, permitted, or are required to be held by this Agreement, the 1940 Act, or other applicable law;

(4)          fees and disbursements of any attorneys, accountants (including tax preparation fees), auditors, and other consultants and professionals engaged on behalf of TEI Fund to assist in connection with its operations;

(5)          the costs of a fidelity bond and any liability insurance obtained on behalf of TEI Fund, the Manager, or the Directors;

(6)          any fees payable to the Manager;

(7)          all costs and expenses associated with the organization of any subsidiary vehicle deemed necessary for the investment operations of TEI Fund, or with the operation of TEI Fund as a master-feeder structure as contemplated by Section 7.10 hereof;

(8)          all costs and expenses of preparing, printing, and distributing reports and other communications to Members;

(9)          the fees of custodians, transfer agents, and other persons providing administrative services to TEI Fund;

(10)         all expenses in computing the net asset value of TEI Fund and the Units, including any equipment or services obtained for such purposes;

(11)         administrative and Member service fees incurred by TEI Fund will be allocated among its various classes based on the net asset value of TEI Fund attributable to each such class; and

(12)         such other types of expenses as may be approved from time to time by the Board.

(13)         The Manager shall be entitled to reimbursement from TEI Fund for any of the above expenses that it pays on behalf of TEI Fund.

(d)          Subject to procuring any required regulatory approvals, TEI Fund from time to time, alone or in conjunction with other accounts for which the Manager, or any Affiliate of the Manager, acts as general partner, managing member, or investment adviser, may purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

ARTICLE IV

TERMINATION OF STATUS OF MANAGER AND DIRECTORS;
TRANSFERS, REPURCHASES, AND REDEMPTIONS

4.1          TERMINATION OF STATUS OF THE MANAGER. The status of the Manager shall terminate if the Investment Management Agreement with the Manager terminates and the Master Fund does not enter into a new Investment Management Agreement with the Manager pursuant to the Advisers Act and 1940 Act.

4.2          TERMINATION OF STATUS OF A DIRECTOR. The status of a Director shall terminate if the Director: (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days’ prior written notice to the other Directors, unless the other Directors waive such notice); (iv) shall be removed; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law, or make an assignment for the benefit of creditors; or (vii) shall have a receiver appointed to administer the property or affairs of such Director.

4.3          REMOVAL OF THE DIRECTORS. Any Director may be removed by: (i) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal or vote; or (ii) the vote or written consent of Member holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

4.4          TRANSFER OF UNITS OF MEMBER.

(a)          Units held by a Member may be transferred only: (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of such Member; or (ii) under extremely limited circumstances, with the written consent of the Board (which may be withheld for any reason in its sole and absolute discretion). If any transferee does not meet such investor eligibility requirements, TEI Fund reserves the right to redeem its Units. If the Board does not consent to a transfer by operation of law, TEI Fund shall redeem the Units from the Member’s successor. Any transfer must comply with the Securities Act. The Board generally will not consent to a transfer unless the transfer is: (i) one in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (e.g., certain gifts and contributions to family entities); or (ii) to members of the transferring Member’s immediate family (siblings, spouse, parents, and children). The foregoing permitted transferees will not be allowed to become substituted Member without the consent of the Board, which may be withheld in its sole and absolute discretion. Each transferring Member and transferee agrees to pay all expenses, including, but not limited, to attorneys’ and accountants’ fees, incurred by TEI Fund in connection with any transfer.

(b)          Notwithstanding any of the foregoing, the Manager may coordinate direct sales of a Member’s Interest to other clients of the Manager (a “Member-to-Member Sale”), who are qualified to invest in TEI Fund. Subject to the approval of the Manager, such Member-to-Member Sales shall not require the consent of the Board; provided that a periodic report of such Member-to-Member Sales shall be made to the Board.  Members may also sell their Interests to a third party if they are able to find a qualified investor willing to purchase the Interests, subject to the terms and conditions set forth herein with respect to transfers.  In the event of a direct sale of a Member’s Interest, including a Member-to-Member Sale, the selling Member must bear the costs and expenses incurred by TEI Fund in connection with such transfer.

(c)          By subscribing for Units, each Member agrees to indemnify and hold harmless TEI Fund, the Board, the Manager, or each other Member, and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of this Section 4.4 or any misrepresentation made by that Member in connection with any such transfer.

(d)          Each transferring Member shall indemnify and hold harmless TEI Fund, the Board, the Manager, or each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from: (i) any transfer made by such Member in violation of this Section 4.4; and (ii) any misrepresentation by such Member in connection with any such transfer.

4.5          REPURCHASE OF UNITS.

(a)          General. Except as otherwise provided in this Agreement, no Member or other person holding Units or portion thereof shall have the right to require TEI Fund to redeem its Units. The Board of TEI Fund, from time to time, and in its sole and absolute discretion, may determine to cause TEI Fund to offer to repurchase Units from Members, including the Manager, on such terms and conditions as set forth in this Agreement. However, TEI Fund shall not offer to repurchase Units on more than two occasions during any one Fiscal Year unless it has been advised by counsel to TEI Fund to the effect that more frequent offers would not cause any adverse tax consequences to TEI Fund or its Members. In accordance with the terms and conditions as are set forth in this Agreement, in determining whether to cause TEI Fund to repurchase Units pursuant to written requests by Members, the Board shall consider, among other things, the recommendation of the Manager and shall also consider the following factors, among others, in making such determination:

(1)          whether any Members have requested that TEI Fund repurchase their Units;

(2)          the liquidity of TEI Fund’s assets;

(3)          the investment plans and working capital requirements of TEI Fund;

(4)          the relative economies of scale with respect to the size of TEI Fund;

(5)          the history of TEI Fund in repurchasing Units;

(6)          the economic condition of the securities markets; or

(7)          the anticipated tax consequences of any proposed repurchases of Units.

(b)          Discretionary Repurchases. The Board shall cause TEI Fund to repurchase Units on terms fair to TEI Fund and to all Members or one or more classes of Members (including persons holding Units acquired from Members), as applicable, in the following manner:

(1)          The Board will provide written notice to Members when it has determined, in its sole and absolute discretion that TEI Fund will repurchase Units. Such notice will describe the terms of the repurchase offer, including:

(i)           the commencement date of the repurchase offer;

(ii)          the date on which repurchase requests must be received by TEI Fund (the “Repurchase Request Deadline”); and

(iii)         other information that Members should consider in deciding whether and how to participate in such repurchase opportunity.

(2)          Members must submit, in writing, requests for repurchase to TEI Fund or its designated agent. The Repurchase Request Deadline will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer and such Repurchase Request Deadline may be extended by the Board in its sole and absolute discretion. TEI Fund will not accept any repurchase request received by it or its designated agent after the Repurchase Request Deadline.

(3)          Promptly after the Repurchase Request Deadline, TEI Fund will give to each Member whose Units have been accepted for repurchase a payment consisting of: (i) cash or a Promissory Note entitling the Member to be paid an amount equal to such percentage of the estimated value of the repurchased Units as may be determined by the TEI Fund Board as of the Repurchase Valuation Date (the “Initial Payment”); and, if determined to be appropriate by the TEI Fund Board or if the Initial Payment is less than 100% of the “estimated value of the repurchased Units”, (ii) a Promissory Note based upon the results of the annual audit of TEI Fund’s financial statements, i.e. the “Post-Audit Payment” as set forth below.

(4)          The Initial Payment may be in cash and equal to an amount up to 100% of the estimated value of the repurchased Units, and shall be determined as of the effective date of the repurchase (the “Repurchase Valuation Date”) when the “estimated value of the repurchased Units” is determined to equal the value of the Member’s Account or portion thereof based on the net asset value of TEI Fund’s assets after giving effect to all allocations to be made to the Member’s Account as of such date. The Repurchase Valuation Date is the last business day of the quarter that immediately follows the quarter in which the Repurchase Request Deadline occurs (which shall be at least 90 days after the Repurchase Request Deadline). Initial Payment amounts generally shall be calculated within 10 business days after the Repurchase Valuation Date in accordance with TEI Fund’s valuation procedures as adopted by TEI Fund’s Board. The Initial Payment will be made as of the later of (1) a date approximately, but no earlier than, 30 days after the Repurchase Valuation Date, or (2) if the Master Fund has requested withdrawals of its capital from any Hedge Funds in order to fund the repurchase of TEI Fund’s interests in the Master Fund (through the Offshore Fund), within ten business days after the Master Fund has received at least 90% of the aggregate amount withdrawn from such Hedge Funds.

(5)          In the event that it is determined to be appropriate by the TEI Fund Board or if the Initial Payment is less than 100% of the estimated value of the repurchased Units, the second and final payment in respect of the Promissory Note (the “Post- Audit Payment”) will be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Repurchase Valuation Date and based upon the results of the annual audit of TEI Fund’s financial statements for the year in which the Repurchase Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of TEI Fund’s financial statements will be completed within 60 days after the end of each Fiscal Year and that the Post-Audit Payment will be made promptly after the completion of the audit.

(6)          The Promissory Note shall be non-interest bearing and non-transferable.

(7)          Payment for Units accepted by TEI Fund for repurchase will be made in whole or in part in cash or securities of equivalent value.

(8)          TEI Fund may suspend or postpone any repurchase offer, by vote of a majority of the Board, including a majority of the Independent Directors, including but not limited to:

(i)           for any period during which an emergency exists as a result of which it is not reasonably practicable for TEI Fund to dispose of securities it owns or to determine the value of TEI Fund’s nets assets;

(ii)          for any other periods that the SEC permits by order for the protection of Members; or

(iii)         under such other unusual circumstances as the Board deems advisable for the benefit of TEI Fund and its Members.

(9)          The Board, in its sole and absolute discretion, shall determine the amount of Units to be repurchased, if any. If a greater number of Units is submitted for repurchase by Members as of the Repurchase Request Deadline than the repurchase offer amount, as determined by the Board in its sole and absolute discretion, TEI Fund may repurchase an additional amount of Units not to exceed 2% of the Units outstanding on the Repurchase Request Deadline. If the Board determines not to repurchase more than the repurchase offer amount or if Members submit for repurchase Units in an amount exceeding the repurchase offer amount plus 2% of the Units outstanding on the Repurchase Request Deadline, TEI Fund shall repurchase the Units submitted for repurchase on a pro rata basis, disregarding fractions, according to the number of Units submitted for repurchase by each Member as of the Repurchase Request Deadline; provided, however, that this provision shall not prohibit TEI Fund from:

(i)          accepting all Units submitted for repurchase by Members who own, beneficially or of record, an aggregate of not more than a specified percentage of such Units and who submit for repurchase all their Units, before prorating Units submitted for repurchase by other Members; or

(ii)          accepting by lot Units submitted for repurchase by Members who offer all Units held by them or who, when submitting for repurchase their Units, elect to have either all or none or at least a minimum amount or none accepted, if TEI Fund first accepts all Units submitted for repurchase by Members who do not so elect.

(10)        The Board may, in its sole and absolute discretion, elect to impose charges on Members or other persons who submit their Units for repurchase. The Board may also, in its sole and absolute discretion, allocate to tendering Members withdrawal or similar charges imposed by Hedge Funds if TEI Fund has requested withdrawal of its capital from any Hedge Funds in order to fund the repurchase of Units and such charges were imposed on TEI Fund.

(11)        A Member who submits for repurchase only a portion of such Member’s Units shall be required to maintain an Account balance at least equal to $25,000.

(12)        The Manager may submit for repurchase its Units as a Member under Section 4.5 hereof.

(c)          Mandatory Redemptions. The Board may cause TEI Fund to redeem Units of a Member or any person acquiring Units thereof from or through a Member in the event that the Board determines or has reason to believe that, among other things:

(1)          such Units have been transferred or such Units have vested in any person by operation of law as a result of the death, dissolution, bankruptcy, or incompetence of a Member;

(2)          ownership of such Share by a Member or other person will cause TEI Fund to be in violation of, or require registration of any Units, or subject TEI Fund or the Manager to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other relevant jurisdiction;

(3)          continued ownership of such Units may be harmful or injurious to the business or reputation of TEI Fund or the Manager, or may subject TEI Fund or any of its Members to an undue risk of adverse tax or other fiscal consequences;

(4)          any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true; or

(5)          it would be in the best interests of TEI Fund, as determined by the Board in its sole and absolute discretion, for TEI Fund to redeem such Units.

ARTICLE V

CAPITAL

5.1          CONTRIBUTIONS TO CAPITAL

(a)          The minimum initial contribution of each Member to the capital of TEI Fund shall be such amount as the Board, in its discretion, may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of TEI Fund upon acceptance as a contribution to the capital of TEI Fund. The Directors shall not be entitled to make contributions of capital to TEI Fund as Directors of TEI Fund, but may make contributions to the capital of TEI Fund as Members.

(b)          Members may make additional contributions to the capital of TEI Fund effective as of such times as the Board, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of TEI Fund. The minimum initial capital contribution of a Member to the capital of TEI Fund shall be such amount as the Board, in its sole discretion, may determine from time to time.

(c)          Initial and any additional contributions to the capital of TEI Fund by any Member shall be payable in cash, payable in readily available funds at the date of the proposed acceptance of the contribution.

5.2          RIGHTS OF MEMBERS TO CAPITAL

No Member shall be entitled to interest on any contribution to the capital of TEI Fund, nor shall any Member be entitled to the return of any capital of TEI Fund except as otherwise specifically provided herein, for example: (i) upon the repurchase by TEI Fund of a part or all of such Member’s Units pursuant to Section 4.5 hereof, (ii) pursuant to the provisions of Section 5.7 hereof or (iii) upon the liquidation of TEI Fund’s assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of TEI Fund’s property or to compel any sale or appraisal of TEI Fund’s assets.

5.3          CAPITAL ACCOUNTS

(a)          TEI Fund shall maintain a separate Capital Account for each Member. The aggregate Net Asset Value of each Member’s Units shall reflect the value of such Member’s Capital Account.

(b)          Each Member’s Capital Account shall have an initial balance equal to the amount of cash constituting such Member’s initial contribution to the capital of TEI Fund.

(c)          Each Member’s Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of TEI Fund permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member’s Capital Account pursuant to Sections 5.4 and 5.5 hereof.

(d)          Each Member’s Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Units of such Member or distributions to such Member pursuant to Sections 4.5, 5.7 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 and 5.5 hereof.

5.4          ALLOCATION OF NET PROFIT AND NET LOSS; ALLOCATION OF OFFERING COSTS

As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period, and any offering costs required by applicable accounting principles to be charged to capital that are paid or accrued during the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentage for such Fiscal Period.

5.5          RESERVES

Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Board, such reserves to be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole discretion, deems necessary or appropriate.

5.6          TAX ALLOCATIONS

For each fiscal year, items of income, deduction, gain, loss, or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member’s Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.6 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in  conformity  with  Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the “qualified income offset” requirement of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

Notwithstanding the preceding paragraph, in the event that TEI Fund repurchases a Member’s Units, the Board may, in its sole discretion, specially allocate items of Fund income and loss to that Member for tax purposes to reduce the amount, if any, by which that Member’s repurchase price exceeds or less than that Member’s tax basis for its Fund Units.

5.7          DISTRIBUTIONS

The Board, in its sole discretion, may authorize TEI Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members’ Unit ownership, or in the case of a distribution of TEI Fund income, such distributions may be made, in the discretion of the Board, on a pro rata basis based on the Members’ relative share of TEI Fund revenues (net of capital gains and/or losses) less TEI Fund expenses, as accrued in the applicable period.

5.8          WITHHOLDING

(a)          The Board may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

(b)          For purposes of this Agreement, any taxes so withheld by TEI Fund with respect to any amount distributed by TEI Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member’s Units shall pay to TEI Fund as a contribution to the capital of TEI Fund, upon demand of the Board, the amount of such excess.

(c)          The Board shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify TEI Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

5.9          ALLOCATION OF ORGANIZATIONAL, OFFERING, AND CERTAIN OTHER EXPENSES.

Organizational Expenses and any other expenses in connection with offering Units of TEI Fund and/or any expenses related to or in connection with any transfer of Units and/or repurchasing Units pursuant to Section 4.5, shall generally be treated as expenses of TEI Fund included in the computation of Net Profit and/or Net Loss (except to the extent that the Manager or another party determines in its discretion that it will assume, reimburse, and/or waive such expense). The Board may alternatively choose to amortize such expenses over a period of time to be determined by the Board. The Board may also allocate organizational and offering expenses (on an Expense Allocation Date or on such other date chosen by the Board) among the Members in a manner that allocates such expenses to Members purchasing Units in one or more offerings of Units. The Board may also allocate expenses of any transfer of Units to either the transferor and/or transferee and expenses of any repurchase of Units may be allocated to the Members whose Units are repurchased.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1          DISSOLUTION.

(a)          TEI Fund shall be dissolved at any time there are no Members, unless TEI Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(1)          upon the affirmative vote to dissolve TEI Fund by: (i) the Board; or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

(2)          upon the failure of Members to elect a successor Board Member at a meeting called by the Manager in accordance with this Agreement when no Board member remains to continue the business of TEI Fund;

(3)          if any Member that has submitted a written request, in accordance with the terms of the Operating Agreement, to tender all of such Member’s Units for repurchase by TEI Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period), provided, however, that a Member who intends to cause TEI Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period; or

(4)          as required by operation of law.

Dissolution of TEI Fund shall be effective on the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board and Members may elect to continue the business of TEI Fund as provided herein, but TEI Fund shall not terminate until the assets of TEI Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2          LIQUIDATION OF ASSETS.

(a)          Upon the dissolution of TEI Fund as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall promptly liquidate the business and administrative affairs of TEI Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of TEI Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or liquidator shall deem appropriate in its sole and absolute discretion as applicable) shall, subject to the Delaware Act, be distributed in the following manner:

(1)          in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of TEI Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of TEI Fund’s assets to the Members has been completed, shall first be paid on a pro rata basis;

(2)          such debts, liabilities, or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(3)          the Members shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b)          Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of TEI Fund, the Board or other liquidator may distribute ratably in kind any assets of TEI Fund; provided, however, that if any in-kind distribution is to be made: (i) the assets distributed in kind shall be valued pursuant to Section 6.3 as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above; and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution.

ARTICLE VII

ACCOUNTING, VALUATIONS, AND BOOKS AND RECORDS

7.1          ACCOUNTING, REPORTS AND PRINCIPLES.

(a)          TEI Fund shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole and absolute discretion is in the best interests of TEI Fund. TEI Fund’s accounts shall be maintained in U.S. currency.

(b)          After the end of each taxable year, TEI Fund shall furnish to each Member such information regarding the operation of TEI Fund and such Member’s Interest as is necessary for Members to complete Federal and state income tax or information returns and any other tax information required by federal, state, or local law.

(c)          Except as otherwise required by the 1940 Act or as may otherwise be permitted by rule, regulation, or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, TEI Fund shall furnish to each Member a semi-annual report containing the information required by the 1940 Act and an annual report containing the information required by the 1940 Act. TEI Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. TEI Fund may also furnish to each Member such other periodic reports, as it deems necessary or appropriate in its discretion.

(d)          TEI Fund is a closed-end management investment company registered under the 1940 Act and it intends to be treated as a partnership for Federal income tax purposes under the Code. Therefore, the Board shall be guided: (1) by the applicable recommendations and standards for financial statements, accounting and reporting relating to such a company contained in the current audit and accounting guide that is incorporated herein by reference and entitled “Audits of Investment Companies”, as changed and published from time to time, by the American Institute of Certified Public Accountants; and (2) by TEI Fund’s independent public accountants.

7.2          DETERMINATIONS BY THE BOARD.

(a)          All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to this Agreement, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board (either directly or by the Manager pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

(b)          The Board may make such adjustments to the computation of Net Profit or Net Loss or any components (withholding any items of income, gain, loss, or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of TEI Fund and the intended allocation thereof among the Members.

7.3          VALUATION OF ASSETS.

(a)          Valuation of Securities and other assets shall be made by the Board in accordance with the requirements of the 1940 Act and the valuation procedures adopted by the Board.

(b)          The net asset value of each capital account as of any date shall equal the Net Asset Value of TEI Fund, determined as provided in Section 7.3(a), multiplied by each Member’s Investment Percentage.

(c)          The value of Securities and other assets of TEI Fund and the net worth of TEI Fund as a whole and the Units determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1          AMENDMENT OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

(a)          Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of: (i) the Board (including the vote of a majority of the Independent Directors, if required by the 1940 Act); or (ii) a majority (as defined in the 1940 Act) of the outstanding voting securities of TEI Fund.

(b)          Any amendment that would:

(1)          increase the obligation of a Member to make any contribution to the capital of TEI Fund;

(2)          reduce the Account of a Member; or

(3)          modify the events causing the dissolution of TEI Fund  may be made only if: (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof; or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to offer his or her entire Interest for repurchase by TEI Fund.

(c)          The power of the Board to amend this Agreement at any time without the consent of the Members may include, but is not limited to:

(1)          restate this Agreement together with any amendments hereto that have been duly adopted in accordance with this Agreement to incorporate such amendments in a single, integrated document;

(2)          amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

(3)          amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to TEI Fund, to assure TEI Fund’s continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership.

(d)          The Board shall give written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by clause (ii) of Section 8.1(a) hereof) to each Member, which notice shall set forth: (i) the text of the proposed amendment; or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2          SPECIAL POWER OF ATTORNEY.

(a)          Each Member hereby irrevocably makes, constitutes, and appoints each Director, acting severally, and any liquidator of TEI Fund’s assets appointed pursuant to Section6.2 with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place, and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file, and/or publish:

(1)          any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)          any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(3)          all other such instruments, documents, and certificates that, in the opinion of legal counsel to TEI Fund, from time to time may be required by the laws of the United States of America, the State of Delaware, or any other jurisdiction in which TEI Fund shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement, and continue the valid existence and business of TEI Fund as a limited liability company under the Delaware Act.

(b)          Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to TEI Fund without such Member’s consent. If an amendment to the Certificate or this Agreement or any action by or with respect to TEI Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of TEI Fund.

(c)          This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each Director, acting severally, and any liquidator of TEI Fund’s assets, appointed pursuant to Section 6.2 hereof, and as such:

(1)          shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether TEI Fund, the Board, or any liquidator shall have had notice thereof; and

(2)          shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member’s Interest, except that where the transferee thereof has been approved by the Board for admission to TEI Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board or any liquidator to execute, acknowledge, and file any instrument necessary to effect such substitution.

8.3          NOTICES. Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopy, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, or, if to TEI Fund, by regular postal mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, or telecopy, electronic mail, the internet, computer interface, or any other electronic method or device of document transfer or telegraphic or other written communication, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of TEI Fund (or to such other addresses as may be designated by any party hereto by notice addressed to TEI Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to TEI Fund ). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex, telecopy, telegraphic, electronic, or other means of written communication. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

If any notice addressed to a Member at the address of that Member appearing on the books and records of TEI Fund is returned to TEI Fund marked to indicate that such notice is unable to be delivered to the Member at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Member, upon written demand of the Member, at the principal executive office of TEI Fund for a period of one year from the date of the giving of the notice.

8.4          AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees, or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

8.5          APPLICABILITY OF 1940 ACT AND FORM N-2. The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of TEI Fund’s business and of the rights, privileges, and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2 subject to any exemptive relief obtained thereunder relating to TEI Fund.

8.6          CHOICE OF LAW; ARBITRATION.

(a)          Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b)          Unless otherwise agreed in writing, each Member agrees to submit all controversies arising between or among Members or one or more Members and TEI Fund in connection with TEI Fund or its businesses or concerning any transaction, dispute, or the construction, performance, or breach of this or any other agreement, whether entered into prior to, on, or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(1)          arbitration is final and binding on the parties;

(2)          the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(3)          pre-arbitration discovery is generally more limited than and different from court proceedings;

(4)          the arbitrator’s award is not required to include factual findings or legal reasoning and a party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(5)          a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)          All controversies that may arise among Members and one or more Members and TEI Fund concerning this Agreement shall be determined by arbitration in New York City in accordance with the Federal Arbitration Act, to the fullest extent permitted by law. Any arbitration under this Agreement shall be determined before and in accordance with the rules then obtaining of either the New York Stock Exchange, Inc. (the “NYSE”) or the Financial Industry Regulatory Authority, Inc. (“FINRA”), as the Member or entity instituting the arbitration may elect. If the NYSE or FINRA does not accept the arbitration for consideration, the arbitration shall be submitted to, and determined in accordance with the rules then obtaining of, the Center for Public Resources, Inc. in New York City. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon the Member.

(d)          No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a Member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

8.7          NOT FOR BENEFIT OF CREDITORS. The provisions of this Agreement are intended only for the regulation of relations among past, present, and future Members (including the Manager), Directors, and TEI Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

8.8          CONSENTS. Any and all consents, agreements, or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of TEI Fund.

8.9          MERGER AND CONSOLIDATION.

(a)          TEI Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

(b)          Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(b) of the Delaware Act: (i) effect any amendment to this Agreement; (ii) effect the adoption of a new limited liability company operating agreement for TEI Fund if it is the surviving or resulting limited liability company in the merger or consolidation; or (iii) provide that the limited liability company operating agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company operating agreement of the surviving or resulting limited liability company.

8.10         MASTER-FEEDER STRUCTURE. TEI Fund may, at the discretion of the Board, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Directors, operate as a master-feeder structure or change an existing master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing or created Series of TEI Fund may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

8.11        PRONOUNS. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons, firm, or corporation may require in the context thereof.

8.12        CONFIDENTIALITY.

(a)          A Member may obtain from TEI Fund, for any purpose reasonably related to the Member’s Interest, certain confidential information regarding the business affairs or assets of TEI Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location, and at whose expense) established by the Board (the “Confidential Information”).

(b)          Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish, or make accessible to any other person the name or address (whether business, residence, or mailing) of any Member or any other Confidential Information without the prior written consent of the Board, which consent may be withheld in its sole and absolute discretion.

(c)          Each Member recognizes that in the event that this Section 8.12 is breached by any Member or any of its principals, partners, Members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, trustees, officers, directors, employees, or agents, irreparable injury may result to the non-breaching Members and TEI Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and TEI Fund may be entitled, such Members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or TEI Fund determines that any of the other Members or any of its principals, partners, Members, trustees, officers, directors, employees, or agents or any of its affiliates, including any of such affiliates’ principals, partners, Members, directors, officers, employees, or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

(d)          TEI Fund shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information that the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of TEI Fund or could damage TEI Fund or its business or that TEI Fund is required by law or by agreement with a third party to keep confidential.

8.13          CERTIFICATION OF NON-FOREIGN STATUS. Each Member or transferee of an Interest from a Member that is admitted to TEI Fund in accordance with this Agreement shall certify, upon admission to TEI Fund and at such other time thereafter as the Board may request, whether he or she is a “United States Person” within the meaning of Section 7701(a)(30) of the Code on forms to be provided by TEI Fund, and shall notify TEI Fund within 30 days of any change in such Member’s status. Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.14          SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.15          ENTIRE AGREEMENT. This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

8.16          DISCRETION. To the fullest extent permitted by law, whenever in this Agreement, a person is permitted or required to make a decision: (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting TEI Fund or the Members; or (ii) in its “good faith” or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

8.17          COUNTERPARTS. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

8.18          TAX MATTERS MEMBER. The Manager will be the “tax matters Member” under the Code for TEI Fund or such other Member as may be designated by the Board.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.12.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

By:

Irwin G. Barnet,
as Chairman and on behalf
of each existing Member

Jay C. Nadel, as Director

Vernon C. Kozlen, as Director

Daniel A. Hanwacker Sr., as Director

William R. Sweet, as Director

James Wolford, as Director

Andrew Clare, as Director

Jon Hunt, as Director

*By:
Kurt Hawkesworth,
as attorney-in-fact

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

INDIVIDUAL:	PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST:

(Signature)	(Name of Entity)

(Print Name)	(Signature of Authorized Person)

(Print Name and Title of Authorized Person)

(Address)	(Address of Entity)

(Social Security Number)	(Taxpayer I.D. Number)

(e-mail)	(e-mail)

SCHEDULE I

The undersigned understand and agree to the provisions of this Agreement pertaining to the obligations of Directors.

Signed:
Name & address)
Date:

Signed:
(Name & address)
Date:

Signed:
(Name & address)
Date:

Signed:
(Name & address)
Date:

FORM OF CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC
AMENDMENT TO THE
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Amendment (“Amendment”) to the Third Amended and Restated Limited Liability Company Operating Agreement of City National Rochdale High Yield Alternative Strategies Fund TEI LLC (the “Fund”), as the same may be amended or restated from time to time (the “Agreement”), is made effective as of March 31, 2015, by the Manager (as defined in the Agreement) and on behalf of each person reflected on the books of the Fund as a Member (as defined in the Agreement).  Unless otherwise specified herein, all capitalized terms herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Board of Directors of the Fund wishes to amend the Agreement to permit the Board to appoint one or more former Directors of the Fund as Director(s) Emeritus of the Fund,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is amended as follows:

1.          The following provision shall be added to the Agreement as new Section 2.6(d):

DIRECTORS EMERITUS. The Board of Directors may appoint one or more former Directors to serve as Director(s) Emeritus at the pleasure of the Board of Directors, for a term specified by the Board of Directors.  Any Director Emeritus may attend meetings of the Board of Directors or any of its committees, but shall have no duties, powers or responsibilities with respect to the Fund.  No person shall receive any compensation from the Fund for serving as a Director Emeritus, but any Director Emeritus shall be entitled to reimbursement of expenses related to attendance at any meetings of the Board of Directors or its committees.

2.          Except as modified hereby, all other provisions of the Agreement remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

By:

Irwin G. Barnet, as Chairman and on behalf of each existing Member

Jay C. Nadel, as Director

Vernon C. Kozlen, as Director

Daniel A. Hanwacker Sr., as Director

William R. Sweet, as Director

James Wolford, as Director

Andrew Clare, as Director

Jon Hunt, as Director

*By:
Kurt Hawkesworth, as attorney-in-fact

This Offering Memorandum incorporates by reference the SAI of TEI Fund.

Topic headings in the SAI are listed below.

ADDITIONAL INVESTMENT POLICIES

FUNDAMENTAL POLICIES

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES AND OPERATIONS OF TEI FUND AND THE MASTER FUND AND RELATED RISKS

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF PRIVATE FUNDS AND RELATED RISKS

PORTFOLIO HOLDINGS INFORMATION

DIRECTORS AND OFFICERS

COMMITTEES OF THE BOARDS

DIRECTOR OWNERSHIP OF SECURITIES

DIRECTOR COMPENSATION

LIQUIDITY REQUIREMENTS

CODES OF ETHICS

INVESTMENT MANAGEMENT AND OTHER SERVICES

PORTFOLIO MANAGERS

CONTROL PERSONS

PRINCIPAL HOLDERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CUSTODIAN AND ADMINISTRATOR

SALES AGENT

CALCULATION OF FEES

LEGAL COUNSEL

PORTFOLIO TRANSACTIONS

PROXY VOTING PROCEDURES

TAX ASPECTS

FINANCIAL STATEMENTS OF TEI FUND

FINANCIAL STATEMENTS OF THE MASTER FUND

A copy of the SAI may be obtained from TEI Fund’s distributor by calling 1-800-245-9888.

STATEMENT OF ADDITIONAL INFORMATION

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

1-800-245-9888

The investment objective and principal investment strategies of City National Rochdale High Yield Alternative Strategies Fund TEI LLC (“TEI Fund”), City National Rochdale High Yield Alternative Strategies Fund (Cayman) LDC (the “Offshore Fund”) and City National Rochdale High Yield Alternative Strategies Master Fund LLC (the “Master Fund”), as well as the principal risks associated with the Master Fund’s investment strategies, are set forth in TEI Fund’s Confidential Private Offering Memorandum (the “Offering Memorandum”). TEI Fund invests all or substantially all of its investable assets in the Offshore Fund, which in turn invests all or substantially all of its investable assets in the Master Fund, as set forth in the Offering Memorandum.  Because the Offshore Fund is a pass-through entity and has no investment discretion of its own, discussion herein relating to the investment policies, practices, risks and operations of TEI Fund and the Master Fund should be read to include information regarding the Offshore Fund.

Units of TEI Fund are sold by RIM Securities LLC (“Sales Agent”), TEI Fund’s sales agent, to clients and customers (including affiliates and correspondents) of City National Rochdale, LLC (“City National Rochdale” or the “Manager”), TEI Fund’s investment adviser, and to clients and customers of other organizations. TEI Fund’s Offering Memorandum, which is dated March 24, 2017, provides the basic information investors should know before investing. This Statement of Additional Information (“SAI”), which is not a prospectus, is intended to provide additional information regarding the activities and operations of TEI Fund and the Master Fund. The SAI should be read in conjunction with the Offering Memorandum. You may request a copy of the Offering Memorandum or a paper copy of this SAI, if you have received it electronically, free of charge by calling TEI Fund at the telephone number listed above. This SAI is not an offer of TEI Fund for which an investor has not received the Offering Memorandum. Capitalized terms not otherwise defined in this SAI have meanings accorded to them in TEI Fund’s Offering Memorandum. The financial statements for TEI Fund are included in this SAI.

The date of this SAI and the related Offering Memorandum is March 24, 2017.

ii

ADDITIONAL INVESTMENT POLICIES

The investment objective and principal investment strategies of TEI Fund and the Master Fund, as well as the principal risks associated with these investment strategies, are set forth in the Offering Memorandum. Certain additional investment information is provided below. The Private Funds in which the Master Fund invests are not subject to TEI Fund’s and the Master Fund’s investment policies and may have different or contrary investment policies.

Unless otherwise specified, percentage limitations shall be applied at the time of investment. Therefore, these percentages could be exceeded due to fluctuations in the value of portfolio securities or liquidation of portfolio securities to pay expenses or fulfill repurchase requests.

FUNDAMENTAL POLICIES

TEI Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of TEI Fund (the “Units”), are listed below. The Offshore Fund and the Master Fund have substantially the same fundamental investment policies as TEI Fund and such policies cannot be changed without the approval of the Board of TEI Fund, in the case of the Offshore Fund, and a majority of the outstanding voting securities of the Master Fund, in the case of the Master Fund. Within the limits of these fundamental policies, TEI Fund’s management has reserved freedom of action. As defined by the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of TEI Fund” means the vote, at an annual or special meeting of security holders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of TEI Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of TEI Fund, whichever is less. Except to the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, TEI Fund and the Master Fund:

(1)
May borrow money or issue any senior security, to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. In accordance with Section 18(a) of the 1940 Act, any issuance of senior securities by TEI Fund will be subject to continuing asset coverage requirements such that any issuance of senior securities representing indebtedness will have an asset coverage of at least 300% and any senior securities issued as stock will have an asset coverage of at least 200%.

(2)
May not invest more than 25% of the value of its total net assets in the securities of issuers in any single industry or group of industries, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Private Funds are not considered part of any industry. TEI Fund and the Master Fund may invest in Private Funds that may concentrate their assets in one or more industries.

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(3)
May not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

(4)
May not purchase or sell real estate, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

(5)
May make loans only as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. Under Section 18(a) of the 1940 Act, any loans made by TEI Fund are subject to a continuing asset coverage requirement of at least 300%.

(6)
May not purchase or sell physical commodities and commodity contracts, except that it may: (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. TEI Fund and the Master Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

As an additional fundamental policy, TEI Fund may pursue its investment program through one or more subsidiary vehicles. The establishment of such vehicles and TEI Fund’s utilization thereof is wholly within the discretion of the Board.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES AND OPERATIONS
OF TEI FUND AND THE MASTER FUND AND RELATED RISKS

TEMPORARY DEFENSIVE POSITIONS. TEI Fund will attempt to achieve its objective by investing substantially all of its investable assets in the Offshore Fund, which has the same investment objectives and policies as TEI Fund and the Master Fund.  The Offshore Fund will in turn invest substantially all of its investable assets in the Master Fund.  The Master Fund, in an attempt to respond to adverse market, economic, political, or other conditions, may invest up to 100% of its assets in cash or cash equivalents including, but not limited to, securities of money market funds, prime commercial paper, bank certificates of deposit, bankers’ acceptances, or repurchase agreements for such securities, and securities of the U.S. Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. The Master Fund’s investments in foreign cash equivalents will be limited to those that, in the opinion of the Sub-Adviser, equate generally to the standards established for U.S. cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets that are subject to regulatory supervision by the U.S. Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States. These investments may result in a lower return than would have been obtained had the Master Fund adhered to its standard investment policies.
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REPURCHASE AGREEMENTS. A Private Fund held by the Master Fund may enter into repurchase agreements with commercial banks and broker-dealers as a short-term cash management tool. A repurchase agreement is an agreement under which the Private Fund acquires a security, generally a U.S. Government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Private Fund holds the security and is unrelated to the interest rate on the security. The Private Fund’s repurchase agreements will at all times be fully collateralized.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller. If a seller under a repurchase agreement were to default on the agreement and be unable to repurchase the security subject to the repurchase agreement, the Private Fund would look to the collateral underlying the seller’s repurchase agreement, including the security subject to the repurchase agreement, for satisfaction of the seller’s obligation to the Private Fund. In such an event, the Private Fund may incur a loss if the value of the collateral declines and may incur disposition costs in liquidating the collateral. In addition, the Private Fund may be subject to possible delays or restrictions on its ability to dispose of the underlying securities. Repurchase agreements are typically entered into for periods of one week or less. The SEC staff currently takes the position that repurchase agreements maturing in more than seven days are illiquid securities.

REVERSE REPURCHASE AGREEMENTS. A Private Fund held by the Master Fund may enter into reverse repurchase agreements, subject to the Private Fund’s limitations on borrowings. A reverse repurchase agreement involves the sale of a security by the Private Fund and its agreement to repurchase the instrument at a specified time and price, and may be considered a form of borrowing for some purposes. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Private Fund. Reverse repurchase agreements are a form of leverage that may also increase the volatility of the investment portfolios of the Private Funds.

ILLIQUID SECURITIES. A Private Fund held by the Master Fund may invest in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act) and other securities that are not readily marketable. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act. There may be no limit to the percentage of the Private Fund’s net assets that may be invested in illiquid securities.

The Master Fund’s investments in the Private Funds are themselves illiquid and subject to substantial restrictions on transfer. The Master Fund will typically have only limited rights to withdraw its investment in the Private Funds. The illiquidity of these interests may adversely affect the Master Fund if it sold such interests at an inopportune time.

SECURITIES LOANS. A Private Fund owned by the Master Fund may lend securities from its portfolio to broker-dealers, institutional investors, or other persons, pursuant to securities lending agreements. During the period of the loan, the Private Fund will be entitled to payments of the interest, dividends or other distributions payable on the loaned securities. Additionally, the Private Fund will retain at least a portion of the interest earned on the investment of the collateral or a fee from the borrower or placing agent. However, the Private Fund generally will pay certain administrative and custodial fees in connection with each loan. Any loans of securities must be secured by collateral at least equal to 100% of the value of the loaned securities, marked to market on a daily basis. The Private Fund will generally receive collateral consisting of cash, U.S. government securities, letters of credit and other similar instruments. The Private Fund may experience a risk of loss if the other party to the transaction breaches the securities lending agreement with the Private Fund.
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The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the loaned securities or the possible loss of rights in the collateral should the borrower fail financially. In addition, the Private Fund is responsible for any loss that might result from its investment of the borrower’s collateral. Loans will only be made to firms deemed by the Fund Manager to be of good standing and will not be made unless, in the judgment of the Fund Manager, the consideration to be earned from such loans would justify the risk.

PAYMENT IN KIND FOR REPURCHASED UNITS. The Master Fund does not expect to distribute securities as payment for repurchased Units by TEI Fund except in unusual circumstances, such as in the unlikely event that TEI Fund’s making a cash payment would result in a material adverse effect on the Master Fund or on Members not requesting that their Units be repurchased by TEI Fund, or that the Master Fund has received distributions from Private Funds in the form of securities that are transferable via TEI Fund to the Members. In the event that the Master Fund makes such a distribution of securities through TEI Fund as payment for Units, Members will bear any risks of the distributed securities (see “Additional Information on Investment Techniques of Private Funds and Related Risks” below) and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

SUSPENSION OF OFFERINGS. Any offering of Units of TEI Fund may be suspended, in the Board’s sole and absolute discretion, to the extent required for purposes of compliance with the securities laws or in response to market conditions in the securities markets or otherwise.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF
PRIVATE FUNDS AND RELATED RISKS

This section provides additional information about types of investments and investment techniques of Private Funds in which the Master Fund invests. Some or all of the Private Funds may make the investments described in this section. As there is no limit on the types of investments the Private Funds may make, however, this cannot be a comprehensive description. Any decision to invest in TEI Fund should take into account the possibility that the Private Funds held by the Master Fund may make virtually any kind of investment, and be subject to related risks, which can be substantial.

EQUITY SECURITIES. A Private Fund’s portfolio may include long and short positions in common stocks, preferred stocks, and convertible securities of U.S. and foreign issuers. A Private Fund also may invest in depositary receipts relating to foreign securities. Some of the specific risks related to investments in foreign securities, depositary receipts relating to foreign securities, or foreign currency transactions are described below in this section under the sub-heading “Foreign Securities” or “Foreign Currency Transactions.” Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities.
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A Private Fund may invest in equity securities without restriction as to the market capitalization of issuers, including securities of companies with market capitalizations that are small compared to other publicly traded companies (including micro-cap companies). Smaller companies may have limited product lines, markets, or financial resources or may depend on a small, inexperienced management group. Securities of small companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies. These may also trade in the over the counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies or less market interest in their securities compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company’s earnings potential or assets.

Common Stocks. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits, if any, of the entity without preference over any other shareholder or claims of shareholders, after making required payments to holders of the entity’s preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

Preferred Stocks. Preferred stock generally has a preference as to dividends and, in the event of liquidation, to an issuer’s assets, over the issuer’s common stock, but it ranks junior to debt securities in an issuer’s capital structure. Preferred stock generally pays dividends in cash or additional shares of preferred stock at a defined rate but, unlike interest payments on debt securities, preferred stock dividends are generally payable only if declared by the issuer’s board of directors. Dividends on preferred stock may be cumulative, meaning that, in the event the issuer fails to make one or more dividend payments on the preferred stock, no dividends may be paid on the issuer’s common stock until all unpaid preferred stock dividends have been paid. Preferred stock may also be subject to optional or mandatory redemption provisions.

Convertible Securities. Convertible securities are bonds, debentures, notes, preferred stocks, or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a specified period of time at a specified price or based on a specified formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted, or exchanged. Convertible securities have unique investment characteristics in that they generally: (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities; (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics; and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.
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The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value typically declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also increase or decrease the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. Generally, the conversion value decreases as the convertible security approaches maturity. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by a Private Fund is called for redemption, the Private Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock, or sell it to a third party. Any of these actions could have an adverse effect on a Private Fund’s ability to achieve its investment objective, which, in turn, could result in losses to the Master Fund and TEI Fund.

FIXED-INCOME SECURITIES. A Private Fund may invest in fixed-income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

A Private Fund may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (“NRSRO”) in one of the four highest rating categories or, if not rated by any NRSRO, have been determined to be of comparable quality. Non-investment grade debt securities (commonly referred to as “junk bonds”) are securities that have received a rating from a NRSRO of below investment grade or have been given no rating, and are considered by the NRSRO to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Non-investment grade debt securities generally offer a higher yield than available from investment grade issues, but involve greater risk. The returns of non-investment grade debt securities are also subject to: (i) adverse changes in general economic conditions; (ii) changes in the financial condition of their issuers; (iii) changes in interest rates; and (iv) changes in market liquidity. During periods of economic downturns or rising interest rates, issuers of securities rated below investment grade or comparable unrated securities may experience financial stress that could adversely affect their ability to make payments of principal and interest and increase the possibility of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities. Non-investment grade debt securities have historically experienced greater default rates than investment grade securities.
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FOREIGN SECURITIES. A Private Fund may invest in commercial paper and certificates of deposit issued by foreign banks and may invest directly or through ADRs, European Depositary Receipts (“EDRs”), or Global Depositary Receipts (“GDRs”) (collectively, “depositary receipts”) in other securities of foreign issuers. Depositary receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. ADRs, which are traded in dollars on U.S. exchanges or over-the-counter, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. EDRs are typically traded in Europe. GDRs are typically traded in both Europe and the United States.

Investment income received by a Private Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Private Fund to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amounts of the Private Fund’s assets to be invested within various countries is not known.

FOREIGN CURRENCY TRANSACTIONS. A forward foreign currency exchange contract (“forward currency contract”) is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into. A Private Fund might typically enter into forward currency contracts to fix the U.S. dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for, or, to hedge the U.S. dollar value of securities it owns.

A Private Fund may enter into a forward currency contract to sell or buy the amount of a foreign currency it believes may experience a substantial movement against the U.S. dollar. In this case, the forward currency contract would approximate the value of some or all of the Private Fund’s portfolio securities denominated in such foreign currency. The precise matching of the forward currency contract amounts and the value of securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market involvement in the value of those securities between the date the forward currency contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. At the maturity of a forward currency contract, a Private Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an “offsetting” contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.
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Because it is impossible to forecast with absolute precision the market value of securities at the expiration of the forward currency contract, it may be necessary for a Private Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Private Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Private Fund is obligated to deliver. If a Private Fund retains the portfolio security and engages in offsetting transactions, the Private Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Private Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Private Fund entering into a forward currency contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Private Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Private Fund will suffer a loss to the extent the price of the currency they have agreed to purchase exceeds the price of the currency it has agreed to sell. This method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities, but rather establishes a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, they tend to limit any potential gain that might result from an increase in the value of that currency. The cost of currency conversion may adversely affect a Private Fund’s returns. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (“spread”) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Private Fund at one rate, while offering a lesser rate of exchange should the Private Fund desire to resell that currency to the dealer.

SHORT SALES. A Private Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities, or take advantage of an anticipated market decline, through short sales of securities that the Private Fund believes possess volatility characteristics similar to those being hedged. In addition, a Private Fund may use short sales for non-hedging purposes to pursue its investment objective. For example, a Private Fund may “short” a security of a company if, in its investment adviser’s view, the security is over-valued in relation to the issuer’s prospects for earnings growth. Certain Private Funds may consider short selling to be a significant part of their investment strategy.

To affect a short sale, a Private Fund would borrow a security from a brokerage firm to make delivery to the buyer. The Private Fund is then obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Private Fund, which would result in a loss or gain, respectively. These techniques are speculative and, in certain circumstances, can substantially increase the impact of adverse price movements on the Private Fund’s portfolio, which, in turn, could result in losses to the Master Fund and TEI Fund. A short sale of a security involves the risk of an unlimited increase in the market price of the security that could result in an inability to cover the short position, and thus, a theoretically unlimited loss. There can be no assurance that securities necessary to cover a short position will be available for purchase.

A Private Fund may also make short sales against-the-box, in which it sells short securities it owns or has the right to obtain without payment of additional consideration. The Private Fund will incur transaction costs, including interest expenses, in connection with opening, maintaining, and closing short sales against-the-box.
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DERIVATIVES. A Private Fund may use financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity, or other asset. The Fund Manager may decide not to employ any of these strategies, and there is no assurance that any derivatives strategy used by the Private Fund will succeed, or that a particular hedging instrument will be available for use by the Private Fund.

Options and Futures. A Private Fund may utilize options contracts, futures contracts, and options on futures contracts. It also may use so-called “synthetic” options or other derivative instruments written by broker-dealers or other financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Private Fund’s portfolio bears the risk that the counter party that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, a Private Fund may have difficulty closing out its position. Over-the-counter options purchased and sold by the Private Fund also may include options on baskets of specific securities.

A Private Fund may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which a Private Fund owns the underlying security. The sale of such an option exposes the Private Fund, during the term of the option, to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on a Private Fund’s books or with the Private Fund’s custodian or prime broker (or similar arrangement) to fulfill the obligation undertaken. The sale of such an option exposes the Private Fund during the term of the option to a decline in price of the underlying security while depriving the Private Fund of the opportunity to invest the segregated assets.

A Private Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Private Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Private Fund would ordinarily make a similar “closing sale transaction,” which involves liquidating its position by selling the option previously purchased, although the Private Fund would be entitled to exercise the option should it deem it advantageous to do so.
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A Private Fund may enter into stock futures contracts, interest rate futures contracts, and currency futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits the Private Fund might realize in trading could be eliminated by adverse changes in the exchange rate, or the Private Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss to the Private Fund that could adversely affect the value of the Master Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Private Fund to substantial losses, which may result in losses to the Master Fund.

Successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

The prices of commodities contracts and all derivative instruments, including futures and options prices, are highly volatile. Price movements of forward contracts, futures contracts, and other derivative contracts in which a Private Fund may invest are influenced by, among other things: interest rates; changing supply and demand relationships; trade, fiscal, monetary, and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those currencies and interest rate related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. The Private Fund also is subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses.

A stock index future obligates a Private Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day. An interest rate future obligates a Private Fund to purchase or sell an amount of a specific debt security at a future date at a specific price. A currency future obligates a Private Fund to purchase or sell an amount of a specific currency at a future date at a specific price.
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CALL AND PUT OPTIONS ON SECURITIES INDICES. A Private Fund may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Private Fund of options on stock indexes will be subject to its investment adviser’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

RIGHTS AND WARRANTS. A Private Fund may invest in common stock rights and warrants believed by the investment adviser to provide capital appreciation opportunities. Common stock rights and warrants may be purchased separately or may be received as part of a unit or attached to securities purchased. Warrants are securities that give the holder the right, but not the obligation, to purchase equity issues of the company issuing the warrants, or a related company, at a fixed price either on a date certain or during a set period. At the time of issue, the cost of a warrant is substantially less than the cost of the underlying security itself, and price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable a Private Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Private Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Master Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

BANK LOANS AND PARTICIPATIONS. A Private Fund may invest, directly or through another private investment vehicle, in bank loans or participations in bank loans (collectively, “bank loans”), either of which may become non-performing for a variety of reasons. Such non-performing bank loans may require substantial workout negotiations or restructuring in the event of a default or bankruptcy, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the bank loan. In addition, bank loans are generally subject to liquidity risks since bank loans are traded in an “over-the-counter” market.
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Bank loans, like most other debt obligations, are subject to the risk of default. While all investments involve some amount of risk, bank loans generally involve less risk than equity instruments of the same issuer because the payment of principal of and interest on debt instruments is a contractual obligation of the issuer that, in most instances, takes precedence over the payment of dividends, or the return of capital, to the issuer’s shareholders. However, in the event of the bankruptcy, receivership, or other insolvency proceeding of a borrower, a Private Fund could experience delays or limitations with respect to its ability to collect the principal of and interest on the bank loan and with respect to its ability to realize the benefits of the collateral securing the bank loan, if any.

Although a Private Fund may invest in bank loans that will be fully collateralized with assets with a market value that, at the time of acquisition, equals or exceeds the principal amount of the bank loan, the value of the collateral may decline below the principal amount of the bank loan subsequent to the Private Fund’s investment in such bank loan. In addition, to the extent that collateral consists of stock of the borrower or its subsidiaries or affiliates, the Private Fund will be subject to the risk that this stock may decline in value, be relatively illiquid, or may lose all or substantially all of its value, causing the bank loan to be under collateralized. Bank loans are also subject to the risk of default of scheduled interest or principal payments. In the event of a failure to pay scheduled interest or principal payments on bank loans held by a Private Fund, the Private Fund could experience a reduction in its income, and would experience a decline in the market value of the particular bank loan so affected, and may experience a decline in its net asset value or the amount of its distributions, which may adversely affect the performance of the Master Fund. A Private Fund may invest in uncollateralized bank loans, which may involve a greater risk of loss.

The risk of default will increase in the event of an economic downturn or a substantial increase in interest rates. To the extent that a Private Fund’s investment is in a bank loan acquired from another lender, the Private Fund may be subject to certain credit risks with respect to that lender. Further, there is no assurance that the liquidation of the collateral (if any) underlying a bank loan would satisfy the issuer’s obligation to the Private Fund in the event of non-payment of scheduled interest or principal, or that collateral could be readily liquidated. The risk of non-payment of interest and principal also applies to other debt instruments in which the Private Fund may invest. There is no assurance that the sale of collateral would raise enough cash to satisfy the borrower’s payment obligation or that the collateral can or will be liquidated. Some or the entire bank loans held by a Private Fund may not be secured by any collateral, and such bank loans entail greater risk than secured bank loans.

SWAPS. A Private Fund may enter into equity, interest rate, index, currency rate, and total return swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Private Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index).
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INTEREST RATE SWAPS. A Private Fund may enter into interest rate swaps. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

EQUITY INDEX SWAPS. A Private Fund may enter into equity index swaps. Equity index swaps involve the exchange by a Private Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities which usually includes dividends. A Private Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

CURRENCY SWAPS. A Private Fund may enter into currency swaps for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Since currency swaps are individually negotiated, a Private Fund would expect to achieve an acceptable degree of correlation between its portfolio investments and their currency swap positions. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity which involves special investment techniques and risks. If its investment adviser is incorrect in its forecasts of market values and currency exchange rates, the Private Fund’s performance will be adversely affected. If there is a default by the other party to such a transaction, the Private Fund will have contractual remedies pursuant to the agreements related to the transaction.

TOTAL RETURN SWAPS. A Private Fund may invest in total return swaps with appropriate counter parties. In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment. For example, if a Private Fund wished to invest in a senior loan, it could instead enter into a total return swap and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counter party.

Certain swap agreements into which a Private Fund enters may require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, the Private Fund’s current obligations (or rights) under such swap agreements generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Private Fund is contractually obligated to make. If the other party to a swap defaults, the Private Fund’s risk of loss consists of the net amount of payments that the Private Fund contractually is entitled to receive.
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DISTRESSED CREDITS. A Private Fund may invest in securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and the Bankruptcy Court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Private Fund of the security in respect to which such distribution was made.

BORROWING AND SENIOR SECURITIES. The majority of Private Funds engages in hedging and leverage to varying degrees. Hedging is a means of risk protection against loss due to adverse price fluctuations by buying or selling a futures contract or option to offset a present or anticipated position or transaction in the cash market. Leverage is borrowing to enhance return. Buying securities on margin is an example of leverage. The ability to borrow money to engage in securities transactions and to sell securities short (i.e. a sale of securities that requires borrowing equivalent securities to make delivery to the purchaser) are important to most Fund Managers.

Congress chose to limit, but not prohibit, the ability of investment companies, such as the Master Fund, to engage in leverage. Section 18 of the 1940 Act addresses leverage concerns by limiting the ability of the Master Fund to borrow and incur indebtedness. Under the 1940 Act, securities and related transactions in which the Master Fund is a borrower, or that involve indebtedness on the part of the Master Fund, are generally known as “senior securities”. Congress limited the ability of the Master Fund to engage in leverage by limiting its ability to issue senior securities. In practice, these restrictions (the “Asset Coverage Requirements” disclosed in the Offering Memorandum) limit the amount of leverage in which the Master Fund may engage. Private Funds are not subject to these limitations. Therefore, the Master Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Private Funds. While the Master Fund will consider a Private Fund’s use of leverage as part of the process of selecting a Private Fund investment and will monitor this use of leverage, these functions will be subject to the impediments disclosed. For this reason and because Private Funds are not subject to the leverage limits mentioned above, TEI Fund investors should not expect compliance with the Asset Coverage Requirements by a Private Fund in the Master Fund’s portfolio.
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PORTFOLIO HOLDINGS INFORMATION

The Manager, TEI Fund and the Master Fund maintain portfolio holdings disclosure policies that govern the timing and circumstances of disclosure to Members and third parties of information regarding the portfolio investments held by TEI Fund and the Master Fund. Disclosure of TEI Fund’s and the Master Fund’s complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to TEI Fund’s Members and the Master Fund’s interest holders and in the quarterly holdings report on Form N-Q. These reports are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. Also, these reports may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information about the operation of the SEC’s Public Reference Room may be obtained by calling 1-800-SEC-0330.

From time to time rating and ranking organizations may request complete portfolio holdings information in connection with rating TEI Fund and the Master Fund. TEI Fund and the Master Fund believe that these organizations have legitimate objectives in requesting such portfolio holdings information. To prevent such organizations from potentially misusing portfolio holdings information, TEI Fund and the Master Fund will generally only disclose such information as of the end of the most recent calendar quarter, with a lag of five to ten business days following the end of the quarter. In addition, the Manager, or its designee, may grant exceptions to permit additional disclosure of portfolio holdings information at differing times and with differing lag times to such organizations, provided that (1) the recipient is subject to a confidentiality agreement, (2) the recipient will utilize the information to reach certain conclusions about the investment management characteristics of TEI Fund and the Master Fund and will not use the information to facilitate or assist in any investment program, and (3) the recipient will not provide access to third parties to this information.

In addition, TEI Fund’s and the Master Fund’s service providers, including the administrator, legal counsel and auditors, may receive portfolio holdings information in connection with their services to TEI Fund and the Master Fund. Disclosure of TEI Fund’s and the Master Fund’s portfolio holdings information may be made only with prior written approval of either TEI Fund’s and the Master Fund’s President or their Chief Compliance Officer. In no event shall the Manager, its affiliates or employees, or TEI Fund or the Master Fund receive any direct or indirect compensation in connection with the disclosure of information about TEI Fund’s or the Master Fund’s portfolio holdings

DIRECTORS AND OFFICERS

The Board of TEI Fund (the “Board”) and the Board of the Master Fund (the “Master Fund’s Board”) currently consist of six members. A majority of the members of the Board Master Fund’s Board are individuals who are not “interested persons” of TEI Fund or the Master Fund within the meaning of the 1940 Act; in the discussion that follows, these Board members are referred to as “Independent Directors.” Andrew Clare and his law firm have provided significant legal services to City National Bank.  For this reason, Mr. Clare is considered to be an “interested person” of the Master Fund and TEI Fund for purposes of the 1940 Act.
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Day-to-day operations of TEI Fund and the Master Fund are the responsibility of TEI Fund’s and the Master Fund’s officers, each of whom is elected by, and serves at the pleasure of, the Board and the Master Fund’s Board. The Board and the Master Fund’s Board are responsible for the overall supervision and management of the business and affairs of TEI Fund and the Master Fund, respectively, including oversight of the valuation of TEI Fund’s and the Master Fund’s portfolio securities. The Board establishes TEI Fund’s and the Master Fund’s policies and meets regularly to review the activities of TEI Fund’s and the Master Fund’s officers.

The Directors on the Board and the Master Fund’s Board are not required to contribute to the capital of TEI Fund or the Master Fund or to hold Units of TEI Fund or an interest in the Master Fund.
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The identity of the Directors and officers of TEI Fund and the Master Fund and brief biographical information regarding each Director and officer during the past five years is set forth below.

INDEPENDENT BOARD MEMBERS

Name Address Age	Position with the Trust	Term of Office (1) and Length of Time Served	Principal Occupation for the Past Five Years	# of Funds in Fund Complex(2) Overseen by Board Member	Other Directorships Held by Board Member
Daniel A. Hanwacker 400 Park Avenue New York, NY 10022 Age: 64	Trustee	Since 2013	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services) (2001- present). Managing Director - Asset Management, Putnam Lovell Securities (2000-2001). Co-Founding Partner, Constellation Financial Management, Co., LLC (1995- 2000).	19	Rochdale Investment Trust (2011- 2013)
Jon C. Hunt 400 Park Avenue New York, NY 10022 Age: 64	Trustee	Since 2013	Retired (March 2013 to present). Consultant to Management, Convergent Capital Management, LLC (“CCM”) (July 2012 to March 2013). Managing Director and Chief Operating Officer, CCM (1998 - June 2012).	19

Nuveen Commodities Asset Management, member of Independent Committee (February 2012 - present); Advisor’s Inner Circle Fund III (February 2014 – present); O’Connor EQUUS (May 2014- present) ; Winton Series Trust and Winton Diversified Opportunities Fund, Lead Independent Trustee (January 2015 - present)

Vernon C. Kozlen 400 Park Avenue New York, NY 10022 Age: 72	Trustee Chairman	Since 2007 Since 2016	Retired (2007- present). President and Chief Executive Officer, City National Rochdale Funds (2000-2007). Executive Vice President and Director of Asset Management Development, CNB (1996- 2007). Director, Reed, Conner & Birdwell LLC (2000-2007), and Convergent Capital Management, LLC (2003-2007). Chairman of the Board, City National Asset Management, Inc. (2001-2005). Chairman of the Board, City National Securities, Inc. (1999-2005). Director, City National Asset Management, Inc. (2001-2006), and City National Securities, Inc. (1999-2006).	19	Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund LLC, CMS/Barlow Long-Short Equity Fund, LLC (3)
Jay C. Nadel 400 Park Avenue New York, NY 10022 Age: 57	Trustee	Since 2013	Financial Services Consultant (2005 - present). Executive Vice President, Bank of New York Broker-Dealer and Member of the Operating Committee (2002-2004). Weiss, Peck & Greer, Partner, Managing Director and Chair of the Operations Committee (1986-2001).	19	Lapolla Industries, Inc. (2007 – present); Rochdale Investment Trust (2011-2013)
James Wolford 400 Park Avenue New York, NY 10022 Age: 61	Trustee	Since 1999

Chief Executive Officer of Corinthian Development Company (December 2013 – present). President, Chief Operating Officer and Chief Financial Officer, Thompson National Properties (March 2011-December 2013). Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-March 2011). Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010). Regional Financial Officer, AIMCO, a real estate investment trust (2004). Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004). Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001). Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000).
				19	None

INTERESTED BOARD MEMBER

Andrew S Clare (4) 400 Park Avenue New York, NY 10022 Age: 70	Trustee	Since 2013	Attorney and partner, Loeb & Loeb LLP, a law firm (1972-present).	19	None
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(1)	The Trustees serve for terms of office as follows:

Name of Trustee	End of Term of Office
Vernon C. Kozlen	December 31, 2018*
James Wolford	March 29, 2023
Andrew S. Clare	December 31, 2020*
Daniel A. Hanwacker	March 29, 2023
Jon C. Hunt	March 29, 2023
Jay C. Nadel	March 29, 2023

* Subject to extension by the Board for up to two years.

(2)
“Fund complex” is defined as two or more registered investment companies that hold themselves out to investors as related companies or have a common investment adviser or affiliated investment advisers and in this case includes the following registered closed-end funds: City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund.

(3)
Convergent Wealth Advisors, LLC, which is under common control with CNB, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

(4)	Mr. Clare is an “interested person” of the Trust, as defined in the 1940 Act, by virtue of the provision of significant legal services by him and his law firm to CNB.
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OFFICERS OF THE FUND

Name Address Age	Position(s) with the Fund	Term of Office(1) and Length of Time Served	Principal Occupation for the Past Five Years
Garrett R. D’Alessandro City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 59	President and Chief Executive Officer	Since Inception	Chief Executive Officer, City National Rochdale (1986 - present).
F. Michael Gozzillo City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 51	Vice President; Chief Compliance Officer (“CCO”); Anti-Money Laundering Officer & Identity Theft Program Officer	Since 2013

Senior Vice President & Chief Compliance Officer, City National Rochdale (2012-present). CCO, Symphonic Financial Advisors LLC (2013 to Present). CCO, City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund (2013-present). Director & Compliance Officer, TIAA-CREF  (2008-2012).  CCO,  TIAA-CREF Life Insurance Co. Separate Accounts (2009- 2012).

Mitchell Cepler City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 33	Treasurer and Chief Financial Officer	Since 2015	Group Finance Manager, City National Rochdale (2011 – present). Manager, Financial Planning and Analysis, ESP Technologies Corporation (2008- 2011).
Kurt Hawkesworth City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 44	Secretary	Since 2010	Chief Operating Officer, City National Rochdale (2003-present).

(1)	Each officer serves until removed by the Board or the principal executive officer of the Trust, or until such officer resigns.

The Directors were selected with a view towards establishing a board that would have the broad experience needed to oversee a registered investment company.  As a group, the Board has extensive experience in many different aspects of the financial services and asset management industries.
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The Directors were selected to join the Board based upon the following factors, among others: character and integrity; willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Director; and with respect to certain persons, satisfying the criteria for not being classified as an “interested person” of TEI Fund as defined in the 1940 Act.  In addition, the following specific experience, qualifications, attributes and/or skills apply as to each Director:

●	Mr. Clare, legal background and experience as a corporate and litigation lawyer.
●	Mr. Hanwacker, experience in the asset management industry and as a trustee of Rochdale Investment Trust, a registered investment company.
●	Mr. Hunt, executive investment management experience and experience in management of the City National Rochdale Funds and affiliated entities of City National Bank.
●
Mr. Kozlen, investment management experience as an executive in leadership roles within City National Bank and affiliated entities, and as past President and Chief Executive Officer of the City National Rochdale Funds, and as a member of the Board of the City National Rochdale Funds.

●	Mr. Nadel, experience in the financial services field and as a trustee of Rochdale Investment Trust.
●	Mr. Wolford, experience as a chief financial officer of various companies and a member of the Board of the City National Rochdale Funds.

In its periodic self-assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Directors primarily in the broader context of the Board’s overall composition, seeking to ensure that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of TEI Fund. The summaries set forth above as to the qualifications, attributes and skills of the Directors are required by the registration form adopted by the SEC and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Vernon C. Kozlen, an Independent Director, serves as Chairman of the Board. The Chairman serves as a key point person for dealings between TEI Fund’s management and the other Independent Directors. Through the committees of the Board the Independent Directors consider and address important matters involving TEI Fund, including those presenting conflicts or potential conflicts of interest. The Independent Directors also regularly meet outside the presence of management and are advised by independent legal counsel. The Board has determined that its organization and leadership structure are appropriate in light of its fiduciary and oversight obligations and the special obligations of the Independent Directors. The Board believes that its structure facilitates the orderly and efficient flow of information to the Independent Directors from management.

COMMITTEES OF THE BOARDS

The Board and the Master Fund’s Board (collectively, the “Boards”) have three standing committees as described below.

Audit Committee.  The Audit Committee, which is comprised solely of the Independent Directors, is responsible for making recommendations to the full Boards with respect to the engagement of TEI Fund’s and the Master Fund’s independent registered public accounting firm, approving all audit and other services provided to TEI Fund and the Master Fund by the independent registered public accounting firm, and reviewing with the independent registered public accounting firm the plan and results of the audit engagement and matters having a material effect on TEI Fund’s and the Master Fund’s financial operations.  The Audit Committee meets on at least a semi-annual basis.  The Boards have designated Jay C. Nadel and Daniel A. Hanwacker as TEI Fund’s and the Master Fund’s “audit committee financial experts” and are considered to be “independent,” as each term is defined in Item 3 of Form N-CSR, based on the Boards’ review of their qualifications.
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Investment Committee.  The Investment Committee, which is comprised of all of the Driectors, is responsible for monitoring, on an ongoing basis, the investment operations of TEI Fund and the Master Fund, including matters such as TEI Fund’s and the Master Fund’s adherence to its investment mandates, historical performance of the Manager, changes in investment process and personnel, appropriate benchmarks, and proposed changes in investment objectives and strategies.  During the fiscal year ended September 30, 2016, the Investment Committee held four meetings.

Nominating Committee.  The Nominating Committee, which is comprised solely of the Independent Directors, is responsible for periodically reviewing such issues as the Boards’ composition, responsibilities, committees and other relevant issues, and recommending any appropriate changes to the Boards.  The Nominating Committee meets only as necessary and did not hold any meetings during the fiscal year ended September 30, 2016.

The Boards have adopted the following procedures by which Members may recommend nominees to the Boards.  While the Nominating Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Boards, so long as the Member or member group submitting a proposed nominee beneficially owns more than 5% of TEI Fund’s voting securities and has held such securities continuously for two years, and is not an adverse holder (i.e., the Member or member group has acquired such securities in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of TEI Fund).  No eligible Member or member group may submit more than one independent director nominee each year.  Such suggestions must be sent in writing to TEI Fund’s and the Master Fund’s Secretary, and must be accompanied by the Member’s contact information, the nominee’s contact information and number of Fund securities owned by the nominee, all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notarized letter from the nominee stating his or her intention to serve as a nominee and be named in TEI Fund’s and Master Fund’s proxy statement, if so designated by the Nominating Committee and the Boards.

Risk Management.  Consistent with its responsibility for oversight of TEI Fund and the Master Fund in the interests of Unitholders, the Boards among other things oversees risk management of TEI Fund’s and the Master Fund’s investment programs and business affairs directly and through the Audit Committee.  The Boards have emphasized to the Manager the importance of maintaining vigorous risk management programs and procedures.
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TEI Fund and the Master Fund face a number of risks, such as investment risk, valuation risk, reputational risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risk.  Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of TEI Fund and the Master Fund.  Under the overall supervision of the Boards, the Manager and other service providers to TEI Fund and the Master Fund employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to ensure such risks are appropriate, and where appropriate to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.  Different processes, procedures and controls are employed with respect to different types of risks.  Various personnel, including TEI Fund’s and the Master Fund’s Chief Compliance Officer, management at the Manager, and other service providers (such as TEI Fund’s and the Master Fund’s independent registered public accounting firm) make periodic reports to the Boards or to the Audit Committee with respect to various aspects of risk management.  The Boards recognize that not all risks that may affect TEI Fund and the Master Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve TEI Fund’s and the Master Fund’s investment objectives, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.  Moreover, reports received by the Manager as to risk management matters are typically summaries of the relevant information.  As a result of the foregoing and other factors, the Boards’ risk management oversight is subject to substantial limitations.

OFFSHORE FUND

The Offshore Fund, as more fully described in the Offering Memorandum, is not registered un the 1940 Act.  The Offshore Fund serves as an intermediate entity through which TEI Fund invests in the Master Fund.  The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the investable assets.

The Offshore Fund serves as a blocker entity, as more fully discussed below regarding taxation, with the objective that UBTI generated by the investment activities of the Master Fund (and Private Funds) is not ultimately recognized by, or taxed to, a Member.  The Offshore Fund is organized under the laws of the Cayman Islands as a Limited Duration Company (“LDC”) and subject to the taxation provisions of the Cayman Islands as a corporation.  An LDC organized in the Cayman Islands offers limited liability to its members.  Such an entity generally may only carry on activities in the Cayman Islands in furtherance of its overseas (non-Cayman Islands) activities.  The Offshore Fund has a limited duration of 30 years, as required by Cayman Island law, and has two members; TEI Fund, which serves as the managing member, and the Manager, which holds only a nominal non-voting interest in the Offshore Fund.  It is anticipated that, upon expiration of the Offshore Fund’s duration, another entity substantially equivalent to Offshore Fund will be substituted.  TEI Fund does not have any intentions to sell or transfer its shares of the Offshore Fund.  TEI Fund and the Manager have delegated all day-to-day management and general oversight responsibilities of the Offshore Fund to TEI Fund as the managing member.  Therefore, all decisions involving the Offshore Fund effectively are controlled by TEI Fund’s Board.  The Offshore Fund has no independent investment discretion or other decision-making capabilities, and serves for the benefit of TEI Fund and under the control of TEI Fund’s Board.  The Offshore Fund has no members or investors other than TEI Fund and the Manager.
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DIRECTOR OWNERSHIP OF SECURITIES

The dollar range of equity securities owned by each Director is set forth below.1

NAME OF DIRECTOR	DOLLAR RANGE OF EQUITY SECURITIES OWNED IN TEI FUND AND THE MASTER FUND AS OF DECEMBER 31, 2016	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES OWNED IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY DIRECTORS IN FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2016

INDEPENDENT DIRECTORS

Daniel A. Hanwacker Sr.	N/A	None
Jon C. Hunt	N/A	$50,000 - $100,000
Vernon C. Kozlen	N/A	Over $100,000
Jay C. Nadel	N/A	Over $100,000
James Wolford	N/A	None

DIRECTORS WHO ARE “INTERESTED PERSONS”

Andrew Clare	N/A	None

[1]
The term “owned” used in the table above means beneficial ownership as determined in accordance with Rule 16a – 1(a)(2) under the Exchange Act. The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

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INDEPENDENT DIRECTOR OWNERSHIP OF SECURITIES

The table below provides information regarding the ownership by each Independent Director (and his immediate family members) of securities of the Manager or the Sales Agent, and the ownership of securities in an entity controlling, controlled by or under common control with the Manager or the Sales Agent (not including registered investment companies), as of December 31, 2016.

NAME OF DIRECTOR	NAME OF OWNERS AND RELATIONSHIP TO DIRECTOR	COMPANY	TITLE OF CLASS	VALUE OF SECURITIES	PERCENTAGE OF CLASS
Daniel A. Hanwacker Sr.	N/A	N/A	N/A	$0	N/A
Jon C. Hunt	N/A	N/A	N/A	$0	N/A
Vernon C. Kozlen	N/A	N/A	N/A	$0	N/A
Jay C. Nadel	N/A	N/A	N/A	$0	N/A
James Wolford	N/A	N/A	N/A	$0	N/A

DIRECTOR COMPENSATION

The Master Fund currently pays a portion of the fees incurred by each Independent Director with respect to all the investment funds the Independent Directors oversee in the City National Rochdale complex. In addition, the Master Fund reimburses each of the Independent Directors for travel and other expenses incurred in connection with attendance at such meetings. Other officers and Directors of TEI Fund and the Master Fund receive no compensation. No other compensation or retirement benefits are received by any Director or officer from TEI Fund and the Master Fund. No other entity affiliated with TEI Fund and the Master Fund pays any compensation to the Independent Directors.

The following tables summarize compensation (i) paid to the current Directors of TEI Fund and the Master Fund for TEI Fund and Master Fund’s fiscal year ended March 31, 2016, and (ii) expected to be paid to the current Directors of TEI Fund and the Master Fund, for the fiscal year ending March 31, 2017.

Compensation Paid for Fiscal Year ended March 31, 2016

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM TEI FUND & MASTER FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM TEI FUND & MASTER FUND AND FUND COMPLEX PAID TO DIRECTOR

Daniel A. Hanwacker Sr.	$1,967	N/A	N/A	$2,408

Jon C. Hunt	$1,967	N/A	N/A	$2,408

Vernon C. Kozlen	$1,967	N/A	N/A	$2,408

Jay C. Nadel	$1,967	N/A	N/A	$2,408

James Wolford	$1,967	N/A	N/A	$2,408

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Compensation Expected to be Paid for Fiscal Year ended March 31, 2017

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM TEI FUND & MASTER FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM TEI FUND & MASTER FUND AND FUND COMPLEX PAID TO DIRECTOR

Daniel A. Hanwacker Sr.	$3,313	N/A	N/A	$3,529

Jon C. Hunt	$3,313	N/A	N/A	$3,529

Vernon C. Kozlen	$3,313	N/A	N/A	$3,529

Jay C. Nadel	$3,313	N/A	N/A	$3,529

James Wolford	$3,313	N/A	N/A	$3,529

LIQUIDITY REQUIREMENTS

Neither TEI Fund’s nor the Master Fund’s portfolio is subject to any minimum liquidity requirement.

CODES OF ETHICS

TEI Fund, the Master Fund, the Manager and the Sales Agent each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of TEI Fund, the Master Fund, the Manager and the Sales Agent from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by TEI Fund and the Master Fund (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Manager’s codes of ethics allow personnel to invest in securities for their own account, but require compliance with each code’s pre-clearance requirements and other restrictions including “blackout periods” and minimum holding periods, subject to limited exceptions. The Manager’s code of ethics prohibits purchases of securities in initial public offerings (the prohibition is limited to U.S. public offerings) and requires prior approval for purchases of securities in private placements. Performance Information Advertisements and sales literature relating to TEI Fund and the Master Fund and reports to Members may include quotations of investment performance. In these materials, TEI Fund’s and the Master Fund’s performance will normally be portrayed as the net return to an investor in TEI Fund and the Master Fund during each quarter of the period for which investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses. Other methods also may be used to portray TEI Fund’s and the Master Fund’s investment performance.
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TEI Fund’s and the Master Fund’s performance results will vary from time to time, and past results are not necessarily indicative of future investment results.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing TEI Fund and the Master Fund, may also be used to advertise or market TEI Fund and the Master Fund, including data and materials prepared by recognized sources of such information. Such information may include comparisons of TEI Fund’s and the Master Fund s investment performance to the performance of recognized market indices and indices, including but not limited to the Standard & Poor’s 500, the Russell 2000, or other lesser known indices (including indices of other pooled investment vehicles investing in hedge funds and private equity venture and buyout funds), such as Hedge Fund Research Inc.’s HFRI Equity Hedge Index, or Venture Economics’ Private Equity Performance Index. Comparisons also may be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in TEI Fund and the Master Fund.

INVESTMENT MANAGEMENT AND OTHER SERVICES

THE MANAGER

Under an investment management agreement (“Investment Management Agreement”) with TEI Fund, the Offshore Fund and the Master Fund, the Manager, a registered investment adviser, provides day-to-day investment advisory services to the Master Fund, and related services to TEI Fund, the Offshore Fund and the Master Fund, including supervision of the Master Fund’s investment program. The Manager’s address is 400 Park Avenue, New York, New York 10022.

Subject to general supervision of the Master Fund’s Board and in accordance with the investment objective, policies, and restrictions of the Master Fund, the Manager provides the Master Fund with ongoing investment guidance, policy direction and monitoring of the Master Fund pursuant to the Investment Management Agreement.

The Investment Management Agreement provides that the Manager will provide investment advisory services, place portfolio transactions in accordance with the Master Fund’s registration statement, assist the Master Fund generally in the conduct of its business, maintain or cause to be maintained necessary books and records of the Master Fund, furnish office space for the Master Fund’s officers and employees, and render services on behalf of the Master Fund (not otherwise provided by third parties) necessary for the Master Fund’s operating as a closed-end investment company. Subject to the Board’s oversight, the Manager has agreed, among other things, to: make investment decisions and provide a program of continuous investment management for the Master Fund; prepare, obtain, evaluate, and make available to the Master Fund research and statistical data; obtain and evaluate information and advice relating to the economy, securities markets, and securities; buy, retain, and sell investments, securities, and cash; purchase and redeem securities of Private Funds; select brokers or dealers to execute transactions; provide on an ongoing evaluation of the Master Fund’s portfolio; determine or recommend the extent to which the Master Fund’s portfolio shall be invested, and what portion, if any, should be held uninvested; and maintain or cause to be maintained for the Master Fund all books, records, reports, and any other information required under the 1940 Act, to the extent that such books, records, and reports, and other information are not maintained or furnished by another service provider of the Master Fund.
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Under the Investment Management Agreement, the Master Fund is responsible for other expenses, including fees payable to the Manager and to any consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage, and other communications expenses; taxes and governmental fees; fees, dues, and expenses incurred by the Master Fund or with respect to the Master Fund in connection with membership in investment company trade organizations; costs of insurance relating to fidelity coverage for the Master Fund’s officers and employees; fees and expenses of the Master Fund’s administrator and any custodian, sub custodian, transfer agent, and registrar, or distribution disbursing agent or any other agent of the Master Fund; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers, and other specialists, if any; expenses of preparing certificates and other expenses in connection with the issuance, offering, distribution, sale, or underwriting of securities issued by the Master Fund; expenses of registering or qualifying its issued securities for sale; expenses relating to investor and public relations; freight, insurance, and other charges in connection with the shipment of the Master Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Master Fund or of entering into other transactions or engaging in any investment practices with respect to the Master Fund; expenses of preparing and distributing prospectuses, SAIs, reports, notices, and distributions to Members; costs of stationery; costs of Members’ and other meetings; and litigation expenses.

In addition, the Manager is responsible for the payment of the compensation and expenses (including payroll taxes, if any) of all Directors, officers, and executive employees of TEI Fund and the Master Fund affiliated with the Manager and making available, without expense to TEI Fund and the Master Fund, the services of such Directors, officers, and employees as may duly be elected officers of TEI Fund and the Master Fund, subject to their individual consent to serve and to any limitations imposed by law. TEI Fund and the Master Fund are each responsible for the fees and expenses (specifically including travel expenses relating to each entity’s business) of its Independent Directors.

The Investment Management Agreement further provides that the Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by TEI Fund or the Master Fund in connection with matters to which such agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by the Manager of its obligations and duties under such agreement. The Investment Management Agreement also provides that the Manager will allocate purchase and sale opportunities, which are suitable for more than one client of the Manager, in an equitable manner.
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The Investment Management Agreement remains in effect until August 31, 2017, and will continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Master Fund’s Board who are not parties to each Agreement or interested persons of any party to each Agreement, or of any entity regularly furnishing investment advisory services with respect to the Master Fund pursuant to an agreement with any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Master Fund’s Board or the holders of a majority of the outstanding voting securities of the Master Fund.

The Investment Management Agreement may be terminated at any time without penalty, on 60 days’ written notice, by the Master Funds’ Board, by vote of holders of a majority of the outstanding voting securities of the Master Fund, or by the Manager. The Agreement will automatically be terminated in the event of its assignment, as defined in the 1940 Act, provided that an assignment to a corporate successor to all or substantially all of the Manager’s business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Manager’s business will not be deemed to be an assignment for the purposes of the Agreement.

The Master Fund will pay an asset based fee to the Manager for its management services at an annual rate of 0.75% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of its issued securities.  The fee is paid monthly.

PORTFOLIO MANAGERS

The following information supplements the information included in the Offering Memorandum regarding the portfolio manager of the Master Fund.

As of the date of this SAI, Thomas Ehrlein is not responsible for the day-to-day management of any other accounts or pooled investments. Mr. Ehrlein receives an annual salary established by the Manager. Salary levels are based on the overall performance of the Manager and not on the investment performance of any particular portfolio or account. Like the Manager’s other employees, Mr. Ehrlein is eligible for a bonus annually. Such bonuses are also based on the performance of the Manager as a whole and not on the investment performance of any particular portfolio or account.

Mr. Ehrlein does not own shares of TEI Fund or the Master Fund.

CONTROL PERSONS

None.

PRINCIPAL HOLDERS

As of February 28, 2017, no person possessed sole or shared voting or investment power with respect to more than 5% of the outstanding Units of TEI Fund.

As of February 28, 2017, the Directors and officers of TEI Fund and the Master Fund, as a group, owned less than one percent of the outstanding Units of TEI Fund.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP, located at One Logan Square, Suite 3000, 130 North 18th Street, Philadelphia, Pennsylvania 19103, has been selected as the independent registered public accounting firm for the Fund and in such capacity will audit the Fund’s annual financial statements and financial highlights. The Board approved EisnerAmper LLP as the Fund’s independent registered public accounting firm on February 23, 2017. Prior to that date, PKF O’Connor Davies, a division of O’Connor Davies, LLP, was the Fund’s independent registered public accounting firm. When available, the Fund will furnish, without charge, a copy of its Annual and Semi-Annual Reports to Members upon request to the Fund. Members may write to 400 Park Avenue, New York, New York 10022 or call 1-800-245-9888.

CUSTODIAN AND ADMINISTRATOR

U.S. Bank, N.A (“Custodian”), whose principal business address is 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212, serves as the custodian of TEI Fund’s, the Offshore Fund’s, and the Master Fund’s assets, and may maintain custody of assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board or the Master Fund’s Board. Assets of the Master Fund are not held by the Manager or commingled with the assets of other accounts except to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. Pursuant to its agreement with TEI Fund, the Offshore Fund and the Master Fund, the Custodian, among other things: opens and maintains separate accounts in the entity’s name; makes cash payments from the accounts for purposes set forth in the agreement; holds securities in accounts; releases and delivers or exchanges securities owned by the entity as set forth in the agreement; collects and receives for the account of entity all income, property, and similar items; settles purchased securities upon receipt; and furnishes to the entity periodic and special reports, statements, and other information.

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as administrator for TEI Fund, the Offshore Fund and the Master Fund. The Administration Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Directors; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, marketing materials, tax returns, Member reports and other regulatory reports or filings required of TEI Fund, the Offshore Fund and the Master Fund; prepare all required filings necessary to maintain each entity’s ability to sell issued securities in all states where each entity currently does, or intends to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to each entity’s security holders; coordinate the preparation and payment of each entity’s related expenses; monitor and oversee the activities of each entity’s servicing agents (i.e., transfer agent, custodian, fund accountants, etc.); review and adjust as necessary each entity’s expense accruals; and perform such additional services as may be agreed upon by each entity and the Administrator. For its services, the Administrator receives a fee as set forth under “Fees and Expenses -- Administrative Fee” in the Offering Memorandum.
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SALES AGENT

The Sales Agent, RIM Securities LLC., will act as sales agent with respect to the Units during the offering of the Units pursuant to the Selling Agreement. Pursuant to the Selling Agreement, the Sales Agent bears all of its expenses of providing services as described under that agreement. TEI Fund will assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Sales Agent under the Selling Agreement. TEI Fund will pay (or will enter into arrangements providing that others will pay), among other things: (i) all fees and expenses in connection with the registration of TEI Fund and the Units under the United States securities laws and the registration and qualification of Units for sale in the various jurisdictions in which TEI Fund shall determine it advisable to qualify such Units for sale; and (ii) the cost of preparing and printing of sufficient copies of TEI Fund’s Offering Memorandum, SAI, and any other sales material (and any supplements or amendments thereto) for existing Members.

The Selling Agreement continues in effect for two years from the date of the Offering Memorandum and from year to year thereafter, so long as such continuance is approved at least annually either (a) by a vote of the Board, including the Independent Directors who have no direct or indirect financial interest in the Selling Agreement, or (b) by a “majority of the outstanding voting securities” of TEI Fund, as defined under the 1940 Act. The Selling Agreement automatically terminates in the event of its assignment and may be terminated at any time without penalty by TEI Fund or by the Sales Agent upon 60 days’ written notice. Termination by TEI Fund may be by vote of a majority of the Board, and a majority of the Independent Directors who have no direct or indirect financial interest in the Selling Agreement, or a “majority of the outstanding voting securities” of TEI Fund, as defined under the 1940 Act.

CALCULATION OF FEES

If, consistent with the provisions of the Operating Agreement and TEI Fund’s currently effective registration statement, the determination of net asset value is suspended or net asset value is otherwise not calculated on a particular day, then for purposes of calculating and accruing any fee payable by TEI Fund that is based on TEI Fund’s net asset value, such fee will be computed on the basis of the value of TEI Fund’s net assets as last calculated.

LEGAL COUNSEL

Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, acts as counsel to TEI Fund and the Master Fund.

PORTFOLIO TRANSACTIONS

The Master Fund anticipates that many of its transactions will be effected directly with Private Funds and such transactions may not be subject to brokerage commissions. In some instances, however, the Master Fund may incur expenses in connection with effecting its portfolio transactions, including the payment of brokerage commissions or fees payable to Private Funds or parties acting on behalf of or at the direction of Private Funds. Portfolio transaction orders may be directed to any broker, including, to the extent and in the manner permitted by applicable law, the Sales Agent or its affiliates, and other affiliates of the Master Fund.
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PROXY VOTING PROCEDURES

Generally, voting rights may be limited or waived by the Manager in connection with investing in Private Funds as described in the Offering Memorandum.  However, if voting is not limited or waived, the Manager will provide a voice on behalf of Members of TEI Fund. The Manager views the proxy voting process as an integral part of the relationship with the Master Fund. The Manager is also in a better position to monitor corporate actions, analyze proxy proposals, make voting decisions, and ensure that proxies are submitted promptly. Therefore, the Master Fund delegates its authority to vote proxies to the Manager, subject to the supervision of the Board. The Master Fund’s proxy voting polices are summarized below.

Policies of the Master Fund’s Manager (to the extent voting rights are not waived).

It is the Manager’s policy to vote all proxies received by the Master Fund in a timely manner. Upon receiving each proxy, the Manager will review the issues presented and make a decision to vote for, against or abstain on each of the issues presented in accordance with the proxy voting guidelines that it has adopted. The Manager will consider information from a variety of sources in evaluating the issues presented in a proxy. The Manager generally supports policies, plans, and structures that it believes gives quality management teams appropriate latitude to run the business in a way that is likely to maximize value for owners. Conversely, the Manager generally opposes proposals that clearly have the effect of restricting the ability of Members to realize the full potential value of their investment.

Conflicts of Interest

The Manager’s duty is to vote in the best interests of TEI Fund’s Members through the Master Fund. Therefore, in situations where there is a conflict of interest between the interests of the Manager and the interests of TEI Fund, the Manager will take one of the following steps to resolve the conflict:

1.	If a proposal is addressed by the guidelines, the Manager will vote in accordance with the guidelines;

2.
If the Manager believes it is in the best interest of TEI Fund and the Master Fund to depart from the guidelines provided, the Manager will disclose the conflict to the relevant clients and obtain their consent to the proposed vote prior to voting the securities;

3.
A client may direct the Manager in writing to forward all proxy matters in which the Manager has a conflict of interest regarding the securities to an identified independent third party for review and recommendation. The Manager will vote in accordance with the third party’s recommendations as long as they are received on a timely basis. If the third party’s recommendations are not received in a timely manner, the Manager will abstain from voting the securities.

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More Information

The actual voting records relating to portfolio securities during the most recent 12-month period ended June 30 will be available without charge, upon request by calling toll-free, 1-800-209-1967 or by accessing the SEC’s website at www.sec.gov.

TAX ASPECTS

THIS DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING ANY FEDERAL TAX PENALTIES THAT THE INTERNAL REVENUE SERVICE MAY ATTEMPT TO IMPOSE.  EACH RECIPIENT OF THIS OFFERING MEMORANDUM SHOULD SEEK ADVICE BASED ON THAT PERSON’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain aspects of the Federal income taxation of TEI Fund, its Members, the Offshore Fund and the Master Fund that should be considered by a prospective Member. TEI Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other Federal, state, local or foreign authority with respect to any of the tax issues affecting TEI Fund, but TEI Fund may, although it does not currently intend to, seek a ruling from the Service with respect to the question of whether or not any income allocable to a tax-exempt investor in TEI Fund would be unrelated business taxable income (“UBTI”).  Further, TEI Fund has not obtained an opinion of counsel with respect to any tax issues, including the characterization of TEI Fund as a partnership for Federal income tax purposes and the absence of UBTI, or with respect to any other Federal, state, local or foreign tax issues.

This summary of certain aspects of the Federal income tax treatment of TEI Fund, its Members, the Offshore Fund, and the Master Fund is based upon the Code, judicial decisions, Treasury Regulations (the “Regulations”) and rulings in existence on the date hereof, all of which are subject to change, including retroactively. This summary does not discuss the impact of various proposals to amend the Code that could change certain of the tax consequences of an investment in TEI Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors that are subject to special treatment under the Federal income tax laws, such as insurance companies, and, except as set forth herein, does not deal with any Federal non-income tax, or state, local or non-U.S. tax consequences.

EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH, AND RELY SOLELY UPON, ITS OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN TEI FUND.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Offering Memorandum and this SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of TEI Fund are consistent with their overall investment plans. Further, tax-exempt organizations should consider carefully the discussio of UBTI contained in this SAI. Prospective tax-exempt investors are urged to consult their own counsel and tax advisors regarding the acquisition of Units.
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TAX TREATMENT OF FUND OPERATIONS

Classification of TEI Fund

Under the provisions of the Code and the Regulations, as in effect on the date of this SAI, as well as under the relevant authority interpreting the Code and the Regulations, TEI Fund intends to be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Units in TEI Fund will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). TEI Fund may not be eligible for any of those safe harbors.

In particular, TEI Fund will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if TEI Fund has more than 100 Members. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for a safe harbor is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership’s status is examined under a general “facts and circumstances” test set forth in the Section 7704 Regulations. Under this “facts and circumstances” test, and based upon the anticipated operations of TEI Fund as well as the legislative history to Section 7704 and the text of the Section 7704 Regulations, TEI Fund intends that Units of TEI Fund will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that TEI Fund will not be treated as a publicly traded partnership taxable as a corporation.  (It is also intended that the Master Fund will be classified as a partnership and will not be treated as a publicly traded partnership taxable as a corporation.)

None of the intentions of TEI Fund described above, however, is binding on the Service or the courts. If it were determined that TEI Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of TEI Fund would be subject to corporate income tax when recognized by TEI Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of TEI Fund; and Members would not be entitled to report profits or losses realized by TEI Fund on their individual Federal income tax returns.
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Classification of the Offshore Fund

The tax status of the Offshore Fund and its shareholders under the tax laws of the Cayman Islands and the United States is summarized below.  The summary is based on the assumption that the Offshore Fund is owned, managed and operated as contemplated and reflects consideration of the fact that shares of the Offshore Fund will be held by TEI Fund and that Units in TEI Fund will be held by U.S. tax-exempt entities.  The summary is considered to be a correct interpretation of existing laws as applied on the date of this SAI but no representation is made or intended by the Offshore Fund (i) that changes in such laws or their application or interpretation will not be made in the future, including retroactively, or (ii) that the Service will agree with the interpretation described below as applied to the method of operation of the Offshore Fund.  Persons interested in subscribing for Units in TEI Fund should consult their own tax advisors with respect to the tax consequences, including the income tax consequences, if any, to them of the purchase, holding, redemption, sale or transfer of Units.

1.
The Offshore Fund is classified as an association taxable as a corporation for United States Federal income tax purposes.  It is intended that the Master Fund will be classified as a partnership for such purposes.

2.
The Offshore Fund generally will not be subject to taxation by the United States on net income or gain realized by the Master Fund from investing in stocks, securities, commodities or derivatives for a taxable year, provided that neither the Master Fund, including by reasons of investing in the underlying Private Funds, nor the Offshore Fund, either directly or by reason of investing in the Master Fund, is engaged or deemed to be engaged in a U.S. trade or business as to which such income, gain or loss of the Master Fund or the Offshore Fund is treated as effectively connected.

Assuming that neither the Master Fund nor the Offshore Fund is engaged or deemed to be engaged in a U.S. trade or business, the Offshore Fund will not be subject to any U.S. Federal income tax on its capital gains, whether from sources within or outside the United States, except to the extent they are derived from securities that are classified as United States real property interests within the meaning of Section 897 of the Code.  The Offshore Fund will, however, be subject to a U.S. withholding tax at a 30% rate applicable to dividends and certain interest income and certain other income considered to be from sources within the United States.  To maximize the availability of the exemption from such withholding for “portfolio interest,” the Offshore Fund will provide the Master Fund with a statement regarding the Offshore Fund’s foreign status on IRS Form W-8BEN-E or its equivalent.

An investment in the Master Fund should not cause the Offshore Fund to receive income that is treated as being “effectively connected” with a U.S. trade or business so long as (i) the Master Fund is not considered a dealer in stock, securities or commodities and does not regularly offer to enter into, assume or otherwise terminate positions in derivatives with customers, (ii) the U.S. business activities of the Master Fund consist solely of trading stock, securities, commodities and derivatives for its own account (and in the case of commodities, is limited to trading in commodities of a kind customarily dealt in on an organized exchange in transactions of a kind customarily consummated at such place) and (iii) any entity treated as a partnership for U.S. Federal income tax purposes in which the Master Fund invests is also not engaged nor deemed to be engaged in a U.S. trade or business.  With respect to condition (iii), the Master Fund intends to use reasonable efforts to reduce or elminate the extent to which it allocates investment assets to entities (such as Private Funds) treated as partnerships for U.S. Federal income tax purposes that are engaged or deemed to be engaged in a U.S. trade or business.
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In the event that the Master Fund were found to be engaged in a U.S. trade or business during any taxable year, the Offshore Fund would be required to file a U.S. federal income tax return for such year on IRS Form 1120-F and pay tax at graduated U.S. rates (at a current maximum rate of 35%) on the portion of its income that is treated as effectively connected with such U.S. trade or business, and an additional 30% branch profits tax generally would be imposed.  In addition, in such event, the Master Fund would be required to withhold such taxes from the income or gain allocable to the Offshore Fund under Section 1446 of the Code.

Tax-Exempt Investors

Tax-exempt investors generally are exempt from U.S. Federal income tax except to the extent that they have UBTI.  UBTI is income from a trade or business unrelated to the trade or business regularly carried on by a tax-exempt entity.  In view of UBTI, a tax-exempt investor should consult with, and rely solely upon, its tax adviser before purchasing Units.  It will be the responsibility of any tax-exempt investor investing in TEI Fund to keep its own records with respect to UBTI and file its own IRS Form 990-T with respect thereto if required.

Various types of income, including dividends, interest, royalties, rents from real property (and incidental personal property) and gains from the sale of property other than inventory and property held primarily for sale to customers are excluded from UBTI so long as such income is not derived from debt-financed property.  To the extent that the Master Fund holds property that constitutes debt-financed property  (e.g., securities purchased generally on margin or possibly through other means of leverage) or property primarily for sale to customers (“dealer” property), income attributable to such property or activity would constitute UBTI.  However, because the Offshore Fund is classified for U.S. income tax purposes as an association taxable as a corporation UBTI generally will not pass through or be deemed to pass through to its U.S. tax-exempt shareholders.

The Code provides two taxing regimes that have the effect of taxing U.S. persons currently on some or all of their pro rata share of the income of a foreign corporation, even though such income has not actually been distributed to them.  These regimes involve the taxation of U.S. shareholders of (i) “passive foreign investment companies” (“PFICs”) and (ii) “controlled foreign corporations” (“CFCs”).  Because all of the shares of the Offshore Fund will be held by TEI Fund, which is a U.S. partnership for income tax purposes, the Offshore Fund will be considered a CFC for U.S. income tax purposes.  Because of the nature of its assets and income, the Offshore Fund will also be a PFIC. Where income is taxable under both the PFIC rules and the CFC Subpart F rules, however, the CFC Subpart F rules are given precedence, and such income would be included in the shareholder’s income only under the CFC Subpart F rules.
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A “U.S. shareholder” (as defined below) of a CFC generally must include in income currently is pro rata share of, among other things, the CFC’s “Subpart F income,” whether or not currently distributed to such shareholder. “Subpart F income” includes various types of passive types of investment income such as dividends, interest, gains from the sale of stock or securities, and gains from futures transactions in commodities.  A “U.S. shareholder” is generally defined as any U.S. person (including a U.S. partnership) that owns (or, after the application of certain constructive stock ownership rules, is deemed to own) 10% or more of the total combined voting power of all classes of stock entitled to vote of the foreign corporation.  A foreign corporation will be treated as a CFC if more than 50% of the stock of such foreign corporation, determined by reference to either vote or value, is owned (or, after the application of certain constructive stock ownership rules, is deemed to be owned) by “U.S. shareholders.”  Because TEI Fund, a U.S. partnership, will own 100% of the stock of the Offshore Fund, the Offshore Fund will be treated as a CFC.

“Subpart F income” of a CFC that is currently taxed to a “U.S. shareholder” is not subject to tax again in its hands when actually distributed to such shareholder.  Where income is taxable under both the PFIC rules and the CFC Subpart F rules, however, the CFC Subpart F rules are given precedence, and such income would be included in the shareholder’s income only under the CFC Subpart F rules.  In addition, a corporation will not be treated with respect to a shareholder as a PFIC during the “qualified portion” of such shareholder’s holding period with respect to stock in such corporation.  Generally, the term “qualified portion” means the portion of the shareholder’s holding period during which the shareholder is a “U.S> shareholder” (as defined above) and the corporation is a CFC.

Under current law applicable to U.S. tax-exempt entities, income attributed from a CFC or PFIC to a tax-exempt entity is taxable to a tax-exempt entity only if the income consists of particular categories of UBTI (for example, if the Offshore Fund were to generate certain insurance income as defined in Section 512(b)(17) of the Code, and including if a tax-exempt investor incurs indebtedness or is deemed to incur indebtedness with respect to its interest in TEI Fund).  The Offshore Fund does not expect to generate UBTI of this type.

Under the provisions of the Code and the Regulations, as in effect on the date of this SAI, as well as under the relevant authority interpreting the Code and the Regulations,TEI Fund intends that income of TEI Fund allocable to tax-exempt investors (subject to certain exceptions including if a tax exempt investor incurs indebtedness or is deemed to incur indebtedness with respect to its ownership of interest in TEI Fund) should not constitute UBTI.  TEI Fund has not sought a ruling from the Service with respect to any of the tax issues affecting TEI Fund, but TEI Fund may decide in the future to seek a ruling with respect to the question of whether or not any income allocable to a tax-exempt investor in TEI Fund would be UBTI.
36

The foregoing discussion is intended to apply primarily to exempt organizations that are qualified plans.  The UBTI of certain other exempt organizations may be computed in accordance with special rules.  Further, certain types of tax-exempt entities under the Code, such as “charitable remainder trusts” that are required to make taxable distributions based upon income received from all sources, may be disadvantaged under the rules relating to CFCs and PFICs in a manner similar to taxable investors.  Charitable remainder trusts are generally required, under their trust instruments and for purposes of qualifying under the Code for tax exemption, to make current distributions of all or a significant portion of their income.  As an investor in a CFC, such a trust would be deemed to receive income each year from the CFC whether or nor the CFC currently distributes such income.  Charitable remainder unitrusts are also required to value their assets annually, and valuing TEI Fund’s interest in the Offshore Fund will be difficult.  For these reasons, TEI Fund would not be an appropriate investment for charitable remainder trusts.

Cayman Islands

There are no income, corporation, capital gains or other taxes in effect in the Cayman Islands on the basis of present legislation.  The Offshore Fund is an exempted company under Cayman Islands law and has applied for and received an undertaking from the Governor in Council of the Cayman Islands as to tax concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision) which provides that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to the Offshore Fund or its operations.  No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of shares.  An annual registration fee will be payable by the Offshore Fund to the Cayman Islands government which will be calculated by reference to the nominal amount of its authorized capital.

Partnership Returns

Allocation of Profits and Losses. Under the Operating Agreement, TEI Fund’s net capital appreciation or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by TEI Fund for Federal income tax purposes. The Operating Agreement provides that items of income, deduction, gain, loss or credit actually recognized by TEI Fund for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of TEI Fund’s net capital appreciation or net capital depreciation allocated to each Member’s capital account for the current and prior fiscal years.

Mandatory Basis Adjustment.  Unless TEI Fund is eligible to make, and makes, an election to be subject to certain alternative rules, TEI Fund is mandatorily required to make downward basis adjustments where TEI Fund has a “substantial built-in loss” in certain circumstances.  Unless TEI Fund makes such an election, TEI Fund must make downward basis adjustments following a transfer of an Interest if TEI Fund’s adjusted tax basis in its property exceeds the property’s fair market value by more than $250,000 at such time.  In addition, TEI Fund may make such adjustments following any distribution of TEI Fund property to a Member with respect to which there is a substantial basis reduction as would be required if a Code Section 754 election were in effect (e.g., a downward adjustment of more than $250,000).
37

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754.  (The Code mandates basis adjustments in certain circumstances even without a Section 754 election.)  Under the Operating Agreement, at the request of a Member, the Board, in its sole discretion, may cause TEI Fund to make such an election. Any such election, once made, cannot be revoked without the Service’s consent. The actual effect of any such election may depend upon whether any Private Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board presently does not intend to make such election.

The Board decides how to report the partnership items on TEI Fund’s tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which TEI Fund’s items have been reported. In the event the income tax returns of TEI Fund are audited by the Service, the tax treatment of TEI Fund’s income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. A Member chosen by the Board, designated as the “Tax Matters Representative,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Representative has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members’ tax liabilities with respect to Fund items.  Prior to settlement, however, a Member may file a statement with the IRS providing that the Tax Matters Representative does not have authority to settle on behalf of such Member.

For tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of TEI Fund, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from TEI Fund.  TEI Fund may make certain elections that may vary the effect of those rules, including an election to have its partners take such audit adjustment into account in accordance with their interests in TEI Fund during the tax year under audit; however, there can be no assurance that any such election will be effective or available in all circumstances.  If, as a result of any such audit adjustment, TEI Fund is required to make payments of taxes, penalties and interest, the cash available for distribution to its Members might be substantially reduced.  The Manager will act as the “partnership representative” for TEI Fund for U.S. federal income tax purposes under these rules and will have considerable authority to make decisions affecting the tax treatment and procedural rights of all Members.

These rules are not applicable for tax years beginning on or prior to December 31, 2017.

TAX CONSEQUENCES TO A WITHDRAWING MEMBER

Distributions of Cash

A Member receiving a cash liquidating distribution from TEI Fund, in connection with a complete withdrawal from TEI Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member’s adjusted tax basis in its Units. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member’s contributions to TEI Fund.  However, a withdrawing Member will recognize ordinary income to the extent such Member’s allocable share of TEI Fund’s “unrealized receivables” exceeds the Member’s basis in such unrealized receivables (as determined pursuant to the Regulations).  For these purposes, accrued but untaxed market discount, if any, on securities held by TEI Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income.  A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member’s adjusted tax basis in its Units.
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So long as the income from TEI Fund is not considered UBTI to a Member, withdrawals should also not be considered UBTI.

Distributions of Property

A partner’s receipt of a distribution of property from a partnership is generally not taxable.  However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(c)(i) of the Code and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(c)(iii) of the Code. TEI Fund will determine at the appropriate time whether it qualifies as an “investment partnership.”  Assuming it so qualifies, if a Member is an “eligible partner”, which term should include a Member whose contributions to TEI Fund consisted solely of cash, the distribution of securities would not be recharacterized as a distribution of cash.

TAX TREATMENT OF PORTFOLIO INVESTMENTS

Tax Shelter Regulations. The Regulations require TEI Fund to complete and file Form 8886 (“Reportable Transaction Disclosure Statement”) with its Federal income tax return for each taxable year in which TEI Fund (including through the Offshore Fund, the Master Fund and the Private Funds) participates in a “reportable transaction.”

Additionally, each Member treated as participating in a reportable transaction of TEI Fund may be required to file Form 8886 with its tax return. TEI Fund and any such Member, respectively, may also be required to submit a copy of the completed form with the Internal Revenue Service’s Office of Tax Shelter Analysis. TEI Fund intends to notify the Members of any reportable transactions required to be reported on IRS Form 8886, “Reportable Transaction Disclosure Statement” and required to be filed with TEI Fund’s Federal income tax return. In addition, it intends to provide Form 8886 and such additional information that is required by each Member, during the same timeframe as the Form K-1, to complete and submit the Member’s Form 8886 and to comply with the Regulations. The Regulations also require “material advisors” to maintain investor lists with respect to “potentially abusive tax shelters.” The Regulations apply to a broad range of transactions, including transactions that would not ordinarily be viewed as tax shelters, and to indirect participation in a reportable transaction (such as through a partnership). For example, a Member that is an individual will be required to disclose a tax loss resulting from the sale or exchange of his or her Units under Code Section 741 if the loss exceeds $2 million in any single taxable year or $4 million in the taxable year in which the transaction is entered into and the five succeeding taxable years.  Those thresholds are $10 and $20 million, respectively, for Members that are C corporations and/or entities classified for federal tax purposes as partnerships all the partners of which are C corporations (looking through any such partners that are themselves so classified) and $50,000 in any single taxable year for individuals and trusts, either directly or through a pass-through entity, such as TEI Fund, from foreign currency transactions.  Losses are adjusted for any insurance or other compensation received but determined without taking into account offsetting gains or other income or limitations on deductibility.  Prospective investors are urged to consult with their own tax advisors with respect to the Regulations’ effect on an investment in TEI Fund.  Generally, the amount of the penalty with respect to the failure to disclose will be seventy five percent (75%) of the decrease shown on the tax return as a result of such transaction (or which would have resulted from such transaction if it had been respected for U.S. federal income tax purposes).  The maximum penalty will not exceed  (i), in the case of a listed transaction, $100,000 for a natural person and $200,000 for all others, and (ii), for all other reportable transactions, $10,000 for natural persons and $50,000 for all others.  The minimum penalty will not be less than $10,000 ($5,000 in the case of natural persons).
39

Unless a “foreign financial institution,” as defined in the Code and Treasury regulations, timely agrees to collect and disclose to the U.S. Treasury certain information with respect to its investors and its investors’ investments, or collects and discloses such information to a foreign government pursuant to an applicable intergovernmental agreement between the U.S. and that foreign government, and meets certain other conditions, certain payments to that foreign financial institution on or after July 1, 2014 (or, in certain cases, on or after later dates) of dividends, interest, and certain other categories of investment income from sources within the U.S., and certain payments on or after January 1, 2019 of proceeds from the sale of property that can produce dividends, interest, and certain other categories of income from sources within the U.S., will generally be subject to a 30 percent U.S. federal withholding tax.  The Master Fund and Offshore Fund each expects to be treated as a foreign financial institution subject to the terms of an intergovernmental agreement between the U.S. and the Cayman Islands.  If each of the Master Fund and the Offshore Fund timely collects and discloses information to the Cayman Islands pursuant to that intergovernmental agreement, then each generally will not be subject to such withholding.

Additionally, unless certain Members that are not United States Persons comply with requirements similar to those described in the preceding paragraph that will generally require them to report information regarding United States Persons investing in, or holding accounts with, such Members, they will be subject to the 30 percent withholding tax described above.  A Member may be exempt from the 30 percent withholding tax under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the Member and the applicable foreign government comply with the terms of such agreement.

Treasury regulations generally impose an information reporting requirement on a United States Person’s direct and indirect contributions of cash or property to a foreign partnership (such as the Master Fund) or a foreign corporation (such as the Offshore Fund) (i) where, immediately after the contribution, the United States Person owns (directly, indirectly or by attribution) at least a ten percent (10%) interest in the foreign partnership or foreign corporation or (ii) the value of the cash and/or property transferred during the twelve-month period ending on the date of the contribution by the transferor (or any related person) exceeds $100,000.  Under these rules, a Member will be deemed to have transferred a proportionate share of the cash and property contributed by TEI Fund to the Offshore Fund.  Furthermore, if a United States Person was required to report a transfer to a foreign partnership or corporation of appreciated property under the first sentence of this paragraph, and the foreign partnership or corporation disposes of the property while such United States Person remains a direct or indirect partner or shareholder, that United States Person must report the disposition by the partnership or corporation.  However, a Member generally will not be required to file information returns with respect to TEI Fund’s interests in foreign corporations if TEI Fund complies with the reporting requirements.  The Manager intends to file the required reports with the IRS so as to relieve the Members of these reporting obligations with respect to TEI Fund’s interests in foreign corporations.
40

The foregoing is not intended to constitute an exhaustive description of all disclosure provisions and reporting requirements that may apply to an investment in Interests.  Investors are urged to consult their own tax advisors concerning these and any other reporting requirements.  In addition to resulting in significant penalties, failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement.

UNRELATED BUSINESS TAXABLE INCOME (“UBTI”)

Generally, a tax-exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.

This general exemption from tax does not apply to UBTI of an exempt organization. Generally, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI also includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the twelve-month period ending with the date of such disposition. With respect to its investments, if any, in partnerships that are engaged in a trade or business, the Master Fund’s income (or loss) from these investments may constitute UBTI if received directly by a tax-exempt organization.

Notwithstanding the extent to which the Master Fund directly or through the Private Funds generates income that would be treated as UBTI if received by a tax-exempt organization, such income should not be attributable to tax-exempt owners of Units in TEI Fund, as TEI Fund will not own a direct interest in the Master Fund.  Rather, TEI Fund will invest in the Offshore Fund, and the Offshore Fund will own an interest in the Master Fund.  Although the Offshore Fund might be considered to receive income that would be characterized as UBTI in the hands of a tax-exempt entity, the Offshore Fund is treated as a corporation for U.S. income tax purposes.  As described above, a tax-exempt investor in an organization treated as a partnership for federal income tax purposes will be attributed its allocable share of UBTI generated by the partnership’s activities.  UBTI, on the other hand (except in the case of a captive foreign insurance company, which the Offshore Fund is not), does not pass through to the shareholders of an organization that is treated as a corporation for federal income tax purposes.  Accordingly, income from the activities or investments of the Offshore Fund generally will not be included in the income of a tax-exempt investor in calculating its UBTI, other than with respect to a tax-exempt investor which uses leverage to invest in TEI Fund.
41

A prospective investor should consult with, and rely solely upon, its tax adviser with respect to the tax consequences of receiving UBTI from TEI Fund.

CERTAIN ISSUES PERTAINING TO SPECIFIC EXEMPT ORGANIZATIONS

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest “any amount in such a manner as to jeopardize the carrying out of any of the foundation’s exempt purposes.” This rule requires a foundation manager, in making an investment, to exercise “ordinary business care and prudence” under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation’s portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its “distributable amount,” which includes, among other things, the private foundation’s “minimum investment return,” defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation’s exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation’s investment in TEI Fund would likely be classified as a nonfunctionally related asset. A determination that an interest in TEI Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in TEI Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in TEI Fund is not significant in relation to the value of other assets held by a foundation.

In some instances, an investment in TEI Fund by a private foundation may be prohibited by the “excess business holdings” provisions of the Code. For example, if a private foundation (either directly or together with a “disqualified person”) acquires more than 20% of the capital interest or profits interest of TEI Fund, the private foundation may be considered to have “excess business holdings.” If this occurs, such foundation may be required to divest itself of its interest in TEI Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from TEI Fund is “passive” within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board believes that TEI Fund will meet such 95% gross income test.
42

A substantial percentage of investments of certain “private operating foundations” may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.  A private foundation may also be subject to a 1% or 2% tax on income from TEI Fund.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA and the Code. See “ERISA Considerations” in the Offering Memorandum.

Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of Units is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

STATE AND LOCAL TAXATION

In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in TEI Fund. State and local tax laws might differ in the treatment of limited liability companies such as TEI Fund. A few jurisdictions might impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, TEI Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction. State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member’s distributive share of the taxable income or loss of TEI Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which TEI Fund acquires an interest through the Master Fund may conduct business in a jurisdiction which will subject to tax a Member’s share of the partnership’s income from that business. Prospective investors should consult their tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

TEI Fund has been organized under the laws of the State of Delaware and maintains its office and operations in New York. New York State does not currently impose any income tax on partnerships. New York City does impose a tax on partnerships engaged in certain activities but there is an exception for partnerships which solely buy and sell securities for their own account. Also, a non-resident Member’s distributive share of TEI Fund income will not be considered New York source income for purposes of the New York State income tax if such non-resident Member is not otherwise engaged in a trade or business in New York and TEI Fund qualifies for a similar trading for one’s own account safe harbor.  New York City does not tax individuals who are not residents of New York City.
43

Each Member will generally be required to include his or her share of partnership income in determining the Member’s taxable income in the state and local jurisdiction in which it is a resident.  Generally, tax-exempt investors would be exempt as well from state and local income taxes.  However, many states may have taxes similar to, or based on, UBTI.  To the extent an investment in TEI Fund does not generate UBTI for Federal tax purposes, it should also not generate UBTI for state tax purposes.

Since Members may be affected in different ways by state and local law, each prospective Member is advised to consult with, and rely solely upon, its tax advisor regarding state and local taxes in connection with an investment in TEI Fund.
44

FINANCIAL STATEMENTS OF TEI FUND

City National Rochdale High Yield Alternative
Strategies Fund TEI LLC and Subsidiary

Consolidated Financial Statements

March 31, 2016

45

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Consolidated Financial Statements

March 31, 2016

TABLE OF CONTENTS
City National Rochdale High Yield Alternative Strategies Fund TEI LLC	Page
and Subsidiary
Report of Independent Public Accounting Firm	1

Consolidated Financial Statements

Statement of Assets, Liabilities and Members' Capital	2
Statement of Operations	3
Statements of Changes in Members' Capital	4
Statement of Cash Flows	5
Notes to Consolidated Financial Statements	6-12
Financial Highlights	13

City National Rochdale High Yield Alternative Strategies Master Fund LLC	Page

Report of Independent Public Accounting Firm	1

Financial Statements

Statement of Assets, Liabilities and Members' Capital	2
Statement of Operations	3
Statements of Changes in Members' Capital	4
Statement of Cash Flows	5
Schedule of Investments	6-7
Strategy Allocation Breakdown	8
Notes to Financial Statements	9-18
Financial Highlights	19

Director and Officer Information

Additional Information

Report of Independent Registered Public Accounting Firm

The Managing Member and the Board of Directors of
City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

We have audited the accompanying consolidated statement of assets, liabilities and members' capital of City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary (the “Fund”), as of March 31, 2016, the related consolidated statements of operations and cash flows for the year then ended, the statements of changes in members’ capital for the years ended March 31, 2016 and 2015, and the financial highlights for the years ended March 31, 2016, 2015, 2014, 2013 and 2012. These financial statements and financial highlights are the responsibility of the Fund's Management. Our responsibility is to express an opinion on these consolidated financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of March 31, 2016 and the results of its operations and its cash flows for the year then ended, the changes in its members’ capital for the years ended March 31, 2016 and 2015 and the financial highlights for the years ended March 31, 2016, 2015, 2014, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, a substantial portion of the assets of the Fund are invested through a master-feeder structure in City National Rochdale High Yield Alternative Strategies Master Fund LLC. The financial statements of City National Rochdale High Yield Alternative Strategies Master Fund LLC are included with the report of the Fund and should be read in conjunction with the financial statements of the Fund.

/s/ PKF O’Connor Davies, LLP

New York, New York
May 27, 2016

PKF O'CONNOR DAVIES, LLP

665 Fifth Avenue, New York, NY 10022  |  Tel: 212.867.8000 or 212.286.2600  |  Fax: 212.286.4080  |  www.pkfod.com

PKF O'Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

1

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Consolidated Statement of Assets, Liabilities and Members' Capital

March 31, 2016

ASSETS
Investment in City National Rochdale High Yield
Alternative Strategies Master Fund LLC	$18,760,763
Prepaid expenses	1,673
Receivable from Adviser	187

Total Assets	18,762,623

LIABILITIES AND MEMBERS' CAPITAL
Liabilities
Professional fees payable	25,552
Investor servicing fees payable	11,555
Incentive fee payable	732
Accrued expenses and other liabilities	5,406

Total Liabilities	43,245

Total Members' Capital	$18,719,378

The accompanying notes are an integral part of these consolidated financial statements

2

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Consolidated Statement of Operations

Year Ended March 31, 2016

NET INVESTMENT LOSS ALLOCATED FROM CITY NATIONAL ROCHDALE
HIGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC
Interest income	$1,012
Expenses	(394,412)

Net Investment Loss Allocated	(393,400)

FUND EXPENSES
Investor servicing fees (see Note 4)	48,809
Professional fees	21,456
Registration fees	4,861
Custody fees	1,200
Insurance expense	1,168
Incentive fees	732
Other fees	4,830
Total Fund Expenses	83,056

Less incentive fee adjustment	(14,819)
Less expenses waived and reimbursed	(37,704)

Net Fund Expenses	30,533

Net Investment Loss	(423,933)

NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
ALLOCATED FROM CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE
STRATEGIES MASTER FUND LLC
Net realized gain on investments	350,699
Net change in unrealized appreciation/depreciation on investments	(1,319,845)

Net Realized and Unrealized Loss on Investments	(969,146)

Net Decrease in Members' Capital Resulting from Operations	$(1,393,079)

The accompanying notes are an integral part of these consolidated financial statements

3

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Consolidated Statements of Changes in Members' Capital

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015
FROM OPERATIONS
Net investment loss	$(423,933)	$(447,770)
Net realized gain on investments	350,699	695,431
Net change in unrealized appreciation/depreciation on investments	(1,319,845)	311,885

Net Increase (Decrease) in Members' Capital
Resulting From Operations	(1,393,079)	559,546

DISTRIBUTIONS TO SHAREHOLDERS
From net investment income	(61,371)	(226,762)

INCREASE (DECREASE) FROM TRANSACTIONS IN
IN MEMBERS' CAPITAL
Proceeds from sales of members' interests, net	414,957	762,899

Total Increase (Decrease) in Members' Capital	(1,039,493)	1,095,683

MEMBERS' CAPITAL

Beginning of year	19,758,871	18,663,188

End of year	$18,719,378	$19,758,871

The accompanying notes are an integral part of these consolidated financial statements

4

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Consolidated Statement of Cash Flows

Year Ended March 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net decrease in members' capital resulting from operations	$(1,393,079)
Adjustments to reconcile net decrease in members' capital resulting from operations to net cash from operating activities:
Net change in unrealized appreciation/depreciation on investments	1,319,845
Net realized gain on investments	(350,699)
Purchases of investments in Master Fund, net	(353,586)
Net investment loss allocated from Master Fund	393,400
Expenses paid by the Master Fund	34,755
Changes in operating assets and liabilities:
Prepaid expenses	1,800
Receivable from Adviser	4,603
Incentive fee payable	(14,132)
Professional fees payable	(47)
Investor servicing payable	(573)
Accrued expenses and other liabilities	4,127

Net Cash from Operating Activities	(353,586)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of members' interests, net	414,957
Distributions	(61,371)
Net Cash from Financing Activities	353,586

Net Change in Cash and Cash Equivalents	-

CASH AND CASH EQUIVALENTS
Beginning of year	-

End of year	$-

The accompanying notes are an integral part of these consolidated financial statements

5

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

1.	Organization

City National Rochdale High Yield Alternative Strategies Fund TEI LLC (the “TEI Fund”) and its subsidiary, Rochdale High Yield Alternative Strategies Fund (Cayman) LDC (the "Offshore Fund") together constitute the "Fund".  The TEI Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company.  The TEI Fund commenced investment operations on July 1, 2007. The TEI Fund’s investment objective is to generate income from investments in higher yielding investments with lower credit quality and higher volatility than the investment grade fixed income securities. “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities.

The TEI Fund invests substantially all of its investable assets in the Offshore Fund, a Cayman Islands limited duration company with the same investment objective as the TEI Fund.  The Offshore Fund in turn invests substantially all of its investable assets in City National Rochdale High Yield Alternative Strategies Master Fund LLC (the “Master Fund”), a registered investment company with the same investment objective as the Offshore Fund and the TEI Fund.  The Offshore Fund serves solely as an intermediate entity through which the TEI Fund invests in the Master Fund.  The Offshore Fund makes no independent investment decisions and has no investment or other discretion over the investible assets. City National Rochdale LLC (the “Manager” or "Adviser") is the investment adviser to the Master Fund.  The Manager is also the adviser to City National Rochdale High Yield Alternative Strategies Fund, LLC, which also invests all of its investable assets with the Master Fund.  The Manager delegates sub-investment advisory responsibilities to PineBridge Investments LLC (the “Sub-Adviser”) with respect to the Master Fund.

The Manager has engaged the Sub-Adviser to provide sub-investment advisory services.  The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The financial statements of the Master Fund are included elsewhere in this report and should be read in conjunction with the TEI Fund’s financial statements. At March 31, 2016, the TEI Fund's beneficial ownership of the Master Fund's net assets was 54.16%.
6

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

1.	Organization (continued)

The TEI Fund reserves the right to reject any subscriptions for Interests in the TEI Fund.  Generally, initial and additional subscriptions for investment (or "Member Interests") in the TEI Fund by eligible Members may be accepted at such times as the TEI Fund may determine. Each Member must be a qualified investor and subscribe for a minimum initial investment in the TEI Fund of $25,000. Additional investments in the TEI Fund must be made in a minimum amount of $10,000. Brokers selling the TEI Fund may establish higher minimum investment requirements than the TEI Fund. The TEI Fund from time to time may offer to repurchase member interests in the TEI Fund at such times and on such terms as may be determined by the TEI Fund's Board in its complete and absolute discretion. TEI Fund interests must be held for at least six months after initial purchase (or for a second six-month period as described below).  Members must hold TEI Fund interests for at least six months before being eligible to request that the TEI Fund repurchase TEI Fund interests during a tender offer. If no such request is made by a Member during a tender offer, such Member must hold TEI Fund interests for a second six-month period before submitting an initial request.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the TEI Fund.

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Fair Value Measurements

The TEI Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period. These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability. These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. These inputs are summarized in the three broad levels listed below:
7

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the TEI Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.  These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the TEI Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.

For the year ended March 31, 2016, the TEI Fund’s investment consisted entirely of an investment in the Master Fund. The fair value hierarchy of the Master Fund’s investments is disclosed in the notes to the Master Fund’s financial statements, included elsewhere in this report.

Investments Valuation

The net asset value of the TEI Fund is determined as of the close of business at the end of each month. The net asset value of the TEI Fund equals the value of the assets of the TEI Fund, less liabilities, including accrued fees and expenses.

The TEI Fund's investment in the Master Fund represents substantially all of the TEI Fund's assets.  All investments owned are carried at fair value, which is the portion of the net asset value of the Master Fund held by the TEI Fund.

The accounting for and valuation of investments by the Master Fund is discussed in the notes to the financial statements for the Master Fund, included elsewhere in this report.

The TEI Fund has not maintained any positions in derivative instruments or directly engaged in hedging activities.

8

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

   Investment Income Recognition

Purchases and sales of investments in the Master Fund are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date. Realized and unrealized gains and losses are included in the determination of income as allocated from the Master Fund based upon its ownership interest.

Fund Expenses

The direct expenses of the TEI Fund include, but are not limited to, the following: legal fees; accounting and auditing fees; custodial fees; costs of computing the TEI Fund’s net asset value; costs of insurance; registration expenses, expenses of meetings of the Board and members; all costs with respect to communications to members; and other types of expenses as may be approved from time to time by the Board. The TEI Fund, as an investor in the Master Fund, recognizes its share of the fees and expenses of the Master Fund (including a management fee and incentive fee).

Income Taxes

The TEI Fund's tax year end is December 31. The TEI Fund is treated as a partnership for Federal income tax purposes, whereby each Member of the TEI Fund is responsible for the tax liability or benefit relating to such Member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

The TEI Fund has adopted authoritative guidance on uncertain tax positions.  The TEI Fund recognizes the effect of tax positions when they are more likely than not of being sustained.  Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect the TEI Fund’s liquidity or future cash flows, or its treatment as a flow through entity, pursuant to relevant income tax regulations. As of March 31, 2016 the TEI Fund’s tax years 2013 through 2015 remain open and subject to examination by relevant taxing authorities.

Distribution Policy

The TEI Fund plans to make periodic distributions of its net investment income and capital gains, if any, to Members. The amount and frequency of distributions is at the sole discretion of the Board. During the year ended March 31, 2016, the TEI Fund distributed $61,371 to Members.

9

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

Capital Accounts

Net profits or net losses of the TEI Fund for each month are allocated to the capital accounts of Members as of the last day of each month in accordance with Members' respective investment percentage in the TEI Fund. Net profits or net losses are measured as the net change in the value of the net assets of the TEI Fund during each month, before giving effect to any repurchases of interest in the TEI Fund, and excluding the amount of any items to be allocated to the capital accounts of the Members of the TEI Fund, other than in accordance with the each Members' respective investment percentage.

Prior to the end of each quarter and year end, the TEI Fund receives Member contributions with an effective subscription date of the first day of the following month. These contributions are held by the Master Fund and have an effective investment date of first day of the following month. The Master Fund, in turn, makes contributions to certain Hedge Funds, which have effective subscription dates of the first day of the following month. These amounts are reported as "Contributions received in advance" and "Investments made in advance", respectively.

Cash and Cash Equivalents

The TEI Fund considers all highly liquid investments with a maturity of ninety days or less at time of purchase to be cash equivalents.

Consolidation

The financial statements of the TEI Fund includes the Offshore Fund, its wholly owned subsidiary. All inter-company transactions have been eliminated in consolidation.

Subsequent Events

The TEI Fund has adopted financial reporting rules regarding subsequent events, which requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet.  Management has evaluated the TEI Fund’s related events and transactions through the date the financial statements were available to be issued and determined that there were no significant subsequent events that would require adjustment to or additional disclosure in these financial statements.

10

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

3.	Commitments and Other Related Party Transactions

The Manager has contractually agreed to waive and/or reimburse the expenses of the TEI Fund and the Master Fund, to the extent needed to limit their combined annual operating expenses to 2.25% of net assets. To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. The TEI Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses are to be reimbursed or at the time these payments are proposed. For the year ended March 31, 2016, the Manager waived $37,704 of fees and expenses, which may be recouped by the Manager no later than March 31, 2019.

The following is a schedule of when fees may be recouped by the Manager:

City National Rochdale High Yield Alternative Strategies Fund TEI LLC	Expiration
$139,734	March 31, 2017
10,803	March 31, 2018
37,704	March 31, 2019
$188,241

No accrual has been made for such contingent liability because of the uncertainty of the reimbursement from the TEI Fund.

Pursuant to the Sub-Investment Advisory Agreement, the Sub-Adviser is entitled to receive a performance-based incentive fee equal to 10% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the non-cumulative “Preferred Return,” subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”). The Incentive Fee is accrued monthly and is generally payable annually on a calendar year basis. The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.

11

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2016

4.	Investor Servicing Fees

The TEI Fund pays a fee to RIM Securities, LLC, an affiliate of the Manager, as Distributor to reimburse it for payments made to broker-dealers and certain financial advisers (“Investor Service Providers”) that have agreed to provide ongoing investor services to investors in the TEI Fund that are their customers. This fee is paid quarterly and in an amount, with respect to each Investor Service Provider, not to exceed the lesser of: (i) 0.25% (on an annualized basis) of the aggregate value of outstanding interests held by investors that receive services from the Investment Service Provider, determined as of the last day of the calendar month (before any repurchase of Member interests); or (ii) the Distributor’s actual payments to the Investment Service Provider.

5.	Concentration, Liquidity and Off-Balance Sheet Risks

The Master Fund invests primarily in Hedge Funds that are illiquid securities and not registered under the 1940 Act. Such Hedge Funds invest in actively traded securities, illiquid securities, derivatives and other financial instruments using several investment strategies and investment techniques, including leverage, which may involve significant risks. The Master Fund's concentration and liquidity risks are discussed in the notes to the Master Fund's financial statements which are included elsewhere in this report.

In the normal course of business, the Hedge Funds in which the Master Fund invests trade various derivatives and financial instruments and enter into various investment activities with off-balance sheet risk. The Master Fund's off balance sheet risk in these financial instruments is discussed in the notes to the Master Fund's financial statements which are included elsewhere in this report.

6.	Investment Transactions

For the year ended March 31, 2016, the TEI Fund's assets were invested in the Master Fund and the TEI Fund made aggregate purchases of $414,957 and aggregate sales of $96,126 in the Master Fund.

7.	Affiliated Parties

On November 2, 2015, Royal Bank of Canada completed its acquisition of City National Corporation. City National Rochdale, LLC, the investment adviser to the Fund, is a subsidiary of City National Bank. City National Rochdale, LLC and City National Bank are wholly-owned subsidiaries of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada.

12

City National Rochdale High Yield Alternative Strategies Fund TEI LLC and Subsidiary

Financial Highlights

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	March 31, 2016	March 31, 2015	March 31, 2014	March 31, 2013	March 31, 2012
TOTAL RETURN
Total Return before incentive fee	(7.04%)	2.98%	4.21%	(1.03%)	(4.64%)
Incentive fee	0.06%	(0.06%)	(0.09%)	0.01%	0.05%
Total Return after incentive fee	(6.98%)	2.92%	4.12%	(1.02%)	(4.59%)

RATIOS/SUPPLEMENTAL DATA

Net Assets, end of period ($000's)	$18,719	$19,759	$18,663	$16,111	$36,383
Portfolio Turnover	0.15%	20.10%	23.29%	7.98%	13.27%

RATIO OF NET INVESTMENT LOSS
TO AVERAGE NET ASSETS

Net investment loss, before waivers and reimbursements	(2.37%)	(2.36%)	(3.13%)	(2.33%)	(2.14%)
Net investment loss, after waivers and reimbursements	(2.17%)	(2.30%)	(2.34%)	(2.24%)	(2.14%)

RATIO OF EXPENSES TO AVERAGE NET ASSETS,
BEFORE INCENTIVE FEE

Operating expenses, before waivers and reimbursements	2.44%	2.31%	3.04%	2.34%	2.20%
Operating expenses, after waivers and reimbursements	2.25%	2.25%	2.25%	2.25%	2.20%

RATIO OF EXPENSES TO AVERAGE NET ASSETS,
NET OF WAIVERS AND REIMBURSEMENTS
AFTER INCENTIVE FEE

Operating expenses, after waivers and reimbursements	2.25%	2.25%	2.25%	2.25%	2.20%
Incentive fee	(0.06%)	0.06%	0.09%	(0.01%)	(0.05%)
Total Operating expenses, after waivers/reimbursements
or recoupment, after incentive fee	2.19%	2.31%	2.34%	2.24%	2.15%

Total return is calculated for all Members taken as a whole and an individual Member's return may vary from these TEI Fund returns based on the timing of capital transactions.

Total returns do not include the effect of any sales load.

Portfolio turnover represents the Master Fund's portfolio turnover for the periods above.  The ratios of expenses to average net assets do not include expenses of the Hedge Funds in which the Master Fund invests.

The expense ratios are calculated for all Members taken as a whole.  The computation of such ratios based on the amount of expenses assessed to an individual Member's capital may vary from these ratios based on the timing of capital transactions.

The accompanying notes are an integral part of these consolidated financial statements

See Report of Independent Registered Public Accounting Firm

******

13

FINANCIAL STATEMENTS OF THE MASTER FUND LLC

City National Rochdale High Yield Alternative Strategies
Master Fund LLC

Financial Statements

March 31, 2016
City National Rochdale High Yield Alternative Strategies Master Fund LLC

Financial Statements

March 31, 2016

46

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statement of Assets, Liabilities and Members' Capital	2
Statement of Operations	3
Statements of Changes in Members' Capital	4
Statement of Cash Flows	5
Schedule of Investments	6-7
Strategy Allocation Breakdown	8
Notes to Financial Statements	9-18
Financial Highlights	19

Director and Officer Information

Additional Information

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Statement of Operations

Year Ended March 31, 2016

INVESTMENT INCOME
Interest income	$1,868

Investment Income	1,868

EXPENSES
Management fees (see Note 4)	451,901
Professional fees	150,203
Administration fees	100,856
Directors' fees	17,668
Custody fees	7,003
Other expenses	1,446

Total Expenses	729,077

Net Investment Loss	(727,209)

REALIZED AND UNREALIZED GAIN (LOSS)
ON INVESTMENTS
Net realized gain on investments	649,557
Net change in unrealized appreciation/depreciation on investments	(2,429,852)

Net Realized and Unrealized Loss on Investments	(1,780,295)

Net Decrease in Members' Capital Resulting from Operations	$(2,507,504)

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Statements of Changes in Members' Capital

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015
FROM OPERATIONS
Net investment loss	$(727,209)	$(673,847)
Net realized gain on investments	649,557	1,300,929
Net change in unrealized appreciation/depreciation on investments	(2,429,852)	580,749

Net Increase (Decrease) in Members' Capital
Resulting From Operations	(2,507,504)	1,207,831

INCREASE (DECREASE) FROM TRANSACTIONS
IN MEMBERS' CAPITAL
Proceeds from sales of members' interests (see Note 2)	350,476	889,609

Total Increase (Decrease) in Members' Capital	(2,157,028)	2,097,440

MEMBERS' CAPITAL

Beginning of year	36,798,467	34,701,027

End of year	$34,641,439	$36,798,467

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Statement of Cash Flows

Year Ended March 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net decrease in members' capital resulting from operations	$(2,507,504)

Adjustments to reconcile net decrease in members' capital
resulting from operations to net cash from operating activities:
Purchases of investments	(50,391)
Sales of investments	2,862,173
Purchases of money market fund	(8,363,921)
Sales of money market fund	5,281,532
Net change in unrealized appreciation/depreciation on investments	2,429,852
Net realized gain on investments	(649,557)

Change in Operating Assets and Liabilities:
Receivable for fund investments sold	253,587
Interest receivable	(685)
Members' capital balances payable	427,500
Management fees payable	(2,997)
Contributions received in advance	(75,000)
Payable to third party	33,312
Directors' fees payable	6,083
Professional fees payable	787
Accrued expenses and other liabilities	4,753

Net Cash used in Operating Acivities	(350,476)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of members' interests	350,476

Net Cash from Financing Activities	350,476

Net Change in Cash and Cash Equivalents	-

CASH AND CASH EQUIVALENTS
Beginning of year	-

End of year	-

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Schedule of Investments

March 31, 2016

				Redemptions
	Percentage of				Notice Period
	Members' Capital	Cost	Fair Value	Frequency	# of Days
Long-Term Alternative Investment Funds: [1]

High Yield/Credit:
Canyon Value Realization Fund, LP - Series L	18.6%	$5,250,000	$6,431,580	Annually	100
GoldenTree High Yield Partners LP	18.7	5,160,047	6,487,584	Quarterly	90
	37.3	10,410,047	12,919,164

Structured Credit - CLO:
Clareant Structured Credit Opportunitiy Fund I	5.4	1,872,534	1,867,840	Quarterly	90
Clareant Structured Credit Opportunitiy Fund II	8.8	2,813,216	3,062,342	Quarterly	90
Great Lakes III, LP	16.8	7,832,343	5,819,412	Quarterly	90
	31.0	12,518,093	10,749,594

Structured Credit - Mortgages:
Midway Market Neutral Institutional Fund LLC	18.0	5,550,000	6,240,754	Monthly	90
	18.0	5,550,000	6,240,754

Liquidating Positions:
Brencourt SP Fund, LP 2	0.3	106,864	115,868	*	*
CamCap Resources, LP 2	0.0	17,257	163	*	*
GoldenTree Partners LP 2	2.5	328,983	853,394	*	*
Stark Select Asset Fund LLC [2]	0.0	63,540	17,196	*	*
	2.8	516,644	986,621
Total Long-Term Alternative Investment Funds:	89.1	28,994,784	30,896,133

Short-Term Investment:

Money Market Fund:
First American Government Obligations Fund, 0.02% [3]	12.5	4,316,636	4,316,636

Total Investments	101.6%	$33,311,420	$35,212,769

[1] All investments are non-income producing.
[2] Remaining value represents side pocket interests.
[3] 7-Day Yield.

* Special Investments have been established for Brencourt SP Fund, LP, CamCap Resources, LP, GoldenTree Partners LP, and Stark Select Asset Fund LLC. These investments are long-term and illiquid.

The investments in Hedge Funds shown above, representing 89.1% of net assets, have been fair valued in accordance with procedures established by the Board of Directors.

The accompanying notes are an integral part of these financial statements.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Schedule of Investments, Continued

March 31, 2016

Strategy Allocation Breakdown
(as a % of total investments)

The accompanying notes are an integral part of these financial statements

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

1.	Organization

City National Rochdale High Yield Alternative Strategies Master Fund LLC (the "Master Fund") is a closed-end, non-diversified management investment company that was organized as a limited liability company under the laws of the State of Delaware on September 11, 2006 and serves as a master fund in a master feeder structure. City National Rochdale High Yield Alternative Strategies Fund LLC and City National Rochdale High Yield Alternative Strategies Fund TEI LLC (the “Feeder Funds”) serve as the feeder funds in the master feeder structure. Interests in the Master Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Fund may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Fund is a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

City National Rochdale, LLC (the “Manager” or "Adviser"), is the investment adviser to the Master Fund. The Manager delegates sub-investment advisory responsibilities to PineBridge Investments LLC (the “Sub-Adviser”) with respect to the Master Fund.

The Master Fund seeks to achieve its objective by investing substantially all of its assets in the securities of privately placed investment vehicles, typically referred to as hedge funds (“Hedge Funds" or "Investment Funds”) that  pursue a variety of high yield income generating strategies.

The Master Fund’s investment objective is to generate income from investments in higher yielding investments with lower credit quality and higher volatility than investment grade fixed income securities. “Lower credit quality” in this objective means investments rated below BBB, and “higher volatility” means the fluctuations in principal will be greater than the fluctuations in price associated with investment grade fixed income securities. Under normal circumstances, at least 80% of the Master Fund’s total assets will be invested either directly, or indirectly through Private Funds, in a variety of high yield income generating investments.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

1.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Master Fund.

Basis of Presentation and Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Investments Valuation

Investments are carried at fair value. The fair value of alternative investments has been estimated using the Net Asset Value (“NAV”) as reported by the management of the respective alternative investment fund. Financial Accounting Standards Board (FASB) guidance provides for the use of NAV as a “Practical Expedient” for estimating fair value of alternative investments. NAV reported by each alternative investment fund is used as a practical expedient to estimate the fair value of the Master Fund’s interest therein and their classification within Level 2 or 3 is based on the Master Fund’s ability to redeem its interest in the near term and liquidate the underlying portfolios.

Investments in Investment Funds are stated and recorded at fair value as determined in good faith by the Fair Value Committee in accordance with US GAAP. The Master Fund uses the NAV as reported by the Hedge Fund Managers, as a practical expedient, to determine the fair value of all the investments in Investment Funds which (a) do not have a readily determinable fair value and (b) either have the attributes of an investment company or prepare their financial statements consistent with the measurement principles of an investment company. Such values generally represent the Master Fund's proportionate share of the net assets of the Investment Funds as reported by the Hedge Fund Managers. Accordingly, the value of the investments in Investment Funds are generally increased by additional contributions to the Investment Funds and the Master Fund's share of net earnings from the Investment Funds, and decreased by distributions from the Investment Funds and the Master Fund's share of net losses from the Investment Funds.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

Investment Valuations (continued)

The Sub-Adviser reviews the details of the reported information obtained from the Hedge Fund Managers and considers: (i) the measurement date of the NAV provided, (ii) the basis of accounting and, (iii) in instances where the basis of accounting is other than fair value, fair valuation information provided by the Hedge Fund Managers. The Sub-Adviser may make adjustments to the NAV of various Investment Funds to obtain the best estimate of fair value, which is consistent with the measurement principles of an investment company. Any determinations made by the Sub-Adviser will be reviewed and approved by the Adviser’s Fair-Value Committee, which has been designated by the Board to make all necessary fair value determinations.

The Master Fund has not maintained any positions in derivative instruments or directly engaged in hedging activities.

Fair Value Measurements

The Master Fund follows fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period. These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability. These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. These inputs are summarized in the three broad levels listed below:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Master Fund has the ability to access.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.         Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Master Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. See Note 3 – Investments.

Investment Income Recognition

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis and dividends are recorded on the ex-dividend date. Realized and unrealized gains and losses are included in the determination of income.

Fund Expenses

The expenses of the Master Fund include, but are not limited to, the following: legal fees; accounting and auditing fees; custodial fees; management fees; an incentive fee; costs of computing the Master Fund's net asset value; costs of insurance; registration expenses; due diligence, including travel and related expenses; expenses of meetings of the Board and officers; all costs with respect to communications to Members; and other types of expenses as may be approved from time to time by the Board.

Income Taxes

The Master Fund’s tax year end is December 31. The Master Fund is treated as a partnership for Federal income tax purposes. Each Member is responsible for the tax liability or benefit relating to such Member’s distributive share of taxable income or loss. Accordingly, no provision for Federal income taxes is reflected in the accompanying financial statements.

The Master Fund has adopted authoritative guidance on uncertain tax positions. The Master Fund recognizes the effect of tax positions when they are more likely than not of being sustained. Management is not aware of any exposure to uncertain tax positions that could require accrual or which could affect its liquidity or future cash flows. As of March 31, 2016, the Master Fund’s tax years 2013 through 2015 remain open and subject to examination by relevant taxing authorities.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.	Significant Accounting Policies (continued)

Subsequent Events

The Master Fund has adopted financial reporting rules regarding subsequent events, which requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. Management has evaluated the Master Fund’s related events and transactions through the date the financial statements were available to be issued and determined that there were no significant subsequent events that would require adjustment to or additional disclosure in these financial statements.

Capital Accounts

Net profits or net losses of the Master Fund for each month are allocated to the capital accounts of Members as of the last day of each month in accordance with Members' respective investment percentages of the Master Fund. Net profits or net losses are measured as the net change in the value of the net assets of the Master Fund during a fiscal period, before giving effect to any repurchases of interest in the Master Fund, and excluding the amount of any items to be allocated to the capital accounts of the Members of the Master Fund, other than in accordance with the Members' respective investment percentages.

Prior to the end of each quarter and year end, the Master Fund receives Member contributions with an effective subscription date of the first day of the following month.

The Master Fund, in turn, makes contributions to certain Hedge Funds, which have effective subscription dates of the first day of the following month. These amounts are reported as "Contributions received in advance" and "Investments made in advance", respectively.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

2.	Investments

The following are the classes of investments grouped by the fair value hierarchy for those investments measured at fair value on a recurring basis at March 31, 2016. The alternative investments below were valued using the practical expedient:

	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total

Alternative Investments:
High Yield/Credit	$-	$-	$12,919,164	$12,919,164
Structured Credit – CLO	-	-	10,749,594	10,749,594
Structured Credit – Mortgages	-	-	6,240,754	6,240,754
Liquidating Positions	-	-	986,621	986,621
Total Alternative Investments	-	-	30,896,133	30,896,133

Short-Term Investment	4,316,636	-	-	4,316,636

Total Investments	$4,316,636	$-	$30,896,133	$35,212,769

There were no transfers into or out of Level 1, Level 2 or Level 3 fair value measurements during the reporting period, as compared to their classification from the most recent annual report.

The following is a reconciliation of the beginning and ending balances for Level 3 investments during the year ended March 31, 2016:

Alternative Investment Funds

Balance, March 31, 2015	$35,488,210

Total realized gains	649,557
Change in unrealized appreciation/depreciation	(2,429,852)
Purchases	50,391
Sales	(2,862,173)

Balance, March 31, 2016	$30,896,133

Net unrealized gains relating to Level 3 alternative investments held at March 31, 2016 amounted to $1,901,349.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

4.	Commitments and Other Related Party Transactions

Management and Incentive Fees

Under the supervision of the Master Fund’s Board and pursuant to an investment management agreement (“Investment Management Agreement”), City National Rochdale LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, serves as the Manager for the Master Fund. The Manager is authorized, subject to the approval of the Master Fund’s Board, to retain one or more other organizations, including its affiliates, to provide any or all of the services required to be provided by the Manager to the Master Fund or to assist in providing these services.

The Manager has engaged the Sub-Adviser to provide sub-investment advisory services. The Sub-Adviser has investment discretion to manage the assets of the Master Fund and is responsible for identifying prospective Hedge Funds, performing due diligence and review of those Hedge Funds and their Hedge Fund Managers, selecting Hedge Funds, allocating and reallocating the Master Fund’s assets among Hedge Funds, and providing risk management services, subject to the general supervision of the Manager.

The investment management fee is shared by the Manager and the Sub-Adviser. The Master Fund pays the Manager an investment management fee at an annual rate equal to 1.25% of the Master Fund’s month-end net assets, including assets attributable to the Manager (or its affiliates) and before giving effect to any repurchases by the Master Fund of Member interests. The investment management fee is accrued monthly. The investment management fee is paid to the Manager out of the Master Fund’s assets.

The Manager pays a fee to the Sub-Adviser at a rate equal to 40% of the amount of the fee earned by the Manager pursuant to the Sub-Investment Advisory Agreement.

The Sub-Adviser is entitled to receive a performance-based incentive fee equal to 10% of each Member’s net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, in excess of the non-cumulative “Preferred Return,” subject to reduction of that excess for prior losses that have not been previously offset against net profits (the “Incentive Fee”). The Incentive Fee is calculated and paid at the Feeder Fund level. The Incentive Fee is accrued monthly and is generally payable annually on a calendar year basis. The Preferred Return is a non-cumulative, annual return equal to the weighted average returns of a composite benchmark consisting of 50% of the Barclays Capital U.S. Corporate High Yield Index (Total Return) and 50% of the Credit Suisse Institutional Leveraged Loan Index.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

4.	Commitments and Other Related Party Transactions (continued)

Administration Fee

U.S. Bancorp Fund Services, LLC (the “Administrator”) acts as the Funds’ Administrator under an Administration Agreement. The Administrator prepares various federal and state regulatory filings, reports and returns for the Funds; prepares reports and materials to be supplied to the Members of the Feeder Funds; monitors the activities of the Funds’ custodian, transfer agent and accountants; coordinates the preparation and payment of the Funds’ expenses and reviews the Funds’ expense accruals. For its services, the Administrator receives a monthly fee from the Master Fund at an annual rate of 0.12% for the first $150 million, 0.10% for the next $150 million and 0.08% thereafter of average net assets, with a minimum annual fee of $100,000.

Expense Reimbursement

The Manager has contractually agreed to waive and/or reimburse the Master Fund’s expenses to the extent needed to limit the Master Fund’s annual operating expenses combined with the annual operating expenses of the Feeder Funds to 2.25% of net assets for each Feeder Fund. To the extent that the Manager reimburses or absorbs fees and expenses, it may seek payment of such amounts for three years after the year in which the expenses were reimbursed or absorbed. A Feeder Fund will make no such payment, however, if its total annual operating expenses exceed the expense limits in effect at the time the expenses are to be reimbursed or at the time these payments are proposed.

The following is a schedule of when fees may be recouped by the Manager with respect to the Feeder Funds:

City National Rochdale High Yield Alternative Strategies Fund LLC	City National Rochdale High Yield Alternative Strategies Fund TEI LLC	Expiration
$111,311	$139,734	March 31, 2017
8,893	10,803	March 31, 2018
35,122	37,704	March 31, 2019
$155,326	$188,241

No accrual has been made for such contingent liability because of the uncertainty of the reimbursement from the Feeder Funds.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

5.	Investment Risks and Uncertainties

Alternative Investments consist of non-traditional, not readily marketable investments, some of which may be structured as offshore limited partnerships, venture capital funds, hedge funds, private equity funds and common trust funds. The underlying investments of such funds, whether invested in stock or other securities, are generally not currently traded in a public market and typically are subject to restrictions on resale. Values determined by investment managers and general partners of underlying securities that are thinly traded or not traded in an active market may be based on historical cost, appraisals, a review of the investees’ financial results, financial condition and prospects, together with comparisons to similar companies for which quoted market prices are available or other estimates that require varying degrees of judgment.

Investments are carried at fair value provided by the respective alternative investment’s management. Because of the inherent uncertainty of valuations, the estimated fair values may differ significantly from the values that would have been used had a ready market for such investments existed or had such investments been liquidated, and those differences could be material.

6.	Concentration, Liquidity and Off-Balance Sheet Risk

The Master Fund invests primarily in Hedge Funds that are not registered under the 1940 Act and invest in and actively traded securities and other financial instruments using different strategies and investment techniques, including leverage, which may involve significant risks. These Hedge Funds may invest a high percentage of their assets in specific sectors of the market in order to achieve a potentially greater investment return. As a result, the Hedge Funds may be more susceptible to economic, political, and regulatory developments in a particular sector of the market, positive or negative, and may experience increased volatility of the Hedge Funds' net asset value.

Various risks are also associated with an investment in the Master Fund, including risks relating to the multi-manager structure of the Master Fund, risks relating to compensation arrangements and risks relating to limited liquidity, as described below.

Redemption restrictions exist for Hedge Funds whereby the Hedge Fund Managers may suspend redemption either in their sole discretion or other factors. Such factors include the magnitude of redemptions requested, portfolio valuation issues or market conditions.

Redemptions are currently restricted for certain Hedge Funds with a fair value at March 31, 2016 aggregating $986,621 as noted in the Schedule of Investments.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Notes to Financial Statements

March 31, 2016

6.	Concentration, Liquidity and Off-Balance Sheet Risk (continued)

In the normal course of business, the Hedge Funds in which the Master Fund invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts, contracts for differences, and interest rate, credit default and total return equity swap contracts. The Master Fund's risk of loss in these Hedge Funds is limited to the value of its own investments reported in these financial statements by the Master Fund. The Master Fund itself does not invest directly in securities with off-balance sheet risk.

7.	Investment Transactions

For the year ended March 31, 2016 (excluding short-term securities), the aggregate purchases of investments were $50,391 and sales of investments were $2,862,173.

8.	New Accounting Pronouncement Note

In May 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-07 “Disclosure for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent)”. The amendments in ASU No. 2015-07 remove the requirement to categorize within the fair value hierarchy investments measured using the NAV practical expedient. The ASU also removes certain disclosure requirements for investments that qualify, but do not utilize, the NAV practical expedient. The amendments in the ASU are effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Management is currently evaluating the impact these changes will have on the Fund's future financial statements and related disclosures.

9.	Affiliated Parties

On November 2, 2015, Royal Bank of Canada completed its acquisition of City National Corporation. City National Rochdale, LLC, the investment adviser to the Fund, is a subsidiary of City National Bank. City National Rochdale, LLC and City National Bank are wholly-owned subsidiaries of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada.

City National Rochdale High Yield Alternative Strategies Master Fund LLC

Financial Highlights

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	March 31, 2016	March 31, 2015	March 31, 2014	March 31, 2013	March 31, 2012

TOTAL RETURN - NET	(6.80%)	3.39%	5.01%	(0.58%)	(4.08%)

RATIOS/SUPPLEMENTAL DATA

Net Assets, end of period ($000's)	$34,641	$36,798	$34,701	$24,970	$55,669

Portfolio Turnover	0.15%	20.10%	23.29%	7.98%	13.27%

Ratio of Net Investment
Loss to Average Net Assets	(2.01%)	(1.86%)	(2.14%)	(1.79%)	(1.66%)

Ratio of Expenses to
Average Net Assets	2.02%	1.86%	2.14%	1.79%	1.67%

Total return is calculated for all Members taken as a whole and an individual Member's return may vary from these Master Fund returns based on the timing of capital transactions.

Total returns do not include the effect of any sales load.

The ratios of expenses to average net assets do not include expenses of the Hedge Funds in which the Master Fund invests.

The expense ratios are calculated for all Members taken as a whole.  The computation of such ratios based on the amount of expenses assessed to an individual Member's capital may vary from these ratios based on the timing of capital transactions.

The ratios above do not include the proportionate share of income or loss from their investments in other funds.

The accompanying notes are an integral part of these financial statements

See Report of Independent Registered Public Accounting Firm

* * * * * *

DIRECTORS AND OFFICERS OF THE FUND

The Directors of the Fund, who were elected by the shareholders of the Fund, are responsible for the overall management of the Fund, including, general supervision and review of the investment activities of the Fund. The Directors, in turn, elect the officers of the Fund, who are responsible for administering the day to day operations of the Fund. The current Directors and Officers, their affiliations and principal occupations for the past five years are set forth below. The Statement of Additional Information includes information about the Directors and is available, without charge, by calling 1-866-209-1967.

Independent Directors

Name Address Age	Position with the Fund	Term of Office (1) and Length of Time Served	Principal Occupation for the Past Five Years	# of Funds in Fund Complex(2) Overseen by Director	Other Directorships Held
Daniel A. Hanwacker 570 Lexington Avenue New York, NY 10022 Age: 63	Director	Since 2013	CEO and President, Hanwacker Associates, Inc. (asset management consulting and executive search services) (2001- present). Managing Director - Asset Management, Putnam Lovell Securities (2000-2001). Co-Founding Partner, Constellation Financial Management, Co., LLC (1995- 2000).	21	Rochdale Investment Trust (2011- 2013)
Jon C. Hunt 570 Lexington Avenue New York, NY 10022 Age: 63	Director	Since 2013	Retired (March 2013 to present). Consultant to Management, Convergent Capital Management, LLC (“CCM”) (July 2012 to March 2013). Managing Director and Chief Operating Officer, CCM (1998 - June 2012).	21

Nuveen Commodities Asset Management, member of Independent Committee (February 2012 - present); Advisor’s Inner Circle Fund III (February 2014 – present); O’Connor EQUUS (May 2014- present) ; Winton Series Trust and Winton Diversified Opportunities Fund, Lead Independent Trustee (January 2015 - present)

Vernon C. Kozlen 570 Lexington Avenue New York, NY 10022 Age: 71	Director	Since 2007	Retired (2007- present). President and Chief Executive Officer, City National Rochdale Funds (2000-2007). Executive Vice President and Director of Asset Management Development, CNB (1996- 2007). Director, Reed, Conner & Birdwell LLC (2000-2007), and Convergent Capital Management, LLC (2003-2007). Chairman of the Board, City National Asset Management, Inc. (2001-2005). Chairman of the Board, City National Securities, Inc. (1999-2005). Director, City National Asset Management, Inc. (2001-2006), and City National Securities, Inc. (1999-2006).	21	Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund LLC, CMS/Barlow Long-Short Equity Fund, LLC (3)

Jay C. Nadel 570 Lexington Avenue New York, NY 10022 Age: 57	Director	Since 2013	Financial Services Consultant (2005 - present). Executive Vice President, Bank of New York Broker-Dealer and Member of the Operating Committee (2002-2004). Weiss, Peck & Greer, Partner, Managing Director and Chair of the Operations Committee (1986-2001).	21	Lapolla Industries, Inc. (2007 – present); Rochdale Investment Trust (2011-2013)
James Wolford 570 Lexington Avenue New York, NY 10022 Age: 60	Director	Since 1999

Chief Executive Officer of Corinthian Development Company (December 2013 – present). President, Chief Operating Officer and Chief Financial Officer, Thompson National Properties (March 2011-December 2013). Chief Financial Officer, Pacific Office Properties, a real estate investment trust (April 2010-March 2011). Chief Financial Officer, Bixby Land Company, a real estate company (2004-March 2010). Regional Financial Officer, AIMCO, a real estate investment trust (2004). Chief Financial Officer, DBM Group, a direct mail marketing company (2001-2004). Senior Vice President and Chief Operating Officer, Forecast Commercial Real Estate Service, Inc. (2000-2001). Senior Vice President and Chief Financial Officer, Bixby Ranch Company (1985-2000).
				21	None

Interested Director

Andrew S Clare (4) 570 Lexington Avenue New York, NY 10022 Age: 69	Director	Since 2013	Attorney and partner, Loeb & Loeb LLP, a law firm (1972-present).	21	None

(1)	The Trustees serve for terms of office as follows:

Name of Trustee End of Term of Office
Vernon C. Kozlen	December 31, 2018*
James Wolford	March 29, 2023
Andrew S. Clare	December 31, 2020*
Daniel A. Hanwacker	March 29, 2023
Jon C. Hunt	March 29, 2023
Jay C. Nadel	March 29, 2023

* Subject to extension by the Board for up to two years.

(2)
“Fund complex” is defined as two or more registered investment companies that hold themselves out to investors as related companies or have a common investment adviser or affiliated investment advisers and in this case includes the following registered closed-end funds: City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund.

(3)
Convergent Wealth Advisors, LLC, which is under common control with CNB, serves as investment adviser to Windermere Jupiter Fund, LLC, CMS/Ironwood Multi-Strategy Fund, LLC and CMS/Barlow Long-Short Equity Fund, LLC, each of which is a private investment fund.

(4)	Mr. Clare is an “interested person” of the Trust, as defined in the 1940 Act, by virtue of the provision of significant legal services by him and his law firm to CNB.

Officers of the Fund

Name Address Age	Position(s) with the Fund	Term of Office(1) and Length of Time Served	Principal Occupation for the Past Five Years
Garrett R. D’Alessandro City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 57	President and Chief Executive Officer	Since Inception	Chief Executive Officer, City National Rochdale (1986 - present).
F. Michael Gozzillo City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 50	Vice President; Chief Compliance Officer (“CCO”); Anti-Money Laundering Officer & Identity Theft Program Officer	Since 2013

Senior Vice President & Chief Compliance Officer, City National Rochdale (2012-present). CCO, Symphonic Financial Advisers LLC (2013 to Present). CCO, City National Rochdale High Yield Alternative Strategies Master Fund LLC, City National Rochdale High Yield Alternative Strategies Fund LLC, City National Rochdale High Yield Alternative Strategies Fund TEI LLC, City National Rochdale Structured Claims Fixed Income Fund LLC and City National Rochdale International Trade Fixed Income Fund (2013-present). Director & Compliance Officer, TIAA-CREF  (2008-2012).  CCO,  TIAA-CREF
Life Insurance Co. Separate Accounts (2009- 2012).

Mitchell Cepler City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 33	Treasurer and Chief Financial Officer	Since 2015	Group Finance Manager, City National Rochdale (2011 – present). Manager, Financial Planning and Analysis, ESP Technologies Corporation (2008- 2011).
Kurt Hawkesworth City National Rochdale, LLC 400 N. Roxbury Drive Beverly Hills, California 90210 Age: 43	Secretary	Since 2010	Chief Operating Officer, City National Rochdale (2003-present).

(1)	Each officer serves until removed by the Board or the principal executive officer of the Trust, or until such officer resigns.

Additional Information

Proxy Voting Policies and Procedures

A description of the policies and procedures that the Master Fund uses to determine how to vote proxies relating to portfolio securities, as well as information relating to how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, will be available (i) without charge, upon request, by calling 1-800-245-9888; and (ii) on the SEC’s website at www.sec.gov.

Portfolio Holdings Disclosure

The Master Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q.  The Fund’s Forms N-Q will be available on the SEC’s website at www.sec.gov, and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C.  Information on the operation of the Public Reference Room may be obtained by calling 1-800-732-0330.

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

PART C

Responses to Items 25.2.h, 25.2.l, 25.2.n and 25.2.o of Part C have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1)        Financial Statements:

Included in Part A: None

Included in Part B:

(i) Report of Independent Registered Public Accounting Firm, dated May 27, 2016

(ii) Financial Statements for the fiscal year ending March 31, 2016

(iii) Notes to Financial Statements

(2)        Exhibits:

(a)(1)    Certificate of Formation of Limited Liability Company for the Registrant (1)

(a)(2)    Certificate of Amendment of the Certificate of Formation of the Registrant (1)

(a)(3)    Certificate of Amendment of the Certificate of Formation of the Registrant (2)

(a)(4)    Certificate of Amendment of the Certificate of Formation of the Registrant

(a)(5)	Form of Third Amended and Restated Limited Liability Company Operating Agreement (3)

(a)(6)	Form of Amendment to Third Amended and Restated Limited Liability Company Operating Agreement (3)

(b)        Not applicable

(c)        Not applicable

(d)        See Item 25(2)(a)(4)

(e)        Not applicable

(f)        Not applicable
1

(g)        Form of Investment Advisory Agreement between the Manager and the Registrant

(i)         Not applicable

(j)(1)     Custody Agreement between the Custodian and the Registrant (4)

(j)(2)     Escrow Agreement between the Custodian and the Distributor (4)

(k)(1)     Administration Agreement between the Administrator and the Registrant (4)

(k)(2)     Transfer Agent Agreement.  See Item 25(2)(k)(1)

(k)(3)     Form of Expense Limitation Agreement between the Manager and the Registrant

(m)        Not applicable

(o)        Not applicable

(p)        Purchase Agreement for Initial Capital between the Advisor and the Registrant (4)

(q)        Not applicable.

(r)         Code of Ethics of the Registrant, the Manager and the Sales Agent

(1)	Previously included as an exhibit to the Registrant’s initial filing of its Registration Statement on Form N-2 (1940 Act File No. 811-21964), as filed with the SEC on October 19, 2006.

(2)	Previously included as an exhibit to the Registrant’s Post-Effective Amendment No. 14 to its Registration Statement on Form N-2 (1940 Act File No. 811-21964), as filed with the SEC on March 29, 2013.

(3)	Form of the Third Amended and Restated Limited Liability Company Operating Agreement is included as Appendix A to the Offering Memorandum, which is in Part A of this Registration Statement.

(4)	Previously included as an exhibit to the Registrant's Post-Effective Amendment No.15 to its Registration Statement on Form N-2 (1940 Act File No. 811-21964) filed on September 13, 2013.

ITEM 26. MARKETING ARRANGEMENTS

Not applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.
2

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

As of November 30, 2016, TEI Fund had the following number of record owners of Units:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS
Units of Limited Liability Company Interest	154

ITEM 30. INDEMNIFICATION

A policy of insurance (number 494-78-49 issued by American International Specialty Lines Insurance Company) covering City National Rochdale, LLC, its affiliates, and all of the registered investment companies advised by City National Rochdale, LLC was obtained to insure the Registrant’s directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties. Article III, Section 3.7 of the Registrant’s Operating Agreement states as follows:

(a) To the fullest extent permitted by law, TEI Fund shall, subject to Section 3.7(b) hereof, indemnify the Organizer, each Director (including for this purpose their executors, heirs, assigns, successors, or other legal representatives), the Manager, Administrator and Tax Matters Member (including for this purpose each affiliate, shareholder, partner, member, officer, director, principal, employee, or agent of the Manager, Administrator and the Tax Matters Member) and the executors, heirs, assigns, successors, or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise affiliated, with the Manager, the Administrator or the Tax Matters Member (and their executors, heirs, assigns, successors, or other legal representatives) against all losses, claims, damages, liabilities, costs, and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation, or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative, or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been the Organizer, a Director, the Manager, the Administrator or the Tax Matters Member, as the case may be, of TEI Fund or the past or present performance of services to TEI Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost, or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation, or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by TEI Fund in advance of the final disposition of any such action, suit, investigation, or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to TEI Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) TEI Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation, or proceeding (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication or a decision on the merits by a court of competent jurisdiction, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to TEI Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of TEI Fund by vote of a majority of the Directors (excluding any Director who is seeking indemnification hereunder or is or has been a party to any action, suit, investigation, or proceeding involving claims similar to those involved in the action, suit, investigation, or proceeding giving rise to a claim for advancement of expenses hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of TEI Fund and that such indemnitee is not liable to TEI Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, indemnitee’s office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of TEI Fund and that such indemnitee is not liable to TEI Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.

(d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a final decision on the merits in a court of competent jurisdiction in any action, suit, investigation, or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to TEI Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of TEI Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 TEI Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on TEI Fund (or any Member acting derivatively or otherwise on behalf of TEI Fund or its Members).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 as to which he, she, or it may otherwise be entitled except out of the assets of TEI Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of TEI Fund to purchase and maintain liability insurance on behalf of any Director or other person.

The Registrant and each member of the Registrant’s Board have also entered into an indemnification agreement which generally provides that the Registrant shall, with certain exceptions, indemnify each Board member against all liability and expenses reasonably incurred or paid by the Board member in connection with any proceeding in which the Board member is involved by virtue of being a member of the Registrant’s Board.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

a. City National Rochdale, LLC (the “ Manager”), a registered investment adviser, serve as investment adviser to CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC and as investment adviser to other registered investment companies and other institutional and privately managed accounts.

b. Business and other connections of the directors and officers of the Manager are set forth below.

NAME AND CURRENT POSITION WITH MANAGER	BUSINESS AND OTHER CONNECTIONS DURING THE PAST 2 FISCAL YEARS

Garrett R. D’Alessandro Chief Executive Officer	[See “Directors and Officers” in the Statement of Additional Information.]
Kurt Hawkesworth Chief Operating Officer	[See “Directors and Officers” in the Statement of Additional Information.]
Mitchell Cepler Group Finance Manager	[See “Directors and Officers” in the Statement of Additional Information.]
F. Michael Gozzillo Senior Vice President & Chief Compliance Officer	[See “Directors and Officers” in the Statement of Additional Information.]

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

1.
City National Rochdale, LLC, 400 Park Avenue, New York, New York 10022 (records relating to its function as investment advisor and service provider, the Registrant’s Operating Agreement and Minute Books).

2.	RIM Securities, LLC, 400 Park Avenue, New York, New York 10022 (records relating to its function as sale agent of the Registrant’s Units).

3.	U.S. Bancorp Fund Services, LLC, 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212 (records relating to its function as administrator and transfer agent).

4.	U.S. Bank, N.A., 1555 N. River Center Drive, Suite 302, Milwaukee, Wisconsin 53212 (record relating to its function as custodian and escrow agent).

ITEM 33. MANAGEMENT SERVICES

Not applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.
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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 23rd day of March, 2017.

CITY NATIONAL ROCHDALE HIGH YIELD ALTERNATIVE STRATEGIES FUND TEI LLC

By:	/s/ Garrett R. D'Alessandro
Name:	Garrett R. D’Alessandro
Title:	President & Chief Executive Officer
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EXHIBIT INDEX

(a)(3)      Certificate of Amendment of Certificate of Formation of Registrant

(g)          Form of Investment Advisory Agreement between the Manager and the Registrant

(i)           Not applicable

 (k)(3)     Form of Expense Limitation Agreement between the Manager and the Registrant

(r)           Code of Ethics of the Registrant, the Manager and the Sales Agent
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